   As filed with the Securities and Exchange Commission on October 26, 1998


                                                   Registration No. 333-64351

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       ASSET BACKED SECURITIES CORPORATION
             (Exact name of Registrant as specified in its charter)
              on behalf of itself and trusts with respect to which
                         it is the settlor or depositor

          Delaware                                               13-3354848
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  Gina Hubbell
                           Director and Vice President
                       Asset Backed Securities Corporation
                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                Reed D. Auerbach
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       CALCULATION OF REGISTRATION FEE(1)


                                               Proposed Maximum          Proposed Maximum
 Title of Securities to    Amount to be           Aggregate                 Aggregate          Amount of
    be Registered(2)       Registered(3)      Price Per Unit (3)        Offering Price (3)     Registration Fee(4)
Notes and Certificates      $4,000,000,000      100%                     $4,000,000,000             $1,112,017



(1) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectuses included in this Amendment are combined prospectuses and relate to registration statement Nos. 33-10125, 33-17232 and 33-365 as previously filed by the Registrant on Form S-3. Such registration statements were declared effective on November 20, 1986, October 6, 1987 and February 27, 1998, respectively. The Registration Statement to which this Form S-3 relates, which is a new registration statement, also constitutes Post-Effective Amendment No. 6 to registration statement No. 33- 10125 and Post-Effective Amendment No. 5 to registration statement No. 33-17232 and such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement. Securities in the amount of $1,081,510,000 that were previously registered by registration statement Nos. 33-10125, 33-17232 and 333-365, are being carried forward in connection with this Registration Statement.

(2) THE SECURITIES ARE ALSO BEING REGISTERED FOR THE PURPOSE OF MARKET MAKING.

(3) Estimated solely for the purpose of calculating the registration fee.

(4) A fee of $295 has previously been paid.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement contains four base Prospectuses (each, a "Prospectus") relating to the offering of one or more series of securities each of which will include one or more classes of certificates and may include one or more classes of notes. The first Prospectus (the "Automobile Prospectus") contemplates the securitization of assets which may include (1) certain automobile receivables or (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such automobile receivables. The second Prospectus (the "Mortgage Prospectus") contemplates the securitization of assets which may include (1) one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities or (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts. The third Prospectus (the "Credit Card Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of credit card, charge card or certain other types of accounts and asset-backed securities consisting of certificates representing undivided interests in, or notes or loans secured by, receivables arising in certain designated portfolios of credit card, charge card or certain other types of accounts. The fourth Prospectus (the "Floorplan Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of dealer floorplan automobile receivables and asset-backed securities consisting of certificates representing undivided interests in, or notes or loans secured by, receivables arising in certain designated portfolios of dealer floorplan automobile receivables.

         The exhibits to the Registration Statement include (1) four forms of Prospectus Supplement (Exhibits 99.1 through 99.4) which relate to the Automobile Prospectus, (2) seven forms of Prospectus Supplement (Exhibits 99.5 through 99.11) which relate to the Mortgage Prospectus, (3) three forms of Prospectus Supplement (Exhibits 99.12 through 99.14) which relate to the Credit Card Prospectus and (1) 1 form of Prospectus Supplement (Exhibit 99.15) which relates to the Floorplan Prospectus.

         In addition, if and to the extent required by applicable law, each Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities. In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part 17.

PROSPECTUS

                 Credit Suisse First Boston Auto Receivables and
                          Receivables Securities Trusts

                               Asset Backed Notes
                            Asset Backed Certificates
                                 ---------------

                       Asset Backed Securities Corporation
                                     Company
                                 ---------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust (each, a "Trust") to be formed with respect to such Series and may include one or more classes of Notes and/or one or more classes of Certificates. The property of each Trust will include assets composed of (a) Primary Assets, which may include (A) (i) one or more pools of motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles (including motor homes, van campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles, snowmobiles, and trailers), vans and light duty trucks (the "Receivables"), and security interests in the vehicles financed thereby or (ii) Collateral Certificates (as defined herein),
(B) Government Securities (as defined herein), and (C) Private Label Custody Receipt Securities (as defined herein), (b) certain monies due or received under the terms of the Primary Assets, on or after the applicable cutoff date, (c) the rights to certain credit and cash flow enhancement as described herein and (d) a de minimis amount of certain other property ancillary thereto, in each case as more fully described herein and in the related Prospectus Supplement. The Primary Assets either will be sold to a Trust by Asset Backed Securities Corporation, a Delaware corporation (the "Company"), or the Company will transfer funds to a Trust in exchange for the Certificates. Such Trust will use such funds to purchase the Primary Assets, in each case as described in the related Prospectus Supplement.

     To the extent specified in the related Prospectus Supplement, each class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Primary Assets, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Securities may be senior or subordinate to distributions on one or more other classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.

Prospective Investors should consider the factors set forth under "Risk Factors" on page __ of this Prospectus and in the related Prospectus Supplement.

THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, CREDIT SUISSE FIRST BOSTON CORPORATION, THE COMPANY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY GOVERNMENTAL AGENCY.


PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS SUPPLEMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                           Credit Suisse First Boston

                This date of this Prospectus is _________, 199_.

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to each Class of such
Securities: (i) the interest rate and authorized denominations, as applicable, of each Class of such Securities; (ii) certain information concerning the Primary Assets and the related Seller and Servicer, as applicable; (iii) the terms of any Credit or Cash Flow Enhancement applicable to any Class or Classes of such Securities; (iv) information concerning any other assets in the related Trust; (v) the expected date or dates on which the principal amount, if any, of each Class of such Securities will be paid to holders of such Securities; (vi) the extent to which any Class within such Series is subordinated to any other Class of such Series; and (vii) additional information with respect to the plan of distribution of such Securities.


                           REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities, the Servicer (as defined in the related Prospectus Supplement) of the related Primary Assets will prepare for distribution to the related Securityholders certain monthly and annual reports concerning such Securities and the related Trust. See "Certain Information Regarding the Securities -- Statements to Securityholders."

                              AVAILABLE INFORMATION

     The Company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to: Secretary, Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, telephone, (212) 325-2000.

                                SUMMARY OF TERMS

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

Issuer
                                    With respect to any Series of Securities, a trust (each, a "Trust") formed pursuant to either (i) either (a) a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Company, the Servicer and the Trustee for such Trust or
                                    (b) a trust agreement (a "Trust Agreement") between the Company and the Trustee for such Trust (each such Trust being referred to herein as a "Grantor Trust") or (ii) a Trust Agreement between the Company and/or the Seller or one of its affiliates and the Trustee for such Trust (each such Trust being referred to herein as an "Owner Trust").

Company
                                    The Company is a special purpose Delaware corporation organized for the purpose of issuing the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and, if specified in the related Prospectus Supplement, acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

                                    The Company's principal executive office is located at 11 Madison Avenue, New York, New York 10010, and its telephone number is
                                    (212) 325-2000.

Trustee
                                    With respect to each Owner Trust and each Grantor Trust, the trustee specified in the related Prospectus Supplement (the "Trustee").

Servicer
                                    With respect to each Owner Trust and each Grantor Trust, the servicer, if any, specified in the related Prospectus Supplement (the "Servicer").

Indenture Trustee
                                    With respect to any Series of Securities that is issued by an Owner Trust and includes one or more classes of Notes, the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

Securities Offered
                                    Each Series of Securities issued by an Owner
                                    Trust will include one or more classes of Certificates and may also include one or more classes of

                                    Notes. Each Series of Securities issued by a Grantor Trust will include one or more classes of Certificates, but will not include any Notes. Each class of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Owner Trust and the Indenture Trustee specified in the related Prospectus Supplement. Each class of Certificates will be issued pursuant to the related Trust Agreement (in the case of Certificates issued by an Owner Trust) or the related Pooling and Servicing Agreement or Trust Agreement (in the case of Certificates issued by a Grantor Trust). The related Prospectus Supplement will specify which class or classes of Notes and/or Certificates of the related Series are being offered thereby.

The Notes
                                    As specified in the related Prospectus
                                    Supplement, each class of Notes will have a stated principal amount or no principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate") or will not bear interest. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                                    A Series of Securities issued by an Owner
                                    Trust may include two or more classes of Notes that differ as to timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest. Additionally, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Primary Assets. If specified in the related Prospectus Supplement, one or more classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. See "Description of the Notes -- Distributions of Principal and Interest".

                                    Notes will be available for purchase in
                                    denominations of $1,000 or such other
                                    minimum denominations as shall be specified in the related Prospectus Supplement and integral multiples thereof and will be available in book-entry form, or such other form as shall be specified in the related Prospectus Supplement. If the related Prospectus Supplement provides that the Notes will be available in book-entry form only, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

                                    If the Servicer exercises its option to
                                    purchase the Primary Assets of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Primary Assets are received), in the manner and on the respective terms and conditions described under "Certain Matters Regarding the Servicer -- Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates
                                    As specified in the related Prospectus
                                    Supplement, each class of Certificates will have a stated certificate balance (the "Certificate Balance") or no stated principal balance and will accrue interest on such Certificate Balance at a specified rate or will not bear interest (with respect to each class of Certificates, the "Certificate Pass-Through Rate"). Each class of Certificates may have a different Certificate Pass-Through Rate, which may be a fixed, variable or adjustable Certificate Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Pass-Through Rate, or the method for determining the applicable Pass-Through Rate, for each class of Certificates.

                                    A Series of Securities may include two or more classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Pass-Through Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Primary Assets. If specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. See "Description of the Certificates -- Distributions of Principal and Interest". If a Series of Securities issued by an Owner Trust includes classes of Notes, distributions in respect of the Certificates will be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                    Certificates will be available for purchase in a minimum denomination of $10,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or such other form as shall be specified in the related Prospectus Supplement. If the related Prospectus Supplement provides that the Certificates will be available in book-entry form only, Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

                                    If the Servicer or the Company exercises its option to purchase the Primary Assets of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Primary Assets are received), in the manner and on the respective terms and conditions described under "Certain Matters Regarding the Servicer -- Termination", the Certificates will be prepaid as set forth in the related Prospectus Supplement.

Risk Factors
                                    For a discussion of risk factors that should be considered with respect to an investment in the Securities, see "Risk Factors" herein and in the related Prospectus Supplement.

The Trust Property

      General
                                    On or prior to the date of issuance of a Series of Securities specified in the related Prospectus Supplement (the "Closing Date"), either (i) the Company will own and will sell or (ii) the seller or sellers specified in the related Prospectus Supplement, which seller or sellers may also be the Servicer (the "Seller"), will sell either directly, or indirectly through a special purpose entity, to the Company and Company will sell, in each such case, Primary Assets having the aggregate principal balance specified in such Prospectus Supplement as of the date specified therein (the "Cutoff Date") to the Trust being formed on such date pursuant to either (i) a Pooling and Servicing Agreement (in the case of a Grantor Trust) or (ii) a Sale and Servicing Agreement (in the case of an Owner Trust).

                                    The property of each Trust also will include amounts on deposit in certain trust accounts, including the related Collection Account and any other account identified in the applicable Prospectus Supplement. See "Description of the Transfer and Servicing Agreements -- Trust Accounts".

      Receivables
                                    Receivables consist of Motor Vehicle
                                    Installment Contracts secured by new or used automobiles, recreational vehicles
                                    (including motor homes, van campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles, snowmobiles, and trailers), vans or light duty trucks and the right to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the "Financed Vehicles"), certain accounts and the proceeds thereof, and any proceeds from claims under certain related insurance policies, in each case as described in the related Prospectus Supplement.

                                    Receivables arise or will arise, from motor vehicle installment loan agreements originated by either the Seller or Sellers specified in the related Prospectus Supplement (collectively, the "Seller") or motor vehicle retail installment sale contracts acquired by the Seller (collectively, the "Motor Vehicle Installment Contracts"), in each case secured by new or used automobiles, recreational vehicles (including motor homes, van campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles, snowmobiles, and trailers), vans or light duty trucks purchased by the obligors on such Receivables (each, an "Obligor") from motor vehicle dealers (the "Dealers"). The Receivables for any given Receivables Pool will be selected from the Motor Vehicle Installment Contracts owned by a Seller based on the criteria specified in the related Receivables Purchase Agreement, and described herein under "The Receivables Pools" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary

                                    Assets" and in the related Prospectus
                                    Supplement under "The Receivables Pool".

      Collateral Certificates
                                    The Collateral Certificates, if any, consist of certain asset backed certificates or notes, each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement"). Each "Collateral Certificate" represents an interest in a trust fund (an "Underlying Trust Fund") created pursuant to such Underlying Agreement. The assets of each Underlying Trust Fund consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts secured by new or used automobiles, recreational vehicles (including motor homes, van campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles, snowmobiles, and trailers), vans and light duty trucks, certain monies due or received thereunder, security interests in the vehicles financed thereby, and a de minimis amount of certain other property ancillary thereto. Holders of a Collateral Certificate are entitled to receive distributions of interest and principal in respect thereof as described herein. The Collateral Certificates, if any, will be more particularly described in the related Prospectus Supplement.

      Government Securities
                                    The Government Securities, if any, consist of any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and
                                    (iii) certain other debt securities ("GSE
                                    Bonds") of United States government
                                    sponsored enterprises ("GSEs") ("GSE Bonds";
                                    and together with Treasury Strips and
                                    Treasury Bonds, collectively, "Government
                                    Securities"). The specific terms of the
                                    Government Securities, if any, included in a Trust will be more particularly described in the related Prospectus Supplement.

      Private Label Custody Receipt Securities
                                    The Private Label Custody Receipt
                                    Securities, if any, consist of any
                                    combination of (i) receipts or other
                                    instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and, together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The specific terms of the Private Label Custody Receipt Securities, if any, included in a Trust will be set forth in the applicable Prospectus Supplement.

      Pre-Funding

                                    If so specified in the related Prospectus
                                    Supplement, a portion of the issuance
                                    proceeds of the Securities of a particular
                                    Series (such amount, the "Pre-Funded
                                    Amount") will be deposited in an account
                                    (the "Pre-Funding Account") to be
                                    established with the Trustee, which will be used to acquire additional Receivables from time to time during the period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre Funded Amount in additional Receivables, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date. See "Description of the Transfer and Servicing Agreements -- Pre-Funding".

                                    During any Pre-Funding Period, the Seller or such other party specified in the related Prospectus Supplement will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Receivables from time to time during such Pre-Funding Period. Such additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

                                    Although the specific parameters of the
                                    Pre-Funding Account with respect to any
                                    issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date; (b) the additional Receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement); and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

Credit and Cash Flow Enhancement
                                    If and to the extent specified in the
                                    related Prospectus Supplement, credit
                                    enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities of the same Series, reserve funds, spread accounts, yield supplement accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or other arrangements that are incidental to or related to the Primary Assets included in a Trust. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or class or classes of Securities will be subject to certain limitations and exclusions from coverage thereunder.

Transfer and Servicing Agreements

                                    The Primary Assets either will be sold to the Trust by the Company or the Company will transfer funds to the Trust which will purchase the related Receivables, if any, Collateral Certificates, if any, Government Securities, if any, and Private Label Custody Receipt Securities, if any, with such funds. If the Primary Assets are sold to the Trust by the Company, the Seller will sell the related Receivables, if any, to the Company pursuant to a Receivables Purchase Agreement. The Company will (i) sell or transfer such Receivables, if any, and will assign certain rights and benefits received under such Receivables Purchase Agreement,
                                    (ii) sell or transfer the related Collateral
                                    Certificates, if any, (iii) sell or transfer the related Government Securities, if any, and (iv) sell or transfer the related Private Label Custody Receipt Securities, if any, in any case to a Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable. The rights and benefits of an Owner Trust under any such agreement will be assigned to the related Indenture Trustee as collateral for the Notes, if any of the related Series.

                                    A Servicer will agree with a Trust pursuant to the related Pooling and Servicing Agreement (in the case of a Grantor Trust) or pursuant to a sale and servicing agreement (a "Sale and Servicing Agreement") (in the case of an Owner Trust) to be responsible for servicing, managing, maintaining custody of and making collections on Receivables.

                                    To the extent provided in the related
                                    Prospectus Supplement, the Servicer may
                                    advance scheduled payments under each
                                    Precomputed Receivable that are not timely made (a "Precomputed Advance") to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed Receivables in accordance with the terms of the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. In addition, with respect to Simple Interest Receivables, the Servicer may advance any interest shortfall (a "Simple Interest Advance"). As used herein, "Advance" means any Precomputed Advance or Simple Interest Advance. The Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

                                    To the extent provided in the related
                                    Prospectus Supplement, the Seller will be obligated to repurchase any Receivable in which the interest of the applicable Trust is material and adversely affected as a result of a breach of any representation or warranty made by the Seller in the related Receivables Purchase Agreement if such breach is not cured in a timely manner following the discovery by or notice to the Seller thereof.

                                    To the extent specified in the related
                                    Prospectus Supplement, the Servicer will be obligated under the Receivables Purchase Agreement to purchase or make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor thereon beyond the final scheduled maturity date for the related Receivables Pool specified in the related Prospectus Supplement (the "Final Scheduled Maturity Date"), changes the annual percentage rate (the

                                    "APR") or the amount of the scheduled
                                    monthly payments on such Receivable or fails to maintain a perfected security interest in the Financed Vehicle related to such Receivable.

                                    As specified in the related Prospectus
                                    Supplement, the Servicer will receive a fee for servicing the Receivables of each Trust equal to the percentage specified in the related Prospectus Supplement of the aggregate outstanding principal balance of the related Receivables Pool, plus certain late fees, prepayment charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein.

Certain Legal Aspects of Receivables; Repurchase Obligations
                                    To the extent specified in the related
                                    Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which a first perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable does not exist as of the date such Receivable is purchased by such Trust, if such breach materially adversely affects the interest of such Trust in such Receivable and if such failure or breach is not cured by the Seller by the grace period specified in the related Prospectus Supplement.

                                    In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust. Due to administrative burden and expense, however, the certificates of title to such Financed Vehicles will not be amended to reflect such assignment to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected.

                                    To the extent the security interest is
                                    perfected, such Trust will have a prior
                                    claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by the related Obligor, or through fraud or negligence, a Trust could lose its security interest, or the priority of its security interest, in a Financed Vehicle. Neither the Seller nor the Servicer will be obligated to repurchase a Receivable with respect to which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle for any such cause after the Closing Date.

                                    Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. To the extent specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables".

Tax Consequences
                                    If a Prospectus Supplement specifies that the related Trust will be an Owner Trust, upon the issuance of the related Series of Securities, Federal Tax Counsel will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such Series, when issued, will be characterized as debt and (ii) such Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. In respect of any such Series, each holder of a Note (each, a "Noteholder"), by the acceptance of a Note of such Series, will agree to treat such Note as indebtedness, and each holder of a Certificate (each, a "Certificateholder"), by the acceptance of a Certificate of such Series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income tax purposes or, if there is only one Certificateholder, to treat itself as the owner of the assets of the Trust and to treat such Trust as a disregarded entity for federal income tax purposes.

                                    If a Prospectus Supplement specifies that the related Trust will be a Grantor Trust, upon the issuance of the related Series of Certificates Federal Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                    See "Material Federal Income Tax
                                    Consequences" and "State and Local Tax
                                    Considerations" for additional information regarding the application of tax laws.

ERISA Considerations
                                    Subject to the considerations discussed
                                    under "ERISA Considerations" herein and in the related Prospectus Supplement and if so specified in the related Prospectus Supplement (i) the Notes of any Series and
                                    (ii) the Certificates of any Series that meet certain other requirements may be eligible for purchase by employee benefit plans.

                                    As specified in the related Prospectus
                                    Supplement, the Certificates of any Series that are subordinated to any other Security of that Series may not be acquired by any "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended, or by any "plan" as defined in Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                    Persons investing assets of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or of plans as defined in Section 4975 of the Code should read "ERISA Considerations" herein and consult their own legal advisors to determine whether and to what extent the Notes and Certificates constitute permissible investments for such employee benefit plans and whether the purchase or holding of Notes or Certificates could give rise to transactions prohibited under ERISA or Section 4975 of the Code.

Legal Investment

                                    Investors whose investment authority is
                                    subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates or Notes constitute legal investments for them.

Ratings
                                    It is a condition to the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Securities, see "Summary of Terms -- Ratings of the Notes" and "Risk Factors -- Ratings of the Notes" in the related Prospectus Supplement.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities of any such Series.

     Certain Legal Aspects -- Lack of Security Interests in Financed Vehicles. Security interests in the Financed Vehicles securing Receivables will be assigned to the related Trust. Due to administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended to reflect such assignment to the Trust unless otherwise specified in the Prospectus Supplement. In the absence of such amendments, a Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

     If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize in the event of a default on such Financed Vehicle may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, such Trust could lose its security interest or the priority of its security interest as against liens for repairs to Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence. Should the Trust lose its security interest or the priority of its security interest as against liens for repairs to Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence, then neither the Seller nor the Servicer will have any obligation to repurchase such Receivable. See "Certain Legal Aspects of the Receivables -- Security Interests in Financed Vehicles".

     To the extent provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable does not exist as of the date such Receivable is transferred to such Trust, if such breach materially adversely affects the interest of the Trust in such Receivable and if such failure or breach is not timely cured following discovery by or notice thereof to the Seller.

     Certain Legal Aspects -- Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment obligations, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws".

     Certain Legal Aspects -- Insolvency Considerations and the Characterization of the Transfer of Receivables. Each Seller and the Company intend that the transfer of the Receivables by it under the applicable Transfer and Servicing Agreement constitute a sale. Notwithstanding the foregoing, if such Seller is not a bank and such Seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Company or the Trust, as applicable, should be treated as a pledge of such Receivables to secure a borrowing by such Seller or the Company, as applicable. If the transfer to the Company or the Trust were to be characterized as a secured loan, to the extent that the Seller or the Company, as applicable, would be deemed to have granted a security interest in the Receivables to the Trust, and that interest had been validly perfected before the Seller's or Company's insolvency, as applicable, and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to be with respect to the Receivables should not be subject to recovery by a receiver of the Seller or the Company, as applicable. However, in such a case, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur. The risks related to a Seller that is a bank will be discussed in the related Prospectus Supplement.

     Recent Legal Developments Regarding the Sale of Accounts Receivables. The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. The Seller will warrant in each Receivables Purchase Agreement that the sale of Receivables to the related Trust is a valid sale of such Receivables to such Trust. For a discussion of certain consequences of characterization of a transaction as a sale or a pledge, see " -- Certain Legal Aspects -- Insolvency Considerations and the Characterization of the Transfer of Receivables" above.

     Subordination of Certain Classes of Securities; Limited Assets of a Trust. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or one or more classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the Primary Assets and, to the extent provided in the related Prospectus Supplement, access to funds in the Reserve Account or other form of credit enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any such Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Company, related Seller, Servicer, Trustee or Indenture Trustee, or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Primary Assets and, if and to the extent available, amounts payable under any available form of credit enhancement, as specified in the related Prospectus Supplement.

     Maturity and Prepayment Considerations -- Receivables. All of the Receivables are prepayable at any time. When used herein with respect to any Receivable, the term "prepayment" -- includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidation due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and Repurchase Amounts (as defined herein) with respect to certain other Receivables repurchased for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the underlying loans. See "Weighted Average Life of the Securities". In addition, pursuant to each Receivables Purchase Agreement, the Seller will be obligated to repurchase Receivables in respect of which it is in breach of certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a Trust will be borne entirely by the Holders of the related Series of Securities. See also "Certain Matters Regarding the Servicer -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool.

     Maturity and Prepayment Considerations -- Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. The rate of payment of principal of Securities, and the aggregate amount of each distribution on and the yield to maturity of all Securities will depend on a number of factors, including the performance of (i) the Collateral Certificates, if any, and the rate of payment of principal (including prepayments) thereof,
(ii) the Government Securities, if any, and the rate of payment of principal thereof and (iii) the Private Label Custody Receipt Securities, if any, and the rate of payment of principal thereof. Each of the Collateral Certificates is subject to prepayment, which may result from the occurrence of the events described herein and in the prospectus used in connection with the offering of such Collateral Certificates.

     The rate of payment of principal of the Securities may also be affected by the repurchase of the underlying receivables, and the corresponding retirement of the Collateral Certificates. In such event, the amount paid in respect of the Collateral Certificates held by the Trust would be treated as prepayment of principal and accrued interest of the Collateral Certificates and thus would be passed through to the Securityholders.

     Risk of Commingling. With respect to each Trust the assets of which consist of Receivables, the Servicer will deposit all payments on the related Primary Assets (from whatever source) and all proceeds of such Primary Assets collected during the period specified in the related Prospectus Supplement (a "Collection Period") into the related Collection Account within two business days of receipt thereof. However, if a Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement) affirm their initial rating of the related Securities, then for so long as such Servicer is the Servicer and provided that (i) no Servicer Default exists and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until the business day preceding each Distribution Date. The Servicer will deposit the aggregate Repurchase Amount for Receivables purchased by the Servicer during the related Collection Period into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets or payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

     Removal of a Servicer After a Servicer Default. The related Prospectus Supplement may provide that with respect to a Series of Securities issued by an Owner Trust, upon the occurrence of a Servicer Default, the related Indenture Trustee or Noteholders may remove the Servicer without the consent of the related Trustee or any Certificateholders. The Trustee or the Certificateholders with respect to such Series may not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such Series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such Series. See "Certain Matters Regarding the Servicer -- Waiver of Past Defaults".

     Limitation on Exercise of Rights due to Book-Entry Registration. The related Prospectus Supplement may specify that one or more classes of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Sale and Servicing Agreement, Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities".


                                   THE TRUSTS

     With respect to each Series of Securities, the Company and/or the Seller or one of its affiliates will establish a separate Trust pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include Primary Assets and all payments due thereunder on and after the applicable Cutoff Date in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date or Closing Date, as specified in the related Prospectus Supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable Closing Date, after the issuance of the Notes and/or Certificates of a given Series, the Company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related Prospectus Supplement. The property of each Trust may also include: (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in Financed Vehicles and any other interest of a Seller in such Financed Vehicles; (iii) the rights to proceed from claims on certain physical damage, credit life and disability insurance policies covering Financed Vehicles or the Obligors, as the case may be; (iv) any property that has secured a Receivable and that has been acquired by the applicable Trust; and (v) any and all proceeds of the Primary Assets or the foregoing. To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the Trustee for the benefit of holders of the related Securities.

     The Servicer specified in the related Prospectus Supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and "Description of the Transfer and Sale and Servicing Agreement -- Servicing Compensation" in the related Prospectus Supplement. To facilitate the servicing of Receivables, each Seller and each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in certain of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets". In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the Trustee specified in the related Prospectus Supplement will manage such Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

     If the protection provided to (i) holders of Notes issued by an Owner Trust by the subordination of the related Certificates and by the Reserve Account, if any, or any other available form of credit enhancement for such Series or (ii) Certificateholders by any such Reserve Account or other form of credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, will have to look to payments by or on behalf of Obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Motor Vehicle Installment Contracts. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.


                                   THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the related Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.


                              THE RECEIVABLES POOLS

GENERAL

     The Receivables in a Receivables Pool have been or will be originated or acquired by a Seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related Prospectus Supplement.

     The Receivables to be sold to each Trust will be selected from a Seller's portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that (subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement) each Receivable (i) is secured by a new or used vehicle, (ii) was originated or acquired (either from a motor vehicle dealer or a financial institution) by the Seller, (iii) provides for level monthly payments (except for the last payment, which may be different from the level payments) that, unless otherwise provided in the related Prospectus Supplement, amortize the amount financed over the original term to maturity of the related Motor Vehicle Installment Contract, (iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to Securityholders were or will be used in selecting the Receivables.

     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78s Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Motor Vehicle Installment Contract multiplied by the unpaid principal balance of such loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Motor Vehicle Installment Contract for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed thereunder over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Motor Vehicle Installment Contract and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     To the extent provided in the related Prospectus Supplement, each Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders of the applicable Series, but will be paid to the Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition and distribution by APR and by states of origination of the Receivables, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of such Receivables Pool secured by new vehicles and by used vehicles.


DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of a Seller pertaining to delinquencies, repossessions and net losses with respect to Motor Vehicle Installment Contracts will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


NEW AND USED FINANCED VEHICLES

     The extension of credit to an Obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on such Receivable and the adequacy of the related Financed Vehicle. Such assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related Prospectus Supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive Dealers Association Used Car Guide, the National Auto Research Division Black Book or such other industry guide as specified in the related Prospectus Supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Motor Vehicle Installment Contracts secured by new or used Financed Vehicles will be set forth in each Prospectus Supplement.


                           THE COLLATERAL CERTIFICATES

GENERAL

     Primary Assets for a Series may consist, in whole or in part, of Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. Such Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act in connection with the offering of a Series of Securities (which offering, distribution and registration may have been undertaken, or may be undertaken, by the Company and/or one or more affiliates of the Company), in each case, subject to certain exceptions which, if applicable, will be described in the related Prospectus Supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of such underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

     The issuer of the Collateral Certificates (the "Underlying Issuer") will be
(i) a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts, or (ii) a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to such trusts and selling beneficial interests in such trusts, or (iii) one of such trusts. If so specified in the related Prospectus Supplement, the Underlying Issuer may be the Company and/or one or more affiliates of the Company. The obligations of the Underlying Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The related Prospectus Supplement will (subject to certain exceptions which, if applicable, will be described in the related Prospectus Supplement) provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

     Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related Prospectus Supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a certain date or under other circumstances specified in the related Prospectus Supplement.


ENHANCEMENT RELATING TO COLLATERAL CERTIFICATES

     Enhancement in the form of reserve funds, subordination of other Securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.


ADDITIONAL INFORMATION

     The related Prospectus Supplement for a Series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent such information is reasonably available to the Company and the Company reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets; (ii) certain characteristics of the receivables which comprise the underlying assets for the Collateral Certificates; (iii) the expected and final maturity of the Collateral Certificates; (iv) the interest rate of the Collateral Certificates; (v) the Underlying Issuer, the Underlying Servicer (if other than the Underlying Issuer) and the Underlying Trustee for such Collateral Certificates; (vi) certain characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to such Collateral Certificates themselves; (vii) the terms on which the underlying receivables for such Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and (viii) the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

                            THE GOVERNMENT SECURITIES

GENERAL

     Primary Assets for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSEs Bonds") of United States government sponsored enterprises ("GSEs"; and together with Treasury Strips and Treasury Bonds, collectively, "Government Securities"). The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Securities. As such, the Government Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to such Securities, and (ii) perform a function similar to that described herein under "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

     The Prospectus Supplement for each Series of Securities the Trust with respect to which contains Government Securities will contain information as to:
(i) the title and series of each such Government Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Government Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Government Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Government Security will bear interest, if any, the date or dates from which such interest will accrue, and the dates on which such interest will be payable; (v) whether such Government Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Government Security; (vii) the rating thereof, if any; (viii) the issuer of each Government Security; (ix) the material risks, if any, posed by any such Government Securities and issuers thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Government Security. With respect to a Trust which includes a pool of Government Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Government Securities' pool, certain material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities.


TREASURY BONDS

     Treasury Bonds are issued by and are the obligations of the United States of America. As such, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples thereof.


TREASURY STRIPS

     In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments (generally semiannual) due on the Treasury Bond to which such Treasury Strip relates.

     In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under " -- Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

     Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on such Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount thereof. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Such Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of such Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received thereon. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders thereof in accordance with procedures applicable to the particular issue of such Treasury Strips.

     A holder of a private label Treasury Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury. Instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any Series of Securities, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Treasury Strips. If the Company knows that the depositor of the Treasury Bonds underlying such Treasury Strips is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.


GSE BONDS

     As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks) and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE (including a GSE Guaranteed Bond) will be included in a Trust only to the extent that (i) its obligations are supported by the full faith and credit of the United States government or (ii) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (a "GSE Issuer"). Unless otherwise specified in the related Prospectus Supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

     Unless otherwise specified in the related Prospectus Supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

     GSE Bonds may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.


   The Federal National Mortgage Association

     Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

     Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.


   The Federal Home Loan Mortgage Corporation

     Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in such mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

     Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.


   The Student Loan Marketing Association

     Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

     Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.


   The Resolution Funding Corporation

     REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

     The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

     Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

   The Federal Home Loan Banks

     The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

     The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable Prospectus Supplement, questions regarding such financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable Prospectus Supplement, copies of such reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.


   Tennessee Valley Authority

     TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

     TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.


   Federal Farm Credit Banks

     The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to certain related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

     The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

     Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable Prospectus Supplement, such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.


PRIVATE LABEL CUSTODY RECEIPT SECURITIES

   General

     If so specified in the applicable Prospectus Supplement, the Trust for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Securities. As such, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to such Securities, and (ii) perform a function similar to that described herein under "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

     The Prospectus Supplement for each Series of Securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to: (i) the title and series of each such Private Label Custody Receipt Security, the aggregate principal amount, denomination and form thereof;
(ii) the limit, if any, upon the aggregate principal amount of such Private Label Custody Receipt Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Private Label Custody Receipt Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Private Label Custody Receipt Security will bear interest, if any, the date or dates from which such interest will accrue, and the dates on which such interest will be payable; (v) whether such Private Label Custody Receipt Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Private Label Custody Receipt Security; (vii) the rating thereof, if any: (viii) the issuer of such Private Label Custody Receipt Security; (ix) the material risks, if any, posed by such Private Label Custody Receipt Security and the issuer thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Private Label Custody Receipt Security. With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, certain material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

     The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Each Trust will be provided with an opinion of Federal Tax Counsel to the effect that the Private Label Custody Receipt Securities included in such Trust are exempt from the registration requirements of the Securities Act. A copy of such opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.


   Private Label Custody Strips

     The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of such strips to accrue a portion of the discount toward par annually and report such accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

     The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would thereupon issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for such receipts was segmented.

     In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

     Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

     A holder of a Private Label Custody Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury, instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any Series of Securities, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Private Label Custody Strips. If the Company knows that the depositor of the Treasury Bonds underlying such Private Label Custody Strips is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.


   REFCO Strips

     A REFCO Bond may be divided into its separate components, consisting of:
(i) each future semiannual interest distribution (an "Interest Component"); and
(ii) the principal payment (the "Principal Component") (each component individually hereinafter referred to as a "REFCO Strip"). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

     For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple thereof. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

     A holder of a REFCO Strip cannot enforce payment on such REFCO Strip against REFCO. Instead, such holder must look to the custodian for payment. Such custodian (and such holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond) can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related Prospectus Supplement. If the Company knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.


                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates of any Series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to Securities backed by Receivables and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the Company or a Seller or purchased by a Servicer for administrative reasons. With respect to Securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term "prepayments" means the Repurchase Amount of such Government Securities and/or Private Label Custody Receipt Securities repurchased by the Company or purchased by a Servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the related Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from such Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets" and "Servicing Procedures". See also "Certain Matters Regarding the Servicer -- Termination" regarding the Servicer's option to purchase Primary Assets from a given Trust.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes and/or Certificates of a Series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the Noteholders and Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related Series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer or Trustee will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer or Trustee will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates will be the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

     As provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders".


                           THE SELLER AND THE SERVICER

     Certain information with respect to the Seller and the Servicer will be set forth in the related Prospectus Supplement.


                                 USE OF PROCEEDS

     If so provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Primary Assets from the Company or the Seller, as applicable. The Company will use the portion of such proceeds paid to it to purchase the Primary Assets.


                            DESCRIPTION OF THE NOTES

GENERAL

     Each Owner Trust will issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any Notes included in a Series of Securities. The following summary does not purport to be a complete description of all terms of the related Notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related Notes and Indenture.

     If so specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"). The Notes will be available for purchase in minimum denominations of $1,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and integral multiples thereof in book-entry form or such other form as shall be specified in the related Prospectus Supplement. If the Notes are available in book-entry form only, the Company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. If the Notes are available in book-entry form only, unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. If the Notes are available in book-entry form only, all references herein and in the related Prospectus Supplement to actions by Noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities".


DISTRIBUTION OF PRINCIPAL AND INTEREST

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of such Series, as described in the related Prospectus Supplement. The related Prospectus Supplement may provide that payments of interest on the Notes will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a Series of Notes may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a Series or the method for determining such Interest Rate. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Servicer of its option to purchase the related Receivable Pool. See "Certain Matters Regarding the Servicer -- Termination".

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of any Notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     The related Prospectus Supplement may also provide that payment of interest to Noteholders of all classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on a Distribution Date, in which case each class of Notes will receive its ratable share (based upon the aggregate amount of interest due to such class of Notes) of the aggregate amount available to be distributed on such date as interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements -- Distributions" and " -- Credit and Cash Flow Enhancement".

     In the case of a Series of Securities issued by an Owner Trust that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class or by such other method as is specified in the Prospectus Supplement.

PROVISIONS OF THE INDENTURE

     Events of Default; Rights upon Event of Default. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note:
(ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any material covenant or agreement of the related Trust made in such Indenture and the continuation of any such default for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and Servicer on behalf of the related Trustee delivers an Officer's Certificate to the related Indenture Trustee to the effect that such Trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured with 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and Servicer on behalf of the related Trustee delivers an Officer's Certificate to the related Indenture Trustee to the effect that such Trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holder of 25% of the aggregate outstanding principal amount of such Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust or a substantial part of the property of such Trust and (vi) such other events as may be specified in the Prospectus Supplement. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of such Primary Assets and continue to apply collections on such Primary Assets as if there had been no declaration of acceleration. Subject to certain limitations that, if applicable, will be specified in the related Prospectus Supplement, the Indenture Trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 662/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee. In addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

     Except to the extent provided in the related Prospectus Supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless: (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;
(ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

     With respect to any Owner Trust, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in such Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents (as defined herein).

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia; (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the Notes or Certificates of such Series; (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder; (vi) any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and (vii) such Trust has delivered to the related Indenture Trustee an Officer's Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

     No Owner Trust will (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust; (ii) claim any credit on or make any deduction from the principal and interest payment in respect to the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby;
(v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the asset of such Trust.

     Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Modification of Indenture. Each Trustee and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the Notes of such Series, or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Owner Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Primary Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     An Owner Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Indenture; or (iii) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture; provided that such action referred to in clause (iii) above will not materially and adversely affect the interest of any such Noteholder.

     Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. If required by the Trust Indenture Act, the Indenture Trustee for each Owner Trust will mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness, if any, owing by such Owner Trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

     Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor indenture trustee for such Series. Additionally, the Holders of a majority of the outstanding amount of the Notes of a Series may remove the related Indenture Trustee and appoint a successor Indenture Trustee. An Owner Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture, if certain insolvency events occur with respect to such Indenture Trustee or if such Indenture Trustee otherwise becomes incapable of acting as Indenture Trustee. In such circumstances, such Owner Trust will be obligated to appoint a successor Indenture Trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for such Series and payment of all fees and expenses owed to the outgoing Indenture Trustee.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Trust will issue one or more classes of Certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any Certificates included in a Series of Securities. The following summary does not purport to be a complete description of all terms of the related Notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

     If so specified in the related Prospectus Supplement and except for the Certificates, if any, of a Series purchased by the Company, a Seller or any of their respective affiliates, each class of Certificates will initially be represented by one or more certificates registered in the name of the Depository. The Certificates will be available for purchase in minimum denominations of $10,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and integral multiples of $1,000 in excess thereof in book-entry form only (or such other form as shall be specified in the related Prospectus Supplement). If the Certificates are available in book-entry form only, the Company has been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series. If the Certificates are available in book-entry form only, unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Company, a Seller or any of their respective affiliates) will be entitled to receive a physical certificate representing a Certificate. If the Certificates are available in book-entry form only, all references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities". Any Certificate of a Series owned by the Company, a Seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Certificate Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Certificates may have a different Certificate Pass-Through Rate, which may be a fixed, variable or adjustable Certificate Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Pass-Through Rate for each class of Certificates of a Series or the method for determining such Certificate Pass-Through Rate.

     In the case of a Series of Securities that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be as set forth in the related Prospectus Supplement. In the case of Certificates issued by an Owner Trust, distributions in respect of such Certificates will be subordinated to payments in respect of the Notes of such Series and to the extent described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Noteholder" and/or "Certificateholder" with respect to a Series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("Security Owners") will not be recognized as "Noteholders" by the related Indenture Trustee, as such term is used in each Indenture, or as "Certificateholders" by the related Trustee, as such term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee or Indenture Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

     DTC has advised the Company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of Credit Suisse First Boston, the Company, the related Seller, the related Servicer, or related Indenture Trustee, if any, or the related Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any Series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE SECURITIES

     If so stated in the related Prospectus Supplement, the Notes and/or Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, collectively, "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee of a Grantor Trust or the related Indenture Trustee in the case of an Owner Trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related Securities and such Indenture Trustee or Trustee, as applicable, is unable to locate a qualified successor, (ii) the Indenture Trustee or Trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the Notes or Certificates, as applicable, of such Series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee or Indenture Trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will be made thereafter by the related Trustee or Indenture Trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any Securities (whether Definitive Securities or Securities registered in the name of a Depository or its nominee) will be made only upon presentation and surrender of such Securities at the office or agency as specified in the notice of final distribution to Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related Trustee or Indenture Trustee (or any security registrar appointed thereby), as applicable. No service charge will be imposed for any registration of transfer or exchange, but such Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


STATEMENTS TO SECURITYHOLDERS

     With respect to each Series of Securities, on or prior to each Distribution Date, the related Servicer will prepare and forward to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information (and any other information specified in the related Prospectus Supplement):

                  (i) the amount of the distribution allocable to principal of each class of Securities of such Series;

                  (ii) the amount of the distribution allocable to interest on each class of Securities of such Series;

                  (iii) if applicable, the amount of the Servicing Fee paid to the related Servicer with respect to the related Collection Period;

                  (iv) the outstanding principal balance and Note Pool Factor for each class of Notes, if any, and the Certificate Balance and Certificate Pool Factor for each class of Certificates of such Series as of the related record date;

                  (v) the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following Distribution Date; and

                  (vi) the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related Prospectus Supplement for the related Collection Period.

Items (i), (ii) and (iv) above with respect to the Notes or Certificates of a Series will be expressed as a dollar amount per $1,000 of initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".


LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of any Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance thereof may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such Series.

     Three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material provisions (in each such case, to the extent anticipated to be common to any Series of Securities) of: (i) each Receivables Purchase Agreement pursuant to which the Seller will transfer Receivables to the Company, (ii) each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to such Trust, Certificates will be issued, and the Servicer will service Receivables and the Trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any (in the case of a Grantor Trust), (iii) each Sale and Servicing Agreement pursuant to which the Company will transfer Receivables to a Trust and the Servicer will service Receivables (in the case of an Owner Trust) or (iv) in the case of Securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to such Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to such Trust and a Trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.


SALE AND ASSIGNMENT OF PRIMARY ASSETS

     In the case of Primary Assets consisting of Receivables, on or prior to the related Closing Date, a Seller will transfer and assign to the Company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related Prospectus Supplement, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

     In each Receivables Purchase Agreement the Seller will represent and warrant to the Company, among other things, that (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements; (iii) on the Closing Date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) at the Closing Date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Seller; (v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

     To the extent specified in the related Prospectus Supplement, as of the last day of the second Collection Period (or, if the Seller so elects, the last day of the first Collection Period) following the discovery by or notice to the Seller of any breach of a representation and warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller will be obligated to repurchase such Receivable, unless the Seller cures such breach in a timely fashion. The purchase price for any such Receivable will be equal to the unpaid principal balance owed by the Obligor on such Receivable, plus accrued and unpaid interest on such unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related Trustee and any related Indenture Trustee for any such uncured breach.

     On the related Closing Date, the Company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related Prospectus Supplement. Concurrently with the transfer and assignment of such Primary Assets to the related Trust, the related Trustee or Indenture Trustee, as applicable, will execute, authenticate and deliver the related Securities.

     Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Company will assign to the related Trust the representations and warranties made by the related Seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make certain limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related Seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to such Primary Asset, the Company will not be required to repurchase such Primary Asset unless such breach also constitutes a breach of one of the Company's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to such Primary Asset, if any, and such breach materially and adversely affects the interests of the Securityholders in any such Primary Asset. Neither the Seller nor the Company will have any other obligation with respect to the Primary Assets or the Securities.


TRUST ACCOUNTS

     With respect to each Owner Trust, the Servicer will establish and maintain with the related Indenture Trustee, or the Trustee will establish and maintain,
(a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust and Grantor Trust, the Servicer or the related Trustee will establish and maintain an account, in the name of such Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any Grantor Trust, the Servicer or the related Trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each Series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee (in the case of an Owner Trust) or Trustee (in the case of a Grantor Trust), into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Noteholders or Certificateholders. Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

     For each Series of Securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to such Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of available funds on deposit in such Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. Unless otherwise and to the extent provided in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the FDIC.


PRE-FUNDING

     If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, such Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category from each Rating Agency or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category from each Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from each Rating Agency; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Securities indicates will not result in the reduction or withdrawal of its then existing rating of the Securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

     During any Pre-Funding Period, the Seller or such other party specified in the related Prospectus Supplement will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Receivables from time to time during such Pre-Funding Period. Such additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date; (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement); and (c) the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.


SERVICING PROCEDURES

     To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Company and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related Motor Vehicle Installment Contracts and any other documents relating to the Receivables. The Seller's and the Servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting such sale and assignment will be filed.

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow such collection procedures as it follows with respect to comparable Motor Vehicle Installment Contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivables for the Repurchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

     With respect to each Trust, the Servicer or the Trustee will deposit all payments on the related Primary Assets (from whatever source) and all proceeds of such Primary Assets, collected during a Collection Period into the related Collection Account not later than two business days after receipt thereof. However, notwithstanding the foregoing, such amounts may be remitted to the Collection Account by the Servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied. Pending deposit into the Collection Account, such collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the Servicer.

     Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and then to the scheduled monthly payment due on such Receivable. Any portion of such collections remaining after the scheduled monthly payment has been made (such excess amounts, the "Payaheads") will, unless such remaining amount is sufficient to prepay the Precomputed Receivable in full (and subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement), be transferred to and kept in the Payahead Account until such later Distribution Date on which such Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay such Receivable in full.


ADVANCES

     If specified in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the Servicer generally will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     If specified in the related Prospectus Supplement, on or before the business day prior to each Distribution Date, the Servicer will deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the applicable Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related Prospectus Supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current collection Period) will be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

NET DEPOSITS

     For administrative convenience, unless the Servicer or the Trustee is required to remit collections to the Collection Account on a daily basis as described under "Collections" above, the Servicer or the Trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     To the extent provided in the related Prospectus Supplement, with respect to each Trust the related Servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the Servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related Prospectus Supplement (the "Servicing Fee Rate") of the Pool Balance related to such Primary Assets as of the first day of such Collection Period. Unless otherwise provided in the related Prospectus Supplement, the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the Notes or Certificates of any Series.

     To the extent provided in the related Prospectus Supplement, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments under the related Motor Vehicle Installment Contract and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     If applicable, the Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or Trustee, and generating federal income tax information for such Trust and for the related Noteholders and/or Certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Indenture Trustee and/or Trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.


DISTRIBUTIONS

     With respect to each Series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, principal only or interest only) on each class of Securities entitled thereto will be made by the related Trustee or Indenture Trustee, as applicable, to the Certificateholders and Noteholders of such Series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of Notes and/or distributions to holders of each class of Certificates will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the Noteholders and Certificateholders to the extent provided in the related

Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions in respect of principal of a class of Securities of a Series may be subordinate to distributions in respect of interests on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of the Notes, if any, of such Series or other classes of Certificates. Distributions of principal on the Securities of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.


CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or such other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities.

     The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or Series of Securities will not (as a general rule) provide protection against all types of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, Securityholders will bear their allocable share of such losses, as described in the Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Securityholders of other Series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement, the Company or the Seller will establish for a Series or class or classes of Securities an account (the "Reserve Account"), which will be maintained with the related Indenture Trustee or Trustee, as applicable. A Reserve Account will be funded by an initial deposit by the Company or the Seller, as applicable, on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related Prospectus Supplement, by the deposit there of amounts from collections on the Primary Assets. The related Prospectus Supplement will describe the circumstances under which and the manner in which distributions may be made out of any such Reserve Account, either to holders of the Securities covered thereby or to the Company, the Seller or to any other entity.


EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and Indenture Trustee and/or Trustee a statement as to compliance by the Sale and Servicer during the preceding twelve months (or, in the case of the first such statement, during such shorter period that shall have elapsed since the applicable Closing Date) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and Indenture Trustee and/or Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, during such shorter period that shall have elapsed since the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer will agree to give each Indenture Trustee and/or Trustee, as applicable, notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee or Indenture Trustee, as applicable, at the Corporate Trust Office for such Trustee or Indenture Trustee specified in the related Prospectus Supplement.


STATEMENTS TO TRUSTEES AND THE TRUST

     Prior to each Distribution Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series as described under "Certain Information Regarding the Securities -- Statements to Securityholders".


                     CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that such Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer, or any corporation which assumes the obligations of the Servicer, will be the successor to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

SERVICER DEFAULTS

     A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of: (i) any failure by the Servicer to deliver to the related Trustee or Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related Trustee or Indenture Trust, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after discovery by an officer of the Servicer or written notice of such failure is given (a) to the Servicer by the related Trustee or Indenture Trustee, as applicable, or (b) to the Servicer and to the related Trustee or Indenture Trustee, as applicable, by holders of Notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount thereof or, in the event a Series of Securities includes no Notes or if such Notes have been paid in full, by holders of Certificates evidencing not less that 25% of the Certificate Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of such failure is given to the Servicer in the same manner described in clause (i) above; (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) such other events as may be set forth in the related Prospectus Supplement.


RIGHTS UPON SERVICER DEFAULT

     Generally, in the case of an Owner Trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of the aggregate principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any Grantor Trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any Indenture Trustee or the related Noteholders or such Trustee or the related Certificateholders from effecting a transfer of servicing. If the related Indenture Trustee, if any, or the related Trustee is unwilling or unable to act as successor to the Servicer, such Indenture Trustee or Trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee, if any, or the Trustee may arrange for compensation to be paid to such successor servicer, which in no event may be greater than the compensation payable to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.


WAIVER OF PAST DEFAULTS

     To the extent provided in the related Prospectus Supplement, (i) in the case of each Owner Trust, holders of the related Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default that does not adversely affect the Indenture Trustee or Noteholders) and (ii) in the case of each Grantor Trust, holders of Certificates evidencing not less than a majority of the Certificate Balance, may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities of such Series). No such waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.


AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or Certificateholders: (i) to cure any ambiguity, (ii) to correct or supplement any provisions in such Transfer and Servicing Agreement, or (iii) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, such Transfer and Servicing Agreement; provided, that any such action in this clause (iii) will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, adversely affect in any material respect the interests of the Company or any such Noteholder.

     The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the holders of Notes evidencing at least a majority of the aggregate principal amount of the then outstanding Notes, if any, and with the consent of the holders of Certificates evidencing at least a majority of the aggregate principal amount of the then outstanding Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders, as applicable; provided that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such Series the holders of which are required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes or Certificates, as the case may be, of such Series.


PAYMENT IN FULL OF THE NOTES

     Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series generally will succeed to the rights of the Noteholders of such Series under the related Sale and Servicing Agreement.


TERMINATION

     The obligations of the related Servicer, the related Trustee and the related Indenture Trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any such remaining Primary Asset, (ii) the payment to Noteholders, if any, and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     In order to avoid excessive administrative expenses, the related Servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10% (or, if any Seller is a bank, 5%) or less of the Pool Balance as of the related Cutoff Date, at a purchase price equal to the price specified in the related Prospectus Supplement.

     If and to the extent provided in the related Prospectus Supplement, the Indenture Trustee or Trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Primary Assets remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee or Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Primary Assets remaining in such Trust will be sold to the highest bidder.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN FINANCED VEHICLES

     In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in such states. Perfection of security interests in the automobiles, recreational vehicles, vans and light duty trucks financed, directly or indirectly, by a Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans and light-duty trucks is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title. However, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected as described above; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfecting security interests in documented boats. The applicable Seller will represent and warrant in the Agreement that none of the Receivables are required to be documented under the Ship Mortgage Act.

     All of the Motor Vehicle Installment Contracts name the Seller as obligee or assignee and as the secured party. The Seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the Seller's security interest in such financed vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title or file a UCC-1 Financing Statement. If the Seller, because of clerical error or otherwise, has failed to take such action with respect to financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the Seller's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the Obligor. The Seller's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below.

     Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the Seller nor the related Trustee will amend any certificate of title to identify such Trust as the new secured party on the certificates of title relating to the Financed Vehicles. The Servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets".

     In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on such vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in such states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state of local agencies, the notation of the Seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the Seller's representations and warranties under the related Receivables Purchase Agreement and the Seller will be required to repurchase such Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets" and "Risk Factors -- Certain Legal Aspects -- Lack of Security Interests in Financed Vehicles".

     Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an Obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle and the purchaser thereof attempts to re-register such vehicle, the Seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, the Servicer will file a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the Servicer's perfected security interest. The Servicer takes steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The Servicer generally takes steps to effect such re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the Servicer will not re-perfect a state law security interest which has expired or where the Obligor has moved if the Receivable has a small balance, a short remaining term and the Obligor has a good payment record.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the Seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related Trustee, the related Indenture Trustee, if any, or related Securityholders in the event such a lien arises or confiscation occurs. Any such lien or confiscation arising or occurring after the Closing Date will not give rise to a repurchase obligation of the Seller under the related Receivables Purchase Agreement.


REPOSSESSION

     In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an Obligor debtor of the default and the intent to repossess the collateral and to give such Obligor a period of time within which to cure the default prior to repossession. Generally, such right to cure may only be exercised on a limited number of occasions during the term of the related contract.


NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.


DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any such resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in certain other states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of such Financed Vehicles. If an Obligor were successful in asserting any such claims or defenses, such claim or defense would constitute a breach of the Seller's warranties under the related Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless such breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Receivables Purchase Agreement the Seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an Obligor has a claim against a Trust for a violation of any law and such claim materially and adversely affects the interests of such Trust in a Receivable, such violation would constitute a breach of such representation and warranty and would create an obligation of the Seller to repurchase such Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets".


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related Prospectus Supplement ("Federal Tax Counsel") regarding certain federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.


OWNER TRUSTS

     Tax Characterization of the Owner Trusts. In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that the nature of the income of the Trust, or restrictions (if any) on transfers of the Certificates, will exempt the Trust from the rule that certain publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners (and possibly Note Owners) could be liable for any such tax that is unpaid by the Trust.

   Tax Consequences to Note Owners.

     Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in such other manner as shall be provided in the related Prospectus Supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met certain qualifying income tests (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to certain holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

     Interest Income on the Notes. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a Note Owner's income as ordinary interest income when actually or constructively received, if such Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if such Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under " -- Original Issue Discount," regardless of such Note Owner's method of accounting, or, in certain circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under " -- Short Term Notes."

     In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to certain exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate" (each as described below). If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below), all or a portion of the stated interest might be treated as "qualified stated interest." Under Treasury Regulations issued under Sections 1271-1275 of the Code (the "OID Regulations") interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest," and it is unclear whether such payments must be treated as part of a Note's "stated redemption price at maturity" and governed by the rules described below under " -- Original Issue Discount" or, alternatively, must be taxed as contingent interest under (or under rules similar to) the 1996 Contingent Debt Regulations, or in some other manner.

     Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below.

     Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However an objective rate does not include a rate based on information that is within the control of the issuer or a related party or that is unique to the circumstances of the issuer or a related party. The IRS may designate other objective rates. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding certain caps, floors, governors or similar restrictions).

     All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances: (i) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Note determined without such floor or ceiling; (ii) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note; (iii) the "issue price" of the Note (as described below) exceeds the total noncontingent principal payments by more than an amount equal to the lesser of
 .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and 15 percent of the total noncontingent principal, (iv) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or (v) if interest is not unconditionally payable. In these situations, as well as others, it is unclear whether such interest payments constitute qualified stated interest, or must be treated either as part of a Note's "stated redemption price at maturity" (as described below) resulting in original issue discount, or represent contingent payments subject to taxation under (or under rules similar to) the 1996 Contingent Debt Regulations, or in some other manner.

     Original Issue Discount. Notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the OID Regulations. The discussion herein is based in part on the OID Regulations. Note Owners also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Notes.

     In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price."

     The original issue discount with respect to a Note will be considered to be zero if it is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note (as specially defined for tax purposes). Because of the possibility of prepayments, it is not clear how the de minimis rules will apply to the Notes. It is likely that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Company presently expects to apply the de minimis rule by using the Prepayment Assumption. Generally, a Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Note. Any de minimis amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

     The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest."

     In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

     If the Notes are determined to be issued with original issue discount, a holder of a Note must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Note, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such an instrument, is computed by taking into account the Prepayment Assumption.

     The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of (A) the sum of (i) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Note over (B) the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to such Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

     In general, a subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See " -- Market Discount", below.

     The Company believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Notes.

     If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate or qualified inverse floating rate, equals the value of such qualified floating rate or qualified inverse floating rate as of the issue date of the Note, or, in the case of an objective rate other than a qualified floating rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of such a Note would then recognize original issue discount during each accrual period which is calculated based upon such Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

     The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount on the Notes, including variable rate Notes. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Notes will be set forth in the Prospectus Supplement relating to the issuance of such Notes.

     Market Discount. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as such terms are described above under " -- Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Note is to be reduced by the amount previously treated as ordinary income.

     The Code provides that the market discount in respect of a Note will be considered to be zero if the amount allocable to the Note is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied its weighted average remaining life as computed for tax purposes. If market discount is treated as de minimis under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of such Note, and the portion of the discount allocable to each such payment would be reported as income when such payment is made.

     The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Notes. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

     In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes such an election, the holder will be exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

     Amortizable Premium. A holder of a Note who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect under Code Section 171 to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. Although there are Treasury regulations dealing with amortizable bond premiums, they specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6), such as the Notes. However, by analogy to such regulations, any premium in excess of interest income may be deductible to the extent of prior accruals of interest. Note Owners who pay a premium for a Note should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit an election to accrue all interest, discount (including de minimus market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Note Owner acquires during the year of the election or thereafter. See "-Market Discount" above. Similarly, a Note Owner that makes this election for a Note that is acquired as a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Note Owner owns at the beginning of the first taxable year to which the election applies or acquires thereafter. See "-Amortizable Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.

     Gain or Loss on Disposition. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in such Note. The adjusted basis generally will equal the cost of such Note to the seller, increased by any original issue discount and market discount on such Note included in the seller's income and reduced (but not below zero) by any payments on the Note other than qualified stated interest and any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain or loss if the Note is held as a capital asset and as long-term capital gain or loss if the Note Owner's holding period exceeded one year. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusion.

     Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and certain other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

     Any other Note Owner of a Short Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. Such a Note Owner may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in such Owner's income on such a Note.

     Taxation of Certain Foreign Note Owners. As used herein, the term "Non-United States Person" means any person other than a "United States Person." A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" means a Non-United States Person who is a Note Owner.

     On October 6, 1997, Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under " -- Backup Withholding and Information Reporting," below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulation.

     In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes, provided that certain conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount) with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Holder does not actually or constructively own 10% or more of the equity of the Trust, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership, (iii) such Holder is not a bank receiving interest described in
Section 881(c)(3)(A) of the Code and (iv) either (A) the Note Owner certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made by the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. The foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

     The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent will be allowed to rely on an IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

     The 1997 Withholding Regulations also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with restated forms and standardize the period of time for which withholding agents can rely on such certifications.

     Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Notes the interest on which the Trust believes is described in
Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Notes will be described in the applicable Prospectus Supplement.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note will be included in the earnings and profits of such Holder if such interest (including original issue discount) is effectively connected with the conduct by such Holder of a trade or business in the United States.

     Generally, any gain or income (other than that attributable to accrued interest, market discount or original issue discount in certain circumstances) realized upon the sale, exchange, retirement or other disposition of a Note will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

     Backup Withholding and Information Reporting. Under current United States federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate Note Owners that are United States Persons.

     In addition, a 31% backup withholding tax will apply if such non-corporate Note Owner (i) fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations.

     In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

     Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the holder otherwise establishes an exemption.

     In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States Person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and certain conditions are met or the Note Owner otherwise establishes an exemption.

     Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the Note Owner is not a United States person and certain other conditions are met or the Note Owner otherwise establishes an exemption.

     The 1997 Withholding Regulations alter the forgoing rules in certain respects. In particular, the 1997 Withholding Regulations would provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

     Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against such owner's United States federal income tax, provided that the required information is furnished to the IRS.

     Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.


   Tax Consequences to Certificates Owners.

     Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller in its capacity as recipient of distributions from any Reserve Fund), and the Notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Company and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. A variety of alternative characterizations are possible. For example, to the extent the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller, the Company or the Trust. As long as such characterization did not result in the Trust being subject to tax as a corporation, any such characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, such as the Trust, to elect whether to be taxed as corporations or partnerships. Under the Check-the-Box

Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable Prospectus Supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

     The following discussion assumes that the Certificates represent equity interests in a partnership, that all payments on the Certificates are denominated in United States dollars, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately such Owner's allocable share of income, gains, losses, deductions and credits of the Trust (whether or not there is a corresponding cash distribution). Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of such Primary Assets.

     The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

     Any Collateral Certificates held by the Owner Trust will be subject to the federal income tax treatment described herein depending on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of: (i) the interest or other income that accrues on the Certificates in accordance with their terms for such month including, as applicable, interest accruing at the related Certificate Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of Certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

     Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other
Section 212 expenses exceed two percent of such individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust (other than interest) in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Accordingly, such deductions might be disallowed to such individual in whole or in part and might result in such Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. For taxable years beginning after December 31, 1997 in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership;" 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that such calculations be made separately for each Primary Asset, such calculations may result in certain timing and character differences under certain circumstances.

     Discount and Premium. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners -- Market Discount" and " -- Amortizable Premium" above. (As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.)

     If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Primary Assets or to offset any such premium against interest income on the Primary Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for Certificates in the new Trust. The original Trust will then be deemed to distribute the Certificates in the new Trust to each of the Owners of Certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to such Certificate Owner and decreased by any distributions received or losses allocated with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share (determined under Treasury Regulations) of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon a sale or other disposition of some of the

Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect the purchaser's tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

     Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep complete and accurate books of the Trust. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

     The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

     Taxation of Certain Foreign Certificate Owners. As used herein, the term "Non-United States Owner" means a Certificate Owner that is not a United States person, as defined under "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting," above.

     It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other such Owners.

     Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

     Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, such Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

     Such interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust (in the later case, such interest being properly characterized as a guaranteed payment under
Section 707(c) of the Code). If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income (without any deductions or other allowances for costs and expenses incurred in producing such income), unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to such interest.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS

   Tax Characterization of the Grantor Trusts.

     Characterization. In the case of a Grantor Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

     Taxation of Grantor Trust Certificateholders -- General. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets (including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to such assets), and, subject to certain limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Certificateholder's adjusted gross income, and will be allowed no deduction for such expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The servicing compensation to be received by the Servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under" -- Stripped Certificates". Except as discussed below under " -- Stripped Certificates" or " -- Subordinated Certificates," this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

     A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See " -- Market Discount" and " -- Premium," below.

     The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "Owner Trusts -- Tax Consequences to Note Owners -- Original Issue Discount" above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if such obligations constitute "short-term Government obligations" within the meaning of
Section 1271(a)(3)(B) of the Code.

     The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trusts -- Tax Consequences to Note Owners -- Market Discount" above.

     Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of such interest, such Grantor Trust Certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to such excess. For a discussion of the rules applicable to amortizable bond premium, see "Owner Trusts -- Tax Consequences to Note Owners -- Amortizable Premium" above.

     Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where such separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust -- Tax Consequences to Note Owners -- Original Issue Discount"), the difference between the holder's initial purchase price for such right and the principal or interest payment to be received with respect to such right.

     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount (see "Taxation of Grantor Trust Certificateholders -- General," above); (ii) if the Company or any other party retains a retained yield with respect to the Primary Assets held by the Trust; (iii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

     The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust -- Tax Consequences to Note Owners -- Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

     Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinate class (with a relatively high Certificate Pass Through Rate) and the other is a senior class (with a relatively low Certificate Pass Through Rate (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Certificateholders will be deemed to have acquired the following assets: (i) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust Stripped Bond"), and (ii) a portion of the interest due on each Primary Asset equal to the difference between the Certificate Pass Through Rate on the Subordinate Certificates and the Certificate Pass Through Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

     The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

     Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Pass-Through Rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

     Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon (based on the prepayment assumption used in pricing the Certificates) over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

     If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

     Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

     Election to Treat All Interest as Original Issue Discount. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. See " -- Market Discount" above. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. See " -- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on such debt instruments.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) allocable to the Primary Asset and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced (but not below zero) by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Seller's interest in accrued market discount not previously taken into income on underlying Primary Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income. See " -- Market Discount," above.

     Non-United States Grantor Trust Certificate Owners. Amounts paid to Non-United States Owners of Grantor Trust Certificates will be treated as interest for purposes of United States withholding tax. Such interest attributable to the underlying Primary Assets will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (i) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the definition of Section 957) related to any of the issuers of the Primary Assets and (ii) such Certificate Owner fulfills certain certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes, without regard to its source. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by such Certificate Owner, such owner will be subject to United States federal income tax thereon at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

     On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Primary Assets with respect to which such payments are made, subject to certain transition rules. For further discussion, see "Owner Trusts -- Tax Consequences to Note Owners Taxation of Certain Foreign Note Owners" above.

     Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with certain identification procedures, unless such holder is an exempt recipient under applicable provisions of the Code. See "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting" above.


                       STATE AND LOCAL TAX CONSIDERATIONS

     An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. Such consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the Securities as equity or debt or as an undivided interest in the underlying Primary Assets under the laws of a jurisdiction.

     Generally, the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In such case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to such tax solely because of their ownership of the Securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of such holder's ownership or disposition of Securities.

     Interest income (including original issue discount) earned on obligations of the United States Treasury Department and of certain government sponsored enterprises generally is exempt from state and local income taxation. Therefore, where a Grantor Trust holds Government Securities as part of the Trust Property, interest income attributable to Government Securities earned on the Certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, certain states or localities may take a contrary position. Investors should consult with their own tax advisors concerning the exemptions from state and local income taxes.

     If some or all of the Securities are treated as equity interest in a partnership (not treated as a publicly traded partnership taxable as a corporation) for federal income tax purposes, such Securities generally should be treated as partnership interests for state and local income tax purposes. In such case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in such jurisdiction. However, if the state or local jurisdiction viewed such partnership as doing business in such jurisdiction, Security Owners would normally be subject to taxation in such jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with such jurisdiction. Furthermore, depending on the specific allocation and apportionment formula, if any, used by such jurisdiction, it is possible that Security Owners in such case may be subject to tax in such jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

     The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict the tax consequences to Note Owners and Certificate Owners in all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

                                      * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

GENERAL

     Set forth below are certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of certain relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

     In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

     Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.


EXEMPT PLANS

     ERISA and Section 4975 of the Code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under such federal, state or other laws.


INELIGIBLE PURCHASERS

     Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Company, the Trustee, the Indenture Trustee, the Trust, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Company, the Trustee, the Indenture Trustee, the Trust, the Servicer or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.


PLAN ASSETS

     It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related assets of a Trust to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. The rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest therein if such interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply including the following: (i) the investment by all "benefit plan investors" is not "significant"; or (ii) the security issued by the entity is a "publicly offered security". The Prospectus Supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

     With respect to clause (i) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above under "General" as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in such entities by any of such plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee with respect to such assets and of "affiliates" of such persons (within the meaning of the DOL Regulation).

Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or class of Certificates will qualify for this exception.

     With respect to clause (ii) of the second preceding paragraph, a publicly offered security is one which is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

     If none of the exceptions set forth in the DOL Regulation apply, the assets of a Trust will be deemed to be the assets of each Plan investor for the purposes of ERISA and Section 4975 of the Code. In such a case, the discussion set forth in the following sections will apply.


   Consequences of Characterization as Plan Assets.

     If the assets of a Trust are plan assets, the Trustee will be a fiduciary under ERISA with respect to Plan investors and its duties and liabilities will be subject to the provisions of ERISA.

     In addition, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax exempt status) and also requires recession of such transaction.

     If the Trust assets are plan assets, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax-exempt status) and also requires recision of such transaction.

     The types of transactions subject to the prohibited transaction restrictions of ERISA and Section 4975(c) of the Code include: (i) sales, exchanges or leases of property (such as the Securities), (ii) loans or other extensions of credit and (iii) the furnishing of goods and services. As described in Section 406(b)(1) or Section 4975(c)(1)(E) of the Code, the use of plan assets by or for the benefit of parties in interest or disqualified persons may also constitute a prohibited transaction.

     The Company, the Trustee, the Indenture Trustee, the Trust, the Servicer and certain other persons and certain affiliates thereof, might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could give rise to one or more "prohibited transactions" within the meaning of Section 406 ERISA and Section 4975(c) of the Code unless an exemption described below or some other exemption is available.

PROHIBITED TRANSACTION EXEMPTIONS FOR CERTIFICATES

         Credit Suisse First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's PTE" or "Credit Suisse First Boston Corporation's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to Certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or
(2) an interest in a REMIC if the Certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies include (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Final Regulation) and (iii) undivided fractional interests in the above.

         Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

               (a) assets of the type included as Primary Assets have been included in other investment pools ("Other Pools");

               (b) Certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and (2) purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

               (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

               (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

               (e) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Primary Assets;

               (f) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

               (g) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

               (h) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Primary Assets to the Trust represents not more than the fair market value of such Primary Assets; and the sum of all payments made to and retained by the Servicer and all subervicers represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement or Sale and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

         In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is an Obligor with respect to more than 5% of the fair market value of the obligations constituting the Primary Assets or an affiliate of such person and will not apply, unless:

               (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

               (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

               (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

               (4) the Plan is not sponsored by the Company, any Underwriter, the Trustee, the Servicer, any subservicer, any credit enhancer or the obligor under any other credit support mechanism, an Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Primary Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

          On July 21, 1997, the DOL published in the Federal Register a final amendment to the Underwriter's PTE which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the receivables ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief, is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

               (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed 25%;

               (2) all Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency;

               (3) the transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

               (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date;

               (5) in order to ensure that the characteristics of the Additional Loans are substantially similar to the original obligations which were transferred to the Trust, either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Company or (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement or Sale and Servicing Agreement ("Pooling Agreement"); in preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date;

               (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement;

               (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments;

               (8) the Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period;
          (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal; and

               (9) the Pooling and Servicing Agreement or Sale and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

          Whether the conditions in the Underwriter's PTE (in addition to, and including those, relating to pre-funding) will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

         If for any reason the Underwriter's PTE does not provide an exemption for a particular Plan's purchase of Certificates, some other individual or class exemption may be applicable, including but not limited to: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers" ("Investor Based Exemptions"). There can be no assurance that any of these exemptions will apply with respect to any Plan, or even if it were to apply, that the exemption would cover all transactions involving the applicable Trust.

PURCHASE OF NOTES

          Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Primary Assets were deemed to be assets of a Plan. Under the DOL Regulation, the Trust treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the Trust fund and none of the exceptions contained in the DOL Regulation is applicable. The Prospectus Supplement will indicate whether the Notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulation.

          Without regard to whether the Notes are characterized as equity interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the Trustee, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. However, one or more of the Investor Based Exemptions may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

GENERAL CONSIDERATIONS

     Before a Plan Fiduciary decides to purchase Securities on behalf of a Plan, the Plan Fiduciary should determine whether the Exemption is applicable, whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code or whether an exemption from "plan asset" treatment is available to the applicable Trust. The Plan Fiduciary should also consult the ERISA discussion in the applicable Prospectus Supplement for further information regarding the application of ERISA to any class of Certificates.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY, THE SERVICER, THE TRUSTEE OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.


                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of such Series (collectively, the "Underwriting Agreements"), the Company will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related Series set forth therein and in the related Prospectus Supplement.

     In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates, as the case may be, described therein that are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

     Pursuant to the Receivables Purchase Agreement between the Seller (or its affiliate) and the Company, the Seller will indemnify the Company and the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Company and the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

     Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any class of Securities will be conditioned on the closing of the sale of all other such classes under such Underwriting Agreement.

     The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

     If and to the extent required by applicable law or regulation, this Prospectus and the Prospectus Supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.


                                  LEGAL MATTERS

     Certain legal matters relating to the Securities of any Series will be passed upon by the law firms specified in the related Prospectus Supplement. Certain federal income tax and other matters will be passed upon for the Trust and the Seller, by the law firms specified in the related Prospectus Supplement.

                                 INDEX OF TERMS

                                          Page
1996 Contingent Debt Regulations              52
1997 Act..............................        68
1997 Withholding Regulations..........    57, 69
Actuarial Receivables.................        18
adjusted issue price..................        55
Advance...............................        10
APR...................................        10
Cede..................................        16
Certificate Balance...................         6
Certificate Distribution Account......        39
Certificate Owners....................        51
Certificate Pass-Through Rate.........         6
Certificate Pool Factor...............        29
Certificateholder.....................        12
Certificates..........................         1
Check-the-Box Regulations.............        60
Closing Date..........................         7
Code..................................        51
Collection Account....................        39
Collection Period.....................        16
Commission............................         2
Company...............................         1
Cutoff Date...........................         7
Dealers...............................         7
Definitive Certificates...............        36
Definitive Notes......................        36
Definitive Securities.................        36
Depository............................        29
Distribution Date.....................        35
DOL...................................        71
DOL Regulation........................        71
DTC...................................        16
Eligible Deposit Account..............        40
Eligible Institution..................        40
Eligible Investment...................        40
Eligible Investments..................        40
ERISA.................................        70
Events of Default.....................        31
Exchange Act..........................         2
Exemption.............................        73
Fannie Mae............................        22
Farm Credit Act.......................        25
FCA...................................        25
FCBs..................................        25
Federal Tax Counsel...................        51
FFCB..................................        22
FFEL..................................        24
FHLB..................................    22, 24
FHLMC Act.............................        23

                                          Page
Final Scheduled Maturity Date...........      10
Financed Vehicles.......................       7
financial institution...................      58
FIRREA..................................      24
Fiscal Agent............................      22
Freddie Mac.............................      22
FTC Rule................................      50
Funding Corporation.....................      26
Government Securities...................   8, 21
Grantor Trust...........................       4
Grantor Trust Certificateholders........      64
Grantor Trust Certificates..............      65
GSE Bonds...............................       8
GSE Issuer..............................      22
GSEs....................................   8, 21
GSEs Bonds..............................      21
Indenture...............................       5
Indenture Trustee.......................       4
Indirect Participants...................      35
Interest Component......................      27
Interest Rate...........................       5
Investment Earnings.....................      40
IRS.....................................      51
issue price.............................      54
MBS.....................................      23
Motor Vehicle Installment Contracts.....       7
Non-United States Holder................      57
Non-United States Owner.................      64
Non-United States Person................      57
Note Distribution Account...............      39
Note Owners.............................      51
Note Pool Factor........................      29
Noteholder..............................      12
Notes...................................       1
Obligor.................................       7
OID Regulations.........................      53
Owner Trust.............................       4
Participants............................      35
Payahead Account........................      39
Payaheads...............................      42
Plan....................................      70
Plan Fiduciary..........................      70
Pooling and Servicing Agreement.........       4
Pre-Funded Amount.......................   8, 40
Pre-Funding Account.....................   8, 40
Pre-Funding Period......................   8, 40
Precomputed Advance.....................      10
Precomputed Receivables.................      18
prepayment..............................      15
Prepayment Assumption...................      54
Principal Component.....................      27

                                                Page
Private Label Custody Receipt Securities....     8, 26
Private Label Custody Strips................     8, 26
Prospectus Supplement.......................         1
PTCE........................................        74
Receivables.................................         1
REFCO.......................................     8, 26
REFCO Strip.................................        27
REFCO Strips................................     8, 26
Registration Statement......................         2
Related Documents...........................        32
Repurchase Amount...........................        39
Reserve Account.............................        44
Restricted Group............................        73
RTC.........................................        24
Rule of 78s Receivables.....................        18
Rules.......................................        36
Sale and Servicing Agreement................        10
Sallie Mae..................................        22
Schedule of Receivables.....................        38
Securities..................................         1
Securities Act..............................         2
Security Owners.............................        35
Seller......................................         7
Senior Certificates.........................    67, 72
Senior Class Percentage.....................        67
Series......................................         1
Servicer....................................         4
Servicer Default............................        45
Servicing Fee...............................        43
Servicing Fee Rate..........................        43
Short-Term Note.............................        57
Shortfall Amount............................        67
Simple Interest Advance.....................        10
Simple Interest Receivables.................        18
stated redemption price at maturity.........        54
Strip Certificates..........................         6
Strip Notes.................................         5
Stripped Certificates.......................        65
Subordinate Certificates....................        65
Subordinate Class Percentage................        67
System......................................        25
Systemwide Debt Securities..................        25
TEFRA.......................................        27
TIN.........................................        59
Transfer and Servicing Agreements...........        38
Treasury Bonds..............................     8, 21
Treasury Strips.............................     8, 21
Trust.......................................      1, 4
Trust Accounts..............................        40
Trust Agreement.............................         4
Trust Stripped Bond.........................        67

                                  Page
Trust Stripped Coupon...........     67
Trustee.........................      4
TVA.............................     22
TVA Act.........................     25
UCC.............................     35
Underlying Agreement............      8
Underlying Issuer...............     20
Underlying Servicer.............     20
Underlying Trust Agreement......     20
Underlying Trust Fund...........      8
Underlying Trustee..............     20
Underwriting Agreements.........     75
United States person............     59
United States Trust.............     57

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Unless otherwise specified in the related Prospectus Supplement, investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. Unless otherwise specified in the related Prospectus Supplement, Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related Prospectus Supplement, Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Securityholders' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Securityholders electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Securityholders electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which

Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or

Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Securityholders are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Compass Bank or the Underwriters. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Compass Bank or the Receivables since the date thereof. This Prospectus Supplement and the Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.



                                TABLE OF CONTENTS
                                                            Page
             PROSPECTUS SUPPLEMENT
Reports to Noteholders.....................................
Summary of Terms...........................................
Risk Factors...............................................
The Trust..................................................
The Receivables Pool.......................................
Weighted Average Life of the Notes ........................
The Sellers and the Servicer ..............................
Use of Proceeds............................................
Description of the Notes...................................
Description of the Certificates ...........................
Description of the Transfer and Servicing Agreements.......
Certain Legal Aspects of the Receivables ..................
Material Federal Income Tax Consequences ..................
Certain State Tax Consequences ............................
ERISA Considerations.......................................
Underwriting...............................................
Legal Opinions.............................................
Glossary of Terms..........................................
                  PROSPECTUS
Reports to Securityholders ................................
Available Information......................................
Incorporation of Certain Documents by Reference............
Summary of Terms...........................................
Risk Factors...............................................
The Trusts.................................................
The Trustee................................................
The Receivables Pools......................................
The Collateral Certificates ...............................
The Government Securities..................................
Weighted Average Life of the Securities ...................
Pool Factors and Trading Information ......................
The Seller and the Servicer ...............................
Use of Proceeds............................................
Description of the Notes...................................
Description of the Certificates ...........................
Certain Information Regarding the Securities ..............
Description of the Transfer and Servicing Agreements.......
Certain Matters Regarding the Servicer ....................
Certain Legal Aspects of the Receivables ..................
Material Federal Income Tax Consequences ..................
State and Local Tax Considerations ........................
ERISA Considerations.......................................
Plan of Distribution.......................................
Legal Matters..............................................
Index of Terms.............................................
Global Clearance, Settlement and Documentation.............
  Procedures.................................. ............ A-1

     Until _____, __ (90 days after the date of this Prospectus Supplement) all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

PROSPECTUS

                       ASSET BACKED SECURITIES CORPORATION
                                    DEPOSITOR
                 ABS MORTGAGE AND MANUFACTURED HOUSING CONTRACT
      ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES (ISSUABLE IN SERIES)
                         ------------------------------

         Asset Backed Securities Corporation (the "Depositor") may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") and the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by the related Prospectus Supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related Prospectus Supplement. Each Series of Securities may include one or more separate classes (each, a "Class") of Notes and/or Certificates, which may be divided into one or more subclasses (each, a "Subclass"). The Certificates will be issued by a trust (the "Trust") to be formed by the Depositor with respect to such Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (i) the Trust or (ii) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for purpose of issuing Notes of a related Series and matters incidental thereto, as issuer (the "Issuer"), and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool or Contract Pool (each, as defined below), or have been assigned a Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of a pool containing one- to four-family residential mortgage loans (including revolving lines of credit), mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations, loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Securities (collectively, the "Rating Agency") for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or certain conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with certain and related property (the "Mortgage Pool") or a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts and related property (the "Contract Pool") conveyed to such Trust by the Depositor. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by the Federal Housing Administration (the "FHA"), mortgage loans partially guaranteed by the Veterans Administration (the "VA"), or any combination of the foregoing, bearing fixed or variable rates of interest. The Contracts may be conventional contracts, contracts insured by the FHA or partially guaranteed by the VA, or any combination of the foregoing, bearing fixed or variable rates of interest, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the rights of the holders of the Securities of one or more Classes or Subclasses of Notes and/or Certificates of a Series to receive distributions with respect to the related Mortgage Pool or Contract Pool may be subordinated to such rights of the holders of the Securities of one or more Classes or Subclasses of Notes and/or Certificates of such Series to the extent described herein and in such Prospectus Supplement. As provided in the applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes or Subclasses may be on a sequential or a pro rata basis. The Prospectus Supplement with respect to each Series will also set forth specific information relating to the Trust Fund with respect to the Series in respect of which this Prospectus is being delivered, together with specific information regarding the Securities of such Series.

         The Securities do not represent an obligation of or interest in the Depositor or any affiliate thereof. Neither the Securities, the Mortgage Loans, the Contracts nor the Mortgage Certificates are insured or guaranteed by any governmental agency or instrumentality, except to the extent provided herein.

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

         SEE "RISK FACTORS" BEGINNING ON PAGE ___ HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT POTENTIAL INVESTORS SHOULD CONSIDER IN DETERMINING WHETHER TO INVEST IN THE SECURITIES OF A SERIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED.

         There will have been no public market for the Securities of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

         The Depositor, as specified in the applicable Prospectus Supplement, may elect to treat the Trust Fund or certain assets of the Trust Fund with respect to certain Series of Securities as one or more Real Estate Mortgage Investment Conduits (each, a "REMIC"). See "Federal Income Tax Consequences."

         If so specified in the Prospectus Supplement, one or more Classes of Notes of a Series may be subject to optional redemption by the Issuer under the circumstances described in the Prospectus Supplement. If so specified in the Prospectus Supplement relating to a Series of Securities, the Certificates of such Series may be subject to early termination and may receive Special Distributions (as defined herein) in reduction of Stated Principal Balance (as defined herein) under the circumstances described herein and in such Prospectus Supplement.

         This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                       CREDIT SUISSE FIRST BOSTON The date
                   of this Prospectus is             , 1998.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement with respect to each Series of Securities will, among other things, set forth with respect to such Series of Securities:
(i) the identity of each Class or Subclass of Securities within such Series;
(ii) the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Securities;
(iii) the Interest Rate borne (or manner in which interest is paid, if any) by each Class or Subclass of Securities within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Securities within such Series; (vi) the identity of each Class or Subclass of Compound Interest Securities, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Securities within such Series; (viii) the order of application of distributions to each of the Classes or Subclasses of Securities within such Series, whether sequential, pro rata or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Securities offered hereby, if any, are offered;
(xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

                             ADDITIONAL INFORMATION

         This Prospectus contains, and the Prospectus Supplement for each Series of Securities will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

         Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Securities is issued, as applicable, will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Securities offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Securities, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

         IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN

WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus.

Securities Offered..................  ABS Mortgage and Manufactured Housing
                                      Contract Asset-Backed Certificates (the
                                      "Certificates") and ABS Mortgage and
                                      Manufactured Housing Contract Asset-Backed
                                      Notes (the "Notes" and, together with the Certificates, the "Securities") issuable in series (each, a "Series"). The Securities may be issued in one or more classes (each, a "Class") and such Classes may be divided into one or more subclasses (each, a "Subclass"). One or more of such Classes or Subclasses of a Series may be subordinated to one or more Classes or Subclasses of such Series, as specified in the related Prospectus Supplement (any such Class or Subclass to which one or more other Classes or Subclasses is subordinated being hereinafter referred to as a "Senior Class" or a "Senior Subclass," respectively, and any such subordinated Class or Subclass being hereinafter referred to as a "Subordinated Class" or "Subordinated Subclass," respectively).

                                      One of such Classes or Subclasses of
                                      Certificates of a Series (the "Residual
                                      Certificates") may evidence a residual
                                      interest in the related Trust Fund (as
                                      defined below). If so specified in the
                                      related Prospectus Supplement, one or more
                                      Classes or Subclasses of Certificates
                                      within a Series (the "Multi-Class
                                      Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans (as hereinafter defined), Mortgage
                                      Certificates (as hereinafter defined), the
                                      Contracts (as hereinafter defined) and/or the other assets in the Trust Fund if specified as such in the related Prospectus Supplement and a stated annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). If so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in such Prospectus Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to hereinafter as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any such Class or Subclass receiving the higher proportion of interest distributions being referred to hereinafter as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related Prospectus Supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related Prospectus Supplement. Each Certificate will represent the undivided interest, beneficial interest or percentage interest specified in the related Prospectus Supplement in one of a number of trusts (each, a "Trust"), each to be created by the Depositor from time to time pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (i) the Trust or (ii) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for purpose of issuing Notes of a related Series and matters incidental thereto, as issuer (the "Issuer"), and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"), and such Notes will represent indebtedness of the related Trust. The trust property of each trust (the "Trust Fund") will consist of (a) one or more mortgage pools (each, a "Mortgage Pool") containing (i) conventional one- to four-family residential, mortgage loans, (ii) closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one- to four-family properties, including townhouses and individual units in condominiums and planned unit developments, (iii) loans (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the
                                      "Cooperative") and the assignment of a
                                      proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties,
                                      "Single Family Property"), (iv) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"), purchased by the Depositor either directly or through one or more affiliates from an affiliate or from unaffiliated sellers, (v) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized rating agency or agencies identified in the related Prospectus Supplement (collectively, the "Rating Agency") rating the Securities of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and mortgage participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (vi) certain conventional mortgage pass- through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities or (b) one or more contract pools (each, a "Contract Pool") containing manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts (such Contracts, together with the Mortgage Loans and the Mortgage Certificates, being referred to collectively hereinafter as the "Trust Assets") purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor. Unless otherwise specified in the related Prospectus Supplement, each Series of Securities will be offered in fully registered form only, in one or more Classes of Notes and/or Certificates, which may be divided into one or more Subclasses. If so specified in the related Prospectus Supplement, Multi-Class Securities of a Series may be issued with the Stated Principal Balances and the Interest Rates therein specified. At the time of issuance, each Security offered by means of this Prospectus and the related Prospectus Supplements will be rated in one of the four highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or beneficial interest in a Mortgage Pool or Contract Pool, the minimum notional amount to be evidenced by a Certificate of a Class or Subclass, or the minimum denomination in which a Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.

Depositor...........................  Asset Backed Securities Corporation, a
                                      Delaware corporation.

Master Servicer.....................  The entity, if any, named as Master
                                      Servicer in the applicable Prospectus
                                      Supplement, which may be an affiliate of the Depositor. See "Description of the Securities."

Interest............................  Interest will be distributed on the days specified in the Prospectus Supplement
                                      with respect to each Class or Subclass of Securities of a Series, or if any such day is not a business day, the next succeeding business day (the "Distribution Date"), at the rate, or pursuant to the method of determining such rate, specified in the related Prospectus Supplement for each Class or Subclass of Securities within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. See "Maturity, Prepayment and Yield Considerations" and "Description of the Securities -- Payments on Mortgage Loans" and " -- Payments on Contracts."

Principal (Including
  Prepayments)......................  Unless otherwise specified in the related
                                      Prospectus Supplement, principal on each
                                      Trust Asset underlying a Series of
                                      Securities will be distributed on each
                                      Distribution Date, commencing on the date and in the priority and manner specified in the related Prospectus Supplement. If so specified in the Prospectus Supplement with respect to a Series that includes Multi-Class Securities, distributions on such Multi-Class Securities may be made in reduction of the Stated Principal Balance, in an amount equal to the Stated Principal Distribution Amount. Unless otherwise specified in the related Prospectus Supplement, the Stated Principal Distribution Amount will equal the amount by which the Stated Principal Balance of such Class of Multi-Class Securities (before taking into account the amount of interest accrued and added to the Stated Principal Balance of any Class or of Compound Interest Securities) exceeds the Asset Value (as defined herein) of the Trust Assets and other property in the related Trust Fund as of the Business Day prior to the related Distribution Date. See "Maturity, Prepayment and Yield Considerations" and "Description of the Securities -- Payments on Mortgage Loans" and " -- Payments on Contracts." If so specified in the Prospectus Supplement relating to a Series, the Multi-Class Securities of such Series which have other than monthly Distribution Dates may receive special distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement (as defined herein), that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the next Distribution Date may be less than the sum of the interest distributions and the amount of distributions in reduction of Stated Principal Balance to be made on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date for such Certificates. See "Description of the Securities -- Special Distributions." In addition, if so specified in the related Prospectus Supplement, one or more Classes of Notes may be subject to optional redemption on the terms and conditions specified in the related Prospectus supplement.

The Mortgage Pools..................  If so specified in the related Prospectus
                                      Supplement, the Securities of a Series
                                      will represent the interest specified in such Prospectus Supplement in, or be secured by, the Mortgage Pool or Pools included in the Trust Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the original principal amount of each Mortgage Loan in a Mortgage Pool will not be more than 95% (such ratio, the "Loan-to-Value Ratio") of the value of the property securing such Mortgage Loan (the "Mortgaged Property"), based upon an appraisal of the Mortgaged Property considered acceptable to the originator of such Mortgage Loan or the sales price, whichever is less (the "Original Value"). Unless otherwise specified in the applicable Prospectus Supplement, Mortgage Loans secured by Single Family Property having an original principal amount exceeding 80% of the Original Value will be covered by a policy of private mortgage insurance until the outstanding principal amount is reduced to the percentage of the Original Value set forth in the related Prospectus Supplement as a result of principal payments by the borrower (the "Mortgagor"). Unless otherwise specified in the applicable Prospectus Supplement, the principal balance at origination of each Mortgage Loan that is secured by Single Family Property will not exceed $500,000. Mortgage Loans in a Mortgage Pool will all have original maturities of 10 to 40 years, unless otherwise specified in the applicable Prospectus Supplement. Mortgage Loans in a Mortgage Pool may have interest rates (the "Mortgage Rates") that are either fixed or variable. Mortgage Pools may be formed from time to time in varying sizes.

Mortgage Certificates...............  If so specified in the related Prospectus
                                      Supplement, the Trust Fund for a Series of Securities may include Mortgage Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate principal balances and the characteristics described in such Prospectus Supplement. Each Mortgage Certificate included in a Trust Fund will evidence an interest of the type specified in the related Prospectus Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one-to four-family residences, mortgages on multi-family residential rental properties or apartment buildings owned by cooperative housing corporations or by pledges of shares of cooperative corporations and assignments of proprietary leases or occupancy agreements on cooperative dwellings, unless otherwise specified in such Prospectus Supplement.


The Contract Pools.................   If so specified in the related Prospectus
                                      Supplement, the Securities of a Series
                                      will represent the interest specified in such Prospectus Supplement in, or be secured by, the Contract Pool or Pools included in the Trust Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the
                                      Contracts will be fixed rate Contracts.
                                      Such Contracts, as specified in the
                                      related Prospectus Supplement, will
                                      consist of manufactured housing
                                      installment or conditional sales contracts and installment loan agreements and will be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA. Each Contract may be secured by a new or used unit of manufactured housing
                                      (a "Manufactured Home"). The related
                                      Prospectus Supplement will specify the
                                      range of terms to maturity of the
                                      Contracts at origination and, to the
                                      extent specified in such Prospectus
                                      Supplement, the maximum Loan-to-Value
                                      Ratio at origination (the "Contract
                                      Loan-to-Value Ratio"). Because
                                      manufactured homes, unlike site-built
                                      homes, generally depreciate in value, the Loan-to-Value Ratios of some of the Contracts may be higher at the Cut-off
                                      Date than at origination and may increase over time. Unless otherwise specified in the related Prospectus Supplement,
                                      Contracts that are conventional Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies. Each Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy
                                      (which may be a blanket policy) to the
                                      extent described herein or in the related
                                      Prospectus Supplement insuring against
                                      hazard losses due to various causes,
                                      including fire, lightning and windstorm. A
                                      Manufactured Home located in a federally designated flood area will be required to be covered by flood insurance. Contract
                                      Pools may be formed from time to time in varying sizes. None of the Contracts will have been originated by the Depositor or any of its affiliates.

Yield Considerations................  If so specified in the applicable
                                      Prospectus Supplement, an assumed rate of prepayment will be used to calculate the expected yield to maturity on each Class of the Securities of a Series. The yield on any Class of Securities, the purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class (a "Premium Security"), is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Trust Assets included in the related Trust Fund. This effect on yield will intensify with any increase in the amount by which the purchase price of such Security exceeds the aggregate amount of such Principal Distributions. If the differential is particularly wide and a high level of prepayments occurs, it is possible for Holders of Premium Securities not only to have a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment.

                                      Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to Holders of Securities that are Premium Securities) will likely result in a lower than anticipated yield to Holders of Securities of a Class the purchase price of which is less than the aggregate amount of the Principal Distributions to be made to such Class (a "Discount Security"). The Prospectus Supplement for each Series of Securities that includes an Interest Weighted or a Principal Weighted Class will set forth certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Trust Assets included in the related Trust Fund. The yield to Securityholders will also be adversely affected because interest will accrue on the Mortgage Loans, the Contracts or the mortgage loans underlying the Mortgage Certificates included in a Trust Fund, from the first day of the month preceding the month in which a Distribution Date occurs, but the distribution of such interest will be made no earlier than the 25th day of the succeeding month unless otherwise provided in the applicable Prospectus Supplement. The adverse effect on yield of this delay will intensify with any increase in the period of time by which the Distribution Date for a Series of Certificates succeeds the date on which distributions on the Mortgage Loans, the Contracts or the Mortgage Certificates are received by the Master Servicer or the Trustee. See "Maturity, Prepayment and Yield Considerations."

Pre-Funding.........................  If so specified in the related Prospectus
                                      Supplement, a portion of the issuance
                                      proceeds of the Securities of a particular
                                      Series (such amount, the "Pre-Funded
                                      Amount") will be deposited in an account
                                      (the "Pre-Funding Account") to be
                                      established with the Trustee, which will be used to acquire additional Mortgage Loans, Contracts or Mortgage Certificates from time to time during the period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Contracts or Mortgage Certificates, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date. See "Description of the Securities -- Pre-Funding." During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans, Contracts or Mortgage Certificates from time to time during such Pre-Funding Period. Such additional Mortgage Loans, Contracts or Mortgage Certificates will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Contracts or Mortgage Certificates included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement. Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the additional Mortgage Loans, Contracts or Mortgage Certificates to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Contracts or Mortgage Certificates included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

Credit Support......................  Neither the Securities nor the Trust
                                      Assets will be insured or guaranteed by
                                      any governmental agency, except to the
                                      extent of any FHA insurance or VA
                                      guarantee. Credit support will be provided on the Mortgage Pools or Contract Pools by one or more irrevocable letters of credit (the "Letter of Credit"), a policy of mortgage pool insurance (the "Pool Insurance Policy"), a bond or similar form of insurance coverage against certain losses in the event of the bankruptcy of a Mortgagor (the "Mortgagor Bankruptcy Bond") or any combination of the foregoing as specified in the applicable Prospectus Supplement. In lieu of or in addition to the foregoing credit support arrangements if so specified in the related Prospectus Supplement, the Securities of a Series may be issued in one or more Classes or Subclasses. Payments on the Securities of one or more Classes or Subclasses (the "Senior Securities") may be supported by a prior right to receive distributions attributable or otherwise payable to one or more other Classes or Subclasses (the "Subordinated Securities") to the extent specified in the related Prospectus Supplement (the "Subordinated Amount"). In addition, if so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Subordinated Securities may be subordinated to another Class or Subclass of Subordinated Securities and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the related Prospectus Supplement, if a Series of Securities includes Notes, all Classes of Certificates will be subordinated to the Classes of Notes and one more Classes or Subclasses of Notes may be subordinated to one or more other Classes or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the related Prospectus Supplement, a reserve (the "Reserve Fund") and certain other accounts or funds may be established to support payments on one or more Classes of Securities. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the Rating Agency ("Alternative Credit Support").

A. Letter of Credit.................  If so specified in the applicable
                                      Prospectus Supplement, the issuer of one or more Letters of Credit (the "L/C Bank") will deliver to the Trustee the Letters of Credit for the Mortgage Pool or Contract Pool. Unless otherwise specified in the related Prospectus Supplement, to the extent described herein, the L/C Bank will honor the Trustee's demands with respect to such Letter of Credit, to the extent of the amount available thereunder, to make payments to the Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the related Servicer or the Master Servicer pursuant to the terms of the applicable Servicing Agreement, Pooling and Servicing Agreement or Sale and Servicing Agreement referred to herein. Unless otherwise provided in the related Prospectus Supplement, the term "Liquidating Loan" means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure, (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or (d) each Contract with respect to which repossession proceedings have been commenced. The liability of the L/C Bank under the Letter of Credit will be reduced by the amount of unreimbursed payments thereunder. In the event that at any time there remains no amount available under the Letter of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holder of Securities of the Series, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the maximum liability of the L/C Bank under the Letter of Credit for a Mortgage Pool or Contract Pool will be an amount equal to a percentage (not greater than 10% of the initial aggregate principal balance of the Mortgage Loans in such Mortgage Pool or Contracts in such Contract Pool) (the "L/C Percentage"), set forth in the Prospectus Supplement, relating to such Mortgage Pool or Contract Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the applicable Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Securities will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit with respect to a Series of Securities or one or more Classes of Series of Securities may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid principal or notional amount of the Securities of a Class or Classes within such Series. See "Credit Support -- Letter of Credit."

  B. Pool Insurance.................  If so specified in the applicable
                                      Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy"). The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent. See "Description of Insurance -- Pool Insurance Policies." The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Securityholders. See "Description of the Securities -- Presentation of Claims."

  C. Mortgagor Bankruptcy
         Bond.......................  If so specified in the related Prospectus
                                      Supplement, the Master Servicer, if any, the Depositor or the applicable Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for one or more Classes of Securities of such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a Mortgagor. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus

                                      Supplement. See "Description of Insurance
                                      -- Mortgagor Bankruptcy Bond."

  D. Subordinated Securities........  If so specified in the related Prospectus
                                      Supplement, the rights of holders of the Securities of one or more Subordinated Classes or Subclasses of a Series to receive distributions with respect to the Mortgage Loans in the Mortgage Pool or Contracts in the Contract Pool for such Series, or with respect to a Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Securities of one or more Classes or Subclasses of such Series to receive such distributions to the extent described in the related Prospectus Supplement, and may be limited to the Subordinated Amount set forth in the related Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior Securities of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such Senior Securities will experience losses. See "Credit Support -- Subordinated Securities."

  E. Shifting Interest..............  If so specified in the applicable
                                      Prospectus Supplement, the protection
                                      afforded to holders of Senior Securities of a Series by the subordination of certain rights of holders of Subordinated Securities of such Series to distributions on the related Mortgage Loans or Contracts may be effected by the preferential right of the holders of the Senior Securities to receive, prior to any distribution being made in respect of the holders of the related Subordinated Securities, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior Securities on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the related Prospectus Supplement on a Mortgage Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments"). The allocation of a greater than pro rata share of such amounts to the Senior Securities will have the effect of accelerating the amortization of the Senior Securities while increasing the respective interest in the Trust Fund evidenced by the Subordinated Securities. Increasing the respective interest of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Securities. See "Description of the Securities -- Distributions of Principal and Interest" and " -- Distributions on Securities" and "Credit Support -- Shifting Interest."

  F. Reserve Fund...................  If so specified in the related Prospectus
                                      Supplement, a Reserve Fund may be
                                      established for a Series. Unless otherwise specified in such Prospectus Supplement, such Reserve Fund will not be included in the corpus of the Trust Fund for such Series. If so specified in the related Prospectus Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in such Prospectus Supplement, or by the deposit of cash in the amount specified in such Prospectus Supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund (without taking into account the amount of any Initial Deposit, except as otherwise provided in the related Prospectus Supplement), reaches an amount (the "Required Reserve") set forth in the related Prospectus Supplement. Thereafter, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain such Reserve Fund (without, except as otherwise provided in the related Prospectus Supplement, taking into account the amount of any Initial Deposit) at the related Required Reserve. Except as otherwise provided in the related Prospectus Supplement, in no event will the Required Reserve for any Series ever be required to exceed the lesser of the Subordinated Amount for such Series or the outstanding aggregate principal amount of Securities of the Subordinated Classes or Subclasses of such Series specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Reserve Fund with respect to a Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See "Credit Support -- Subordinated Securities" and " -- Reserve Fund."

  G. Other Funds....................  Assets consisting of cash, certificates of deposit or letters of credit or any
                                      combination thereof, in the aggregate
                                      amount specified in the related Prospectus
                                      Supplement, will be deposited by the
                                      Depositor in one or more accounts to be
                                      established with respect to a Series of
                                      Securities by the Depositor with the
                                      Trustee on the related Delivery Date if
                                      such assets are required to make timely
                                      distributions in respect of principal of, and interest on, the Securities of such Series, are otherwise required as a condition to the rating of such Securities in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding Securities which represent interests in GPM Loans (a "GPM Fund") or Buy-Down Loans (a "Buy-Down Fund"). Following each Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Agreement under the conditions and to the extent specified in the related Prospectus Supplement.

  H. Swap Agreement.................  If so specified in the Prospectus
                                      Supplement relating to a Series of
                                      Securities, the related Issuer will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which such Issuer will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See "Credit Support -- Swap Agreement."

  I. Security Guarantee
        Insurance...................  If so specified in the related Prospectus
                                      Supplement, credit enhancement for a
                                      Series may be provided by an insurance
                                      policy (the "Security Guarantee
                                      Insurance") issued by one or more
                                      insurance companies. Such Security
                                      Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

Hazard Issuance and Special Hazard
  Insurance Policies................  Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans (except for the Cooperative Loans) and the Contracts will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. In addition, the Depositor will, if so specified in the applicable Prospectus Supplement, obtain an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The Special Hazard Insurance Policy will be limited in scope and will cover losses in an amount specified in the applicable Prospectus Supplement. Any hazard losses not covered by either standard hazard policies or the Special Hazard Insurance Policy will not be insured against and to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by Securityholders of such Series. The hazard insurance policies and the Special Hazard Insurance Policy will be subject to the limitations described under "Description of Insurance -- Standard Hazard Insurance Policies on Mortgage Loans," "-- Standard Hazard Insurance Policies on the Manufactured Homes" and " -- Special Hazard Insurance Policies."

Substitution of Trust Assets........  If so specified in the Prospectus
                                      Supplement relating to a Series of
                                      Securities, within the period following
                                      the date of issuance of such Securities
                                      specified in such Prospectus Supplement, the Depositor or one or more Servicers will deliver to the Trustee with respect to such Series Trust Assets in substitution for any one or more of the Trust Assets included in the Trust Fund relating to such Series which do not conform in one or more material respects to the representations and warranties in the related Agreement. See "Description of the Securities -- Assignment of Mortgage Loans," "-- Assignment of Contracts" and " -- Assignment of Mortgage Certificates."

Advances............................  Except as otherwise provided in the
                                      Prospectus Supplement with respect to a
                                      Series, the Servicers of the Mortgage
                                      Loans and Contracts (and the Master
                                      Servicer, if any, with respect to each
                                      Mortgage Loan and Contract that it
                                      services directly, and otherwise to the
                                      extent the related Servicer does not do
                                      so) will be obligated to advance
                                      delinquent installments of principal of
                                      and interest on the Mortgage Loans and
                                      Contracts (the "Advances") under certain circumstances. See "Description of the Securities -- Advances."

Optional Termination...............   If so specified in the Prospectus
                                      Supplement with respect to a Series, the Depositor or such other persons as may be specified in such Prospectus Supplement may purchase the Trust Assets in the related Trust Fund and any property acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a Real Estate
                                      Mortgage Investment Conduit (a "REMIC")
                                      under the Internal Revenue Code of 1986, as amended (the "Code"), any such repurchase will be effected only in compliance with the requirements of
                                      Section 860F(a)(4) of the Code, so
                                      as to constitute a "qualified liquidation" thereunder. The exercise of the right of repurchase will effect early retirement of the Certificates of the related Series.
                                      See "Maturity, Prepayment and Yield
                                      Considerations" and "Description of the
                                      Securities -- Termination."

ERISA Considerations................  A fiduciary of any employee benefit plan or retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisers whether the purchase or holding of Securities could give rise to a prohibited transaction under ERISA or Section 4975 of the Code. See "ERISA Considerations."

Tax Status..........................  See "Federal Income Tax Consequences."

Legal Investment....................  If so specified in the related Prospectus
                                      Supplement relating to a Series of
                                      Securities, a Class or Subclass of such
                                      Securities will constitute a "mortgage
                                      related security" under the Secondary
                                      Mortgage Market Enhancement Act of 1984
                                      ("SMMEA") if and for so long as it is
                                      rated in one of the two highest rating
                                      categories by at least one nationally
                                      recognized statistical rating
                                      organization. Such Classes or Subclasses, if any, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment."

Use of Proceeds.....................  The Depositor will use the net proceeds from the sale of each Series for one or
                                      more of the following purposes: (i) to
                                      purchase the related Trust Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Trust Assets for a Series may be effected by an exchange of Securities by the Depositor with the seller of such Trust Assets. See "Use of Proceeds."

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any Class or Subclass of Securities of any such Series.

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the related Securities. The Prospectus Supplement for a Series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

LIMITED OBLIGATIONS

         Except for any related insurance policies or credit support described in the applicable Prospectus Supplement, the Trust Assets included in the related Trust Fund will be the sole source of payments on the Securities of a Series. The Securities of any Series will not represent an interest in or obligation of the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or any of their respective affiliates, except for the limited obligations of the Depositor, the Master Servicer or any Unaffiliated Seller with respect to certain breaches of representations and warranties and the Master Servicer's obligations as Master Servicer. Neither the Securities of any Series nor the related Trust Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee, any of their respective affiliates or any other person. Consequently, in the event that payments on the Trust Assets are insufficient or otherwise unavailable to make all payments required on the Securities, there will be no recourse to the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT SUPPORT

         With respect to each Series of Securities, credit support may be provided in limited amounts to cover certain types of losses on the underlying Trust Assets. Credit support may be provided in one or more of the forms referred to herein, including, but not limited to: a Letter of Credit; a Pool Insurance Policy; a Mortgagor Bankruptcy Bond; subordination of one or more Classes or Subclasses of Securities of the same Series; a Reserve Fund; and any combination thereof. See "Credit Support." Regardless of the form of credit support, if any, provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit support may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit support, if any, for any Series of Securities will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. See "Credit Support."

RISKS OF THE TRUST ASSETS

         An investment in securities such as the Securities of any Series which generally represent interests in, or are secured by, mortgage loans or manufactured housing installment or conditional sales contracts and installment loan agreements, as the case may be, may be affected by, among other things, a decline in real estate values and changes in the mortgagors' or obligors' financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans, the values of the mortgaged properties securing the mortgage loans underlying the Mortgage Certificates or the values of the Manufactured Homes securing the Contracts, as the case may be, underlying any Series of Securities have remained or will remain at their levels on the dates of origination of the related Mortgage Loans, mortgage loans, Mortgage Certificates or Contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates comprising a particular Trust Fund, and any secondary financing on the related Mortgaged Properties and mortgaged properties, become equal to or greater than the value of the related Mortgaged Properties or mortgaged properties, as applicable, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the related Originator's portfolio. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as Mortgagors or Obligors relying on commission income and self-employed Mortgagors or Obligors) and other factors, may affect the timely payment by Mortgagors, Obligors or mortgagors of scheduled payments of principal of and interest on the Mortgage Loans, Contracts or Mortgage Certificates, as the case may be, and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See "Maturity, Prepayment and Yield Considerations." To the extent that such losses are not covered by the applicable credit support, holders of Securities of the Series evidencing interests in, or secured by, the related Trust Fund will bear all risk of loss resulting from default by Mortgagors, Obligors or mortgagors and will have to look primarily to the value of the Mortgaged Properties, mortgaged properties or Manufactured Homes for recovery of the outstanding principal of and unpaid interest on the defaulted Mortgage Loans or Contracts. In addition to the foregoing, certain geographic regions in the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans or contracts generally. The Mortgage Loans, Contracts or mortgage loans underlying the Mortgage Certificates underlying certain Series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See "The Trust Fund -- The Mortgage Pools," "-- Mortgage Loan Program," "-- Underwriting Standards," "-- The Contract Pools" and " -- Underwriting Policies."

PREPAYMENT AND YIELD CONSIDERATIONS

         The rate and timing of principal payments on the Securities of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related Mortgage Loans, Mortgage Certificates or Contracts. As is the case with mortgage-backed securities generally, each Series of Securities is subject to substantial inherent cash-flow uncertainties because the Mortgage Loans and Contracts may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

         The yield to maturity on each Class of Securities of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans, Mortgage Certificates or Contracts, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Securities will also depend on the Mortgage Rates and the purchase price for such Securities. The yield to investors on any Class of Securities will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or Contracts, as applicable, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and in part (including for this purpose Insurance Proceeds and Liquidation Proceeds) to the extent not covered by amounts otherwise payable to the Master Servicer as servicing compensation.

         In general, if a Class of Securities is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Securities is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

SUBORDINATION

         To the extent specified in the applicable Prospectus Supplement, distributions of interest on and principal of one or more Classes or Subclasses of Securities of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes or Subclasses of Securities of such Series.

LIMITATION ON EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION

         If so specified in the applicable Prospectus Supplement, one or more Classes of Securities of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in such Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Securities in fully registered, certificated form ("Definitive Securities") for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee as "Securityholders" (as such terms are used herein or in the related Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations.

                                 THE TRUST FUND

         Ownership of the Mortgage or Contract Pool or Pools included in the Trust Fund for a Series of Securities may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the Prospectus Supplement for such Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus Supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related Prospectus Supplement, each Mortgage Pool or Contract

Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy Bond, by the subordination of the rights of the holders of the Subordinated Securities of a Series to the rights of the holders of the Senior Securities, which, if so specified in the related Prospectus Supplement, may include Securities of a Subordinated Class or Subclass and the establishment of a Reserve Fund, by the right of one or more Classes or Subclasses of Securities to receive a disproportionate amount of certain distributions of principal, by Security Guarantee Insurance or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Securities of such Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

         If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include (a) one or more Mortgage Pools containing (i) conventional one-to four-family residential, first and/or second mortgage loans, (ii) closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments, (iii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iv) mortgage loans secured by Multifamily Property, (v) mortgage participation securities evidencing participation interests in such loans that are acceptable to the nationally recognized Rating Agency rating the Securities of such Series for a rating in one of the four highest rating categories of such Rating Agency or (vi) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities or (b) one or more Contract Pools containing Contracts or participation Securities representing participation interests in such Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor.

         A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA", and such mortgage loans are referred to herein as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties (as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, attached homes (single family units having a common wall), individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and such other types of homes or units as are set forth in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related Prospectus Supplement.

         Unless otherwise specified below or in the applicable Prospectus Supplement, each Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $500,000, (ii) have monthly payments due on the first day of each month (the "Due Date"), (iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and (iv) consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Loan-to-Value Ratio of such Mortgage Loans at origination will not exceed 95% on any Mortgage Loan with an original principal balance of $150,000 or less, 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000, 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000 and 80% on any Mortgage Loan with an original principal balance exceeding $300,000. If so specified in the related Prospectus Supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with (unless otherwise specified in such Prospectus Supplement) 30-year terms at origination and mortgage interest rates adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related Prospectus Supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the originator and (b) the sales price for such property (the "Original Value"). Unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property (other than Multifamily Property), no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) may not exceed 80% and the original principal balance may not exceed $250,000.

         If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the related Prospectus Supplement.

         If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Agreement will provide that the Unaffiliated Seller from which such convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related Prospectus

Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

         If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in such Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Securities -- Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

         If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"). If so specified in the related Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

         If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of such Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of such loan multiplied by the Mortgage Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Under certain circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

         VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

         Unless otherwise specified in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related Prospectus Supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

         The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Securities the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans,
(iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans,
(x) the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and (xii) with respect to Mortgage Loans secured by Multifamily Property or such other Mortgage Loans as are specified in the Prospectus Supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

         No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Securities of the Series evidencing interests in, or secured by, the Mortgage Pool.

         Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

         The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of such Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described herein, and will receive a fee for such services. See " -- Mortgage Loan Program" and "Description of the Securities." As used herein, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable Prospectus Supplement, with respect to those Mortgage Loans serviced by a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive the fee for such services specified in such Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

         The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities --Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described herein under " -- Mortgage Loan Program" and " --

Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans" and " -- Servicing by Unaffiliated Sellers") and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under "Description of the Securities -- Advances." Unless otherwise specified in the related Prospectus Supplement, such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities -- Advances," "Credit Support" and "Description of Insurance."

MORTGAGE LOAN PROGRAM

         The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related Prospectus Supplement.

UNDERWRITING STANDARDS

         Except in the case of certain Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or such other standards as may be described in the applicable Prospectus Supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See " -- Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus Supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

         The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amount and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

         Unless otherwise specified in the applicable Prospectus Supplement, an appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

         Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

         The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Certain of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

         To the extent specified in the related Prospectus Supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

         The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related Prospectus Supplement.


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
QUALIFICATIONS OF UNAFFILIATED SELLERS

         Unless otherwise specified in the applicable Prospectus Supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of certain other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

         Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement). With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and
(b) the related cooperative apartment was free from damage and was in good repair.

         All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in, or secured by, such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

         The only representations and warranties to be made for the benefit of holders of Securities of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities -- Assignment of Mortgage


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
Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

         Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Securities as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of such Series for a breach of representation or warranty by an Unaffiliated Seller.

         The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Securities -- Assignment of Mortgage Loans."

CLOSED LOAN PROGRAM

         The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which (i) more than two monthly payments were over 30 days delinquent, (ii) one payment was over 60 days delinquent or (iii) more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

         If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in such Prospectus Supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus Supplement or in the Current Report on Form 8-K referred to below. Such Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Securities of such Series) will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the "Trust Assets."

THE CONTRACT POOLS

         If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. Unless otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in such Prospectus Supplement.

         The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related Prospectus Supplement for the benefit of the related Securityholders. The Master Servicer specified in the related Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities -- Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the related Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

         Unless otherwise specified in the related Prospectus Supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified


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
in the related Prospectus Supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See "Description of the Securities -- Payments on Contracts."

         Except as otherwise specified in the related Prospectus Supplement, the related Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

         With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the related Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related Prospectus Supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related Prospectus Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or such other party.

         If so specified in the related Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain other representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure such breach in all material respects or, unless otherwise specified in the related Prospectus Supplement, to purchase such Contract at a price equal to the principal balance thereof as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Securities, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to such Rating Agency to support this purchase obligation. See "Credit Support -- Performance Bond." The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

         If provided in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the Securities, the Depositor may remove such Contract from the Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a "Substitute Contract"). Any Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract (the amount of any shortfall to be distributed to Securityholders in the month of substitution),
(ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any such breach.

UNDERWRITING POLICIES

         Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related Prospectus Supplement. Except as described below or in the related Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contract Loan-to-Value Ratio will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly owned subsidiary of Credit Suisse First Boston, Inc.. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

         The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

         Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

         Except as otherwise provided in the related Prospectus Supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Securities. If so specified in the related Prospectus Supplement, Securities may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related Prospectus Supplement, the Trust Assets for each Series of Securities will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Trust Assets from time to time either in the open market or in privately negotiated transactions.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         Unless otherwise specified in the related Prospectus Supplement, the scheduled maturities of all of the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but such Mortgage Loans (or such underlying mortgage loans) or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan (or mortgage loan) or Contract will provide for a prepayment penalty and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

         The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

         It is customary in the residential mortgage industry in quoting yields on a pool of (a) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

         Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Securities, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Securities will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

         The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Securities -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- `Due-On-Sale' Clauses" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

         There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Securities evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Securities of a Series evidencing interests in, or secured by, such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund -- The Contract Pools."

         While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related Prospectus Supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

         Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

         If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Securities for which the Depositor has elected to treat the Trust Fund or certain assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein and in the related Prospectus Supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See "The Trust Fund --Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases," "Description of the Securities -- Assignment of Mortgage Loans," "-- Assignment of Mortgage Certificates," "-- Assignment of Contracts" and " -- Termination."

         If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Securities of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

         Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable Prospectus Supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related Prospectus Supplement, full and partial prepayments, together with interest on such full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan or Contract to the last day of the month in which such prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement.

         Generally, the effective yield to holders of Securities having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of such interest to holders of such Securities will be made no earlier than the 25th day of the month following the month of the accrual (unless otherwise provided in the applicable Prospectus Supplement). The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Securities succeeds such 25th day. With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed.

         In the event that the Securities of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Securities that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Securities that are Premium Securities) will likely result in a lower than anticipated yield to holders of Securities that are offered at a discount to their principal amount ("Discount Securities"). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Securities at the times and under the circumstances described therein.

         In the event that the Securities of a Series include one or more Classes or Subclasses of Multi-Class Securities, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                          DESCRIPTION OF THE SECURITIES

         Each Series of Securities will be issued pursuant to either (a) an agreement consisting of either (i) a Pooling and Servicing Agreement or (ii) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the "Standard Terms"), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to herein as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or (b) if a Series of Securities includes Notes, a deposit trust agreement or trust agreement between the Depositor and the Trustee. Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between the related Issuer and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"), and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer or Servicer and the Indenture Trustee. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. In addition, a Series of Securities may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the "Warranty and Servicing Agreement"). As used herein, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

         The following summaries describe certain provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related Prospectus Supplement. Wherever defined terms of the Agreement are referred to, such defined terms are thereby incorporated herein by reference.

GENERAL

         Unless otherwise specified in the Prospectus Supplement with respect to a Series, each Security offered hereby and by means of the related Prospectus Supplement will be issued in fully registered form. Securities will represent the undivided interest or beneficial interest attributable to such Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below; (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession; (iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under "Description of Insurance"); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series; (ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under "Description of Insurance"); (x) the Security Guarantee Insurance, if any, with respect to such Series; (xi) the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xii) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Securities, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

         If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Securities.

         The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Securities of such Series will constitute "regular interests" in the related REMIC. If so specified in the related Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See "Federal Income Tax Consequences."

         If so specified in the Prospectus Supplement for a Series which includes Multi-Class Securities, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Securities of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the related Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for such a Series that includes Multi-Class Securities will be specified in the related Prospectus Supplement.

         If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses or Subordinated Securities of a Series may be subordinated to the right of the holders of Securities of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of each Subclass of Senior Securities will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans or Contracts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Subordinated Securities of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Securities of such Series to receive distributions with respect to such specific pool of Mortgage Loans, Mortgage Certificates or Contracts, as more fully set forth in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of the Senior Securities may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement. If so specified in the related Prospectus Supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the Prospectus Supplement.

         If so specified in the related Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Securities of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Such Securities will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

         The Securities of a Series offered hereby and by means of the related Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the related Prospectus Supplement, unless such Prospectus Supplement provides otherwise. No service charge will be made for any transfer or exchange of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         Beginning on the date specified in the related Prospectus Supplement, distributions of principal of and interest on the Securities of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Securities are registered at the close of business on the day specified in such Prospectus Supplement (the "Record Date"). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related Prospectus Supplement, which rate may be fixed or variable. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement. Distributions of principal of the Securities will be made in the priority and manner and in the amounts specified in the related Prospectus Supplement.

         If so specified in the Prospectus Supplement with respect to a Series of Securities, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by such Certificate and the payments of principal and interest (adjusted as set forth in the Prospectus Supplement) on or with respect to the Mortgage Loans or Contracts (including any Advances thereof) or the Mortgage Certificates included in the Trust Fund with respect to such Series.

         If so specified in the related Prospectus Supplement, distributions on a Class or Subclass of Securities of a Series may be based on the Percentage Interest evidenced by a Security of such Class or Subclass in the distributions (including any Advances thereof) of principal (the "Principal Distribution") and interest (adjusted as set forth in the Prospectus Supplement) (the "Interest Distribution") on or with respect to the Mortgage Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Trustee will distribute to each holder of a Security of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Security and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution. A Security of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, the holders of the Senior Securities may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, distributions of interest on each such Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement relating to such a Series of Securities, distributions of interest on each Class or Subclass of Compound Interest Securities of such Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of such Series having a Final Scheduled Distribution Date prior to that of such Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to such time, interest on such Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of such Securities will be made as described herein. Distributions in reduction of the Stated Principal Balance of such Securities will be made on each Distribution Date for such Series to the holders of the Securities of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Principal Balance of such Securities to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of such Securities in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Principal Balance of each Security of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Securities of such Class or Subclass.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Securities of a Class or Subclass then entitled thereto on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of such Series since the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Distribution Amount"); (ii) the Stated Principal Distribution Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Securities of such Series to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value of the Trust Assets in the Trust Fund underlying such Series as of the end of a period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by such Classes or Subclasses of Securities in the principal distributions on or with respect of such Trust Assets received by the Trustee during the preceding Due Period.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, Excess Cash Flow represents the excess of (i) the interest evidenced by such Multi-Class Securities in the distributions received on the Mortgage Loans or Contracts underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Securities), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Securities of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period.

         The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related Prospectus Supplement.

         Distributions (other than the final distribution in retirement of the Securities) will be made by check mailed to the address of the person entitled thereto as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Security meeting the requirements specified in the applicable Prospectus Supplement, except as otherwise provided in the related Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Securities will be made only upon presentation and surrender of the Securities at the office or agency designated by the Master Servicer for such purpose, as specified in the final distribution notice to Securityholders.

ASSIGNMENT OF MORTGAGE CERTIFICATES

         Pursuant to the applicable Agreement for a Series of Securities that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Securities and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

         In connection with such assignment, the Depositor will make certain representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the lesser of the price set forth above, or the adjusted tax basis, as defined in the Code, of such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

         If so specified in the related Prospectus Supplement, within the specified period following the date of issuance of a Series of Securities, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

         The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, either deliver the Securities to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of such Securities to the purchase price for the Mortgage Loans. If a Series of Securities includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

         In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and, unless otherwise specified in the related Prospectus Supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan.

         The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         The Trustee (or the custodian hereinafter referred to) will, generally within 60 days after receipt thereof, review and hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable Prospectus Supplement, if any such document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

         Unless otherwise specified in the applicable Prospectus Supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Securities, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

         Within the period specified in the related Prospectus Supplement, following the date of issuance of a Series of Securities, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund -- The Contract Pools" with respect to the substitution of Contracts.

         In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Securities, the Master Servicer may make certain representations and warranties to the Trustee in such Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under certain of the aforementioned insurance policies. Unless otherwise specified in the applicable Prospectus Supplement, upon a breach of any such representation or warranty that materially and adversely affects the interests of the Securityholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

         To the extent described in the related Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Securities to support, among other things, this purchase obligation. Unless otherwise stated in the applicable Prospectus Supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

         The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

         Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.


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ASSIGNMENT OF CONTRACTS

         The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Securities. If a Series of Securities includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

         In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts."

         The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the related Prospectus Supplement, the Unaffiliated Seller, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances respecting such Contract. Unless otherwise specified in the related Prospectus Supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

         Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that
(i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair,


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(v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard
Insurance Policy in the amount required in the Agreement and that all premiums now due on such insurance have been paid in full.

         All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which such Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related series of Securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Securities. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Securities.

         The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund -- The Contract Pools."

         If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in such Contract within 90 days (or such other period specified in the related Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to, unless otherwise specified in the related Prospectus Supplement, the principal balance thereof as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of such Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. Except as otherwise set forth in the related Prospectus Supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

         Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund -- The Contract Pools."

PRE-FUNDING


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
         If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Contracts or Mortgage Certificates, such Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations the rating of which is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Securities, (iii) certificates of deposit having a rating in the highest rating category from the Rating Agency, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest category from the Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from the Rating Agency; (d) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i),
(a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and (f) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

         During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans, Contracts and/or Mortgage Certificates from time to time during such Pre-Funding Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

         Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus

Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of Securities issued pursuant to a particular offering.

SERVICING BY UNAFFILIATED SELLERS

         Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

         A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Contract; (c) processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. Except as otherwise provided in the related Prospectus Supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under " --Payments on Mortgage Loans" and " -- Payments on Contracts"), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

         As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

         Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

         Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the Prospectus Supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

         The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

PAYMENTS ON MORTGAGE LOANS

         The Master Servicer will, unless otherwise specified in the Prospectus Supplement with respect to a Series of Securities, establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Securities of a Series. If a Series of Securities includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the "Note Distribution Account") and/or the Certificates (the "Certificate Distribution Account") may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Securities of such Series. For ease of reference, references in this Prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

         If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth herein and in such Prospectus Supplement.

         In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Securities of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related Prospectus Supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related Prospectus Supplement, such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

         The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit in the Certificate Account for each Series of Securities on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the related Prospectus Supplement:

                  (i) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

                  (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

                  (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Securities and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and
         (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to such Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

                  (iv) all payments under the Letter of Credit, if any, with respect to such Series;

                  (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

                  (vi) any Advances made by a Servicer or the Master Servicer (as described herein under " --Advances");

                  (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund -- Mortgage Loan Program," "-- Representations by Unaffiliated Sellers; Repurchases" or " -- Assignment of Mortgage Loans" above) or repurchased by the Depositor (as described under " -- Termination" below).

         With respect to each Buy-Down Loan, if so specified in the related Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related Prospectus Supplement, may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

         If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

         If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

PAYMENTS ON CONTRACTS

         A Certificate Account meeting the requirements set forth under " -- Description of the Securities --Payments on Mortgage Loans" will be established in the name of the Trustee.

         Except as otherwise provided in the related Prospectus Supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

                  (i) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

                  (ii) all Obligor payments on account of interest on the Contracts;

                  (iii) all Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise; (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

                  (v) any Advances made as described under " -- Advances" and certain other amounts required under the related Agreement to be deposited in the Certificate Account;

                  (vi) all amounts received from Credit Support provided with respect to a Series of Securities;

                  (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under " -- Termination" below; and

                  (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

         The Mortgage Certificates included in the Trust Fund with respect to a Series of Securities will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Securityholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Securityholders.

DISTRIBUTIONS ON SECURITIES

         On each Distribution Date with respect to a Series of Securities as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account, funds on deposit therein and remit to the Trustee, who will distribute such funds to Securityholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under " --Description of the Securities -- Distributions of Principal and Interest" and in the


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related Prospectus Supplement. If so specified in the applicable Prospectus
Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the related Prospectus Supplement (in either case, the "Determination Date"), except:

                  (i)      all payments that were due on or before the Cut-off
         Date;

                  (ii) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

                  (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

                  (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

                  (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

                  (vi) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (D) amounts in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Securities -- Maintenance of Insurance Policies," "-- Presentation of Claims," "-- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and " -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" or in the applicable Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Securities, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Securities and a statement setting forth certain information with respect to the Mortgage Loans or Contracts.

         If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Securities of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

         Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the Prospectus Supplement, all income and gain realized from any such investment will be for the benefit of


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the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. Unless otherwise provided in the Prospectus Supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

         The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Securities having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the related Prospectus Supplement.

SPECIAL DISTRIBUTIONS

         To the extent specified in the Prospectus Supplement relating to a Series of Securities, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Securities of such Classes or Subclasses may be less than the sum of (i) the interest scheduled to be distributed to holders of the Securities of such Classes or Subclasses and (ii) the amount to be distributed in reduction of Stated Principal Balance or such Securities on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO SECURITYHOLDERS

         Unless otherwise specified or modified in the related Prospectus Supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Security, as to (i) through (iii) or (iv) through (vi) below, as applicable):

                  (i) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer;

                  (ii) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

                  (iii) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and such other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

                  (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

                  (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Securities outstanding of each Class or

         Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of such Compound Interest Securities on such Distribution Date;

                  (vi) to each holder of a Compound Interest Security (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

                           (a) the information contained in the report delivered pursuant to clause (v) above;

                           (b) the interest accrued on such Class or Subclass of Compound Interest Securities with respect to such Distribution Date and added to the Compound Value of such Compound Interest Security; and

                           (c) the Stated Principal Balance of such Class or Subclass of Compound Interest Securities after giving effect to the addition thereto of all interest accrued thereon;

                  (vii) in the case of a series of Securities with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

                  (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect thereto to be distributed to Securityholders on the Distribution Date;

                  (ix) in the case of a Series of Securities benefiting from the Alternative Credit Support described in the related Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Securityholders on the Distribution Date;

                  (x) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

                  (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise; and

                  (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two months delinquent.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Securityholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through
(vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year.

ADVANCES

         Unless otherwise stated in the related Prospectus Supplement, each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the Servicers that were not so made) will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to (unless otherwise provided in the applicable Prospectus Supplement) their respective determinations that such advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans respecting which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of certain taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. Funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. Unless otherwise provided in the applicable Prospectus Supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related Prospectus Supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

         If specified in the related Prospectus Supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow

Account and will be obliged to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Securities, covering loss occasioned by the failure to escrow such amounts.

MAINTENANCE OF INSURANCE POLICIES

         To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

         To the extent specified in a related Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services (and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance -- Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

SPECIAL HAZARD INSURANCE

         If so specified in the related Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Securities in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance -- Special Hazard Insurance Policies."

POOL INSURANCE

         To the extent specified in a related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Securities in effect throughout the term of the applicable Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under "Description of Insurance -- Pool Insurance Policies."

PRIMARY MORTGAGE INSURANCE

         To the extent specified in the related Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Securities. See "Description of Insurance -- Primary Mortgage Insurance Policies."

MORTGAGOR BANKRUPTCY BOND

         If so specified in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Securities in full force and effect throughout the term of the applicable Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Securities, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See "Description of Insurance --Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

         The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

         If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

         If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the Mortgage Rate, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Each Servicing Agreement and the applicable Agreement with respect to Securities representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with such


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person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

         Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

         Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Foreclosure" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan.

ENFORCEMENT OF `DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

         Each applicable Agreement and Servicing Agreement with respect to Securities representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its


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rights to accelerate the maturity of such Contract under the applicable
"due-on-sale" clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

         Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Under the applicable Agreement for a Series of Securities, the Depositor or the person or entity specified in the related Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

         The Servicers and the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will pay from their servicing compensation certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under certain limited circumstances.

         As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

         Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided therein.

EVIDENCE AS TO COMPLIANCE

         The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under such Agreement or Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under such Agreement or Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE AND THE INDENTURE TRUSTEE

         The Master Servicer under each Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

         The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Agreement.

         The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

         The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

         The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

         The Indenture Trustee under the Indenture will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

         The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

         Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any such person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

DEFICIENCY EVENT

         To the extent a deficiency event is specified in the Prospectus Supplement, a deficiency event (a "Deficiency Event") with respect to the Securities of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Securities of such Series, in accordance with the terms thereof and the Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

         Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Securities in accordance with the priorities as to distributions of principal and interest set forth in such Securities will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Security on or before the latest Final Distribution Date of any outstanding Securities of such Series.

         Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Securities, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Securities shall continue to be made in accordance with their terms.

         Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Securities of such Series in accordance with their terms, except that such distributions shall be made on each Distribution Date or such other more frequent dates specified in the related Prospectus Supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Securities expressly in accordance with their terms.

         Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund

(after payment of Trustee and accountants' fees and expenses) to monthly distributions on Securities of such Series or on all Senior Securities of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Securities, and such Securities will, to the extent permitted by applicable law and specified in the related Prospectus Statement, accrue interest at the highest Interest Rate borne by any Security or Securities with the same credit rating by the Rating Agencies of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Securities of that Class. In such event, the holders of a majority in outstanding principal balance of such Securities may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Securities of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

EVENTS OF DEFAULT

         Except as otherwise provided in the related Prospectus Supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of: (i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related Prospectus Supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure or breach; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and (iv) any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Securities by the Rating Agency rating such Securities because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such rating.

         Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default of five days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

RIGHTS UPON EVENT OF DEFAULT

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of such Series.

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         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of such Series for thirty days or more, unless (a) the Noteholders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Except as otherwise provided in the related Prospectus Supplement, so long as an Event of Default with respect to a Series of Securities remains unremedied, the Depositor, the Trustee or the holders of Notes of such Series (or, if no Notes are issued as part of such Series, Certificate) evidencing not less than 25% of the principal amount of such Securities of such Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

AMENDMENT

         Except as otherwise provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Securities may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder of the related Series. Except as otherwise provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Securities may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Securities evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Securities, if any, of a Series in a manner other than that set forth in
(i) above without the consent of the holders of the Senior Securities of such Subclass evidencing not less than 66 2/3% of such Class or Subclass, (iii) adversely affect in any material respect the interests of the holders of the Subordinated Securities of a Series in a manner other than that set forth in (i) above without the consent of the holders of Subordinated Securities evidencing not less than 66 2/3% of such Class or Subclass or (iv) reduce the aforesaid percentage of the Securities, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby.

         The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Securities evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Securities of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Securities of such Series then outstanding.

TERMINATION

         Except as otherwise provided in the related Prospectus Supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Securities will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement. The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Trust


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
Agreement. In no event, however, will the Trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Securities, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination.

         If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" thereunder. The exercise of any such right will effect early retirement of the Securities of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related Prospectus Supplement.

         The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of such Series.

                                 CREDIT SUPPORT

         Credit support for a Series of Securities may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Securities (which may, if so specified in the related Prospectus Supplement, be issued in notional amounts), the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Securities.

LETTERS OF CREDIT

         The Letters of Credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Securities will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Securities. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit for each Series of Securities will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of


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all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the
circumstances specified above. See "Description of the Securities --
Termination."

         Unless otherwise specified in the applicable Prospectus Supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

         If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

         To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

         Prospective purchasers of Securities of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related Prospectus Supplement (the "Required Reserve"), the Securityholders (in the priority specified in the related Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

         In the event that a Subordinated Class or Subclass of a Series of Securities is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the related Prospectus Supplement.

SUBORDINATED SECURITIES


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
         To the extent specified in the Prospectus Supplement with respect to a Series of Securities, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Securities to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying such Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Securities of such Series to receive such distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related Prospectus Supplement. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related Prospectus Supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Securities of one or more Classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Securities of such Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Securities of a Class or Subclass to which the applicable Class or Subclass of Subordinated Securities are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such Mortgage Loans or Contracts). The Prospectus Supplement for each Series of Securities with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Securities will set forth the Subordinated Amount for such Series and/or the manner by which one or more Classes or Subclasses of Securities may be subordinated to other Classes or Subclasses or Securities. If specified in the related Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

         In addition, if so specified in the related Prospectus Supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of such Series will be subordinated to all the Notes.

SHIFTING INTEREST

         If specified in the Prospectus Supplement for a Series of Securities for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Securities of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Securities against losses due to mortgagor defaults.

         The protection afforded to the holders of Senior Securities of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Securities a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Securities while increasing the respective interest of the Subordinated Securities in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Securities.

SWAP AGREEMENT

         If so specified in the Prospectus Supplement relating to a Series of Securities, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Securities having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Securities also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement in accordance with applicable rules and regulations of the Commission.

RESERVE FUND

         If so specified in the related Prospectus Supplement, credit support with respect to one or more Classes or Subclasses of Securities of a Series may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of a Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the related Prospectus Supplement. Except as otherwise provided in the related Prospectus Supplement, following the initial issuance of the Securities of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Securities and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Securities or on the Securities of such Series to which the applicable Class or Subclass of Subordinated Securities are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related Prospectus Supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Securities, or to another specified person or entity, as set forth in the related Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of either Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.


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
         Except as otherwise provided in the related Prospectus Supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related Prospectus Supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Securities of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Securityholders (the "Required Distribution") on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to such Senior Securityholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on such Distribution Date to the Required Distribution; provided, however, that unless specified in the related Prospectus Supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related Prospectus Supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Securities of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related Prospectus Supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Securities of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related Prospectus Supplement, amounts in the Reserve Fund shall be applied in the following order:

                  (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

                  (ii) to the payment to the holders of the applicable Senior Securities of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

                  (iii) to the payment to the holders of the Senior Securities of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available therefor.

         Except as otherwise provided in the related Prospectus Supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Securities, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

         Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Securities in accordance with their respective interests in the Reserve Fund in the priority specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Securities of such Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Securities. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Securities for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Securities of such Series from time to time as being consistent with its outstanding rating of such Securities. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

         The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Securities of such Series and the availability of amounts in the Reserve Fund for distributions on such Securities will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

SECURITY GUARANTEE INSURANCE

         If so specified in the related Prospectus Supplement, Security Guarantee Insurance, if any, with respect to a Series of Securities may be provided by one or more insurance companies. Such Security Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified, in the related Prospectus Supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Securities which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.


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
PERFORMANCE BOND

         If so specified in the related Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Securities would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on such Securities or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

                            DESCRIPTION OF INSURANCE

         To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related Prospectus Supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related Prospectus Supplement. Any material changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

         To the extent specified in the related Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Securities will be described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

         Unless otherwise specified in the related Prospectus Supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and


                                      -72-
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prevent waste to the Mortgaged Property so as to maintain such Mortgaged
Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

         Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;
(e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

         Unless otherwise specified in the related Prospectus Supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Securities will be described in the related Prospectus Supplement.

         The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.


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         With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.


                                      -75-
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         Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

         With respect to Mortgage Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

         The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

         The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

         If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.


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POOL INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Securities of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Securities will be described in the related Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Prospectus Supplement will contain such financial information regarding the Pool Insurer as may be required by the rules and regulations of the Commission.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted), (c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and
(e) foreclosure costs including court costs and reasonable attorneys' fees; and
(iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An "Approved Sale" is (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged


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
Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

         No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (ii) or (iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Securities -- Assignment of Mortgage Loans," and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Securityholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans."

         The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Securities of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Securities of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Securities --Advances."

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Securities. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Securities will be described in the related


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Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool
underlying the Securities of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Securities
-- Maintenance of Insurance Policies" and " -- Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related Prospectus Supplement.

         Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or
(ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless
(i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

         The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

         In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Securities will be covered under a Mortgagor Bankruptcy Bond (or any


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other instrument that will not result in a downgrading of the rating of the
Securities of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Securities of the related Series, which will be set forth in the related Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Securities may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Securities of such Series by the Rating Agency rating such Series.


            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

GENERAL

         The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor) a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

         Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing upon Cooperative Loan Security" below.

TAX ASPECTS OF COOPERATIVE LOANS

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under


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Section 216(a) of the Code to the corporation under Sections 163 and 164 of the
Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

REALIZING UPON COOPERATIVE LOAN SECURITY

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant- shareholders.


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         The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

         In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See " -- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

RIGHTS OF REDEMPTION

         In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the


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foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

         In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

         The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage


                                      -85-
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loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

         Unless otherwise specified in the related Prospectus Supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

"DUE-ON-SALE" CLAUSES

         The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is


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prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers or Master Servicer as additional servicing compensation.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

         Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred.

         Except as otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Securities, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard.


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THE CONTRACTS

GENERAL

         As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured


                                      -88-
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Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Securities and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, such security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements,


                                      -89-
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the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

         The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to


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amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

         The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.


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                         FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. Where appropriate, additional consequences will be discussed in the Prospectus Supplement relating to a particular Series. Stroock & Stroock & Lavan LLP, New York, New York, Brown & Wood LLP, San Francisco, California, or other counsel to the Depositor specified in the related Prospectus Supplement (each, "Special Tax Counsel"), is delivering its opinion regarding certain federal income tax matters discussed below. The opinion addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth Special Tax Counsel's advice with respect to material federal income tax issues. As used hereinafter in "Federal Income Tax Consequences," "Mortgage Loans" shall include Mortgage Certificates and Contracts and "Mortgage Pool" shall include "Contract Pool." The following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion are based are subject to change or differing interpretation, which change or differing interpretation could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Securities. It is recommended that investors consult their own tax advisers in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

         The following discussion addresses securities of two general types: (i) certificates and/or notes ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Master Servicer elects to have treated as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G ("REMIC Provisions") and (ii) certificates and/or notes ("Trust Certificates") representing certain interests in a Trust Fund which the Master Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates."

         Under the REMIC Provisions, REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate."

         A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than or equal to the related pass-through interest rate), will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund (net of normal servicing fees) will be referred to as a "Trust Interest Certificate."

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations").


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II. REMIC TRUST FUNDS

A. CLASSIFICATION OF REMIC TRUST FUNDS

         With respect to each Series of REMIC Certificates relating to a REMIC Mortgage Pool, Special Tax Counsel will deliver its opinion generally to the effect that, assuming that (i) a REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

         Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under " -- Characterization of Investments in REMIC Certificates." In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

         Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments." In order to be a "qualified mortgage" or to support treatment of a certificate of participation therein as a "qualified mortgage," an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

B. CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates ("Assets") would be treated as "loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x); and (ii) REMIC Certificates held by a real estate investment trust ("REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and any amount includible in gross income on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(6)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(6)(B)). See " -- Non-REMIC Trust Funds --


                                      -93-
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Characterization of Investments in Trust Certificates -- Buydown Mortgage
Loans." Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any Reserve Fund or GPM Fund in non-qualifying assets would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Section 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing Sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, regular interests in any other REMIC acquired by a REMIC in accordance with the requirements of Code Section 860G(a)(3) or Section 860G(a)(4) will be treated as "qualified mortgages" within the meaning of Code
Section 860D(a)(4).

         For purposes of characterizing an investment in REMIC Certificates, a Contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "real estate asset" within the meaning of Code Section 856 and (ii) an asset described in Code Section 7701(a)(19)(C). With respect to the Contracts included in a Trust Fund that makes an election to be treated as a REMIC, each Unaffiliated Seller will represent and warrant that each of the Manufactured Homes securing such Contracts meets the definition of a "single family residence."

C. TIERED REMIC STRUCTURES

         For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Special Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Code Section 856(c)(4)(A), and assets described in Code Section 7701(a)(19)(C), and whether the income on such Certificates is interest described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

D. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the


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
REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. Original Issue Discount

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service (the "IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See " -- Reporting and Other Administrative Matters of REMICs" below.

         Rules governing original issue discount are set forth in Code Sections 1271 through 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.

         Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

         The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class is first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

         If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the REMIC Regular Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution

Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

         The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple greater than 0.65 but not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. Final regulations issued on June 11, 1996 define an "objective rate" as a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. For a REMIC Regular Certificate with a Single Variable Rate the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the Single Variable Rate. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under " -- Variable Rate Certificates." Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See " -- Variable Rate Certificates."

         Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

         The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See " -- Market Discount and Premium."

         Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (a) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (b) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on a REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price," by an amount equal to the product of
(i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

         Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

         Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates),
(b) for a qualified inverse floating rate, the value of the rate as of the Closing Date and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

         In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that


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provides for the assumed variable rate in lieu of the fixed rate. The REMIC
Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

         Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. Since the Treasury regulations, issued in final form on June 11, 1996, applicable to instruments having contingent payments (the "1996 Contingent Debt Regulations") are not applicable to instruments that are subject to Code Section 1272(a)(6), prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

2. Market Discount and Premium

         A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under " -- Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

         A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount), reduced by any premium, in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable, unless the IRS consents to a revocation.

         Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates -- Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than


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
discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

         The Tax Reform Act of 1986 (the "1986 Act") grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report might apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by
(ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

         Treasury regulations under Code Section 171 were issued on December 30, 1997 ("Bond Premium Amortization Regulations") which generally provide that amortizable bond premium is amortized over the term of a note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to such period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to


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such period, the excess is deductible under Code Section 171 to the extent such excess does not exceed the difference between (i) prior interest inclusions over
(ii) prior amortizable bond premium deductions on the bond ("Bond Premium Amortization Limit"), with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. The Bond Premium Amortization Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day for the taxable year in which the election is made. The Bond Premium Amortization Regulations specifically do not apply to debt instruments described in Code Section 1272(a)(b) such as the REMIC Regular Certificates. However, it is possible that by analogy to these Regulations, any premium on a REMIC Regular Certificate in excess of interest income may be deductible to the extent of prior accruals of interests.

3. Treatment of Subordinated Securities

         As described above under "Credit Support -- Subordinated Certificates," certain Series of Securities may contain one or more Classes or Subclasses of Subordinated Securities. Holders of Subordinated Securities will be required to report income with respect to such Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans or Contracts, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Securityholder of a Subordinated Security in any period could significantly exceed the amount of cash distributed to such Securityholder in that period.

         Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Security. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Security. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Securities should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Securities.

E. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

1. General

         An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in " -- Basis Rules and Distributions," the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur


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
because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

2. Taxable Income or Net Loss of the REMIC Trust Fund

         The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined above under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see " -- Prohibited Transactions and Other Possible REMIC Taxes" below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers if any. See, however, "--Pass-Through of Servicing Fees" below. Sixth, net income from foreclosure property is reduced by the amount of tax on net income from foreclosure property. If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. Basis Rules and Distributions

         Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual


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Certificate, it will be treated as gain from the sale of the REMIC Residual
Certificate. See " -- Sales of REMIC Certificates" below. The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest.

         A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

         The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See " -- Sales of REMIC Certificates" below.

4. Excess Inclusions

         Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

         For Residual Owners, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. However, net operating loss carryovers are determined without regard to excess inclusion income. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See " -- Foreign Investors in REMIC Certificates" below. The Small Business Job Protection Act of 1996 ("SBJPA of 1996") has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Owner. First, alternative minimum taxable income


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for a Residual Owner is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Owner's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Owner elects to have such rules apply only to taxable years beginning after August 20, 1996.

         In the case of any REMIC Residual Certificates held by a REIT, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

5. Noneconomic REMIC Residual Certificates

         Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See " -- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

6. Tax-Exempt Investors

         Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section
511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See " -- Excess Inclusions" above.

         Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act"). Under provisions of the applicable Agreement, such organizations generally are prohibited from owning Residual Certificates. See " --Sales of REMIC Certificates" below.

7. Real Estate Investment Trusts

         If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a REIT, would be subject to the limitations of Code Sections 856(f) and 856(j). Treasury regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100% rate.

8. Mark-to-Market Rules

         Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Treasury regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.

9. Partnership Holders

         Special rules for electing partnerships with at least 100 members were adopted in the Taxpayer Relief Act of 1997 (the "1997 Act"). There are special rules relating to such electing partnerships that hold REMIC Residual Certificates. Large partnerships which have or are considering making this election should consult with their tax advisors concerning the consequences of holding a REMIC Residual Certificate.

F. SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under " -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium" and under Code
Section 582(c), any additional gain or any loss on the sale


                                     -105-
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or exchange of a REMIC Certificate will be capital gain or loss, provided such
REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221.

         All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

         If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code
Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

         The 1988 Act makes transfers of a REMIC Residual Certificate to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes (i) the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing, (ii) any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income and
(iii) any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The applicable Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

         In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period with respect to any holder, however, if the record holder of the interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any


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regulated investment company, REIT, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

         The 1997 Act provides that for taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners. When applicable, the provisions would also disallow 70% of an electing large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would generally be allowed at the partnership level and would not be subject to the 2% floor applicable to individual partners. See "G. Pass-Through of Servicing Fees" below.

G. PASS-THROUGH OF SERVICING FEES

         The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC," such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Residual Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

         A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Depositor intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

H. PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the "startup day" (generally the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

I. TERMINATION OF A REMIC TRUST FUND

         In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

J. REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

         The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

         The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

         For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

         As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the

Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

K. BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

L. FOREIGN INVESTORS IN REMIC CERTIFICATES

1. REMIC Regular Certificates

         Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (i) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (ii) the holder of such Certificate signs a statement under penalty of perjury that certifies that such holder is a non-U.S. Person and the beneficial owner, and provides the name and address of such holder and (iii) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30%, subject to reduction under an applicable tax treaty.

         "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust other than a "foreign trust," as defined in Code Section 7701(a)(31).

         Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10% or more of the REMIC Residual Certificates.

2. REMIC Residual Certificates

         Amounts paid to a Residual Owner that is a non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally is imposed at a rate of 30% but is subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100%, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See " -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

         Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate as if held by the U.S. Person. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (i) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30% of each excess inclusion and (ii) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30% of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

         Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of REMIC Regular Certificates and REMIC Residual Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

M. STATE AND LOCAL TAXATION

         Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. NON-REMIC TRUST FUNDS

         The discussion that follows relates only to Non-REMIC Trust Funds that have not issued Trust Certificates structured as debt for federal income tax purposes and that are not intended to be treated as partnerships for federal income tax purposes. For a discussion of Trust Certificates in a Non-REMIC Trust Fund which have been structured as debt for federal income tax purposes, see "IV. Characterization of the Trust Certificates as Indebtedness." For a discussion of Trust Certificates and Notes in a Non-REMIC Trust Fund which is intended to be treated as a partnership for federal income tax purposes, see "V. Tax Characterization as a Partnership."

A. CLASSIFICATION OF TRUST FUNDS

         With respect to each series of Trust Certificates, Special Tax Counsel will deliver their opinion to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code.

B. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

1. Trust Fractional Certificates

         In the case of Trust Fractional Certificates, counsel to the Depositor will deliver an opinion that, in general (and subject to the discussion below of Contracts and under " -- Buydown Mortgage Loans"), (i) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701 (a)(19)(C)(v), (ii) Trust Fractional Certificates held by a REIT will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) and (iii) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Code Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4). In the case of a Trust Fractional Certificate evidencing interests in Contracts, such Certificates will qualify for the treatment described in (i) through (iii) of the preceding sentence only to the extent of the fraction of such Certificate corresponding to the fraction of the Contract Pool that consists of Contracts that would receive such treatment if held directly by the Trust Fractional Certificateholder.

2. Trust Interest Certificates

         With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that in their opinion, based on the legislative history, a REMIC that acquires a Trust Interest Certificate in accordance with the requirements of Code Section 860G(a)(3) or Section 860G(a)(4) will be treated as owning a "Qualified Mortgage" within the meaning of Code Section 860(G)(a)(3).

         Although there appears to be no policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates, there is no authority addressing such characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (i) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) would be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or (ii) a REIT which owns a Trust Interest Certificate would be considered to own "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income thereon would be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

3. Buydown Mortgage Loans

         It is contemplated that the assets of certain Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trust Funds that include Buydown Mortgage Loans.

         Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made.

         For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A). Purchasers and their tax advisers are advised to review Section 1.856-5(c)(1)(i) of the Treasury regulations, which specifies that if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

C. TAXATION OF OWNERS OF TRUST FRACTIONAL CERTIFICATES

         Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Trust Funds included in a Mortgage Pool.

Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on such Mortgage Loans. Because those fractional interests having differing undivided percentage interests in principal and interest represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual) adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent flood that would otherwise be applicable to individual partners. Moreover, a holder of a Trust Fractional Certificate that is not a corporation cannot deduct such fees for purposes of the alternative minimum tax (if applicable). Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

         Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans should read the material under the headings " -- Application of Stripped Bond Rules," "-- Market Discount and Premium" and " -- Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Loan" means a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans.

         Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings " -- Treatment of Unstripped Certificates," "-- Market Discount and Premium," and " -- Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Loans, ("Retained Yield"). If such a view were sustained with respect to a particular Trust Fund, such purchasers would be subject to the rules set forth under " --Application of Stripped Bond Rules" rather than those under " -- Treatment of Unstripped Certificates." The Depositor does not expect any servicing compensation payable to the Master Servicer, as described under "Description of the Securities -- Servicing Compensation and Payment of

Expenses," to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

1. Application of Stripped Bond Rules

         Each Trust Fund will consist of an interest in each of the Mortgage Loans relating thereto, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans, and to determine the amount of original issue discount on such Certificates accordingly. See " -- Aggregate Reporting."

         Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See " -- Market Discount and Premium." The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See " -- Aggregate Reporting." Unless the market discount rules apply, subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the Certificates.

         Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a


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different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

         Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to Stripped Certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

         Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a Mortgage Loan by Mortgage Loan basis (or on the basis of the rights to individual payments) taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

         Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

2. Treatment of Unstripped Certificates

         Mortgage Loans in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield and which are not otherwise identified in the Prospectus Supplement as being stripped mortgage loans ("Unstripped Mortgage Loans") will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata share of original issue discount as it accrues and qualified stated interest (as described in " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount") from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from


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
Unstripped Mortgage Loans as it accrues or is received by the Trustee, whichever is earlier. Under the 1997 Act, gain or loss from the termination of a newly originated mortgage will be treated as capital gain or loss.

         Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included in income on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations have original issue discount if the points charged at origination (or other loan discount) exceed the greater of approximately one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. For a description of the general method of calculating the amount of original issue discount see " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and " -- Application of Stripped Bond Rules -- Variable Rate Certificates."

         A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan exceeds its "adjusted issue price," by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

3. Market Discount and Premium

         In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the "adjusted issue price" of such Mortgage Loan. See " -- Treatment of Unstripped Certificates" and " -- Application of Stripped Bond Rules." Thus, with respect to such Mortgage Loans, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis


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
exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

         If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated among each of the Mortgage Loans (on the basis of their relative fair market values). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

         The Bond Premium Amortization Regulations generally provide that amortizable bond premium is amortized over the term of a note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to such period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to such period, the excess is deductible under Code Section 171 to the extent such excess does not exceed the difference between (i) prior interest inclusions over (ii) the Bond Premium Amortization Limit, with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. The Bond Premium Amortization Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day for the taxable year in which the election is made. The Bond Premium Amortization Regulations specifically do not apply to a pool of prepayable debt instruments subject to Code Section 1272(a)(6). However, by analogy to these regulations, it may be possible to deduct any premium in excess of interest income to the extent of prior accrual of interest.

4. Allocation of Purchase Price

         As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of such Mortgage Loans included in the Trust Fund at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

D. TAXATION OF OWNERS OF TRUST INTEREST CERTIFICATES

         With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans. Accordingly, and subject to the discussion under "Application of Stripped Bond Rules," each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or
(ii) 80 percent of the amount of itemized deductions allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 20 percent flood that would otherwise be applicable to individual partners. Moreover, a holder of a Trust Fractional Certificate that is not a corporation cannot deduct such fees for purposes of the alternative minimum tax (if applicable). Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

1. Application of Stripped Bond Rules

         A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans. With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payment to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans. See "Aggregate Reporting."

         Alternatively, Trust Interest Certificateholders may be required by the IRS to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

         The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust


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
Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth under " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" apply. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest.

         Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a Mortgage Loan by Mortgage Loan basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

         Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

E. PREPAYMENTS

         The 1986 Act contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The 1997 Act provides that the prepayment rules of Code
Section 1272(a)(6), discussed above, will also apply to pools of debt instruments the yield on which may be affected by reason of prepayments. Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, as to the possible application of the 1996 Contingent Debt Regulations.

F. SALES OF TRUST CERTIFICATES

         If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See " -- REMIC Trust Funds -- Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the

Certificate was held as a capital asset except to the extent that code Section 582(c) applies to such gain or loss. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year.

G. TRUST REPORTING

         The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Interest Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

H. BACK-UP WITHHOLDING

         In general, the rules described in "REMIC Trust Funds -- Back-up Withholding with respect to REMIC Certificates" will also apply to Trust Certificates.

I. FOREIGN CERTIFICATEHOLDERS

         Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), or a United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code Section 957) related to, an issuer of Mortgage Loan and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgage Loans were issued after July 18, 1984. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met. This withholding tax may be reduced or eliminated by an applicable tax treaty.

         Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of Trust Fractional Certificates and Trust Interest Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

J. STATE AND LOCAL TAXATION

         In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Securities.

IV. CHARACTERIZATION OF THE TRUST CERTIFICATES AS INDEBTEDNESS

A. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

         With respect to each Series of Trust Certificates that have been structured as debt for federal income tax purposes, Special Tax Counsel will deliver their opinion to the effect that the Trust Certificates will be treated as debt instruments for federal income tax purposes as of such date rather than as ownership interests in the Trust Fund.

         The Depositor, each Unaffiliated Seller and the Certificateholders will express in the Agreement their intent that, for applicable tax purposes, the Trust Certificates will be indebtedness secured by the Mortgage Loans. The Depositor, each Unaffiliated Seller and each Certificateholder, by its acceptance and acquisition of a beneficial interest in a Trust Certificate, will have agreed to treat the Trust Certificates as indebtedness for federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of a securitization transaction, the transaction may be treated as a sale of an interest in the Mortgage Loans for financial accounting purposes.

         In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Depositor or an Unaffiliated Seller and has not been transferred to the Certificateholders.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Special Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Trust Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B. TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

         Assuming that the Certificateholders are holders of debt obligations for federal income tax purposes, the Trust Certificates generally will be taxable as debt. The stated interest thereon will be taxable to a Certificateholder as ordinary interest income when received or accrued in accordance with such Certificateholder's method of tax accounting. Under the OID Regulations, a holder of a debt instrument issued with a de minimis amount of original issue discount must include such original issue discount in income, on a pro rata basis, as principal payments are made on the debt instrument. A subsequent purchaser who buys a Trust Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Trust Certificate that has a fixed maturity date of not more than one year from the issue date of such Trust Certificate (a "Short-Term Certificate") may be subject to special rules. An accrual basis holder of a Short-Term Certificate (and certain cash method holders, including regulated investment companies, as set forth in Code Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period, unless an election is made to accrue interest income pursuant to a constant yield method, compared on a daily basis. Other cash basis holders of a Short-Term Certificate would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Certificate). However, a cash basis holder of a Short-Term Certificate reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Certificate until the taxable disposition of the Short-Term Certificate. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on a Short-Term Certificate in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Certificate is purchased for more or less than its principal amount.

         While it is not anticipated that the Trust Certificates will be issued at a greater than de minimis discount, it is possible that the Trust Certificates could nevertheless be deemed to have been issued with original issue discount if interest with respect to the Trust Certificates were not treated as "unconditionally payable" under the OID Regulations. In such event, all of the taxable income to be recognized with respect to the Trust Certificates would be includible in income of Certificateholders as original issue discount, but would not be includible again when the interest is actually received.

C. POSSIBLE CLASSIFICATION AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         The opinion of Special Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transaction contemplated with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificateholders and that the proper classification of the legal relationship between the Depositor, any Unaffiliated Seller and the Certificateholders resulting from this transaction is that of a partnership, or a publicly traded partnership taxable as a corporation. Since Special Tax Counsel has advised that the Trust Certificates will be treated as indebtedness in the hands of the Certificateholders for federal income tax purposes, neither the Depositor nor any Unaffiliated Seller will attempt to comply with federal income tax reporting requirements applicable to partnerships or corporations.

         If it were determined that this transaction created an entity classified as a corporation (i.e. a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders generally would be treated as dividends for federal income tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, each partner (including each Certificateholder) would be taxed individually on its respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificateholders could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the

Agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Special Tax Counsel that the Trust Fund will not be treated as a corporation.

D. POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) it is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Special Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

         The opinion of Special Tax Counsel is not binding on the courts or the IRS. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificateholders. The amount of such a tax would depend upon whether distributions to Certificateholders would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

E. FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including original issue discount) paid on a Trust Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to United States federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificateholder provides the required certification of foreign status.

         If the interests of the Certificateholders were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest United States rate of tax applicable to that foreign partner. In addition, such foreign partner, if a corporation or association taxable as a corporation, could be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's United States federal income tax liability.

         If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.


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F. BACKUP WITHHOLDING

         Certain Certificateholders may be subject to backup withholding at the rate of 31% with respect to interest paid on the Trust Certificates if the Certificateholder, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a statement, certified under penalties of perjury, that he is not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Trust Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information including the amount of interest paid on the Trust Certificates from other persons holding Trust Certificates directly or indirectly through DTC, rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable such other persons to complete their reports.) Each non-exempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificateholder fail to provide the required certification, 31% of the interest (and principal) otherwise payable to the Certificateholder will be required to be withheld and remitted to the IRS as a credit against the Certificateholder's federal income tax liability.

G. SALE OR OTHER DISPOSITION

         If a Certificateholder sells a Trust Certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Trust Certificate. The adjusted tax basis of a Trust Certificate to a particular Certificateholder will equal the holder's cost for the Trust Certificate, increased by any market discount, acquisition discount, original issue discount and gain previously included by such Certificateholder in income with respect to the Trust Certificate and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Certificateholder with respect to such Trust Certificate. Any such gain or loss will generally be capital gain or loss if the Trust Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such capital gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

H. STATE AND LOCAL TAXATION

         In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition. ownership, and disposition of the Trust Certificates. State income tax law may differ substantially from the corresponding federal law and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Trust Certificates.


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
V. TAX CHARACTERIZATION AS A PARTNERSHIP OR DIVISION

         Special Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Issuer will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Issuer, so that the Issuer will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the Issuer as a partnership (such as an election to treat the Issuer as a corporation for federal income tax purposes). If, however, the Issuer has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Issuer as a corporation for federal income tax purposes.

         Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Issuer were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Special Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Issuer will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued by the Issuer, or the nature of the assets held by the Issuer, will exempt the Issuer from treatment as a taxable mortgage pool.

         If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Issuer. In addition, distributions to the Certificateholders generally would be taxable as dividends.

A. TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

1. Treatment of the Notes as Indebtedness

         The Issuer will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement,

Special Tax Counsel will advise the Depositor that in its opinion the Notes will be classified as debt for federal income tax purposes.

2. Possible Alternative Treatments of the Notes

         If, contrary to the opinion of counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Issuer's expenses.

3. Interest Income on the Notes

         The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

4. Sale or Other Disposition

         If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by original issue discount (if any), and market discount previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Any such gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

5. Foreign Holders

         If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a corporation or association taxable as a corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules). The Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All Noteholders should consult their own tax advisers regarding the application of these regulations.

6. Information Reporting and Backup Withholding

         The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS, as a credit against the holder's federal income tax liability.

B. TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP OR DIVISION

1. Treatment of the Issuer as a Partnership

         In the case of an Issuer intended to qualify as a partnership for federal income tax purposes, the Issuer and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Issuer as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership, or if there is a single Certificateholder for federal income tax purposes, to disregard the Issuer as an entity separate from the Certificateholder, being the assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Certificates, the Notes, the Issuer and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Issuer. Generally, provided the Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

2. Partnership Taxation

         As a partnership, the Issuer will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Issuer. The Issuer's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Issuer's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Issuer for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Issuer income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Issuer of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Issuer will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Issuer income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the Issuer might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Issuer income even if they have not received cash from the Issuer to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Issuer.

         If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Issuer (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Issuer. Such deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds certain limits. See "--Non-REMIC Trust Funds--Taxation of Owners of Trust Traction Certificates."

         The Issuer intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Issuer might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

3. Discount and Premium

         It is believed that the Mortgage Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Issuer for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Issuer will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

         If the Issuer acquires the Mortgage Loans at a market discount or premium, the Issuer will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

4. Section 708 Termination

         Under Section 708 of the Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Issuer are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to have transferred its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners.

5. Disposition of Certificates

         Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Issuer income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Issuer. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Issuer does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Issuer will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

6. Allocations Between Depositors and Transferees

         In general, the Issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Issuer might be reallocated among the Certificateholders. The Issuer's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

7. Section 754 Election

         In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the Issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Issuer currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Issuer income than would be appropriate based on their own purchase price for Certificates.

8. Administrative Matters

         The Trustee is required to keep or have kept complete and accurate books of the Issuer. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Issuer will be the calendar year. The Trustee will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the Issuer and will report each Certificateholder's allocable share of items of Issuer income and expense to holders and the IRS on Schedule K-1. The Issuer will provide the Schedule K-1 information to nominees that fail to provide the Issuer with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates.

Generally, holders must file tax returns that are consistent with the information return filed by the Issuer or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Issuer with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Issuer information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Issuer. The information referred to above for any calendar year must be furnished to the Issuer on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Issuer with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Issuer by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Issuer. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Issuer.

9. Tax Consequences to Foreign Certificateholders

         It is not clear and federal tax counsel is unable to opine whether the Issuer would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Issuer would be engaged in a trade or business in the United States for such purposes, the Issuer will withhold as if it were so engaged in order to protect the Issuer from possible adverse consequences of a failure to withhold. The Issuer expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Issuer to change its withholding procedures.

         If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Issuer's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Issuer taking the position that no taxes were due because the Issuer was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Issuer, and for that reason or because of the nature of the assets of the Issuer probably will not be considered "portfolio interest." As a result, even if the Issuer was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

10. Backup Withholding

         Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Securities is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410(d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

         In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (together with ERISA Plans, "Plans") and certain persons ("Parties in Interest") who have certain specified relationships to the Plans and taxes and/or imposes other penalties on any such transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Securities of the applicable Series, an investment in Securities of that Series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

FINAL PLAN ASSETS REGULATION

         The United States Department of Labor ("DOL") has issued a regulation (the "Plan Assets Regulation") under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Plan Assets Regulation provides an exemption from this "plan asset" treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Securityholder of the applicable Series.

         The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to any Trust Fund depends upon the identity of the Securityholders of the applicable Series at any time, there can be no assurance that any Series or Class of Securities will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTION APPLICABLE TO CERTIFICATES

         Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through Certificates by Plans, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be eligible for prohibited transaction relief if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, or Contracts (collectively "Nonexempt Assets"). An investment by a Plan in Certificates of a Series qualifying for relief under PTCE 83-1 (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b) (1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition, (i) the purchase is approved by an independent fiduciary, (ii) no sales commission is paid to the Depositor as Mortgage Pool sponsor, (iii) the Plan does not purchase more than 25% of the Certificates of that Series and (iv) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. PTCE 83-1 will not apply to a Series of Securities with respect to which the Trust Assets include Nonexempt Assets.

         PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

         The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Series intending to meet the conditions of PTCE 83-1 for which such a method of Credit Support is provided (see "Credit Support -- Subordinated Securities" and

" -- Reserve Fund"), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each such Series for which credit support is provided by a Letter of Credit (see "Credit Support -- Letters of Credit") and/or the insurance arrangements set forth above under "Description of Insurance" (an "Insured Series"), a system that will adequately protect the Mortgage Pools and indemnify Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any such Series.

         If a Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), it appears that PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

         If a Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA for Plans that acquire such Subordinated Certificates.

UNDERWRITER'S PROHIBITED TRANSACTION EXEMPTION APPLICABLE TO CERTIFICATES

         Credit Suisse First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's PTE" or "Credit Suisse First Boston Corporation's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to Certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or
(2) an interest in a REMIC if the Certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies include (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Plan Assets Regulation) and (iii) undivided fractional interests in the above.

         Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

                  (a) assets of the type included as Trust Assets have been included in other investment pools ("Other Pools");

                  (b) Certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and (2) purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

                  (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

                  (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

                  (e) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

                  (f) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

                  (g) the acquisition of the Certificates by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

                  (h) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection herewith.

         In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of such person and will not apply, unless:

                  (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

                  (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

                  (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

                  (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

         On July 21, 1997, the DOL published in the Federal Register a final amendment to the Underwriter's PTE which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief, is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

                  (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed 25%;

                  (2) all Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency;

                  (3) the transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date;

                  (5) in order to ensure that the characteristics of the Additional Loans are substantially similar to the original obligations which were transferred to the Trust, either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement ("Pooling Agreement"); in preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date;

                  (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement;

                  (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments;

                  (8) the Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal; and

                  (9) the Pooling and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

         Whether the conditions in the Underwriter's PTE (in addition to, and including those, relating to pre-funding) will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL ERISA CONSIDERATIONS RELATING TO CERTIFICATES

         Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with "plan assets" of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan investor should determine (a) whether the conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Trust Fund. The Plan investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

         If for any reason neither PTCE 83-1 nor the Underwriter's PTE provides an exemption for a particular Plan investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) or PTCE 96-23 (Class Exemption for Plan Asset Transactions Performed by In-house Asset Managers) (collectively, the "Investor Based Exemptions"). There can be no assurance that any of these Investor Based Exemptions will apply with respect to any particular Plan investor or, even if it were to apply, that such exemption would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest "plan assets" of any Plan and who is considering the use of "plan assets" of any Plan to purchase the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments, and should determine on its own whether PTCE 83-1, the Underwriter's PTE or another exemption would be applicable (and whether all conditions have been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

ERISA CONSIDERATIONS RELATING TO THE NOTES

         Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that a Class of Notes is treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then such Class of Notes will be eligible for purchase by Plans. However, without regard to whether a Class of Notes is treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the Investor Based Exemptions described above may apply to any potential prohibited transactions arising as a consequence of the acquisition, holding and transfer of the Notes.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

                                LEGAL INVESTMENT

         The applicable Prospectus Supplement for a Series of Securities will specify whether a Class or Subclass of such Securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

         Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as

12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Securities), except under limited circumstances.

         All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

         The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk Mortgage Certificates" (including securities such as certain Series, Classes or Subclasses of the Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain Classes of Securities as "mortgage related securities," no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

         Investors should consult their own legal advisers in determining whether and to what extent such Securities constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

         Each Series of Securities offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Securities will set forth the terms of the offering of such Series or Class of Securities and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Securities will be determined.

         Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Securities of a Series described in the Prospectus Supplement with respect to such Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         If so indicated in the Prospectus Supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Securities from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         The Depositor may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Securities to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Securities for whom they may act as agents.

         The place and time of delivery for each Series of Securities offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

         If and to the extent required by applicable law or regulation, this Prospectus and the attached Prospectus Supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities offered hereby, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York, Brown & Wood LLP, San Francisco, California or such other counsel specified in the related Prospectus Supplement.

                                 INDEX OF TERMS

TERM                                            PAGE
----                                            ----

Accrual Distribution Amount....................  34
Advances.......................................  13
AFR............................................  89
Agreement......................................  21
Alternative Credit Support.....................   9
Approved Sale..................................  67
APR............................................  25
ARM Loans......................................  18
Asset Value....................................  32
Assets.........................................  81
Bond Premium Amortization Limit................  87
Bond Premium Amortization Regulations..........  87
Buy-Down Fund..................................  12
Buy-Down Loans.................................  19
Cede...........................................  17
Certificate Account............................  40
Certificate Principal Balance..................   3
Certificateholders.............................  21
Class..........................................   1
Cleanup Costs..................................  76
Closed-End Loans...............................   4
Closed Loans...................................  22
Closing Date...................................  83
Code...........................................  14
Collection Account.............................  40
Contract Loan-to-Value Ratio...................   7
Contract Pool..................................   1
Contract Schedule..............................  36
Contracts......................................   1
Converted Mortgage Loan........................  19
Cooperative....................................   4
Cooperative Dwelling...........................   5
Cooperative Loans..............................   4
Credit Suisse First Boston Corporation's PTE...
Custodial Account..............................  40
Custodial Agreement............................  25
Custodian......................................  25
Cut-off Date...................................  17
Deferred Interest..............................  19
Definitive Securities..........................  17
Deficiency Event...............................  54
Deleted Contract...............................  26
Deleted Mortgage Certificates..................  35
Deleted Mortgage Loans.........................  36
Depositor......................................   1

Determination Date.............................  43
Discount Security..............................   8
Distribution Date..............................   5
DOL............................................
DTC -- Depository Trust Company................  17
Due Date.......................................  18
Due Period.....................................  34

TERM                                            PAGE
----                                            ----
Escrow Account.................................  46
ERISA..........................................
ERISA Plans....................................
Exempt Series..................................
FHA............................................   1
FHA Experience.................................  27
FHA Loans......................................  18
First Boston...................................
Garn-St Germain Act............................  75
GPM Fund.......................................  12
GPM Loans......................................  19
Home Equity Loans..............................   4
Indenture......................................  31
Indenture Trustee..............................  31
Initial Deposit................................  11
Insurance Proceeds.............................  41
Insured........................................  49
Insured Series.................................
Interest Coupon................................
Interest Distribution..........................  33
Interest Rate..................................   3
Interest Weighted Class........................   3
Interest Weighted Subclass.....................   3
IRS............................................  83
L/C Bank.......................................   9
L/C Percentage.................................   9
Letter of Credit...............................   8
Liquidating Loan...............................   9
Liquidation Proceeds...........................  41
Loan-to-Value Ratio............................  18
Loss...........................................  63
Manufactured Home..............................   7
Master Servicer................................   1
Mortgage Certificates..........................   1
Mortgage Loans.................................   5
Mortgage Notes.................................  18
Mortgage Pool..................................  80
Mortgage Rates.................................   6
Mortgaged Property.............................   6
Mortgagor......................................   6
Mortgagor Bankruptcy Bond......................   8
Multi-Class Securities.........................   3
Multifamily Property...........................   5
Multiple Variable Rate.........................  85
1988 Act.......................................  91
1986 Act.......................................  87
1996 Contingent Debt Regulations...............  86
1996 Proposed Regulations......................  97

Nonexempt Assets...............................
Nonexempt Series...............................
non-U.S. Person................................  94
Notes..........................................   1
Noteholders....................................  21
Obligor........................................  29

TERM                                            PAGE
----                                            ----
OID Regulations................................  80
Original Value.................................   6
Originator.....................................  22
Other Pools....................................
Parties in Interest............................
Percentage Interest............................   1
Performance Bond...............................  26
Plan Assets Regulation.........................
Plans..........................................
Policy Statement...............................
Pool Insurance Policy..........................   8
Pool Insurer...................................  10
Pooling and Servicing Agreement................  30
Pre-Funded Amount..............................  38
Pre-Funding Account............................  38
Pre-Funding Period.............................
Premium Security...............................   7
Prepayment Assumption..........................  83
Primary Insurer................................  42
Primary Mortgage Insurance Policy..............  10
Primary Mortgage Insurer.......................  49
Principal Distribution.........................  33
Principal Prepayments..........................  11
Principal Weighted Class.......................   4
Principal Weighted Subclass....................   4
Proposed Premium Regulations...................  88
PTCE 83-1......................................
Purchase Price.................................  38
Rating Agency..................................   1
Record Date....................................  33
Reference Agreement............................  31
REIT...........................................  81
REMIC..........................................   1
REMIC Certificateholders.......................  81
REMIC Certificates.............................  80
REMIC Mortgage Pool............................  80
REMIC Provisions...............................  80
REMIC Regulations..............................  80
REMIC Regular Certificate......................  80
REMIC Residual Certificate.....................  80
Required Reserve...............................  12
Reserve Fund...................................   8
Residual Certificates..........................   3
Residual Owner.................................  87
Restricted Group...............................
Retained Yield.................................  98
Revolving Credit Line Loans....................   4
Sale and Servicing Agreement...................   1

Securities.....................................   3
Securities Act.................................  32
Security Guarantee Insurance...................  13
Securityholder.................................  17
Senior Securities..............................

TERM                                            PAGE
----                                            ----
Senior Class...................................   3
Senior Prepayment Percentage...................  80
Senior Subclass................................   3
Series.........................................   1
Servicemen's Readjustment Act..................  20
Servicer.......................................  21
Servicing Account..............................  40
Servicing Agreement............................  21
Single-Class REMIC.............................  94
Single Family Property.........................   5
Single Variable Rate...........................  83
SMMEA..........................................
SBJPA -- of 1996...............................  89
SPA............................................  28
Special Distributions..........................   5
Special Hazard Insurance Policy................  13
Special Tax Counsel............................  79
Standard Hazard Insurance Policy...............  46
Standard Terms.................................  30
Stated Principal Balance.......................   3
Stated Principal Distribution Amount...........  34
Stripped Bond Rules............................
Stripped Interest..............................
Stripped Mortgage Loan.........................  99
Subclass.......................................   1
Subordinated Amount............................   8
Subordinated Securities........................   8
Subordinated Class.............................   3
Subordinated Pool..............................  11
Subordinated Subclass..........................   3
Substitute Contract............................  26
Substitute Mortgage Certificates...............  35
Substitute Mortgage Loans......................  36
Thrift Institutions............................  89
Tiered REMICS..................................  82
Title V........................................  79
Trust..........................................   1
Trust Assets...................................   5
Trust Agreement................................   1
Trust Certificates.............................  80
Trustee........................................   1
Trust Fractional Certificateholder.............  99

Trust Fractional Certificate...................  80
Trust Fund.....................................   4
Trust Interest Certificate.....................  80
Trust Interest Certificateholder...............
Unaffiliated Sellers...........................  22
Underwriters...................................
UCC............................................  73
Unstripped Mortgage Loans......................
U. S. Person...................................  96
VA.............................................   1
VA Loans.......................................  18

PROSPECTUS

               CREDIT SUISSE FIRST BOSTON CARD RECEIVABLES TRUSTS

                               Asset Backed Notes
                            Asset Backed Certificates

                              (Issuable in Series)

                 ASSET BACKED SECURITIES CORPORATION, DEPOSITOR


         The Asset Backed Notes (the "Notes") and the Asset Backed Certificates(the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust or master trust (a "Trust") to be formed pursuant to one or more Trust Agreements or one Master Trust Agreement (as supplemented from time to time from time to time by one or more Trust Supplements) (a "Trust Agreement") or one or more Pooling and Servicing Agreements, one Master Pooling and Servicing Agreement (as supplemented from time to time by one or more Pooling and Servicing Supplements) or similar agreement (a "Pooling and Servicing Agreement") (such Trust Agreements and Pooling and Servicing Agreements, collectively, the "Agreements") as described herein. Each such Series may include one or more classes (each, a "Class") of Notes and/or one or more Classes of Certificates.

         The property of each Trust will include (a) certain Base Assets (as defined herein), which may consist of (i) credit card, charge card or certain other types of Receivables or Participations (each as defined herein), (ii) certain "card receivables backed securities" ("CRB Securities", as defined herein), (iii) Government Securities (as defined herein) (iv) and/or Private Label Custody Receipt Securities (as defined herein) and (b) may also include certain Series Enhancements (as defined herein) or other assets as described herein or in the related Prospectus Supplement. Any Receivables included in the Base Assets for a Series will consist of one or more pools of receivables arising from time to time in the ordinary course of business in one or more portfolios of credit card, charge card or certain other types of accounts (collectively, "Accounts"). Any Participations included in the Base Assets for a Series will consist of undivided interests in one or more pools of Receivables. Any CRB Securities included in the Base Assets for a Series will consist of asset backed securities representing interests in, or notes or loans secured by, one or more underlying pools of Receivables.

         The property of a Trust, the Base Assets of which include Receivables or Participations, will include the right to receive all monies due in respect of such Receivables and/or Participations, net (to the extent provided in the related Prospectus Supplement) of certain amounts payable to the servicer of such Receivables specified in such Prospectus

                                               (Continued on the following page)

THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, CREDIT SUISSE FIRST BOSTON CORPORATION, THE DEPOSITOR, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY UNITED STATES GOVERNMENTAL AGENCY.

         PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

         PROSPECTIVE INVESTORS SHOULD CONSIDER LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS SUPPLEMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                         Underwriters of the Securities

                           CREDIT SUISSE FIRST BOSTON

                 This date of this Prospectus is _________, 199_

(Continued from the previous page)

Supplement (the "Servicer"), which servicer may also be the Seller. The Base Assets for a Series will be sold to the Trust by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor") or such other depositor or transferor as shall be specified in the related Prospectus Supplement, and any Receivables included in the Base Assets for a Series will have been purchased by the Depositor from the seller or sellers designated in the related Prospectus Supplement (collectively, the "Seller"). Series Enhancement with respect to a Series may include Credit Enhancement (as defined herein) and/or certain types of Ancillary Arrangements (as defined herein).

         To the extent specified in the related Prospectus Supplement, each Class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Base Assets, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any Class of Securities may be senior or subordinate to distributions on one or more other Classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate and authorized denominations of each Class of such Securities; (ii) certain information concerning the Base Assets and the related Seller and Servicer, as applicable; (iii) the terms of any Series Enhancement applicable to any Class or Classes of such Securities; (iv) information concerning any other assets in the related Trust; (v) the expected date or dates on which the principal amount of each Class of such Securities will be paid to holders of such Securities; (vi) the Distribution Date for each Class of such Securities; (vii) the extent to which any Class within such Series is subordinated to any other Class of such Series; (viii) the identity of each Class of such Securities; and (ix) additional information with respect to the plan of distribution of such Securities.

                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Securities (as defined herein) are issued, unaudited reports containing information concerning the related Trust will be sent by the Trustee on behalf of such Trust or by the related Indenture Trustee annually and on each Distribution Date specified in the related Prospectus Supplement only to Cede & Co. ("Cede"), as nominee for the Depository Trust Company ("DTC") and registered holder of the Securities (the "Securityholder"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "ADDITIONAL INFORMATION REGARDING THE SECURITIES - Book Entry Registration" and "DESCRIPTION OF THE TRUST OR POOLING AND SERVICING AGREEMENT - Reports to Holders" . The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder but may at any time cease to file any reports that are no longer so required.

                              AVAILABLE INFORMATION

         The Depositor, as originator of the Trusts, has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to the Secretary of Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010. Telephone requests may be directed to the Secretary of Asset Backed Securities Corporation at (212) 325-2000.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of Certificates and/or Notes of such Series.

Issuer......................        With respect to any Series of Securities, a
                                    Trust formed pursuant to either (i) one or more trust agreements or one master trust agreement (as supplemented from time to time by one or more trust supplements) (each, a "Trust Agreement") between the Depositor and the Trustee of such Trust or (ii) one or more a pooling and servicing agreements, or one master pooling and servicing agreement
                                    (as supplemented from time to time by one or more pooling and servicing supplements) or similar agreement (a "Pooling and Servicing
                                    Agreement") among the Depositor, the
                                    Servicer and the Trustee of such Trust (such
                                    Trust Agreements and Pooling and Servicing
                                    Agreements being sometimes referred to
                                    herein collectively, as the "Agreements"). A
                                    Trust formed pursuant to a Trust Agreement may be an owner trust (an "Owner Trust"), a master trust (a "Master Trust") or a grantor trust (a "Grantor Trust") and a Trust formed pursuant to a Pooling and Servicing
                                    Agreement will be a Grantor Trust.

Depositor...................        The Depositor is a special-purpose Delaware
                                    corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the
                                    Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Credit Suisse
                                    First Boston, Inc. Neither Credit Suisse
                                    First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities. The Depositor's principal executive office is located at 11
                                    Madison Avenue, New York, New York 10010, and its telephone number is (212) 325- 2000.

Trustee.....................        With respect to each Trust, the trustee
                                    specified in the related Prospectus
                                    Supplement (the "Trustee").

Servicer....................        With respect to each Trust for which the
                                    Base Assets include Receivables or
                                    Participations, the servicer specified in the related Prospectus Supplement (the
                                    "Servicer").

Indenture Trustee...........        With respect to any Series of Securities
                                    that includes one or more classes of Notes, the indenture trustee specified in the related Prospectus Supplement (the
                                    "Indenture Trustee").

Risk Factors................        For a discussion of risk factors that should
                                    be considered with respect to an investment in the Securities, see "RISK FACTORS" herein and in the related Prospectus Supplement.

Securities Offered..........        Each Series of Securities issued by a Trust
                                    may include one or more classes (each a
                                    "Class") of Certificates and may also
                                    include one or more Classes of Notes. Each
                                    Class of Certificates will be issued
                                    pursuant to the related Trust Agreement or Pooling and Servicing Agreement. Any Series of Securities issued pursuant to a Pooling and Servicing Agreement will only include
                                    Certificates and the Base Assets of such Certificates will consist primarily of (i)
                                    Receivables or Participations and (ii) to the extent set forth in the related
                                    Prospectus Supplement, Government Securities
                                    (as defined herein) and/or Private Label
                                    Custody Receipt Securities (as defined
                                    herein) (such Certificates being sometimes referred to herein as "Receivables Pooling
                                    Certificates"). Any Series of Securities issued pursuant to a Trust Agreement may include Certificates and Notes, and the Base
                                    Assets of such Certificates and such Notes will consist primarily of (i) CRB Securities and (ii) to the extent set forth in the related Prospectus Supplement, Government
                                    Securities and/or Private Label Custody
                                    Receipt Securities (as defined herein) (such
                                    Certificates being sometimes referred to herein as "CRB Backed Certificates", such Notes being sometimes referred to herein as "CRB Backed Notes" and such CRB Backed
                                    Certificates and CRB Backed Notes being
                                    referred to collectively as "CRB Backed
                                    Securities"). Each Class of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Trust and the Indenture Trustee specified in the related Prospectus Supplement. The related
                                    Prospectus Supplement will specify which
                                    Class or Classes of Notes and/or
                                    Certificates of the related Series are being offered thereby. A Trust may issue one or more classes of additional Certificates or Notes that are not being offered by this Prospectus or any related Prospectus
                                    Supplement.

The Notes...................        As specified in the related Prospectus
                                    Supplement, each Class of Notes will have a stated principal amount, notional principal amount or no principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Note
                                    Interest Rate") or will not bear interest.

                                    Each Class of Notes may have a different
                                    Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Note Interest Rate, or the method for determining the Note Interest Rate, for each Class of Notes.

                                    A Series of Securities may include two or more Classes of Notes that differ as to timing and priority of payments, seniority,
                                    Note Interest Rates or amount of payments of principal or interest.

                                    Additionally, payments of principal or
                                    interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. See "DESCRIPTION OF THE NOTES -- Payments of Interest and Principal".

                                    Notes will be available for purchase in
                                    denominations of $100,000, or such other minimum denomination as shall be specified in the related Prospectus Supplement, and integral multiples of $1,000 in excess thereof and will be available in book-entry form, or if specified in the related Prospectus Supplement, as Definitive Notes. If the related Prospectus Supplement provides that the Notes shall be available in book-entry form only, Noteholders will be able to receive Definitive Notes (as defined herein under "RISK FACTORS --Book-Entry Registration") only in the limited circumstances described herein or in the related Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES-- Definitive Securities" .

                                    If a Servicer, Seller or Depositor with an option to purchase the Base Assets of a Trust exercises such option (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Base Assets are received), in the manner and on the respective terms and conditions described under "DESCRIPTION OF THE TRUST AGREEMENT OR POOLING AND SERVICING AGREEMENTS --Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates............        As specified in the related Prospectus
                                    Supplement, each Class of Certificates will have an original principal amount, no principal amount or a notional principal amount and will accrue interest on such original principal or notional principal amount at a specified rate (with respect to each Class of Certificates, the "Certificate
                                    Interest Rate") or will not bear interest.
                                    Each Class of Certificates may have a
                                    different Certificate Interest Rate, which may be a fixed, variable or adjustable
                                    Certificate Interest Rate, or any
                                    combination of the foregoing. The related
                                    Prospectus Supplement will specify the
                                    Certificate Interest Rate, or the method for determining the applicable Certificate
                                    Interest Rate, for each Class of
                                    Certificates.

                                    A Series of Securities may include two or more Classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. See "DESCRIPTION OF THE CERTIFICATES --Payments of Principal" and "-- Payments of Interest". If a Series of Securities includes Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                    Certificates will be available for purchase in a minimum denomination of $100,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement, and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or, if specified in the related Prospectus Supplement, as Definitive Certificates. If the related Prospectus Supplement specifies that the Certificates will be available in book-entry form only, Certificateholders will be able to receive Definitive Certificates (as defined under "RISK FACTORS -- Book Entry Registration") only in the limited circumstances described herein or in the related Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Definitive Securities".

                                    If a Servicer, Seller or Depositor with an option to purchase the Base Assets of a Trust exercises such option (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Base Assets are received), in the manner and on the respective terms and conditions described under "DESCRIPTION OF THE TRUST OR POOLING AND SERVICING AGREEMENT -- Termination", the Certificates will be prepaid as set forth in the related Prospectus Supplement.

Receivables Pooling Certificates

A. Certificateholders'
   Interest; Depositor's
   Interest.................        In the case of a Series of Receivables
                                    Pooling Certificates, a portion of the
                                    assets of the related Trust will be
                                    allocated among the Certificateholders of such Series (the "Investor
                                    Certificateholders' Interest") and the
                                    remainder will be allocated to the interest of the Depositor therein (the "Depositor's
                                    Interest") and as provided in the related
                                    Prospectus Supplement. The Depositor's
                                    Interest represents the right to the assets of the Trust not allocated to the Investor
                                    Certificateholders' Interest of any Series or any interests in the Trust issued as Series Enhancement.

                                    In the case of a Master Trust, the Depositor may cause the issuance of additional Series from time to time and any such issuance will have the effect of decreasing the Depositor's Interest. The Depositor's Interest may be evidenced by an exchangeable certificate that is subject to certain transfer restrictions. The aggregate principal amount of the Investor Certificateholders' Interest will, except as provided herein or in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series and the principal amount of the Depositor's Interest will fluctuate as the amount of the Principal Receivables and the principal balance of the Government Securities, if any, and the Private Label Custody Receipt Securities (as defined herein), if any, held by the Trust changes from time to time. If so provided in the related Prospectus Supplement, in certain circumstances, interests in the assets of a Trust may be allocated to a Credit Enhancer, and in the case of a Master Trust interests in the assets of the Trust may be allocated to the Investor Certificateholders of more than one Series.

B.  Issuance of Additional
    Series..................        The related Prospectus Supplement may
                                    provide, in the case of a Master Trust, that the related Pooling and Servicing Agreement will provide that pursuant to one or more supplements to such Pooling and Servicing
                                    Agreement (each, a "Supplement"), the
                                    Depositor may cause the related Trustee to issue one or more new Series and accordingly cause a reduction in the Depositor's
                                    Interest represented by the Depositor's
                                    Certificate. Under each such Pooling and Servicing Agreement, the Depositor may define, with respect to any Series, the principal terms of such Series. A new Series will only be issued upon satisfaction of the conditions described herein or in the related Prospectus Supplement.

C.  Collections.............        All collections of Receivables with respect
                                    to a given Trust will be allocated by the related Servicer or the Trustee as amounts collected on Principal Receivables or as amounts collected on Finance Charge
                                    Receivables. The Servicer or the Trustee will allocate between the Investor
                                    Certificateholders' Interest of each Series
                                    (if more than one) of such Trust and the Depositor's Interest all amounts collected with respect to (i) Finance Charge
                                    Receivables and Principal Receivables and the Defaulted Amount (as defined under "DESCRIPTION OF THE CERTIFICATES --
                                    Receivables Pooling Certificates
                                    --Collections") and (ii) the Government
                                    Securities and/or Private Label Custody
                                    Receipt Securities. Collections of (i)
                                    Finance Charge Receivables and the Defaulted
                                    Amount and (ii) interest on the Government
                                    Securities, if any, and the Private Label
                                    Custody Receipt Securities, if any, will be allocated to each such Series at all times based upon its Floating Allocation
                                    Percentage.

                                    Collections of Principal Receivables and collections of principal of the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, will be allocated to each such Series at all times based upon its Principal Allocation Percentage. The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each such Series will be determined as set forth in the related Supplement and, with respect to each such Series offered hereby, in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Receivables Pooling Certificates".
                                    Collections will be deposited in the related
                                    Collection Account and invested in the
                                    manner described under "SERVICING OF
                                    RECEIVABLES--Deposits to the Collection
                                    Account".


D.  Interest................        Interest will accrue on the invested amount
                                    of the Receivables Pooling Certificates of a Series or Class (the "Invested Amount" of such Series or Class) at the per annum rate of interest either specified in or determined in the manner specified in the related Prospectus Supplement (the
                                    "Certificate Interest Rate"). If the
                                    Prospectus Supplement for a Series of
                                    Receivables Pooling Certificates so
                                    provides, the Certificate Interest Rate and interest payment dates applicable to each Certificate of that Series may be subject to adjustment from time to time. Any such Certificate Interest Rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus
                                    Supplement for such Series. Subject to
                                    certain limitations which are specified
                                    herein or which will be specified in the related Prospectus Supplement, collections of Finance Charge Receivables, collections of interest on the Government Securities, if any, collections of interest on the Private
                                    Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders' Interest of a
                                    Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if a Rapid Amortization Period commences with respect to such Series, thereafter interest will be distributed to such
                                    Certificateholders monthly on each Special
                                    Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, collections of Finance Charge
                                    Receivables, collections of interest on the Government Securities, if any, collections of interest on the Private Label Custody
                                    Receipt Securities, if any, or other amounts
                                    (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (in the case of the deposit of such interest, an "Interest Funding
                                    Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Receivables Pooling
                                    Certificates, each such Class may have a separate Interest Funding Account.

E. Principal................        The principal of any Receivables Pooling
                                    Certificates will be scheduled to be paid either in full on an expected date specified in the related Prospectus Supplement (the
                                    "Expected Final Payment Date"), in which case such Series will have a Controlled
                                    Accumulation Period as described below under "Controlled Accumulation Period", or under certain limited circumstances, a Rapid
                                    Accumulation Period as described below under "Rapid Accumulation Period" (each an
                                    "Accumulation Period") or in installments commencing on a date specified in the related

                                    Prospectus Supplement (the "Principal
                                    Commencement Date"), in which case such
                                    Certificates will have a Controlled
                                    Amortization Period as described below under "Controlled Amortization Period". If such a Series has more than one Class of Certificates, a different method of paying principal, a different Expected Final Payment Date and/or a different Principal Commencement Date may be assigned to each Class. The payment of principal with respect to the Certificates of such a Series or Class may be made or commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, as the case may be, and the final principal payment with respect to the Certificates of such Series or Class may be made earlier or later than the applicable Expected Final Payment Date or Principal Commencement Date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement.

F.  Revolving Period........        Receivables Pooling Certificates will have a
                                    revolving period (a "Revolving Period"), which will commence on the date specified in the related Prospectus Supplement as the Closing Date and continue until the earliest to occur of (a) if a Pay Out Event occurs, the commencement of a Rapid Amortization
                                    Period with respect to such Series and (b) the date specified in the related Prospectus
                                    Supplement as the day on which the
                                    Accumulation Period or Controlled
                                    Amortization Period, as the case may be, commences. During the Revolving Period with respect to a Series, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private
                                    Label Custody Receipt Securities, if any, and certain other amounts otherwise allocable to the Investor
                                    Certificateholders' Interest of such Series may be distributed to or for the benefit of the Certificateholders of other Series (if so provided in the related Prospectus
                                    Supplement) or the holder of the Depositor's
                                    Certificate in respect of the Seller's
                                    Interest, or allocated and paid to the
                                    Depositor to purchase additional
                                    Receivables, additional Government
                                    Securities and additional Private Label
                                    Custody Receipt Securities.

G.  Controlled Accumulation
    Period.....                     If so specified by the related Prospectus
                                    Supplement, unless a Rapid Amortization
                                    Period commences or, it so specified in the related Prospectus Supplement, a Rapid
                                    Accumulation Period commences, a Series of Receivables Pooling Certificates will have a controlled accumulation period (the
                                    "Controlled Accumulation Period"). The
                                    Controlled Accumulation Period will commence on the close of business on the date specified or determined in the manner specified in the related Prospectus
                                    Supplement and continue until the earliest to occur of (a) the commencement of a Rapid
                                    Amortization Period with respect to such Series, (b) payment in full of the Invested
                                    Amount of the Certificates of such Series or
                                    (c) the Series Termination Date with respect to such Series.

                                    During the Controlled Accumulation Period of a Series of Receivables Pooling Certificates, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders.

                                    Interest of such Series will be deposited on each Distribution Date (which date during each calendar month will be specified in the related Prospectus Supplement) in a trust account established for the benefit of the Investor Certificateholders of such Series (a "Principal Funding Account") and used to make principal distributions to such Investor Certificateholders when due. The amount to be deposited in the Principal Funding Account on any such Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to the amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any existing deficit with respect to the Controlled Accumulation Amount arising from prior Distribution Dates (the "Deficit Controlled Accumulation Amount"). If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Principal Funding Account, Controlled Accumulation Amount and Deficit Controlled Accumulation Amount.

                                    In addition, the related Prospectus
                                    Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. In general, on the Expected Final Payment Date for a particular Series or Class, all amounts accumulated in the Principal Funding Account with respect to such Series or Class during the Controlled Accumulation Period will be distributed as a single repayment of principal with respect to such Series or Class unless a Pay Out Event shall have occurred prior to such Expected Final Payment Date.

H. Rapid Accumulation
   Period...................        If so specified and under the conditions set
                                    forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation
                                    Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus
                                    Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the related Series Termination Date (the "Rapid
                                    Accumulation Period"), collections of
                                    Principal Receivables allocable to the
                                    Investor Interest of such Series (and
                                    certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the
                                    Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding
                                    Account during the Rapid Accumulation Period will not be limited to the Controlled
                                    Deposit Amount. The term "Pay Out Event" with respect to a Series of Certificates means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency or receivership relating to the Seller, (b) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement or (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the
                                    Certificates -- Accumulation Period" and
                                    "--Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Accumulation Period.

                                    During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificate, such Series may be subject to a principal guaranty or other similar agreement.

I. Controlled Amortization
   Period...................        If the related Prospectus Supplement so
                                    specifies, unless a Rapid Amortization
                                    Period commences with respect to such
                                    Series, a Series of Receivables Pooling
                                    Certificates will have an amortization
                                    period during which collections of Principal
                                    Receivables, collections of principal of the Government Securities, if any, and collections of principal of the Private
                                    Label Custody Receipt Securities, if any, allocable to Certificates within one or more
                                    Classes of such Series will be used to make periodic installment payments of principal with respect to such Certificates (the
                                    "Controlled Amortization Period").

                                    The Controlled Amortization Period will
                                    commence at the close of business on the date specified or determined in the manner specified in the related Prospectus Supplement and continue until the earliest to occur of (a) the commencement of a Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or
                                    (c) the Series Termination Date with respect to such Series. During the Controlled Amortization Period of a Series, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders' Interest in such Series will be used on each Distribution Date to make principal distributions to Investor Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Investor Certificateholders of any Series on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus

                                    Supplement plus any existing deficit with respect to the Controlled Amortization Amount arising from prior Distribution Dates (the "Deficit Controlled Amortization Amount"). If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

J. Rapid Amortization
   Period...................        During the period beginning at the close of
                                    business on the Business Day immediately preceding the day on which a Pay Out Event is deemed to have occurred with respect to a Series of Receivables Pooling Certificates or, it so specified in the Prospectus
                                    Supplement relating to a Series with a
                                    Controlled Accumulation Period, from such time specified in the related Prospectus
                                    Supplement after a Pay Out Event has
                                    occurred and the Rapid Accumulation Period has commenced, and ending upon the earliest to occur of (i) the payment in full of the Invested Amount of the Certificates of such Series and any amount required to be paid to a provider of Series Enhancement with respect thereto or (ii) the Series
                                    Termination Date (the "Rapid Amortization
                                    Period"), collections of Principal
                                    Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody
                                    Receipt Securities, if any, and certain
                                    other amounts allocable to the Investor
                                    Certificateholders' Interest of such Series will be distributed as principal payments to the Investor Certificateholders of such
                                    Series monthly on each Distribution Date beginning with the first Special Payment
                                    Date with respect to such Series. During the Rapid Amortization Period with respect to a Series, distributions of principal to
                                    Investor Certificateholders will not be
                                    subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid
                                    Amortization Period with respect to a
                                    Series, any funds on deposit in a Principal
                                    Funding Account with respect to such Series will be paid to the Investor
                                    Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "Pay Out
                                    Events" below for a discussion of the events which might lead to the commencement of the Rapid Amortization Period with respect to a Series.

K.  Pay Out Events..........        A "Pay Out Event" with respect to a Series
                                    refers to any of certain events specified as such in the related Prospectus Supplement, which events may include:

                                            (a) the occurrence of an Insolvency
                                    Event (as defined under "DESCRIPTION OF THE
                                    CERTIFICATES -- Receivables Pooling
                                    Certificates -- Pay Out Events") relating to the Seller or the Depositor, or

                                            (b) the Trust becoming an investment
                                    company within the meaning of the Investment
                                    Company Act of 1940, as amended (the
                                    "Investment Company Act").

                                    In the case of any event described above, a Pay Out Event with respect to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders of such Series immediately upon the occurrence of such event. The Rapid Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the Certificateholders of such Series will begin on the Distribution Date next following the month during which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date").

                                    Any amounts on deposit in a Principal
                                    Funding Account or an Interest Funding
                                    Account with respect to such Series at such time will be distributed on the first such Special Payment Date to the
                                    Certificateholders of such Series. If a
                                    Series has more than one Class of
                                    Certificates, each Class may have different
                                    Pay Out Events which, in the case of any Series of Receivables Pooling Certificates offered hereby, will be described in the related Prospectus Supplement.

                                    Pursuant to the Pooling and Servicing
                                    Agreement, in addition to the consequences of a Pay Out Event discussed above, if any Insolvency Event occurs with respect to the Seller or the Depositor, on the day of such Insolvency Event, the Seller or the Depositor, respectively, will immediately cease to transfer Principal Receivables directly or indirectly to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing Agreement applicable to such Series, within 15 days of such Insolvency Event the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published the holders of Certificates of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series (or if a Series includes more than one Class, the holders of Certificates evidencing more than 50% of each Class of such Certificates of such Series) and certain other interested parties specified in the related Prospectus Supplement instruct the Trustee not to dispose of or liquidate the Receivables, the Government Securities, if any, or the Private Label Custody Receipt Securities, if any, and to continue transferring Principal Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as before such Insolvency Event.

                                    The proceeds from any such sale, disposition or liquidation of the Receivables, the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, will be deposited in the Collection Account and allocated as described in the applicable Pooling and Servicing Agreement and the related Prospectus Supplement. If the sum of (a) the portion of such proceeds allocated to the Investor
                                    Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Investor
                                    Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

L. Paired Series...........         If so specified in the related Prospectus
                                    Supplement, a Series of Certificates may be issued (a "Paired Series") that is paired with one or more other Series or a portion of one or more other Series previously issued by a Trust (a "Prior Series"). A
                                    Paired Series may be issued at or after the commencement of a Controlled Accumulation
                                    Period or Controlled Amortization Period for a Prior Series. As the Invested Amount of the Prior Series having a Paired Series is reduced, the Invested Amount of the Paired
                                    Series will increase by an equal amount. If a Pay Out Event occurs (a) with respect to the Prior Series having a Paired Series or
                                    (b) with respect to the Paired Series when such Prior Series is in a Controlled
                                    Amortization Period or Controlled
                                    Accumulation Period, the percentage
                                    specified in the applicable Prospectus
                                    Supplement for the allocation of collections to such Prior Series and the allocation percentage for the allocation of collections to such Paired Series will be reset as specified in the related Prospectus
                                    Supplement and the Controlled Amortization
                                    Period or Rapid Amortization Period for such
                                    Prior Series could be lengthened, which, in turn, may result in the holders of the Certificates of such Prior Series receiving the final payment of principal on such Certificates after the Expected Final
                                    Payment Date. It shall be a condition to the issuance of a Paired Series that such issuance shall not result in the reduction by any Rating Agency of the rating of the Prior Series.

Final Scheduled Payment
Date.......................         The Final Scheduled Payment Date for each
                                    Class of Certificates of a Series is the date after which no Certificates of such Class are expected to remain outstanding, calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final
                                    Scheduled Payment Date of a Class may be the maturity date of the Base Asset in the related Trust which has the latest stated maturity, or will be determined as described herein and in the related Prospectus
                                    Supplement.

                                    The actual final Payment Date of the
                                    Certificates of any Class will depend
                                    principally upon (i) in the case of
                                    Receivables Pooling Certificates, the rate of payment (including early amortization, prepayments and repurchases) of the Receivables and the terms and rate of payment of the Government Securities and/or Private Label Custody Receipt Securities comprising the Base Assets in the related Trust and (ii) in the case of CRB Backed Certificates, the rate of payment (including early amortization, prepayments and repurchases) of the Receivables underlying the CRB Securities, the terms of such CRB Securities and the rate of payment and terms of the Government

                                    Securities, if any, and the Private Label
                                    Custody Receipt Securities, if any,
                                    comprising the Base Assets in the related
                                    Trust. The actual final Payment Date of
                                    Securities of a given Class may occur
                                    earlier (and may occur substantially
                                    earlier) than the Final Scheduled Payment
                                    Date of such Class as a result of the
                                    application of prepayments of Receivables,
                                    Government Securities, if any, and Private
                                    Label Custody Receipt Securities, if any, to the reduction of the principal balance of such Certificates, or if any early amortization period occurs with respect to the Receivables comprising or underlying the Base Assets (comprised of Receivables or CRB Securities) underlying such Class, but may also occur later than the applicable Final Scheduled Payment Date. See "RISK FACTORS" and "DESCRIPTION OF THE CERTIFICATES" herein for a more detailed description of factors that may affect the timing of principal payments on the Certificates.

The Trust Property
General....................         On or prior to the date of issuance of a
                                    Series of Securities specified in the
                                    related Prospectus Supplement (the "Closing
                                    Date"), the Depositor will transfer Base
                                    Assets to the related Trust (after acquiring such Base Assets, in certain cases, from the seller or sellers specified in the related
                                    Prospectus Supplement (collectively, the
                                    "Seller")) having the aggregate principal balance specified in such Prospectus
                                    Supplement as of the date specified therein
                                    (the "Series Cutoff Date"). Alternatively, if so specified in the related Prospectus
                                    Supplement, in certain circumstances the
                                    Depositor may transfer cash to the Trust and the Trust will use such cash to acquire such Base Assets.

                                    The assets of the Trust may also include one or more types of Series Enhancement (as described below), certain Ancillary Arrangements (as described below) and certain trust accounts, including the related Collection Account, Distribution Account and Reserve Account and any other account or asset identified in the applicable Prospectus Supplement. See "DESCRIPTION OF THE TRUST AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- Trust Accounts".

A.  Base Assets............         The Base Assets for a Series may consist of
                                    any combination of the following assets, to the extent and as specified in the related
                                    Prospectus Supplement: (1) Receivables and
                                    Participations in Receivables, (2) CRB
                                    Securities, (3) Government Securities and
                                    (4) Private Label Custody Receipt
                                    Securities. To the extent set forth in the related Prospectus Supplement, the Base
                                    Assets for a Series (x) may be purchased by the Depositor from the related Seller and transferred to the related Trust, (y) may be purchased by the Depositor in the open market or in privately negotiated transactions (including transactions with entities affiliated with the Depositor) and transferred to the Trust or (z) may be purchased by the related Trust in the open market or in privately negotiated transactions.

(1) Receivables and

    Participations

    (a)  General...........         The assets of the Trust created with respect
                                    to a Series may include a pool of
                                    receivables ("Receivables") arising from time to time in the ordinary course of business in one or more designated portfolios of credit card, charge card or certain other types of accounts
                                    ("Accounts"), together with any monies due under such Receivables net, if and as provided in the related Prospectus
                                    Supplement, of certain amounts payable to the related Servicer.

                                    Any designated Accounts will meet the
                                    criteria provided in the applicable
                                    Agreement applied as of the applicable
                                    Series Cut-Off Date specified therein. The
                                    Accounts will consist of certain initial
                                    Accounts described in the related Prospectus
                                    Supplement ("Initial Accounts") and any
                                    Additional Accounts (as described below), but will not include any Removed Accounts (as described below). Pursuant to the applicable Agreement: (a) the Seller of the Initial Accounts may (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional Accounts ("Additional Accounts"), the Receivables arising in which will be added to the Trust or, in lieu thereof or in addition thereto, transfer eligible Participations to the Trust and (b) such Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ("Removed Accounts").

                                    All new Receivables arising during the term of a Trust in any designated Accounts (including in any Additional Accounts) will be the property of the Trust. Accordingly, the amount of Receivables in the Trust will fluctuate as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted. Receivables may be payable in U.S. dollars or in any foreign currency.

                                    "Participations" are undivided interests in a pool of assets primarily consisting of Receivables owned by a Seller or an affiliate of the Seller, together with any collections thereon.

                                    The Receivables comprising or underlying the Base Assets in a Trust will principally consist of Credit Card Receivables and/or Charge Card Receivables (as described below) or such other receivables or assets as the Prospectus Supplement shall specify.

(b) Credit Card
    Receivables...........          "Credit Card Receivables" are Receivables
                                    due to issuers of credit cards (such as VISA
                                    USA, Inc. ("VISA"1) or MasterCard
                                    International Incorporated ("Mastercard
                                    International"1) credit cards) from the
                                    holders of such cards, including Receivables for periodic finance charges, annual membership fees, cash advance fees, late charges on amounts charged for merchandise and services and certain other designated fees (collectively, "Finance Charge
                                    Receivables") and Receivables representing amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and certain other fees billed to cardholders on the Accounts (collectively, "Principal
                                    Receivables"). In addition, certain
                                    Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge
                                    Receivables. "Interchange" consists of
                                    certain fees received by a credit card-
                                    issuing bank from the VISA and MasterCard
                                    International associations as partial
                                    compensation for taking credit risk,
                                    absorbing fraud losses and funding
                                    Receivables for a limited period prior to initial billing.

                                    Recoveries of charged-off Finance Charge
                                    Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

(c) Charge Card
    Receivables...........          "Charge Card Receivables" are Receivables
                                    due from charge account customers of
                                    merchants who permit their customers to
                                    maintain charge card accounts, and generally represent amounts charged on the designated
                                    Accounts for merchandise and services and annual membership fees and certain other administrative fees billed to such customers. Inasmuch as Receivables originated under charge card Accounts are generally not subject to a monthly finance charge, a portion of the collections on the Charge Card Receivables will be treated as "yield", with the remainder treated as payments of principal.

(2) CRB Securities........          Base Assets for a Series may consist, in
                                    whole or in part, of asset backed securities
                                    ("Card Receivables Backed Securities" or
                                    "CRB Securities") consisting of certificates representing undivided interests in, or notes or loans secured by, Receivables arising in Accounts (as described above).
                                    Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement registered under the
                                    Securities Act or will be so registered, offered and distributed concurrently with the offering of a Series of Securities. See
                                    "TRUST ASSETS - CRB Securities".

                                    Payments on the CRB Securities will be
                                    distributed directly to the Trustee as
                                    registered owner of such CRB Securities or, if applicable, to the Indenture Trustee as pledgee thereof, or in such other manner as shall be specified in the related Prospectus Supplement. The related Prospectus Supplement for a Series which includes CRB Securities as Base Assets will specify (such disclosure may be on an approximate basis), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable,
                                    (i) the approximate aggregate principal
                                    amount and type of the CRB Securities; (ii) certain characteristics of the Receivables which comprise the underlying assets for the CRB Securities; (iii) the expected maturity and the final maturity of the CRB Securities;
                                    (iv) the certificate rate for the CRB
                                    Securities; (v) the issuer or issuers of the CRB Securities (collectively, the "CRB Issuer"), the servicer or servicers of the CRB Securities (collectively, the "CRB Servicer") and the trustee or trustees of the Securities (collectively, the "CRB Trustee"); (vi) certain characteristics of enhancement, if any, relating to the CRB Securities, such as reserve funds, insurance policies, letters of credit or guarantees;
                                    (vii) any pay out events or rapid or early amortization events applicable to the CRB Securities; (viii) the terms on which the CRB Securities or the underlying Receivables may, or are required to, be repurchased prior to the stated maturity of such CRB Securities; and (ix) the terms on which substitute Receivables may be delivered to replace those initially deposited with the CRB Trustee. See "TRUST ASSETS - CRB Securities".

(3) Government Securities.          Base Assets for a Series may include
                                    Government Securities which will consist of any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of
                                    Registered Interest and Principal of
                                    Securities, or STRIPS, program ("Treasury
                                    Strips"), which interest and/or principal
                                    Strips evidence ownership of specific
                                    interest and/or principal payments to be made on certain United States Treasury Bonds
                                    ("Treasury Bonds"), (ii) Treasury Bonds and
                                    (iii) certain other debt securities ("GSE
                                    Bonds") of United States government
                                    sponsored enterprises ("GSEs") ("GSE Bonds";
                                    and, together with Treasury Strips, and
                                    Treasury Bonds, collectively, "Government
                                    Securities"). The specific terms of the
                                    Government Securities, if any, included in a Trust Fund will be set forth in the applicable Prospectus Supplement. See "TRUST
                                    ASSETS -- Government Securities".

Private Label Custody
Receipt Securities. . . .           Base Assets for a Series may include Private
                                    Label Custody Receipt Securities which will consist of any combination of (i) receipts or other instruments (other than Treasury
                                    Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation
                                    ("REFCO") bonds ("REFCO Strips"; and,
                                    together with Private Label Custody Strips,
                                    "Private Label Custody Receipt Securities").
                                    The specific terms of the Private Label
                                    Custody Receipt Securities, if any, included in a Trust will be set forth in the applicable Prospectus Supplement.

B. Collection, Distribution,
   Pre-Funding and other
   Trust Accounts.........          All payments on or with respect to the Base
                                    Assets for a Series will be remitted
                                    directly to an account (the "Collection
                                    Account") to be established for such Series with the related Trustee (or the related

                                    Indenture Trustee), or with the related
                                    Servicer in the name of such Trustee (or
                                    Indenture Trustee) or in such other manner as shall be specified in the related Prospectus Supplement.

                                    To the extent provided in the related
                                    Prospectus Supplement, the Trustee (or the
                                    Indenture Trustee) shall be required to
                                    apply a portion of the amount in the
                                    Collection Account, together with
                                    reinvestment earnings thereon at the rate or rates specified in the related Prospectus Supplement, to the payment, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Servicer under the related Agreement and any other person specified in the related Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into one or more separate accounts (each a "Payment Account" or "Funding Account", as the case may be) to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. Amounts deposited in any such Payment Account will be available, to the extent specified in the related Prospectus Supplement, for (i) application to the payment of principal of and/or interest on certain Classes of the Securities of such Series on the next Payment Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and/or (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

                                    A Prospectus Supplement may also provide that the assets of a Trust will include a Pre-Funding Account (the "Pre-Funding Account"). In such event, to the extent provided in the related Prospectus Supplement, the Depositor and/or the Seller will be obligated (subject only to the availability thereof) to deposit, and the related Trust will be obligated to accept (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Base Assets (the "Additional Base Assets") from time to time during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the related Closing Date. From time to time, various additional accounts may be created under the terms of the documents related to a specific Series.

Series Enhancement........          If stated in the Prospectus Supplement
                                    relating to a Series, enhancement may be provided with respect to one or more Classes of the Securities of such Series in the form of one of more types of Credit Enhancement
                                    (as described below) or Ancillary
                                    Arrangements (as described below), or both
                                    ("Series Enhancement"). The Series
                                    Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such related
                                    Prospectus Supplement. See "SERIES
                                    ENHANCEMENT".

                                    Credit Enhancement with respect to a Trust or any Class or Classes of Securities may include any one or more of the following: the subordination of one or more Classes of such Securities to other Classes of such Securities, a letter of credit, the establishment of a cash collateral guaranty or account, a reserve fund, a surety bond or insurance, a spread account or the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement. Ancillary
                                    Arrangements may take the form of guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate caps, floor or collar agreements, interest rate or currency swap agreements or other similar arrangements that are incidental or related to the Base Assets included in a Trust. If so specified in the related Prospectus Supplement, any such Credit Enhancement or Ancillary Arrangements may be provided by the Depositor or an affiliate thereof.

Servicing.................          For Series for which the Base Assets include
                                    Receivables or Participations, the Servicer designated in the related Prospectus
                                    Supplement will be responsible for
                                    servicing, managing and making collections on such Receivables or Participations. The
                                    Servicer may perform such functions alone, through subservicers or in conjunction with a master servicer, as described in such Prospectus Supplement. In performing these functions, the Servicer will be required to exercise the same degree of skill and care that it customarily exercises with respect to similar receivables owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third party
                                    Servicer will act as Servicer. The Servicer will receive a periodic fee as servicing compensation and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See
                                    "SERVICING OF RECEIVABLES".

Tax Consequences..........          In the case of an Owner Trust, Stroock &
                                    Stroock & Lavan LLP or such other counsel specified in the related Prospectus
                                    Supplement ("Federal Tax Counsel") will
                                    deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Owner Trust will agree, and the beneficial owners of the Notes (each a "Note Owner") will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal
                                    Tax Counsel will advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or that the Notes will be classified in such other manner as shall be specified in the related
                                    Prospectus Supplement. The Owner Trust will also agree, and the related beneficial owners of the Certificates (each a "Certificate Owner") will agree by their purchase of Certificates, to treat the Owner
                                    Trust as a partnership for purposes of
                                    federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller or Depositor in its capacity as recipient of distributions from any reserve fund), and the Notes being debt of the partnership. See
                                    "MATERIAL FEDERAL INCOME TAX CONSEQUENCES --
                                    Owner Trusts" herein for additional
                                    information concerning the application of federal income tax laws to each Owner Trust and the related Securities.

                                    In the case of a Grantor Trust, Federal Tax
                                    Counsel will deliver its opinion that the Grantor Trust will be classified as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. In general, each owner of a beneficial interest in the Certificates must include in income its pro rata share of interest and other income from the Receivables, Participations, CRB Securities, Government Securities, Private Label Custody Receipt Securities and other assets of the Trust and, subject to certain limitations, may deduct its pro rata share of fees and other deductible expenses paid by the Grantor Trust. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- Grantor Trusts" herein for additional information concerning the application of federal income tax laws to each Grantor Trust and the related Certificates.

                                    In the case of a Master Trust, Federal Tax
                                    Counsel will deliver its opinion that,
                                    although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Seller will be properly treated as the owner of the Base Assets and the other assets of the Trust for federal income tax purposes and accordingly, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness of the Seller that is secured by the Base Assets. The Seller, by entering into the Agreement, each Certificateholder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness of the Seller secured by the assets of the Trust for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- Master Trust" herein for additional information concerning the application of federal income tax laws to a Master Trust and the related Certificates.

Certain ERISA
Considerations............          Subject to the considerations and
                                    qualifications discussed under "ERISA
                                    CONSIDERATIONS" herein and the
                                    considerations and qualifications set forth in the related Prospectus Supplement, the Notes of any Series issued by a Trust may be eligible for purchase by employee benefit plans. Persons investing assets of employee benefit plans subject to the Employee
                                    Retirement Income Security Act of 1974, as amended ("ERISA") or of plans as defined in
                                    Section 4975 of the Code should read "ERISA
                                    Considerations" herein and consult their own legal advisors to determine whether and to what extent the Certificates constitute permissible investments for such employee benefit plans and whether the purchase or holding of Certificates could give rise to transactions prohibited under ERISA or Section 4975 of the Code.

Legal Investment..........          Investors whose investment authority is
                                    subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates or Notes constitute legal investments for them.

Use of Proceeds...........          The Depositor will use the net proceeds from
                                    the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Base Assets and/or
                                    Series Enhancement, (ii) to repay
                                    indebtedness which has been incurred to
                                    obtain funds to acquire such Base Assets and/or Series Enhancement, (iii) to fund the purchase of such Base Assets and/or Series
                                    Enhancement by the related Trust on the
                                    Closing Date or to establish a Pre-Funding
                                    Account for such Series, (iv) to establish any Reserve Account or Cash Collateral
                                    Accounts described in the related Prospectus
                                    Supplement or (v) to pay costs of
                                    structuring and issuing such Securities. If so specified in the related Prospectus
                                    Supplement, the purchase of the Base Assets for a Series may be effected in whole or in part by an exchange of Certificates with the Seller of such Base Assets. See "USE OF
                                    PROCEEDS".

Ratings...................          It will be a requirement for the issuance of
                                    any Class of Securities of a Series offered by this Prospectus and the related
                                    Prospectus Supplement that such Securities be rated by at least one Rating Agency in one of its four highest applicable rating categories.

                                    The rating or ratings applicable to such Securities will be as set forth in the related Prospectus Supplement. For more detailed information regarding the ratings assigned to any Class of a particular Series of Securities, see "SUMMARY OF TERMS -- Rating of the Securities" and "RISK FACTORS -- Ratings of the Securities" in the related Prospectus Supplement.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Securities of any such Series.

         Limited Liquidity. There can be no assurance that a secondary market for any Class of Securities of any Series will develop or, if it does develop, that such market will provide holders of such Securities with liquidity of investment or that it will continue for the life of such Securities. The Underwriters presently expect to make a secondary market in certain Classes of the Securities offered hereby and pursuant to the related Prospectus Supplements, but have no obligation to do so.

         Risk of Delayed Principal Payments due to Dependence on Cardholder Repayments; Maturity and Repayment Considerations. In the case of any Series of Securities offered hereunder, the Base Assets of which consist wholly or partly of Receivables or CRB Securities, the Receivables comprising or underlying such Base Assets may be paid at any time, and there is no assurance that there will be new Receivables created in the related Accounts, that Receivables will be added to the related Trust or any underlying CRB Trust (as defined herein, under "TRUST ASSETS -- CRB Securities") or that any particular pattern of accountholder repayments will occur. The actual rate of accumulation of principal in a Principal Funding Account with respect to a Series of Receivables Pooling Certificates during an Accumulation Period and the rate of distributions of principal with respect to any such Series during a Controlled Amortization or Rapid Amortization Period will depend on, among other factors, the rate of accountholder repayments, the timing of the receipt of repayments and the rate of default by accountholders. As a result, no assurance can be given that the Invested Amount of a Class of Receivables Pooling Certificates will be paid on the Expected Final Payment Date, if any, with respect to such Class or that payment of the principal during the Controlled Amortization Period, if any, with respect to such Class will equal the Controlled Amortization Amount, if any, with respect to such Class or will follow any expected pattern.

         Accountholder monthly payment rates with respect to Accounts depend upon a variety of factors, including seasonal purchasing and payment habits of accountholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts, including the periodic rate finance charges assessed on the Accounts (which are subject to change by the Seller). Increased convenience use, in which accountholders pay their Account balances in full on or prior to the due date and thus avoid all finance charges, would decrease the effective yield on the Accounts and could cause the commencement of a Rapid Amortization Period for one or more Series, as well as a decrease in protection to holders of Securities against defaults under the Accounts. No assurance can be given as to the accountholder payment rates which will actually occur in any future period.

         The rate of payment of principal of Securities of a Series for which the Base Assets consist of CRB Securities, and the aggregate amount of each distribution on and the yield to maturity of such Securities, will depend on a number of factors, including the performance of such CRB Securities and the rate of payment of principal (including prepayments) thereof, which will in turn depend in large part on the rate of repayment of the underlying Receivables and the possible occurrence of any related Pay Out Events. The rate of payment of principal of such Securities may also be affected by the repurchase of the Receivables underlying the CRB Securities, and the corresponding retirement of such CRB Securities. See "RISK FACTORS -- Maturity Assumptions" in the related Prospectus Supplement.


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
         Risk of Prepayment due to Dependence on Generation of Additional Receivables. The continuation of the Revolving Period for any Series of Receivables Pooling Certificates will depend on the continued generation of new Receivables for the related Trust. A decline in the amount of Receivables in the Accounts for any reason (including the decision by accountholders to use competing sources of credit, an economic downturn, increased convenience use or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and commencement of a Rapid Amortization Period with respect to such Series. In such event, Certificateholders would bear the risk of reinvestment of the principal amounts of their Certificates. The Pooling and Servicing Agreement for such a Series will provide that if the Depositor's Interest is not maintained at a minimum level equal to an amount specified in the Pooling and Servicing Agreement and the related Prospectus Supplement (the "Required Depositor's Interest"), then the Depositor will be required to transfer Additional Accounts to the Trust. In addition, subject to certain exceptions (which if applicable, will be set forth in the related Prospectus Supplement) if the Depositor fails to transfer such Additional Accounts to the Trust pursuant to the Pooling and Servicing Agreement, a Pay Out Event will occur.

         Limited Nature of Rating. Any rating assigned to any Class of Securities of a Series by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), or such other nationally recognized rating agency specified in the related Prospectus Supplement (each, a "Rating Agency"), will reflect such Rating Agency's assessment solely of the likelihood that Securityholders will receive the payments of interest and principal required to be made under the applicable Agreement or Indenture and will be based primarily on the value of the Base Assets in the Trust and the availability of any Series Enhancement with respect to such Class or Series. The rating will not be a recommendation to purchase, hold or sell Securities of such Class or Series, and such rating will not comment as to the marketability of such Securities, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

         Limitations on Exercise of Rights due to Book-Entry Registration. The related Prospectus Supplement may provide that each Class of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be issued in fully registered, certified form to the holders of the Securities of such Series or their nominees ("Definitive Certificates", in the case of Certificates so issued in fully registered, certified form, "Definitive Notes", in the case of Notes so issued in fully registered, certified form, and collectively, "Definitive Securities"). Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Agreement or the related Indenture, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" and
"-- Definitive Securities".

         Risk of Pay Out Event Occurring due to Certain Legal Aspects -- Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws


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
or rulings which may be adopted, may adversely affect the ability of a Servicer to collect on the Receivables comprising or underlying the Base Assets for a Series or maintain the current level of periodic finance charges and other fees and charges with respect to Accounts. In addition, failure by a Servicer to comply with such requirements could adversely affect the ability of such Servicer to enforce the Receivables. In October 1987, November 1991 and March 1994, members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. In addition, in May 1992, two members of the House Banking Committee asked the United States General Accounting Office (the "GAO") to undertake a study of competition in the credit card industry and particularly to address how a government imposed limit on credit card interest rates could affect credit availability. In Spring 1994, the GAO released its study on competitive pricing and disclosure in the credit card industry. The GAO did not recommend that Congress enact legislation capping interest rates on credit cards, but did recommend monitoring of the industry. The Depositor cannot predict what action, if any, will be taken by Congress as a result thereof. If federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the average yield on the portfolio of Accounts in a Trust would be reduced and therefore a Pay Out Event could occur with respect to the related Series of Securities, if the related Prospectus Supplement so provides. See "DESCRIPTION OF THE CERTIFICATES -- Pay Out Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic rate finance charges or other fees or charges relating to the Accounts.

         Application of federal and state bankruptcy and debtor relief laws would affect the interests of Holders of Securities, the Base Assets of which consist wholly or partly of Receivables or CRB Securities, if such laws result in any Receivables being charged off as uncollectible when there are no funds available from Series Enhancement or other sources.

         Risk of Subordination of Trust's Interest in the Receivables due to Certain Legal Aspects -- Transfers of Receivables. For Series of Receivables Pooling Certificates which involve a transfer of Receivables to the related Trust, the related Seller (and to a certain extent the Depositor) will warrant in the related Pooling and Servicing Agreement and in the related Receivables Purchase Agreement, respectively, that such transfer of the Receivables from the Seller to the Depositor and from the Depositor to the Trust is and will be either a valid transfer and assignment of all right, title and interest of the Seller in the Receivables and all proceeds thereof to the Depositor, and a valid transfer of all right, title and interest of the Depositor in the Receivables and all proceeds thereof to the Trust or will be the grant to the Trust of a security interest in such Receivables. The Seller (and to a certain extent the Depositor) will take certain actions required to perfect the Trust's interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. If any such transfer of the Receivables and the proceeds thereof to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Seller (or of the Depositor) arising before such Receivables come into existence (or are transferred to the Depositor) may have priority over the Trust's interest in such Receivables. See "CERTAIN LEGAL ASPECTS OF RECEIVABLES -- Transfer of Receivables".

         Risk of Delay in Payments on Securities or Early Termination due to Certain Legal Aspects --Receivership of a Seller. With respect to Receivables Pooling Certificates and CRB Backed Securities, if any Seller is a regulated financial institution, to the extent that such Seller grants a security interest in the


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
Receivables directly or indirectly to the Trust and that security interest is validly perfected before any insolvency of the Seller and is not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership of the Seller, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Seller. If, however, any such conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay or proceedings with respect to the Seller as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of those payments could occur.

         If a conservator or receiver were appointed for the Seller, new Principal Receivables would not thereafter be transferred to the related Trust and the Trustee would sell the portion of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, allocable to each related Series in accordance with the Pooling and Servicing Agreement (unless the Securityholders holding the required percentage of the outstanding Securities of each Class within such Series instruct otherwise), thereby causing early termination of such Trust and a loss to the holders of such Securities if the net proceeds of such sale and any related Series Enhancement were insufficient to pay such Securities in full. Upon the occurrence of a Pay Out Event, if a conservator or receiver were appointed for the Seller or the Depositor and no Pay Out Event other than such conservatorship, receivership or insolvency of the Seller or the Depositor existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables, the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for the Seller or the Depositor may have the power to cause early payment of the Securities. See "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES -- Certain Matters Relating to Receivership".

         Risk of Nontransferability of Servicer Duties in the Event of Servicer Default due to Certain Legal Aspects -- Receivership of a Servicer. In the event of a Servicer Default with respect to a Series of Receivables Pooling Certificates, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the Securityholders from effecting a transfer of servicing to a successor Servicer.

         Risk of Reduced Portfolio Yield due to Certain Legal Concerns Applicable to Accounts. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state cards' issuers. There can be no assurance that one of the Sellers will not be named as a defendant in future lawsuits or administrative actions challenging the fees and charges which it assesses residents of other states. In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of


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
Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. On November 29, 1995, the Supreme Court of New Jersey ruled that a national bank that issued credit cards in New Jersey but is located in another state, and that is entitled under the National Bank Act to charge borrowers interest at a rate allowed by the laws of the State where the bank is located, was not entitled to charge New Jersey cardholders certain late payment fees, notwithstanding the fact that the state in which the bank is located permits such late payment fees, because late payment fees are not defined as interest within the meaning of the National Bank Act and because New Jersey state law forbade the charging of such late payment fees. On June 3, 1996, the U.S. Supreme Court upheld regulations issued by the U.S. Comptroller of the Currency that characterize late fees as interest and that therefore entitle a national bank to charge late fees if the state in which such national bank is located allows such late fees. Although the U.S. Supreme Court resolved certain conflicts of interpretation among the states, such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently such actions could have an adverse impact on a Seller's card operations. One potential effect of any such litigation involving a Seller, if successful, would be to reduce the Net Portfolio Yield for a Series. The terms "Portfolio Yield" and "Net Portfolio Yield" have the meanings set forth in the Prospectus Supplement relating to such Series. If such a reduction occurs, a Pay Out Event may occur.

         Risk of Reduced Finance Charges due to Competition. The credit card and charge card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card and charge card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card and charge card issuers assess finance charges for selected portions of their portfolio at rates lower than the rates currently being assessed on the Accounts. A Seller's ability to compete in the credit card and charge card industry will affect its ability to generate new Receivables.

         Risk of Delayed Payment of Principal of and Interest on Securities due to Social, Geographic and Economic Factors. Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Economic factors include the rate of inflation and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Securities of any Series. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, target marketing and pricing competition. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns.

         In 1992, a jury in Federal court in Utah held that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another Sears subsidiary is the issuer of the Discover card, a competitor of the VISA credit card. In April 1993, a motion by VISA for a new trail was denied. VISA is currently appealing this decision to the United States Court of Appeals for the Tenth Circuit. MasterCard has settled a similar lawsuit. This settlement


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
by MasterCard and/or a final decision against, or a similar settlement by, VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the VISA and MasterCard associations.

         Risk of Reduced Portfolio Yield, a Pay Out Event and Commencement of Rapid Amortization Period due to Seller's Ability to Change Terms of the Receivables. With respect to any Series, the Base Assets of which consist of Receivables or CRB Securities, the Seller or other originator of any Receivables comprising or underlying such Base Assets may have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on its Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreement with cardholders with respect to the Accounts. A decrease in the finance charges and other fees and charges assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event for one or more Series and commencement of the Rapid Amortization Period for such Series. Under the applicable Pooling and Servicing Agreement, a Seller may agree that, unless required by law or as is otherwise necessary in its good faith judgment to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and charges assessed on the Accounts, if, as a result of such reduction, the Net Portfolio Yield for any Series as of such date would be less than the Base Rate for such Series. The term "Base Rate" for a Series has the meaning set forth in the Prospectus Supplement relating to such Series. A Seller may also covenant in the applicable Receivables Purchase Agreement and Pooling and Servicing Agreement that it will change the terms relating to the Accounts only if the change is made applicable to the comparable segment of the accounts owned and serviced by the Seller with characteristics the same as or substantially similar to the Accounts, except as otherwise restricted by the terms of the applicable cardholder agreement. In servicing Accounts, a Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above or as otherwise set forth in the applicable Prospectus Supplement, a Pooling and Servicing Agreement may not contain any restrictions on the ability of a Seller to change the terms of the Accounts or the Receivables. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by a Seller to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts.

         Risk of Delayed Payment of Principal and Interest on Securities due to Subordination and Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or to interest and principal due on one or more Classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the Base Assets and, to the extent provided in the related Prospectus Supplement, a Reserve Account or other form of Series Enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any such Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Depositor or the related Seller, Servicer, Trustee or Indenture Trustee, or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Base Assets and, if and to the extent available, amounts available under any available form of Series Enhancement, as specified in the related Prospectus Supplement.

         Risk of Commingling. With respect to each Trust for which a Servicer has been appointed, such Servicer will deposit all payments on the related Base Assets (from whatever source) and all proceeds of


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
such Base Assets collected during the period specified in the related Prospectus Supplement (a "Collection Period") into the related Collection Account within two business days of receipt thereof. However, in the event that a Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies affirm their initial rating of the related Securities, then for so long as such servicer is the Servicer and provided that (i) no Servicer Default exists and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until the business day preceding each Distribution Date. The Servicer will deposit the aggregate amount (the "Repurchase Amount") paid for the purchase of Receivables by the Servicer during the related Collection Period into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Base Assets or payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

         Limited Rights of Certificateholders in the Event of Servicer Default. With respect to a Series of Securities that includes Notes, upon the occurrence of a Servicer Default the related Indenture Trustee or Noteholders (subject to certain limitations, which if applicable, will be specified in the related Prospectus Supplement) will have the right to remove the Servicer without the consent of the related Trustee or any Certificateholders, and the Trustee or the Certificateholder with respect to such Series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such Series would have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such Series.

         Effect of the Issuance of New Series. In the case of a Trust that is a master trust, such Trust may issue new Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any new Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to other Series or subordinating other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class and (b) the Depositor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Depositor, such issuance will not (i) result in the occurrence of a Pay Out Event or (ii) materially adversely affect the timing or amount of payments to Certificateholders of any Series or Class. There can be no assurance, however, that the issuance of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder.


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
                                   THE TRUSTS

         The Depositor will establish each Trust pursuant to an Agreement. The Trustee of each such Trust will be a commercial bank, savings and loan association or trust company identified as such Trustee in the related Prospectus Supplement. The property of the Trust will include certain Base Assets and may also include certain Series Enhancements and other assets specified in the related Prospectus Supplement.

         Each Trust will issue one or more Series of Securities that will include one or more Classes of Certificates and may also include one or more Classes of Notes. Any Notes included in a Series will be issued pursuant to an Indenture entered into between the related Trust and an indenture trustee (the "Indenture Trustee"). The Indenture Trustee will also be a commercial bank, savings and loan association or trust company identified as such Indenture Trustee in the related Prospectus Supplement.

         A form of Trust Agreement, a form of Pooling and Servicing Agreement, a form of Series Supplement to the Pooling and Servicing Agreement and a form of Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. If applicable, the Trust Agreement, the Pooling and Servicing Agreement, the Series Supplement and the Indenture, relating to a particular Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Securities.

                                  TRUST ASSETS
General

         The assets of the Trust for a Series of Certificates will include certain Base Assets described below and may include Certain Series Enhancements with respect to such Series and certain other assets described in the related Prospectus Supplement.

         The Base Assets for a Series will consist of one or more of the following types of assets: (a) Receivables and/or Participations in Receivables,
(b) CRB Securities, (c) Government Securities and (d) Private Label Custody Receipt Securities. The Base Assets for a Series may be purchased by the Depositor from the Seller identified in the related Prospectus Supplement or, with respect to CRB Securities, may be purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates of the Depositor), and then, in each such case, will be transferred by the Depositor to the Trust in exchange for Securities issued by the Trust. Alternatively, the Trust may purchase some or all of the Base Assets in the open market or in privately negotiated transactions with cash obtained by the Trust in exchange for the issuance of Securities of the Trust to the Depositor.

         If so specified in the related Prospectus Supplement, the assets of the Trust for a Series may include monies or government securities on deposit in a Pre-Funding Account established with the Trustee (or the Indenture Trustee), which monies or government securities are to be used for the purchase of additional Base Assets during a Funding Period specified in such Prospectus Supplement.

         The following is a brief description of the Base Assets expected to be included in Trusts. Specific information regarding the Base Assets with respect to a Series of Securities will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities.


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
Receivables and Participations

         General. The Base Assets for a Series may consist, in whole or in part, of Receivables arising from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts (collectively, the "Accounts"). The Receivables may be payable in U.S. dollars or in any other foreign currency. The Accounts will consist of the Initial Accounts described below, as well as any Additional Accounts added to the Trust from time to time as provided below, but will not include any Removed Accounts removed from the Trust as provided below.

         A Seller will initially convey to the related Trust (or will convey to the Depositor, which will promptly reconvey to such Trust) all Receivables existing on the Series Cut-Off Date in the Initial Accounts, together with all Receivables arising in such Initial Accounts from time to time after the Series Cut-Off Date until the termination of such Trust. After the Series Cut-Off Date, a Seller may convey to the related Trust (which conveyance may be through the Depositor) Receivables arising in certain Additional Accounts, in each case in accordance with the provisions of the applicable Pooling and Servicing Agreement. In addition, pursuant to the related Pooling and Servicing Agreement, a Seller in some circumstances will be obligated to designate Additional Accounts, which together with the Receivables arising in such Additional Accounts, which will be conveyed to the related Trust. The Seller will convey to the Trust all Receivables arising in any such Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to a Trust of Receivables arising in Additional Accounts or Participations will be subject to certain conditions set forth in the applicable Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement and Series Supplement, the Depositor will also have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in any Account that becomes a Removed Account. The amount of Receivables in a Trust will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible, removed or otherwise adjusted. If so specified in the related Prospectus Supplement, a Seller will be able to include Participations in the related Trust in lieu of or in addition to Receivables.

         Credit Card Accounts and Receivables. "Credit Card Receivables" are Receivables arising under credit card accounts ("Credit Card Accounts"), including Finance Charge Receivables and Principal Receivables. In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. "Interchange" consists of certain fees received by a credit card issuer from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

         Charge Card Accounts and Receivables. "Charge Card Receivables" are receivables arising under customer charge accounts ("Charge Card Accounts"), and generally represent amounts charged on designated Accounts for merchandise and services, and all annual membership fees and certain other


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administrative fees billed to the designated Accounts. Receivables arising under
Charge Card Accounts are generally not subject to monthly finance charges.

         There are distinctions between Credit Card Accounts and Charge Card Accounts. Credit Card Accounts offer revolving credit plans to customers. Charge Card Accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge Card Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit card issuer up to a predetermined limit. As a result of these payment requirement differences, the Charge Card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to Credit Card Accounts.

         Another distinction between Charge Card Accounts and Credit Card Accounts is that Charge Card Account balances are generally not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Charge Card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit Card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. (Because Charge Card Account balances are not assessed finance charges, for the purpose of providing yield to the Trust, a portion of Collections on Receivables in Charge Card Accounts received in any Monthly Period equal to the product of Collections and a yield factor which may be specified in the related Prospectus Supplement (the "Yield Factor") will generally be treated as Yield Collections). Each related Prospectus Supplement, where applicable, will describe the Yield Calculation for a specific portfolio of Charge Card Accounts.

Additional Information relating to Receivables

         The related Prospectus Supplement for each Series will provide information with respect to any Receivables that constitute Base Assets as of the Series Cut-off Date, including, among other things, the aggregate principal balance of the Receivables and whether the Receivables are Credit Card Receivables or Charge Card Receivables.

         The eligibility criteria which shall apply with respect to the inclusion of Receivables in the Base Assets for a Series will be specified in the related Prospectus Supplement. The information provided in the related Prospectus Supplement with respect to such Receivables will include, among other things: (a) underwriting criteria; (b) the loss and delinquency experience for the portfolio of Receivables; (c) the composition of the portfolio by Account balance; and (d) the geographic distribution of Accounts and Receivables. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Receivables included in the Base Assets for a Series.

         If information of the nature described above respecting the Receivables included in the Base Assets of a Series is not known to the Seller at the time the Securities of the Series are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Securities and to be filed with the Commission within 15 days after the initial issuance of such Securities.


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
CRB Securities

         General. Base Assets for a Series may consist, in whole or in part, of card receivables backed securities ("CRB Securities") consisting of certificates evidencing an undivided interest in, or notes or loans secured by, Receivables generated in Accounts. Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement registered under the Securities Act or will be so registered, offered and distributed concurrently with the offering of the related Series of Securities. CRB Securities will have been issued pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, indenture or similar agreement (a "CRB Agreement"). The CRB Securities represent an undivided interest in or obligation of a trust formed pursuant to a CRB Agreement (a "CRB Trust"). The seller/servicer of the underlying Receivables will have entered into the CRB Agreement with the trustee under such CRB Agreement (the "CRB Trustee"). Receivables underlying a CRB Security will be serviced by a servicer (the "CRB Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the CRB Servicer.

         The issuer of the CRB Securities (the "CRB Issuer") will be a financial institution, corporation or other entity engaged generally in the business of issuing credit or charge cards; any form of store, merchandiser or service provider that issues credit or charge cards; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the CRB Issuer may be an affiliate of the Depositor. The obligations of the CRB Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The CRB Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the CRB Securities issued under the CRB Agreement.

         Distributions of principal and interest will be made on the CRB Securities on the dates specified in the related Prospectus Supplement. The CRB Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the CRB Securities by the CRB Trustee or the CRB Servicer. The CRB Issuer or the CRB Servicer may have the right to repurchase assets underlying the CRB Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Underlying Receivables. The Receivables underlying the CRB Securities may consist of Credit Card Receivables, Charge Card Receivables or other specified types of Receivables.

         Credit Enhancement Relating to CRB Securities. Credit Enhancement in the form of reserve funds, subordination of other CRB Securities, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Credit Enhancement may be provided with respect to the Receivables underlying the CRB Securities or with respect to the CRB Securities themselves. The type, characteristics and amount of Credit Enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the CRB Securities on the basis of requirements of the applicable Rating Agencies.

         Additional Information. The related Prospectus Supplement for a Series for which the Base Assets include CRB Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable,
(i) the aggregate approximate principal amount and type of the CRB Securities to be included in the Base Assets; (ii) certain characteristics of the Receivables which comprise the underlying assets for


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the CRB Securities, including (A) whether such Receivables are Credit Card
Receivables, Charge Card Receivables or other types of Receivables, (B) the fees and charges associated with such Receivables and (C) the servicing fee or range of servicing fees with respect to such Receivables; (iii) the expected and final maturity of the CRB Securities; (iv) the interest rate of the CRB Securities;
(v) the CRB Issuer, the CRB Servicer (if other than the CRB Issuer) and the CRB Trustee for such CRB Securities; (vi) certain characteristics of the credit enhancement, if any, relating to the Receivables underlying the CRB Securities or to such CRB Securities themselves; (vii) the terms on which the underlying Receivables for such CRB Securities may be, or are required to be, purchased prior to their stated maturity or the stated maturity of the CRB Securities; and
(viii) the terms on which Receivables may be substituted for those originally underlying the CRB Securities.

         If information of the nature described above representing the CRB Securities is not known to the Depositor at the time the related Series of Securities are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, to the extent available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series of Securities and to be filed with the Commission within 15 days of the initial issuance of such Securities.

         As a general rule, each CRB Issuer will be subject to the information requirements of the Exchange Act and in accordance therewith, will file reports and other information with the Commission. Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov). In the event that any CRB Issuer is not subject to the information requirements of the Exchange Act on the date of issuance of the Certificates of the related Series or ceases to be subject to such requirements after such date, the Depositor or the Trustee will provide, or cause to be provided (or make available, or cause to be made available) to holders of the Securities upon request, the information contained in all periodic trustee reports (or similar reports) that are received by the Trustee with respect to the related CRB Securities where such CRB Securities represent 20% or more of the aggregate principal balance of the related Base Assets.

Government Securities

         General. If so specified in the applicable Prospectus Supplement, the Base Assets for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSE Bonds") of United States government sponsored enterprises ("GSEs"; together with Treasury Strips and Treasury Bonds, collectively, "Government Securities"). The Government Securities, if any, included in a Trust Fund are intended to assure investors that funds will be available to make certain suggested payments of principal and/or interest due on the related Securities. As such, the Government Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to the related Securities and
(ii) perform a function


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similar to that described herein under "Series Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below. The specific terms of the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, included in a Base Assets will be set forth in the applicable Prospectus Supplement.

         The Prospectus Supplement for each Series of Securities, the Base Assets of which include Government Securities will contain information as to:
(i) the title and series of each such Government Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Government Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Government Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Government Security will be payable; the date or dates from which such interest will accrue, and the dates on which such interest will be payable; (v) whether such Government Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Government Security; (vii) the rating thereof, if any; and (viii) the issuer of each Government Security; (ix) the material risks, if any, posed by any such Government Securities and the issuers thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplements; and (x) any other material terms of such Government Security. With respect to Base Assets which include a pool of Government Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Government Securities' pool, certain material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv), and (v) of the preceding sentence and any other material terms regarding such pool.

         The Government Securities included in a Trust will be senior unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in the Base Assets of a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of Securities.

         Treasury Bonds. Treasury Bonds are issued by and are the obligations of The United States of America. As such, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples thereof.

         Treasury Strips. In general, Treasury Strips are created by separating, or "stripping", the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments (generally semiannual) due on the Treasury Bond to which such Treasury Strip relates.

         In 1985 the Department of the Treasury, announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the


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
private sector programs (which are described below under - "Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

         Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on such Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount thereof. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Such Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of such Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received thereon. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders thereof in accordance with procedures applicable to the particular issue of such Treasury Strips.

         GSE Bonds. As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Base
Assets: The Federal National Mortgage Association ("Fannie Mae"), The Federal Home Loan Mortgage Association ("Freddie Mac"), The Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), The Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), and The Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Base Assets only to the extent that (i) its obligations are supported by the full faith and credit of the United States government or (ii) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (a "GSE Issuer"). Unless otherwise specified in the related Prospectus Supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

         Unless otherwise specified in the related Prospectus Supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

         GSE Bonds may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.


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         The Federal National Mortgage Association. Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.

         Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

         Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016; telephone (202)752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

         The Federal Home Loan Mortgage Corporation. Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in such mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

         Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within


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
Washington, D.C. metropolitan area, telephone (703)759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

         The Student Loan Marketing Association. Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

         Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007; telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

         The Resolution Funding Corporation. REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

         The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

         Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.


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         The Federal Home Loan Banks. The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

         The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable Prospectus Supplement, questions regarding such financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable Prospectus Supplement, copies of such reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

         Tennessee Valley Authority. TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

         TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer; telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

         Federal Farm Credit Banks. The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other


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sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to certain related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

         The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

         Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable Prospectus Supplement, such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

         General. If so specified in the applicable Prospectus Supplement, the Trust for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and, together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust Fund are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Securities. As such, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to such Securities, and (ii) perform a function similar to that described herein under "Series Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

         The Prospectus Supplement for each Series of Securities the Trust Fund with respect to which contains Private Label Custody Receipt Securities will contain information as to: (i) the title and series of each such Private Label Custody Receipt Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Private Label Custody Receipt Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Private Label Custody Receipt Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Private Label Custody Receipt Security will bear interest, if any, the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (v) whether such Private Label Custody Receipt Security was issued at a price


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lower than the principal amount thereof, (vi) material events of default or restrictive covenants provided for with respect to such Private Label Custody Receipt Security; (vii) the rating thereof, if any: (viii) the issuer of such Private Label Custody Receipt Security; (ix) the material risks, if any, posed by such Private Label Custody Receipt Security and the issuer thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Private Label Custody Receipt Security. With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, certain material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

         The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Each Trust will be provided with an opinion of Stroock & Stroock & Lavan LLP or such other counsel specified in the related Prospectus Supplement to the effect that the Private Label Custody Receipt Securities included in such Trust are exempt from the registration requirements of the Securities Act. A copy of such opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

         Private Label Custody Strips. The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of such strips to accrue a portion of the discount toward par annually and report such accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

         The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would thereupon issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for such receipts was segmented.

         In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

         Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.


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         A holder of a Private Label Custody Strip (as opposed to a STRIP)
cannot enforce payment on such Treasury Strip against the Treasury; instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. In the event any Private Label Custody Strips are included in a Trust with respect to any Series of Securities, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Private Label Custody Strips. In the event the Company knows that the depositor of the Treasury Bonds underlying such Private Label Custody Strips is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

         REFCO Strips. A REFCO Bond may be divided into its separate components, consisting of: (i) each future semi-annual interest distribution (an "Interest Component"); and (ii) the principal payment (the "Principal Component") (each component individually hereinafter referred to as a "REFCO Strip"). REFCO Strips are not created by REFCO; instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

         For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semi-annual interest payment of $1,000 or an integral multiple thereof. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

         A holder of a REFCO Strip cannot enforce payment on such REFCO Strip against REFCO; instead, such holder must look to the custodian for payment . Such custodian (and such holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond) can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related Prospectus Supplement. In the event the Company knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

Collection And Payment Accounts

         A separate Collection Account will be established by the Trustee (or, in the case of a Series that includes Notes, the Indenture Trustee), or by the Servicer in the name of the Trustee (or the Indenture Trustee), for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Base Assets and, to the extent specified in the related Prospectus Supplement, any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Series Enhancement, as provided in the related Prospectus Supplement, will be deposited in one or more related Payment Accounts, which will also be established by the Trustee (or the Indenture Trustee) for such Series of Securities, for payment to the related holders of such Securities. The Trustee (or Indenture Trustee) will invest the funds in the Collection and Payment Accounts in Eligible Investments maturing, with certain exceptions, in the case of funds in the Collection Account, not later than the day preceding the date such funds are due to be deposited in the applicable Payment Account or otherwise paid, and in the case of funds in a Payment Account, not later than the day preceding the next Payment Date for the related Class or Classes of Securities. Eligible Investments include among other


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investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposits, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the applicable Rating Agencies.

         From time to time, various other accounts, which may include a Pre-Funding Account may be created under the terms of the documents related to a specific Series.

                               SERIES ENHANCEMENT

General

         For any Series or Securities, Series Enhancement may be provided with respect to one or more Classes thereof. Series Enhancement may consist of Credit Enhancement (as described below), Ancillary Arrangements (as described below), or both.

Credit Enhancement In General

         "Credit Enhancement" with respect to a Series of Securities or one or more specific Classes of such Series may take the form of the subordination of one or more Classes of such Securities to other Classes of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class of Securities of a Series to the extent described therein.

         Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, holders of Securities will bear their allocable share of deficiencies.

         If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the issuer of such third party Credit Enhancement may have a subordinated interest in the Trust, the Receivables or certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").


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
Subordination

         If so specified in the related Prospectus Supplement, one or more Series of Securities or one or more Classes of Securities of a Series or one or more classes of other certificated or uncertificated interests in the assets of the related Trust ("Collateral Indebtedness Interests") may be subordinated to one or more other Series or one or more Classes of such Series. If so specified in the related Prospectus Supplement, the rights of holders of the subordinate Securities or Collateral Indebtedness Interests to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Securities which are senior to such subordinate Securities or Collateral Indebtedness Interests to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Series or Class of subordinate Securities or Collateral Indebtedness Interests, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinate Securities or Collateral Indebtedness Interests will be distributed to holders of Securities which are senior to such subordinate Securities or Collateral Indebtedness Interests. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinate Securities or Collateral Indebtedness Interests are paid to the holders of the Securities which are senior to such subordinated Securities or Collateral Indebtedness Interests. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement.

Letter of Credit

         If so specified in the related Prospectus Supplement, support for a Series of Securities or one or more Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of another form of Credit Enhancement. The issuer of the letter of credit named in the related Prospectus Supplement (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

         The maximum liability of a L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial principal amount of a Series of Securities or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Cash Collateral Guaranty or Cash Collateral Account

         If so specified in the related Prospectus Supplement, support for a Series of Securities or one or more Classes of a Series may be provided by a guaranty (a "Cash Collateral Guaranty") secured by the deposit of cash, government securities or certain other permitted investments in an account (a "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty, or by a Cash Collateral Account alone. Any such Cash Collateral Account will generally take the form of a cash collateral trust formed pursuant to a trust agreement involving a cash collateral depositor and a cash collateral trustee. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on


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
deposit in the Cash Collateral Account), or the related Trustee, Indenture Trustee, Seller, Servicer or the Depositor. The amount available pursuant to a Cash Collateral Guaranty or a Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments will be made to beneficiaries of a Cash Collateral Guaranty from the related Cash Collateral Account or from the Cash Collateral Account directly.

Reserve Account

         If so specified in the related Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, government securities or other instruments acceptable to the applicable Rating Agency or Rating Agencies in one or more reserve accounts (each, a "Reserve Account") to be established in the name of the Trustee (or the Indenture Trustee). Any such Reserve Account will be used, as specified in such Prospectus Supplement, by the Trustee (or the Indenture Trustee) to make required payments of principal of or interest on the Securities of the related Series or one or more Classes thereof, to make adequate provision for future payments on one or more Classes of such Securities or for any other purpose specified in the Agreement with respect to such Series, to the extent that funds are not otherwise available for such purpose. In the alternative or in addition to such deposit, a Reserve Account for a Series may be funded through application of all or a portion of the excess cash flow from the Base Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Account and the Reserve Account maintenance requirements for a Series will be described in the related Prospectus Supplement. Amounts deposited in a Reserve Account will be invested by the Trustee (or the Indenture Trustee) in Eligible Investments meeting certain specified maturity criteria.

Surety Bond Or Insurance Policy

         If so specified in the related Prospectus Supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may be provided by the issuance of insurance by one or more insurance companies. Such insurance will guarantee distributions of interest or principal on the affected Securities in the manner and amount specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may take the form of a surety bond purchased for the benefit of the holders of such Securities to assure distributions of interest or principal with respect to such Securities in the manner and amount specified in the related Prospectus Supplement.

Spread Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of Securities of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on such Securities in the manner specified in the related Prospectus Supplement.

Ancillary Arrangements

         If so specified in the related Prospectus Supplement, the Trust may enter into one or more derivative arrangements that are related to or incidental to one or more of the Base Assets for a Series

("Ancillary Arrangements"). Such Ancillary Arrangements may take the form of guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate caps, floor or collar agreements, interest rate or currency swap agreements or other similar arrangements. If so specified in the related Prospectus Supplement, such Ancillary Arrangements may be entered into with the Depositor or an affiliate thereof. The related Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to any such Ancillary Arrangements as is set forth herein or in such Prospectus Supplement with respect to the Base Assets.

                            SERVICING OF RECEIVABLES

General

         Customary servicing functions with respect to any Receivables included in the Base Assets for a Series or underlying any Participations included therein will be provided by the Servicer named in the related Prospectus Supplement pursuant to the related Pooling and Servicing Agreement. In general, comparable servicing functions will be performed by the CRB Servicer with respect to the Receivables underlying any CRB Securities included in the Base Assets.

Collection Procedures

         The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Pooling and Servicing Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio.

Deposits To The Collection Account

         The Servicer will deposit (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) any collections on the Receivables in a Monthly Period (which period will be defined for each Servicer in the related Prospectus Supplement) into the Collection Account within two business days of the Date of Processing (or, in the case of Interchange, on each Distribution Date) to the extent such collections are allocable to the Investor Certificateholders' Interest of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Investor Certificateholders of any Series or the issuer of any Series Enhancement. In certain limited circumstances, the Servicer will not be required to segregate, and will be permitted to use for its own benefit collections on the Receivables received by it during each Monthly Period until the related Distribution Date. The "Distribution Date" for each calendar month will be specified in the Prospectus Supplement. To the extent and in the manner specified in the related Prospectus Supplement and subject to certain exceptions that will be described therein, on the earlier of (i) the second business day following the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the holder of the Depositor Certificate its allocable portion of any collections then held by the Servicer. The "Date of Processing" will generally be the business day on which a record of any transaction is first recorded on the Servicer's computer file of consumer revolving accounts (without regard to the effective date of such recordation).

         To the extent and in the manner specified in the related Prospectus Supplement, the Servicer will establish the Collection Account in the name of the Trustee (or, for a Series that includes Notes, the Indenture Trustee). To the extent and in the manner indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured


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
debt obligations of which at the time of any deposit therein are rated as described in the related Prospectus Supplement and as specified by the Rating Agencies rating the Securities of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by such Rating Agencies.

         To the extent and in the manner specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee (or the Indenture Trustee), in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. The related Prospectus Supplement will describe the obligations of the Servicer (if different from those described above), the Seller, the Trustee, the Indenture Trustee and/or the Depositor to deposit certain payments and/or collections received by them in respect of the Trust assets into the Collection Account. In addition, to the extent so provided in the related Prospectus Supplement, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Servicing Compensation and Payment of Expenses

         The related Prospectus Supplement may provide that the Servicer will be entitled to receive a servicing fee in an amount to be determined as specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement.

         As specified in the related Prospectus Supplement, the Servicer may be required to pay certain expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee (and Indenture Trustee) and independent accountants, payment of the cost of any Series Enhancement and payment of expenses incurred in preparation of reports to holders of Securities. To the extent specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinated to the rights of holders of the Securities of such Series.

Evidence as to Compliance

         The Pooling and Servicing Agreement for a Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. The Pooling and Servicing Agreement for a Series will provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year. Comparable statements and reports may be required to be delivered to the Indenture Trustee pursuant to any Indenture relating to such Series.


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                     CERTAIN MATTERS REGARDING THE SERVICER

         Any Servicer for a Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Seller or the Depositor and may have other business relationships with the Seller, the Depositor or their respective affiliates.

         If certain events (each a "Servicer Default") occur with respect to the Servicer under an Agreement, the related Trustee (or a specified percentage of the holders of Securities or of each Class of Securities as set forth in the related Prospectus Supplement) may terminate the Servicer, in which case the Trustee will appoint a successor Servicer. Servicer Defaults and the rights of the Trustee and the holders of Securities upon the occurrence of a Servicer Default under the Agreement for a Series will be substantially similar to those described under "DESCRIPTION OF THE TRUST AGREEMENTS OR POOLING AND SERVICING AGREEMENTS-- Servicer Defaults" and "-- Rights upon Servicer Defaults" or will be as described in the related Prospectus Supplement.

         The Servicer generally may not resign from its obligations and duties under the Agreement, except (a) upon determination that (i) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the Agreement or (c) upon the satisfaction of the following conditions: (i) the acceptance and assumption, by an agreement supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer thereunder by a proposed successor Servicer, (ii) the Servicer having given written notice to each applicable Rating Agency of such transfer and each such Rating Agency having notified the Servicer in writing to the effect that its then current rating of the Securities of any Series will not be reduced or withdrawn as a result of such transfer,
(iii) the provider of Credit Enhancement, if any, having consented in writing to such transfer (such consent not to be unreasonably withheld) and (iv) the proposed successor Servicer being an Eligible Servicer (as defined below). Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any such determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

         "Eligible Servicer" means the Trustee (or the Indenture Trustee) or an entity which, at the time of its appointment as Servicer (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Pooling and Servicing Agreement.

Indemnification

         Except to the extent otherwise provided therein, each Pooling and Servicing Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the holders of all Securities of a Series


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
from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to the Pooling and Servicing Agreement, including those arising from acts or omissions of the Servicer pursuant to the Pooling and Servicing Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify: (i) the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Trustee;
(ii) the Trust, the Trustee or the holders of such Securities for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of such holders in accordance with the Pooling and Servicing Agreement or with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or such holders to any taxing authority; or (iii) the Trust or such holders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless such write-off is caused by a breach of the Pooling and Servicing Agreement by the Servicer. Subject to certain exceptions in the Pooling and Servicing Agreement, any indemnification pursuant to the Pooling and Servicing Agreement will be only from the assets of the Servicer.

                            DESCRIPTION OF THE NOTES

General

         The following summaries describe the material provisions of the Indentures which are anticipated to be common to any Notes included in a Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Notes and the Indenture. Where particular provisions or terms used in such Notes or Indentures are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         The Notes included in any Series will be issued in one or more Classes. The Notes will only be issued in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Notes of a Series, as described in the related Prospectus Supplement, the transfer of the Notes may be registered, and the instruments evidencing such Notes may be exchanged, at the office of the registrar (which may be the Indenture Trustee) appointed from time to time pursuant to the Indenture (the "Registrar") without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may be available in book-entry form only.

         Payments of principal of and interest, if any, on the Notes of a Series will be made on the dates specified in the related Prospectus Supplement (the "Payment Dates") by check mailed to holders of such Notes, registered as such at the close of business on the record date applicable to such Payment Dates at their addresses appearing on the register of Notes for such Series or in such other manner specified in the related Prospectus Supplement, except that (a) payments may be made by wire transfer (at the expense of the Noteholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of any Note will be made only upon presentation and surrender of such Note at the office of the Indenture Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Note will be mailed to the holder of


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
such Note before the Payment Date on which the final principal payment on any
Note is expected to be made to the holder of such Note.

         Payments of principal of and interest on the Notes will be made by the Indenture Trustee, or a paying agent provided for under the Indenture, as specified in the related Prospectus Supplement.

Payments of Interest and Principal

         Each Class of Notes of a Series will have a stated principal amount, notional amount or no principal amount and will bear interest at a specified
Note Interest Rate or will not bear interest. Each Class of Notes may have a different Note Interest Rate, which may be fixed, variable or an adjustable Note Interest Rate, or any combination of the foregoing. The Notes included in any Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. The related Prospectus Supplement will specify the Note Interest Rate for each Class of Notes or the method for determining such Note Interest Rate. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other Class or Classes of Notes of such Series, as described in the related Prospectus Supplement. The Prospectus Supplement may specify that payments of interest, if any, on Notes will be made prior to payments of principal thereon or in such other order or priority as shall be specified in such Prospectus Supplement.

         One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as the result of the exercise by the Servicer, the Seller or the Depositor of any option that it may have to purchase the Base Assets of the related Trust. To the extent specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may have fixed principal payment schedules as set forth therein. Holders of Notes will have the right to receive payments of principal on any given Payment Date in the applicable amount set forth in such schedule with respect to such Notes. Notes may also be subject to prepayment of principal to the extent set forth in the related Prospectus Supplement.

         With respect to a Series that includes two or more Classes of Notes, each Class may differ as to the timing and priority of payments, seniority, allocations of losses, Note Interest Rates or amount of payments of principal or interest, and payments of principal or interest in respect of any such Class or Classes may be subject to the occurrence of specified events or may be made on the basis of collections from designated portions of the Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

Certain Provisions of the Indenture

         Events of Default; Rights upon Event of Default. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of certain events specified in the Related Prospectus Supplement, which events will include: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default by the related Trust in the observance or performance in any material respect of any covenant or agreement made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the


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holders of 25% of the aggregate outstanding principal amount of such Notes; (iv)
any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, if such breach is not cured with 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust; or (vi) such other events as shall be specified in the related Prospectus Supplement. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Payment Date generally will be limited to amounts available to be deposited in the applicable Payment Account; therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Payment Date for such Class of Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Base Assets or elect to have the applicable Trust maintain possession of such Base Assets and continue to apply collections on such Base Assets as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Base Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless one of certain conditions specified in the related Prospectus Supplement are met, which conditions generally will include (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued and unpaid interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Base Assets would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

         No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless certain conditions specified in such Indenture have been satisfied, which conditions


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
generally will include (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to so institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

         With respect to any Series of Securities that includes Notes, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in such Trust or any other holder of an interest in such Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the related Indenture.

         No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. Except as and to the extent provided in the related Prospectus Supplement, no Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless certain conditions, which shall be specified in such Indenture shall be satisfied, which conditions generally will include (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state of the United States or the District of Columbia; (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of the Notes or Certificates of such Series; and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder; (vi) any action that is necessary to maintain the lien and security interest created by this Indenture will have been taken; and (vii) the Trust will have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental indenture comply with the covenants of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

         No Trust relating to a Series of Securities that includes Notes will
(i) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement or Pooling and Servicing Agreement or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust; (ii) claim any credit on or make any deduction from principal and interest payments in respect of the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the


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
related Notes under such Indenture except as may be expressly permitted thereby;
(v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of such Trust.

         Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Modification of Indenture. The Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders, provided that (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Base Assets in the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

         The Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

         Annual Compliance Statement. Each Trust for a Series of Securities that includes Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee for each Trust for a Series of Securities that includes Notes will be required to mail each year to all related Noteholders a brief report


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
relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

         Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

         The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Trust will be obligated to appoint a successor indenture trustee for such Series. The Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Trust will be obligated to appoint a successor indenture trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for such Series.

                         DESCRIPTION OF THE CERTIFICATES

General

         The following summaries describe the material provisions in the Agreements which generally are anticipated to be common to the Trust Agreements and to the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Prospectus Supplement and Agreement relating to each Series of Certificates. Where particular provisions or terms used in such Certificates or Agreements are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         The related Prospectus Supplement will provide that each Class of Certificates will have an original principal amount, no principal amount or notional amount and will accrue interest on such original principal amount or notional at a specified Certificate Interest Rate or will not bear interest. Each Class of Certificates may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Certificate Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Interest Rate, or the method for determining the applicable Certificate Interest Rate, for each Class of Certificates.

         A Series of Securities may include two or more Classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Certificates may be Strip Certificates. If a


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Series of Securities includes Classes of Notes, distributions in respect of the
Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

         Certificates will be available for purchase in a minimum denomination of $100,000 or such other minimum denominations as the Prospectus Supplement shall provide and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or if provided in the related Prospectus Supplement, as Definitive Certificates. If the Certificates will be available in book-entry form only, the related Prospectus Supplement will provide that Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in such related Prospectus Supplement. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Certificates of a Series, as described in the related Prospectus Supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange.

         Payments of principal of and interest, if any, on the Certificates of a Series will be made on the dates specified in the related Prospectus Supplement (the "Payment Dates") by check mailed to Certificateholders of such Series, registered as such at the close of business on the record date applicable to each Payment Date at their addresses appearing on the register of Certificates for such Series or in such other manner as shall be specified in the related Prospectus Supplement, except that (a) payments may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the office of the Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Certificate will be mailed to the holder of such Certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of such Certificate.

         Payments of principal of and interest, if any, on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. All payments with respect to the Base Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Account and amounts available pursuant to any other Series Enhancement generally will be deposited directly into the Collection Account net (if and as provided in the related Prospectus Supplement) of certain amounts payable to the Servicer under the related Agreement and specified in the related Prospectus Supplement, and will thereafter be deposited into the applicable Payment Accounts and be available to make payments on Certificates of such Series on the next Payment Date, as the case may be. See "THE TRUST ASSETS --Collection and Payment Accounts".

Payments of Interest

         The Certificates of each Class which by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year of twelve 30-day months or such other basis as is specified in the related Prospectus Supplement) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Certificates of a Series will be payable on the Payment Dates specified in the related Prospectus Supplement. The rate of interest on one or more Classes of Certificates of a Series may be fixed, floating, variable or


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adjustable. A Class of Certificates may by its terms be "Principal Only
Certificates", which may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. A Class of Certificate may by its terms be "Zero Coupon Certificates", the interest on which is not paid on the related Payment Date, but will accrue and be added to the principal thereof on such Payment Date.

         Interest payable on the Certificates on a Payment Date will include all interest accrued during the related period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Payment Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding such Payment Date.

Payments of Principal

         On each Payment Date for Certificates of a Series, principal payments will be made to the holders of such Certificates on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

         With respect to each Class of Certificates not issued pursuant to a Pooling and Servicing Agreement, a "Final Scheduled Payment Date" will be specified in the related Prospectus Supplement, which will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class is expected to be reduced to zero. Because payments received on the Base Assets will generally be used to make distributions in reduction of the outstanding principal amounts of such Certificates, it is likely that the final principal payment with respect to a Class of Certificates will occur earlier, and may occur substantially earlier than its Final Scheduled Payment Date.

Receivables Pooling Certificates

         Investor Certificateholders' Interest; Depositor's Interest. In the case of a Series of Receivables Pooling Certificates, a portion of the assets of the related Trust will be allocated among the Investor Certificateholders' Interest and the remainder will be allocated to the Depositor's Interest and as provided in the related Prospectus Supplement. The Depositor's Interest represents the rights to the assets of the Trust not allocated to the Investor Certificateholders' Interest of any Series or any interests in the Trust issued as Series Enhancement. In the case of a Master Trust, the related Seller may cause the issuance of additional Series of Certificates from time to time and any such issuance will have the effect of decreasing the Depositor's Interest. The Depositor's Interest may be evidenced by an exchangeable certificate that is subject to certain transfer restrictions. The aggregate principal amount of the Investor Certificateholders' Interest will, except as provided herein or in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series and the principal amount of the Depositor's Interest will fluctuate as the amount of the Principal Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, held by the Trust changes from time to time. If so provided in the related Prospectus Supplement, in certain circumstances, interests in the assets of a Trust may be allocated to a Credit Enhancer, and in the case of a Master Trust, interests in the assets of the Trust may be allocated to the Investor Certificateholders of more than one Series.


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         Effect of Issuance of Additional Series. In the case of a Master Trust, the Pooling and Servicing Agreement may provide that, pursuant to any one or more supplements to such Pooling and Servicing Agreement (each, a "Supplement"), the Depositor may direct the Trustee to authenticate from time to time new
Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Depositor's Interest to the extent of the Initial Invested Amount of such new Series. Under the Pooling and Servicing Agreement, the Depositor may designate, with respect to any newly issued Series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust which is generally based on the aggregate amount of Principal Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Trust allocated to such Series, and its Series Invested Amount; (c) its certificate rate (or formula for the determination thereof); (d) the interest payment date or dates and the dates from which interest shall accrue; (e) the method for allocating collections to Certificateholders of such Series; (f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate the Monthly Servicing Fee; (h) the provider and terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (j) the Series Termination Date; (k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate or certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on such global certificate or certificates will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon;
(n) the priority of such Series with respect to any other Series; and (o) any other relevant terms (all such terms, the "Principal Terms" of such Series).
None of the Depositor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series.

         The Pooling and Servicing Agreement may provide that the Depositor may designate Principal Terms such that each Series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Controlled Accumulation Period or Controlled Amortization Period while other Series are not. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Certificateholders of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Depositor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Depositor or remarketed to other investors. There is no limit to the number of New Issuances the Depositor may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

         Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth day immediately preceding the date upon which the New Issuance is to occur, the


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
Depositor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement, written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Depositor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee; (c) the Depositor shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Depositor shall have received notice from each Rating Agency that the New Issuance shall not cause the Rating Agency to reduce or withdraw the then current rating of the Certificates of any outstanding Series or Class; (e) the Depositor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative, dated the date upon which the New Issuance is to occur, to the effect that the Depositor reasonably believes that such issuance will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event; and (f) the Depositor shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders, and (iv) except as is otherwise provided in a Supplement with respect to any Series, the Certificates of such Series will be properly characterized as debt. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Depositor the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

         Allocation Percentage. Pursuant to the Pooling and Servicing Agreement, all amounts collected with respect to (i) Finance Charge Receivables and Principal Receivables and the Defaulted Amount, (ii) the Government Securities, if any, and (iii) the Private label Custody Receipt Securities, if any, with respect to any Monthly Period will be allocated among the Investor Certificateholders' Interest of each Series, the Depositor's Interest and in certain circumstances to the provider of Series Enhancement, and all Adjustment Payments and Deposit Amounts deposited in the Collection Account (collectively, "Miscellaneous Payments") with respect to any Monthly Period will be allocate among the Investor Certificateholders' Interest of each Series, as follows:

         (a)  collections of

                  (i)   Finance Charge Receivables and the Defaulted Amount,
                  (ii)  interest on the Government Securities, if any, and
                  (iii) interest on the Private Label Custody Receipt
                        Securities, if any, will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series;

         (b)  collections of

                  (i)   Principal Receivables;
                  (ii)  principal of the Government Securities, if any, and
                  (iii) principal of the Private Label Custody Receipt
                        Securities, if any, will at all times be allocated to the

                        Investor Certificateholders' Interest of a Series based on the Principal Allocation Percentage of such Series; and

         (c) miscellaneous Payments will at all times be allocated among the Investor Certificateholder's Interest of each Series based on their respective Invested Amounts.

The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Investor Certificateholders' Interest of any Series as described above will be allocated to the Depositor's Interest.

         Collections. All collections in respect of Receivables and Participations with respect to a given Trust will be allocated by the related Servicer or Trustee as amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate between the Investor Certificateholders' Interest of each Series (if more than one) of such Trust and the Depositor's Interest all amounts collected with respect to (i) Finance Charge Receivables and Principal Receivables and the Defaulted Amount, (ii) the Government Securities, if any and (iii) Private Label Custody Receipt Securities, if any. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of Principal Receivables which were charged off as uncollectible in such Monthly Period in accordance with the Servicer's customary and usual servicing procedures ("Defaulted Receivables") for such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables of which either the Depositor or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event shall have occurred with respect to the Depositor, the Seller or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries (net of collection expenses) received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause
(b) for such Monthly Period over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period. Collections of (i) Finance Charge Receivables and the Defaulted Amount, (ii) interest on the Government Securities, if any, and (iii) interest on the Private Label Custody Receipt Securities, if any, will be allocated to each such Series at all times based upon its Floating Allocation Percentage. Collections of (i) Principal Receivables, (ii) principal of the Government Securities, if any, and (iii) principal of the Private Label Custody Receipt Securities, if any, will be allocated to each such Series at all times based upon its Principal Allocation Percentage. The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each such Series will be determined as set forth in the related Supplement and, with respect to each such Series offered hereby, in the related Prospectus Supplement. Collections will be deposited in the related Collection Account and invested in the manner described under "SERVICING OF RECEIVABLES -- Deposits in the Collection Account".

         Interest. Interest will accrue on the Invested Amount of the Receivables Pooling Certificates of a Series or Class offered hereby at the per annum rate either specified, or determined in the manner specified, in the related Prospectus Supplement. If the Prospectus Supplement for a Series of Receivables Pooling Certificates so provides, the interest rate and interest payment dates applicable to each Class of Certificates of that Series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus Supplement for such Series. To the extent provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of a Series offered hereby will be used to make


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
interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if a Rapid Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Receivables Pooling Certificates, each such Class may have a separate Interest Funding Account.

         Principal. The principal of any Receivables Pooling Certificates will be scheduled to be paid either in full on the related Expected Final Payment Date, in which case such Series will have an Accumulation Period as described below under " -- Accumulation Period", or in installments commencing on the related Principal Commencement Date, in which case such Certificates will have a Controlled Amortization Period as described below under " -- Controlled Amortization Period". If such a Series has more than one Class of Certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be assigned to each Class. The principal with respect to the Certificates of such a Series or Class may be made or commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, as the case may be, and the final principal payment with respect to the Certificates of such Series or Class may be made earlier or later than the applicable Expected Final Payment Date or Principal Commencement Date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement.

         Revolving Period. Receivables Pooling Certificates will have a Revolving Period, which will commence on the date specified in the related Prospectus Supplement as the Series Cut-Off Date and continue until the earliest to occur of (a) the commencement of the Rapid Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the last day of the Revolving Period with respect to such Series. During the Revolving Period with respect to such Series, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and certain other amounts otherwise allocable to the Investor Certificateholders' Interest of such Series will be distributed to or for the benefit of the Certificateholders of other Series (if so provided in the related Prospectus Supplement) or the Seller or the Depositor in respect of the Depositor's Interest.

         Controlled Accumulation Period. If so specified by the related Prospectus Supplement in the case of a Series of Receivables Pooling Certificates, and unless a Rapid Amortization Period commences with respect to such Series, one or more Classes of Certificates of such Series will have a Controlled Accumulation Period. The Controlled Accumulation Period will commence on the close of business on the date specified, or determined in the manner specified, in the related Prospectus Supplement and will continue until the earliest to occur of (a) the commencement of a Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or (c) the Series Termination Date with respect to such Series.

         During the Controlled Accumulation Period with respect to a Series of Receivables Pooling Certificates, collections of Principal Receivables, principal of the Government Securities, if any, principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be deposited on each Distribution Date in a Principal Funding Account established for the benefit of the Investor Certificateholders of such Series and used to make principal distributions to such Certificateholders when due. The amount to be deposited


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
in the Principal Funding Account on any such Distribution Date may, but will not necessarily, be limited to the Controlled Deposit Amount equal to the Controlled Accumulation Amount specified in the related Prospectus Supplement plus any existing Deficit Controlled Accumulation Amount. If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. In general, unless a Pay Out Event shall have occurred prior thereto, on the Expected Final Payment Date for a particular Series or Class, all amounts accumulated in the Principal Funding Account with respect to such Series or Class during the Accumulation Period will be distributed as a single repayment of principal with respect to such Series or Class.

         Rapid Accumulation Period. If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the related Series Termination Date, the Rapid Accumulation Period, collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount.

         During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificate, such Series may be subject to a principal guaranty or other similar agreement.

         Controlled Amortization Period. If the related Prospectus Supplement so specifies with respect to a Series of Receivables Pooling Certificates, unless a Rapid Amortization Period commences with respect to such Series, one or more Classes of Certificates of such Series will have a Controlled Amortization Period. The Controlled Amortization Period will commence at the close of business on the date specified or determined in the manner specified in the related Prospectus Supplement and will continue until the earliest to occur of
(a) the commencement of the Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or (c) the Series Termination Date with respect to such Series. During the Controlled Amortization Period with respect to a Series, collections of Principal Receivables, principal of the Government Securities, if any, principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be used on each Distribution Date to make principal distributions to Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series on any Distribution Date may, but will not necessarily, be limited to a Controlled Distribution Amount which will be equal to the Controlled Amortization Amount specified in the related Prospectus Supplement plus any existing Deficit Controlled Amortization Amount. If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

         Rapid Amortization Period. During the Rapid Amortization Period, collections of Principal Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be distributed as principal payments to the Investor Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Rapid Amortization Period with respect to a Series, distributions of principal to Investor Certificateholders will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "DESCRIPTION OF THE CERTIFICATES -- Pay Out Events" below for a discussion of the events which might lead to the commencement of the Rapid Amortization Period with respect to a Series.

         Pay Out Events. As described above, the Revolving Period with respect to a Series of Receivables Pooling Certificates will commence on the Series Cut-Off Date and continue until the commencement of the Accumulation Period or the Controlled Amortization Period, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. A "Pay Out Event" with respect to such Series refers to any of certain events specified as such in the related Prospectus Supplement, which events may include:

         (a) the occurrence of an "Insolvency Event" (which shall mean the appointment of the FDIC as receiver of the Depositor or the Seller or another person specified in related Prospectus Supplement) or certain other events relating to the bankruptcy, insolvency or receivership of the Depositor or the Seller (or such other person specified in the related Prospectus Supplement); or

         (b) the Trust becoming an investment company within the meaning of the Investment Company Act.

         In the case of any event described above, a Pay Out Event with respect to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders of such Series immediately upon of the occurrence of such event. The Rapid Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the Investor Certificateholders of such Series will begin on the Distribution Date next following the month during which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on the first such Special Payment Date to the Investor Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

         In addition to the consequences of a Pay Out Event discussed above, if any Insolvency Event occurs with respect to the Depositor or the Seller, pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, on the day of such Insolvency Event, the Depositor or the Seller will immediately cease to transfer Principal Receivables directly or indirectly to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing

Agreement and the Receivables Purchase Agreement applicable to such Series, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and certain other interested parties specified in the related Prospectus Supplement instruct the Trustee not to dispose of or liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, will be deposited in the Collection Account and allocated as described in the applicable Pooling and Servicing Agreement and the related Prospectus Supplement. If the sum of (a) the portion of such proceeds allocated to the Investor Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Collection Account allocated to the Investor Certificateholders' Interest of such Series, together with any related rights under any applicable Series Enhancement, is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Investor Certificateholders will incur a loss.

         Paired Series. If so provided in the related Prospectus Supplement, a Prior Series may be paired with a Paired Series issued by the Trust. As the Invested Amount of the Prior Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Certificateholders of such Prior Series. If a Pay Out Event occurs with respect to the Prior Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the Prior Series and the Series Allocation Percentage and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement and the Early Amortization Period or Early Accumulation Period for such Series could be lengthened. It shall be a condition to the issuance of a Paired Series that such issuance shall not result in the reduction by any Rating Agency of the rating of the Prior Series.

         Optional Termination; Final Payment of Principal. If specified in the Prospectus Supplement, subject to any conditions described therein, on any day occurring on or after the day that the principal amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to a percentage of the initial outstanding aggregate principal amount of the Certificates of such Series set forth in such Prospectus Supplement, the Depositor will have the option to repurchase the Investor Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the principal amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (including the Collateral Indebtedness Interests, if any) and (if applicable) on the Enhancement Invested Amount (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable Certificate Interest Rate. Following any such repurchase and the deposit of the aggregate purchase price into the Collection Account, the Investor Certificateholders of such Series will have no further rights with respect to the

Receivables. In the event that the Depositor shall fail for any reason to deposit the aggregate purchase price for the Investor Certificateholders' Interest of a Series, payments would continue to be made to the Investor Certificateholders of such Series as described herein and in the related Prospectus Supplement.

         In any event, the last payment of principal and interest on the Securities of a Series will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the principal amount of the Securities of any such Series or the Enhancement Invested Amount is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, of the related Trust, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of the principal amount of the outstanding Securities and the Enhancement Invested Amount, if any, with respect to such Series at the close of business on the Series Termination Date. The net proceeds of such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series or the holder of the Enhancement Invested Amount after such Certificateholders are paid in full, as provided in the Pooling and Servicing Agreement with respect to such Series.

         The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in such Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such purchase or termination must be given by the Depositor, the Servicer or the Trustee prior to the related date. The purchase or repurchase price will be set forth in the related Prospectus Supplement.

         In addition, the related Prospectus Supplement may provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of a Rapid Amortization Event.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

         If so specified in the related Prospectus Supplement, holders of Securities may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         Cede, as nominee for DTC, will hold one or more global Securities. Unless and until Definitive Securities are issued under the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by holders of Securities shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to holders of Securities shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Securities, as the case may be, for distribution to the beneficial owners of such Securities in accordance with DTC procedures.

         CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

         Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers among CEDEL Participants or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of CEDEL and Euroclear.

         Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Securities, see Annex I hereto and for information with respect to tax documentation procedures relating to the Securities, see Annex I hereto and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Foreign Investors".

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC System also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").


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         Holders of Securities that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, holders of Securities will receive all distributions of principal of and interest on the Securities from the Trustee (or the Indenture Trustee), as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or holders of Securities. It is anticipated that the only "Certificateholder", "Noteholder" and/or "Securityholder" for a Series will be Cede, as nominee of DTC. Holders of Securities would not then be recognized by the Trustee as "Certificateholders", "Noteholders" or "Securityholders", as such terms are used in the Agreement, and holders of Securities would only be permitted to exercise the rights of a "Certificateholder", "Noteholder" or "Securityholder" indirectly through the Participant who in turn will exercise such rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which holders of Securities have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Securities. Accordingly, although holders of Securities will not possess Securities, holders of Securities will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a holder of Securities to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate or instrument for such Securities.

         DTC will take any action permitted to be taken by a "Certificateholder", "Noteholder" or "Securityholder" under the applicable Agreement or Indenture only at the direction of one or more Participants to whose account with DTC the relevant Securities are credited. Additionally, DTC will take such actions with respect to specified percentages of the Certificateholders', Noteholders' or Securityholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL, in any of 28 currencies including United States dollars. CEDEL provides to the CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain


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other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

         The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants counterparties both in CEDEL and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder, Noteholder or Securityholder under the applicable Agreement or Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no


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obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities

         If the Securities of any Series will be available in book entry form, such Securities will be issued as Definitive Securities, rather than to DTC or its nominee, only under circumstances specified in the related Prospectus Supplement, which circumstances may include that, (i) the Depositor advises the Trustee (and any Indenture Trustee) in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities, and the Trustee (or the Indenture Trustee) or the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, holders of Securities of the related Series evidencing not less than 50% of the aggregate unpaid principal amount of such Securities advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the holders of such Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the physical certificates or notes held by Cede that represent the Securities, and instructions for registration, the Trustee (or the Indenture Trustee) will issue such Securities in the form of Definitive Securities, and thereafter the Trustee (or the Indenture Trustee) will recognize the holders of such Definitive Securities as holders of Securities, under the applicable Agreement or Indenture and the related Prospectus Supplement ("Holders").

         If Definitive Securities are issued, distribution of principal and interest on the Definitive Securities will be made by the Paying Agent or the Trustee (or the Indenture Trustee) directly to the Holders in whose names the Definitive Securities were registered on the related Record Date in accordance with the procedures set forth herein and in the related Agreement, Indenture and Prospectus Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee (or the Indenture Trustee), except that the final payment on any Definitive Security will be made only upon presentation and surrender of such Definitive Security on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee (or the Indenture Trustee) will provide such notice to Holders not later than the date specified in the related Prospectus Supplement.

         Definitive Securities will be transferable and exchangeable at the offices of the Transfer agent specified pursuant to the applicable Agreement or Indenture (the "Transfer Agent") and the Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                 DESCRIPTION OF THE TRUST AGREEMENTS OR POOLING
                            AND SERVICING AGREEMENTS

         The following summaries describe the material provisions of the Trust Agreements and Pooling and Servicing Agreements which are anticipated to be common to any Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement. Where particular provisions or terms used in an


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
Agreement are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

Assignment of Base Assets to the Trust

         Assignment of Receivables; Pre-Funding Account. For any Series of Receivables Pooling Certificates, pursuant to the related Pooling and Servicing Agreement and Receivables Purchase Agreement, the Seller will sell and assign to the related Trust on the Closing Date specified in the related Prospectus Supplement (the "Closing Date"), either directly or by assignment to the Depositor and reassignment by the Depositor to the Trust, without recourse to the Seller (or the Depositor), all Receivables in the Initial Accounts outstanding as of the Series Cut-Off Date, and will similarly sell and assign to the Trust all Receivables in the Additional Accounts as of the applicable additional cut-off dates and all Receivables thereafter created under the Initial Accounts or the Additional Accounts (other than the Removed Accounts) any Participations added to the Trust and the proceeds of all of the foregoing. To the extent specified in the related Prospectus Supplement, a portion of the proceeds from the sale of the Securities of a Series may be applied by the Depositor to the deposit of a Pre-Funded Amount into a Pre-Funding Account. If a Pre-Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional Receivables will be purchased by the Trust from time to time during the Funding Period provided for therein.

          In connection with any transfer of any such Receivables, the Seller will annotate and indicate in its computer files that such Receivables have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the initial Series Cut-Off Date, or additional Cut-Off Date. The Seller will not deliver to the Trustee any other records or agreements relating to such Accounts or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "RISK FACTORS -- Certain Legal Aspects -- Transfer of Receivables" and "RISK FACTORS-- Risk of Commingling" and "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES".

         Assignment of CRB Securities; Pre-Funding Account. All or a portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist entirely or in part of CRB Securities, will be applied to the purchase of the related CRB Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related Prospectus Supplement. If a Pre-Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional CRB Securities will be purchased by the Trust from time to time during the Funding Period provided for therein. The Trustee will cause any CRB Securities purchased by the Trust to be registered in the name of the Trustee (or its nominee or correspondent) or, where applicable, the Indenture Trustee, and the Trustee (or its agent or correspondent) or such Indenture Trustee will have possession of any certificated CRB Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a CRB Security. See "THE TRUST ASSETS -- CRB Securities".


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         Each CRB Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "CRB Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date (or subsequent cut-off date), annual Certificate Interest Rate or interest rate and maturity date for each such CRB Security. In the Trust Agreement, to the extent that any CRB Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the CRB Securities: (i) that the information contained in the CRB Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the CRB Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such CRB Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such CRB Securities.

         Assignment of Government Securities; Pre-Funding Account. A portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist in part of Government Securities, will be applied to the purchase of the related Government Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related Prospectus Supplement. If a Pre- Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional Government Securities will be purchased by the Trust from time to time during the Funding Period provided for therein. The Trustee will cause any Government Securities purchased by the Trust to be registered in the name of the Trustee (or its nominee or correspondent) or, where applicable, the Indenture Trustee, and the Trustee (or its agent or correspondent) or such Indenture Trustee will have possession of any certificated Government Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Government Security. See "THE TRUST ASSETS -- Government Securities".

         Each Government Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Government Security Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date (or subsequent cut-off date), annual interest rate and maturity date for each such Government Security. In the Trust Agreement, to the extent that any Government Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the Government Securities: (i) that the information contained in the Government Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Government Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such Government Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such Government Securities.

         Assignment of Private Label Custody Receipt Securities; Pre-Funding Account. A portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist in part of Private Label Custody Receipt Securities, will be applied to the purchase of the related Private Label Custody Receipt Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related Prospectus Supplement. If a Pre-Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional Private Label Custody Receipt Securities will be purchased by the Trust from time to time during the Funding Period provided for therein. The Trustee will cause any Private Label Custody Receipt Securities purchased by the Trust to be registered in the name of the Trustee (or its nominee or correspondent) or, where applicable, the Indenture Trustee, and the Trustee (or its agent or correspondent) or such Indenture Trustee will have possession of any certificated Private Label Custody Receipt Securities. The Trustee will not be in possession of or be


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assignee of record of any underlying assets for a Private Label Custody Receipt
Security. See "THE TRUST ASSETS -- Government Securities".

         Each Private Label Custody Receipt Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Private Label Custody Receipt Security Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date (or subsequent cut-off date), annual interest rate and maturity date for each such Private Label Custody Receipt Security. In the Trust Agreement, to the extent that any Private Label Custody Receipt Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the Private Label Custody Receipt Securities: (i) that the information contained in the Private Label Custody Receipt Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Label Custody Receipt Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such Private Label Custody Receipt Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such Private Label Custody Receipt Securities.

Repurchase and Substitution of Non-Conforming Base Assets

         In general, the Depositor and/or the Seller or another entity will make certain representations and warranties to the Trust regarding the Base Assets to be purchased by the Trust. To the extent described in the related Prospectus Supplement, the Agreement will provide that if the Depositor, the Seller or such other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in such Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Base Asset, then the Depositor, the Seller or such other entity will be required to repurchase the affected Base Assets on the terms and conditions and in the manner described in such Prospectus Supplement. If provided in the related Prospectus Supplement, the Depositor, the Seller or such other entity may, rather than repurchase a Base Asset as described above, remove such Base Asset from the Trust (the "Removed Base Asset") and substitute in its place one or more other Base Assets meeting the qualifications described in such Prospectus Supplement (each, a "Qualifying Substitute Base Asset"). The above-described cure, repurchase or substitution obligations (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) shall constitute the sole remedies available to holders of Securities or the Trustee (or Indenture Trustee) for a breach of a representation or warranty in respect of a Base Asset. Where Base Assets are purchased by a Depositor from a Seller and reconveyed to the Trustee, the Depositor's only source of funds to effect any cure, repurchase or substitution generally will be through the enforcement of the corresponding obligations of such Seller to the Depositor.

Trust Accounts

         With respect to any Series of Securities that includes Notes, the Owner Trustee will establish and maintain with the related Indenture Trustee (a) one or more accounts, in the name of the Indenture Trustee on behalf of the related Securityholders, into which all payments made on or in respect of the related Base Assets will be deposited (the "Collection Account") and (b) one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for payment to such Noteholders will be deposited and from which all payments to such Noteholders will be made (the "Note Payment Account"). With respect to each Trust, the Trustee will establish and maintain one or more accounts with the related Trustee, in the name of such Trustee on behalf of the Certificateholders, into


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which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Payment Account"). With respect to any Series that does not include Notes, the Trustee will also establish and maintain the Collection Account and any other account in the name of the related Trustee on behalf of the related Certificateholders.

         For each Series of Securities, funds in the Collection Account, Note Payment Account and Certificate Payment Account and any Reserve Account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Agreement or Indenture in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Except as described hereafter or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to such Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections with respect to the related Base Assets (as provided in the related Prospectus Supplement) exceeds the amount of available funds on deposit in such Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. The related Prospectus Supplement may provide that investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be treated as collections of interest on the related Base Assets.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the FDIC.

Reports to Certificateholders

         The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, the information specified in the related Prospectus Supplement for such Series. In addition, within a reasonable period of time after the end of each calendar year, the Trustee will be required to furnish to each holder of record at any time during such calendar year a statement setting forth the information specified in such Prospectus Supplement, which will include information intended to enable holders of


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Certificates to prepare their tax returns. Information in the Distribution Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, any Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables. See "SERVICING OF RECEIVABLES -- Evidence as to Compliance".

Servicer Defaults

         With respect to a Series of Receivables Pooling Certificates, "Servicer Defaults" under the Pooling and Servicing Agreement for such Series generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and any Payment Account to enable the Trustee to distribute to Certificateholders of such Series any required payment, which failure continues unremedied for five days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of such Series specified in the related Prospectus Supplement, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of such Series, (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations and (iv) certain other events that shall be specified in the related Prospectus Supplement.

Rights Upon Servicer Defaults

         With respect to a Series of Receivables Pooling Certificates, so long as a Servicer Default remains unremedied under the Pooling and Servicing Agreement for a Series (and subject to any right of any Indenture Trustee), the Trustee for such Series or holders of the required percentage of any Class of Securities specified in the related Prospectus Supplement may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or as otherwise provided in the Pooling and Servicing Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a financial institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of such Pooling and Servicing Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

         During the continuance of any Servicer Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of the required percentages of the Certificates specified in the related Prospectus Supplement may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. The Trustee, however, will not be under any


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obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

         No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of the required percentages of the outstanding Securities specified in the related Prospectus Supplement have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor, the Seller or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Securities or of any Base Asset, Series Enhancement or related documents. If no Servicer Default (as defined in the related Pooling and Servicing Agreement, if applicable) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Securityholders to the Servicer under the Agreement.

         The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders upon a Servicer Default. See "-- Rights Upon Servicer Defaults" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance


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of any of its duties under an Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Replacement of the Trustee

         The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if the Trustee becomes insolvent or (iii) by the holders of the required percentages of the outstanding Securities specified in the related Prospectus Supplement upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of the Agreement

         The Agreement for each Series of Securities may be amended by the Depositor and the related Trustee, and where applicable the Seller and the Servicer, without notice to or consent of the Securityholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor, Seller or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Series Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of any Class of the Securities, (vi) to comply with any requirements imposed by the Code or (vii) to make such other amendments as are specified in the related Prospectus Supplement; provided that any such amendment pursuant to clause (iv) or (vii) above will not adversely affect in any material respect the interests of any Securityholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Securityholder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Depositor and the Trustee, and where applicable the Seller and the Servicer, with the consent of the holders of the required percentages of the outstanding Securities of each Series affected thereby specified in the related Prospectus Supplement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Securityholders of such Series; provided, however, that no such amendment may
(a) reduce the amount or delay the timing of payments on any Security without the consent of the holder of such Security; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Securities of each Class, the holders of which are required to consent to any such amendment.

List of Certificateholders

         Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which


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such Certificateholders propose to transmit, the Trustee will afford such
Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

Termination

         The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Agreement after the earliest to occur of (i) the final payment or other liquidation of the last Base Asset remaining in the Trust for such Series or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Base Assets and other property at that time subject to the Agreement. The Agreement for each Series will permit, but will not require, the Servicer, the Seller and/or the Depositor to repurchase from the Trust for such Series all remaining Base Assets at a price equal to 100% of the aggregate principal amount of such Base Assets plus, with respect to any property acquired in respect of a Base Asset, if any, the outstanding principal amount of the related Base Asset, and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement), plus accrued interest thereon at the weighted average rate on the related Base Assets through the last day of the Monthly Period in which such repurchase occurs. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the aggregate Principal Balance of the Base Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date aggregate Principal Balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES-- Receivables Pooling Certificates -- Optional Termination; Final Payment of Principal".

Payment in Full of the Notes

         With respect to any Series of Securities that includes Notes, the Trust Agreement will provide that upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series under such Trust Agreement, to the extent and in the matter provided therein.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         The following discussion contains summaries of certain legal aspects of credit, charge and debit card receivables which are general in nature. As a consequence, investors should consider the issues raised by the following discussion as relevant in connection with both the Receivables and the Receivables underlying the CRB Securities. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor purport to reflect the laws of any particular state, nor purport to encompass the laws of all states in which Receivables (or the Receivables underlying the CRB Securities) originate. The summaries are


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qualified in their entirety by reference to the applicable federal and state laws governing the Receivables (and the Receivables underlying the CRB Securities).

Transfer of Receivables

         With respect to each transfer of Receivables to a Trust, the Seller and/or the Depositor will warrant in the applicable Agreement that such transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller (and/or the Depositor) in and to the Receivables free and clear from liens arising from or through the Seller (or the Depositor), except, to the extent specified in the related Prospectus Supplement, for certain potential tax liens, any interest of the Seller or the Depositor as holder of the Depositor's Interest and the Servicer's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account, or a valid grant to the Trust of a security interest in the Receivables. The Seller and/or the Depositor will also warrant in the Agreement that, in the event that the transfer of the Receivables to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC") as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in the relevant Accounts in favor of the Trust upon their creation except for certain liens as described in the Agreement.

         The Receivables are generally considered to be "accounts" for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor in the Trust.

         There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Seller and/or the Depositor will warrant that the Receivables have been transferred to the Trust free and clear of the lien of any third party, except for certain tax and other governmental liens. In addition, the Seller and the Depositor will each covenant that, except as permitted by the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivables (or any interest therein) other than to the Trust. A tax or other government lien on property of the Seller or the Depositor arising prior to the time a Receivables comes into existence may also have priority over the interest of the Trust in such Receivables. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivables.

         A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Securityholders could experience a delay or reduction in distributions.


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Certain Matters Relating to Receivership

         It is likely that the Sellers of Receivables to a Trust or the sellers of Receivables to CRB Trusts will be banking institutions. FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver of a Seller which is a national bank.

         Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for a Seller would not interfere with the timely transfer to the Trust or to a CRB Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that a Seller granted a security interest in the Receivables to the related Trust (or granted such a security interest to the Depositor which was then assigned the related Trust) or to a CRB Trust, and that interest was validly perfected before the Seller's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance, and payments to the Trust or to a CRB Trust with respect to Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, or were to require the related Trustee or CRB Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Securities of any Series relating to such Seller (or delays in payments on CRB Securities relating to a similarly insolvent seller) outstanding at such time and possible reductions in the amount of those payments could occur.

         Each Pooling and Servicing Agreement and Receivables Purchase Agreement as to which a banking institution is the Seller will provide that, upon the appointment of a receiver for the Seller, the Seller will promptly give notice thereof to the Depositor, and a Pay Out Event will occur. Under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of the required percentages of outstanding Securities specified in the related Prospectus Supplement or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could by delayed as described above. The net proceeds of any such sale will first be treated by the Trustee as collections on the Finance Charge Receivables, if any. Upon the occurrence of a Pay Out Event, if a conservator or receiver is appointed for the Seller or the Depositor and no Pay Out Event other than such conservatorship or receivership or insolvency of the Seller or the Depositor exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for the Seller or the Depositor may have the power to cause early payment of the Certificates.

         If a Seller that is a banking institution is servicing its Receivables and a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exist, the conservator or receiver may have the power to prevent either the Trustee or the Certificateholders from effecting a transfer of servicing to a successor Servicer.

Consumer Protection Laws

         The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act,


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
Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that the Seller is a national banking association, the National Bank Act, as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Newly adopted Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly, to receive prescribed notices and to have billing errors resolved promptly.

         Various proposed laws and amendments to existing laws have been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry. Certain such laws would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges on credit card accounts that would be substantially below the rates of the finance charges currently assessed by most Sellers on their accounts. A proposed bill of this nature was defeated in the United States House of Representatives in 1987, and on November 14, 1991, the United States Senate approved by a vote of 74 to 19 a measure which could have established, if it were enacted as law, a ceiling on credit card interest rates of 4% above the rate that the IRS charges on the underpayment of taxes. Such a law would, in effect, reduce all interest rates on credit cards to 14% per annum until the IRS calculates the new rate, which is currently done on a quarterly basis. Although this proposed legislation was not passed by Congress, the issue of federal regulation of interest rates on credit cards continues to be debated, and there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit cards could be to reduce the Net Portfolio Yield of each Series. If such Net Portfolio Yield of a Series is reduced, a Pay Out Event for such Series may occur, and the Rapid Amortization Period for such Series would commence.

         Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, overlimit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state card issuers. In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-charted bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, the decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. On November 29, 1995, the Supreme Court of New Jersey ruled that a national bank that issued credit cards in New Jersey but is located in another state, and that is entitled under the National Bank Act to charge borrowers interest at a rate allowed by the laws of the state where the bank is located, was not entitled to


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charge New Jersey cardholders certain late payment fees, notwithstanding the fact that the state in which the bank is located permits such late payment fees, because late payment fees are not defined as interest within the meaning of the National Bank Act and because New Jersey state law forbade the charging of such late payment fees. On June 3, 1996, the U.S. Supreme Court upheld regulations issued by the U.S. Comptroller of the Currency that characterize late fees as interest and that therefore entitle a national bank to charge late fees if the state in which such national bank is located allows such late fees. Although the U.S. Supreme Court resolved certain conflicts of interpretation among the states, such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states.

         The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Seller will covenant in the Agreement to accept the retransfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws.

         Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible.

                                  THE DEPOSITOR

General

         The Depositor is a special purpose Delaware corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston, Inc., nor any of its affiliates, has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities. The Depositor's principal executive office is located at 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

                                 USE OF PROCEEDS

         The Depositor will use the net proceeds from the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Base Assets and/or Series Enhancement, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Base Assets and/or Series Enhancement, (iii) to fund the purchase of such Base Assets and/or Series Enhancement by the related Trust on the Closing Date or to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Account or Cash Collateral Accounts described in the related Prospectus Supplement or (v) to pay costs of structuring and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Base Assets for a Series may be effected in whole or in part by an exchange of Securities with the Seller of such Base Assets.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. Stroock & Stroock & Lavan LLP, New York, New York or such other counsel specified in the related Prospectus Supplement ("Federal Tax Counsel"), will deliver its opinion regarding certain federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth Federal Tax Counsel's advice with respect to material federal income tax issues. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners", together with Note Owners, "Security Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

OWNER TRUSTS

TAX CHARACTERIZATION OF THE OWNER TRUSTS

         In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that the nature of the income of the Trust, or the restrictions (if any) on transfers of the Certificates, will exempt the Trust from the rule that certain publicly traded partnerships are taxable as corporations.

         If an Owner Trust were taxable as a corporation for federal income tax purposes, the Owner Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Base Assets, which might be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners (and possibly Note Owners) could be liable for any such tax that is unpaid by the Trust.


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
TAX CONSEQUENCES TO NOTE OWNERS

         Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in such other manner as shall be provided in the related Prospectus Supplement. As noted above, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates and, as a result, the IRS might disagree with such conclusion. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met certain qualifying income tests (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to certain holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to U.S. federal income tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

         Interest Income on the Notes. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a Note Owner's income as ordinary interest income when actually or constructively received, if such Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if such Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount", regardless of such Note Owner's method of accounting, or, in certain circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term Notes".

         In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to certain exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate" (each as described below). If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below), all or a portion of the stated interest might be treated as "qualified stated interest". See "--Original Issue Discount", below. Under Treasury Regulations under Sections 1271-1275 of the Code (the "OID Regulations"), interest is considered unconditionally payable only if late payment or nonpayment is remote or reasonable remedies exist to compel payment. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest", and it is unclear whether such payments must be treated as part of a Note's "stated redemption price at maturity" (as described below) and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be


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taxed as contingent interest under (or under rules similar to) the 1996
Contingent Debt Regulations, or in some other manner.

         Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below.

         Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer or that is unique to the circumstances of the issuer or a related party or a related party. The IRS may designate other objective rates. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding certain caps, floors, governors or similar restrictions).

         All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances: (i) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Note determined without such floor or ceiling; (ii) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note; (iii) the "issue price" of the Note (as described below) exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and 15 percent of the total noncontingent principal, (iv) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the
Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or (v) if interest is not unconditionally payable. In these situations, as well as others, it is unclear whether such interest payments must be treated either as part of a Note's "stated redemption price at maturity" (as described below) resulting in original issue discount, or represent contingent payments subject to taxation under (or under rules similar to) the 1996 Contingent Debt Regulations, or some other manner.

         Original Issue Discount. Notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the OID Regulations. The discussion herein is based in part on the OID Regulations. Note Owners also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Notes.


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         In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

         The original issue discount with respect to a Note will be considered to be zero if it is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note (as specially defined for tax purposes). Because of the possibility of prepayments, it is not clear how the de minimis rules will apply to the Notes. It is likely that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Depositor presently expects to apply the de minimis rule by using the Prepayment Assumption. Generally, a Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Note. Any de minimis amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

         The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest" (as described above).

         In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

         If a Note is determined to be issued with original issue discount, the Note Owner must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest.

         The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of (A) the sum of
(i) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Note over (B) the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to such Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code and certain related legislative history require, pending the issuance of Treasury Regulations, the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of


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compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

         In general, a subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

         If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate or qualified inverse floating rate, equals the value of such qualified floating rate as or qualified inverse floating rate as of the issue date of the Note, or, in the case of an objective rate other than a qualified floating rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of such a Note would then recognize original issue discount during each accrual period which is calculated based upon such Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

         The Depositor believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Notes.

         Market Discount. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as such terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized


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
with respect to subsequent payments on such a Note is to be reduced by the amount previously treated as ordinary income under the market discount rule.

         The Code provides that the market discount in respect of a Note will be considered to be zero if the market discount is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by its weighted average remaining life as computed for tax purposes. If market discount is treated as de minimis under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of such Note, and the portion of the discount allocable to each such payment would be reported as income when such payment is made.

         The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, that are subject to repayment. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

         In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes such an election, the holder will be exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

         Amortizable Premium. A Note Owner who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect under Code Section 171 to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. Although there are Treasury regulations dealing with amortizable bond premiums, they specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6), such as the Notes. However, by analogy to such regulations, any premium in excess of interest income may be deductible to the extent of prior accruals of interest. Note Owners who pay a premium for a Note should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit an election to accrue all interest, discount (including de minimis market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Note Owner acquires during the year of the election or thereafter. See "--Market Discount" above. Similarly, a Note Owner that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Note Owner owns at the beginning of the first taxable year to which the election applies or acquires thereafter. See "-- Amortizable Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.


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         Gain or Loss on Disposition. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in such Note. The adjusted basis generally will equal the cost of such Note to the seller, increased by any original issue discount and market discount on such Note included in the seller's income, and reduced (but not below zero) by any payments on the Note other than qualified stated interest and reduced further by any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain or loss if the Note is held as a capital asset and as long-term capital gain or loss if the Note Owner's holding period exceeded one year. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general, under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusions.

         Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and certain other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

         Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount on a Short- Term Note in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. Such a Note Owner may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in such Owner's income on such a Note.

         Taxation of Certain Foreign Note Owners. As used herein, the term "Non-United States Person" means any Person other than a "United States Person" A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which (i) a court within of the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all


                                       92
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substantial decisions of the trust. A "Non-United States Holder" means a
Non-United States Person that is a Note Owner.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under "--Backup Withholding and Information Reporting", below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

         In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes (including original issue discount), provided that certain conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount) with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Holder does not actually or constructively own 10% or more of the equity of the Trust, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the Non-United States Holder certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Holder is a Non- United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made by the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. The forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

         The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations will add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent will be allowed to rely on an IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

         The 1997 Withholding Regulations will also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms (including IRS Form W-8 IRS, Form 1001, and IRS Form 4224, discussed below) with restated forms and standardize the period of time for which withholding agents can rely on such certifications.

         Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Notes the interest on which the Trust believes is described in
Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Notes will be described in the applicable Prospectus Supplement.

         If a Non-United States Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note will be included in the earnings and profits of such Holder if such interest (including original issue discount) is effectively connected with the conduct by such Holder of a trade or business in the United States.

         Generally, any gain or income (other than that attributable to accrued interest, market discount or original issue discount in certain circumstances) realized upon the sale, exchange, retirement or other disposition of a Note by a Non-United States Holder will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

         Backup Withholding and Information Reporting. Under current United States federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain Note Owners that are United States Persons.

         In addition, a 31% backup withholding tax will apply if such Note Owner
(i) fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt


                                       94
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recipients, such as corporations (within the meaning of Section 7701(a) of the
Code) and tax-exempt organizations.

         In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

         Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the holder otherwise establishes an exemption.

         In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States Person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and certain conditions are met or the Note Owner otherwise establishes an exemption.

         Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the Note Owner is not a United States person and certain other conditions are met or the Note Owner otherwise establishes an exemption.

         The 1997 Withholding Regulations alter the forgoing rules in certain respects. In particular, the 1997 Withholding Regulations will provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

         Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against such owner's United States federal income tax, provided that the required information is furnished to the IRS.

         Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.


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TAX CONSEQUENCES TO CERTIFICATE OWNERS

         Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller or the Depositor in its capacity as recipient of distributions from any reserve fund), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Depositor and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. A variety of alternative characterizations are possible. For example, to the extent the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller, the Depositor or the Trust. As long as such characterization did not result in the Trust being subject to tax as a corporation, any such characterization is not expected to result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below.

         On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, such as the Trust, to elect whether to be taxed as corporations or partnerships. Under the Check- the-Box Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable Prospectus Supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box-Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

         The following discussion assumes that the Certificates represent equity interests in a partnership, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately such Owner's allocable share of income, gains, losses, deductions and credits of the Trust (whether or not there is a corresponding cash distribution). Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Base Assets (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of such Base Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Notes to the extent the Notes are properly characterized as debt, as discussed above under "--Tax Consequences to Note Owners", servicing and other fees, and losses or deductions upon collection or disposition of Base Assets.

         Any Collateral Certificates held by the Owner Trustee will be subject to the federal income tax treatment described herein depending on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.


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         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement is expected to provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of: (i) the interest or other income that accrues on the Certificates in accordance with their terms for such month including, as applicable, interest accruing at the related Certificate Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Base Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Base Assets that corresponds to any excess of the issue price of Certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

         Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Interest Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will generally constitute "unrelated business taxable income" taxable to such holder under the Code.

         A non-corporate Certificate Owner's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would generally be "miscellaneous itemized deductions" and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of such Certificate Owner's adjusted gross income. A non-corporate Certificate Owner will be allowed no deduction for its share of the expenses of the Trust in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of all "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Accordingly, such deductions might be disallowed to such individual in whole or in part and might result in such Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. For taxable years beginning after December 31, 1997 in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.


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         The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that such calculations be made separately for each Base Asset, such calculations may result in certain timing and character differences under certain circumstances.

         Discount and Premium. The purchase price paid by the Trust for the related Base Assets may be greater or less than the remaining principal balance of the Base Assets at the time of purchase. If so, the Base Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Base Asset-by-Base Asset basis.)

         If the Trust acquires the Base Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Base Assets or to offset any such premium against interest income on the Base Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new Trust, which will be treated as a new partnership for tax purposes, in exchange for Certificates in the new Trust. The original Trust will then be deemed to distribute the Certificates in the new Trust to each of the Owners of Certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with those requirements due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal the Certificate's cost, increased by the share of Trust income allocable to such Certificate Owner with respect to such Certificates and decreased by any distributions received or losses allocated with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share (determined under Treasury Regulations) of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon a sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned


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among the Certificate Owners based on the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect the purchaser's tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees.

         Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificate Owners must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         Except as provided otherwise in the relevant Prospective Supplement, the Depositor will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct


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taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extension). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

         The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

         Taxation of Certain Foreign Certificate Owners. As used herein, the term "Non-United States Owner" means a Certificate Owner that is not a United States Person, as defined under "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting", above.

         It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

         Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income, including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Assuming that the Trust is determined not to be engaged in a U.S. trade or business, a Non-United States Owner might be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, such Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

         Such interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust (in the later case, such interest being properly characterized as a guaranteed payment under Section 707(c) of the Code). If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income (without any deductions or other allowances for costs and expenses incurred in producing such income), unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-United States Owner


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would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to such interest.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the certificate owner is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE GRANTOR TRUSTS

         Characterization. In the case of a Grantor Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

         Taxation of Grantor Trust Certificateholders--General. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates", each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Base Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Base Assets (including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the Base Assets), and, subject to certain limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to Base Assets because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. A non-corporate Grantor Trust Certificateholder's share of expenses of the Trust would generally be "miscellaneous itemized deductions" and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of such Grantor Trust Certificateholder's adjusted gross income. A non-corporate Grantor Trust Certificateholder will be allowed no deduction for its share of the expenses of the Trust (other than interest) in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990 will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a


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partnership that has 100 or more partners and elects to be treated as an
"electing large partnership," 70% of such partnership miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

         The servicing compensation to be received by the Servicer might be questioned by the IRS with respect to certain Certificates or Base Assets as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Base Assets. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and therefore be subject to the original issue discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates", this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

         A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Base Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Base Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to a Base Assets is less than or greater than the portion of the stated redemption price at maturity of the Base Assets, the interest in the Base Assets will have been acquired at a discount or premium. See "--Market Discount" and "--Premium", below.

         The treatment of any discount on a Base Asset will depend on whether the discount represents original issue discount or market discount. It is not expected that any Base Assets will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above. However, in the case of Base Assets that constitute short-term Government Securities or short-term Private Label Custody Receipt Securities the rules set out above dealing with short-term obligations (see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if such obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.

         The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Base Asset is acquired.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Base Assets may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Base Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trust -- Tax Consequences to Note Owners -- Market Discount" above.

         Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Base Asset for an amount that is greater than the stated redemption price at maturity of such interest, such Grantor Trust Certificateholder will be considered to have purchased the interest in the Base Asset at a "premium" equal in amount to such excess. For a discussion of the rules


                                      102
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applicable to premium, see "Owner Trusts -- Tax Consequences to Note Owners --
Amortizable Premium" above.

         Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates". In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Base Asset from ownership of the right to receive some or all of the related interest payments. In general, where such separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the Base Asset is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for such right and the principal or interest payment to be received with respect to such right.

         Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount (see "--Taxation of Grantor Trust Certificateholders--General", above); (ii) if the Company or any other party retains a retained yield with respect to the Base Assets held by the Trust; (iii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Base Assets; or (iv) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

         The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

         Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinated class (with a relatively higher Certificate Interest Rate) and the other is a senior class (with a relatively lower Certificate Interest Rate), (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Certificateholders would deemed to have acquired the following assets: (i) the principal portion of each Base Asset plus a portion of the interest due on each Base Asset (the "Trust Stripped Bond"), and (ii) a portion of the interest due on each Base Asset equal to the difference between the Certificate Interest Rate on the Subordinate Certificates and the Certificate Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount


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of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

         The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

         Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Certificate Interest Rate and the portion of the Servicing Fee that does not constitute excess servicing may be treated as qualified stated interest.

         Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income. It is unclear whether a Subordinated Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons should be treated separately, or aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules. However, the Trustee intends to treat each Subordinate Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.

         If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Base Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

         Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount on the Base Assets that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that the amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because


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such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to an interest in a Base Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. See "--Market Discount" above. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Base Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium (including other Base Assets) that such Grantor Trust Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. See "-- Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments, the yield on which may be affected by reason of prepayments to be calculated taking into account the Prepayment Assumption and requiring such discount to be taken into income on the basis of a constant yield to maturity taking account of actual prepayments. The legislative history of the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on such debt instruments.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will be treated as a sale or exchange of the Grantor Trust Certificateholder's interest in the assets of the Grantor Trust and will result in gain or loss equal to the difference, if any, between the amount realized (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) and the owner's adjusted basis in those assets. Such adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced (but not below zero) by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which the interests in the assets of the Grantor Trust represented by the Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Depositor's Interest in accrued market discount not previously taken into income on underlying Base Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Non-United States Grantor Trust Certificate Owners. Amounts paid to Non-United States Persons (as defined above under "Owner Trusts--Tax Consequences to Certificate Owners--Taxation of


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Certain Foreign Certificate Owners) who are owners of Grantor Trust Certificates
("Non-United States Owners") will be treated as interest for purposes of United States withholding tax. Such interest attributable to the underlying Receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that such Owner (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Section 957 of the Code) related to, any of the issuers of the Base Assets and (ii) fulfills certain certification and other requirements. Under these requirements, such Owner must certify, under penalty of perjury, that it is not a "United States person" (as defined above under "Owner Trusts-- Tax Consequences to Note Owners--Backup Withholding and Information Reporting") and must provide its name and address.
If interest or gain is effectively connected to the conduct of a trade or business within the United States by such Owner, such owner will be subject to United States federal income tax thereon at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Base Assets with respect to which such payments are made, subject to certain transition rules. For further discussion, see "Owner Trusts - Tax Consequences to Note Owners - Taxation of Certain Foreign Note Owners" above.

         Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with certain identification procedures, unless such Owner is an exempt recipient under applicable provisions of the Code. See "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting," above.

MASTER TRUST

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

         In the case of a Master Trust, Federal Tax Counsel will deliver its opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Depositor (or the Seller) will be properly treated as the owner of the Base Assets for federal income tax purposes and, accordingly, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness of the Depositor (or the Seller) that is secured by the Base Assets.

         The Depositor (or the Seller) and Certificate Owners will express in the Agreement the intent that, for federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Certificates will be indebtedness of the Depositor (or the Seller) secured by the Base Assets. The Depositor (or the Seller), by entering into the Agreement, each Certificate holder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness of the Depositor (or the Seller) secured by the Base Assets for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. However, because different criteria are used in determining the non-tax accounting treatment of


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a transaction, the Seller is expected to treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Base Assets and not as creating a debt obligation of the Depositor (or the Seller).

         The economic substance of a transaction generally determines its federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Based on the advice of Federal Tax Counsel, the Depositor and the Seller believe that the rationale of those cases will not apply to this transaction.

         The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and, in the case of accounts receivable such as the Base Assets, whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Federal Tax Counsel will consider such factors in rendering its opinion that the Certificates will be properly characterized for federal income tax purposes as indebtedness of the Depositor (or the Seller) secured by the Base Assets. Contrary characterizations that could be asserted by the IRS are described under "Possible Characterization of the Arrangement as a Partnership or Association Taxable as a Corporation" below. Except as otherwise expressly indicated, the following discussion assumes that the Certificates are properly treated as debt obligations of the Depositor (or the Seller) for federal income tax purposes.

         Interest Income to Certificate Owners. It is anticipated that the Certificates will be issued at par value (or at an insubstantial discount from par value) and therefore, except as discussed below or in the applicable Prospectus Supplement, will not be issued with original issue discount.

         As discussed above under "Owner Trusts--Tax Consequences to Note Owners--Interest Income on the Notes" and "--Original Issue Discount", interest that constitutes "qualified stated interest" is includible in a Certificate Owner's income as ordinary interest income when it is received or accrued in accordance with the Certificate Owner's method of tax accounting. Interest that does not constitute "qualified stated interest" may be treated either as part of a Certificate's stated redemption price at maturity" (as described above under "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount") resulting in original issue discount, or be treated as contingent interest under the 1996 Contingent Debt Regulations.

         One requirement for treatment as "qualified stated interest" is that the interest be "unconditionally payable". Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. See "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount" above.

         Market Discount and Premium. A Certificate Owner who purchases a Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial


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principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. See "Owner Trusts--Tax Consequences to Note Owners--Market Discount".

         If a Certificate is purchased by a Certificate Owner at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Certificate if an election under Section 171 of the Code is made or is previously in effect. See "Owner Trusts--Tax Consequences to Note Owners-- Amortizable Premium".

         Disposition of Certificates. If a Certificate is sold, exchanged or otherwise disposed of, a Certificate Owner generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Certificate Owner's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate generally will equal the cost of the Certificate to the Certificate Owner, increased by any original issue discount or market discount previously includible in the Certificate Owner's gross income, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificate Owner and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of a Certificate will generally be capital gain or loss if the Certificate is held by the Certificate Owner as a capital asset. Capital gain or loss will be long-term if the Certificate is held by the Certificate Owner for more than one year and otherwise will be short-term.

POSSIBLE CHARACTERIZATION OF THE ARRANGEMENT AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         Although, as described above, Federal Tax Counsel will deliver an opinion that the Certificates are properly characterized as debt of the Depositor (or the Seller) for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Certificates were not debt obligations of the Seller for federal income tax purposes, the arrangement among the Seller and the Certificate Owners might be classified for federal income tax purposes as either a partnership or as a publicly traded partnership taxable as a corporation.

         If the Certificates were treated as interests in a partnership, the partnership would probably be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, "interest" that is not "derived in the conduct of a financial or insurance business." If a deemed partnership between the Depositor (or the Seller) and the Certificate Owners were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax but each item of income, gain, loss, and deduction generated as a result of the ownership of the Base Assets by the partnership would be passed through to the Depositor (or the Seller) and the Certificate Owners as partners in such a partnership according to their respective interests therein.

         The income reportable by the Certificate Owners as partners could differ from the income reportable by the Certificate Owners as holders of debt obligations of the Depositor (or the Seller). For example, a cash basis Certificate Owner might be required to report income when it accrued to the partnership rather than when it is received by the Certificate Owner. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are


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allowed as deductions only to the extent they, together with other miscellaneous itemized deductions, exceed two percent of the individual's adjusted gross income, and an individual Certificate Owner's deduction for such holder's share of expenses of the partnership would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates.

         If, alternatively, the arrangement created by the Agreement were treated as a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income from the Base Assets. Because neither the Seller nor the Depositor will provide any indemnity for income taxes, such a tax might result in reduced distributions to Certificate Owners and Certificate Owners might be liable for a share of such a tax. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of the distributions to Certificate Owners would generally be treated as dividend income to the Certificate Owners.

         Since the Seller will treat the Certificates as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

FOREIGN INVESTORS

         Taxation of Certain Foreign Note Owners. As used herein, the term "Non-United States Person" means any Person other than a "United States Person." A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such created or organized in or under the laws of the United States or any political subdivision thereof, an estate of income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which (i) a court within of de United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" means a Non-United States Person that is a Note Owner.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally proposed to be effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to be a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

         Subject to the discussion of backup withholding below, and assuming the Certificates represent debt obligations of the Depositor (or the Seller) for federal income tax purposes, Foreign Investors generally will not be subject to United States federal withholding tax with respect to payments of principal and interest on Certificates, provided that certain conditions are met. Under United States federal income tax law now in effect, payments of principal and interest (including original issue discount) with respect to a Certificate to any Foreign Investor will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Investor does not actually or constructively own 10% or more of the total combined voting power of all classes of equity of the Depositor (or the Seller),
(ii) such Investor is not for federal income tax purposes a


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controlled foreign corporation related, directly or indirectly, to the Depositor
(or the Seller) through equity ownership, (iii) such Investor is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either
(A) the Foreign Investor certifies, under penalties of perjury, to the Depositor (or the Seller) or paying agent, as the case may be, that such Investor is a Foreign Investor and provides such Investor's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying Foreign Investor after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

         The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent will be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

         The 1997 Withholding Regulations also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with restated forms and standardize the period of time for which withholding agents can rely on such certifications.

         Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Certificates the interest on which is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Certificates will be described in the applicable Prospectus Supplement.

         If a Foreign Investor is engaged in a trade or business in the United States and interest (including original issue discount) on the Certificate is effectively connected with the conduct of such trade or business, the Foreign Investor, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest (including original issue discount) in the


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same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Investor will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Certificate will be included in the earnings and profits of such Investor if such interest (including original issue discount) is effectively connected with the conduct by such Investor of a trade or business in the United States.

         Generally, any gain or income (other than that attributable to accrued interest or original issue discount) realized upon the sale, exchange, retirement or other disposition of a Certificate will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Foreign Investor or (ii) in the case of a Foreign Investor who is a nonresident alien individual, the Foreign Investor is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

         If the IRS were to contend successfully that the Certificates represent interests in a partnership (not taxable as a corporation), a Certificate Owner that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a corporation, and would be subject to withholding tax on its share of partnership income. If the Certificates were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% (or lower rate as provided by an applicable treaty), unless dividends are effectively connected with the holder's United States trade or business (in which case such dividends would be taxed at graduated rates applicable to U.S. persons). In either case, and assuming the Certificates are recharacterized as partnership interests, a Certificate Owner that is a nonresident alien, foreign corporation, foreign partnership or foreign estate or trust might be subject to federal income tax on any gain from the sale of the Certificates.

BACKUP WITHHOLDING

         Distributions made on the Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owners fails to comply with certain identification procedures, unless such Owner is an exempt recipient under applicable provisions of the Code.

         The 1997 Withholding Regulations alter the forgoing rules in certain respects. In particular, the 1997 Withholding Regulations provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

                   CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

         An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. Such consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered


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to be doing business in a particular jurisdiction, and the classification of the
Securities as equity or debt or as an undivided interest in the underlying Base Assets under the laws of a jurisdiction.

         Generally the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In such case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to such tax solely because of their ownership of the Securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of such holder's ownership or disposition of Securities.

         Interest income (including original issue discount) earned on obligations of the United States Treasury Department and of certain government sponsored enterprises is generally exempt from state and local income taxation. Therefore, where a Grantor Trust holds Government Securities or Private Label Custody Receipt Securities as part of the Trust Property, interest income attributable to Government Security or Private Label Custody Receipt Security earned on Certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, certain states or localities may take a contrary position. Investors should consult their own tax advisors concerning exemptions from state and local income taxes.

         If some or all of the Securities are treated as equity interests in a partnership (not treated as a publicly traded partnership taxable as a corporation) for federal income tax purposes, such Securities generally should be treated as partnership interests for state and local income tax purposes. In such case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in such jurisdiction. However, if the state or local jurisdiction viewed such partnership as doing business in such jurisdiction, Security Owners would normally be subject to taxation in such jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with such jurisdiction. Furthermore, depending on the allocation and apportionment formula, if any, used by such jurisdiction, it is possible that Security Owners in such case may be subject to tax in such jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

         The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict the tax consequences to Note Owners and Certificate Owners in all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

         THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES


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UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF
CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

General

         Set forth below are certain consequences under ERISA and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of certain relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

         In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

         Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities, including the role that an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

         Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

Exempt Plans

         ERISA and Section 4975 of the Code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under such federal, state or other laws.


Ineligible Purchasers

         Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or
(ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

Plan Assets

         It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related Base Assets to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. Those rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest therein if such interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides, with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply including the following: (i) the investment by all "benefit plan investors" is not "significant"; or (ii) the security issued by the entity is a "publicly offered security". The Prospectus Supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

         With respect to clause (i) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above under "General" as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in such entities by any of such plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee with respect to such assets and of "affiliates" of such persons (within the meaning of the DOL Regulation). Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exception.

         With respect to clause (ii) of the second preceding paragraph, a publicly offered security is one which is (a) "freely transferable", (b) part of a class of securities that is "widely held" and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

         The Prospectus Supplement will indicate if either of the exceptions set forth in the DOL Regulation (discussed above) apply. If neither exception is applicable, Securities which are Certificates will not be eligible to be purchased directly or indirectly for, or on behalf of, or with the assets of a Plan.

         Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Base Assets were deemed to be assets of a Plan. Under the DOL Regulation, the Base Assets would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the Trust fund and none of the exceptions contained in the DOL Regulation is applicable. The Prospectus Supplement will indicate whether the Notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulation.

         Without regard to whether the Notes are characterized as equity interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the Trustee, the Indentive Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Before purchasing any Securities, a Plan Fiduciary should consult with its counsel and determine whether there exists any prohibition to the acquisition and holding of such Securities. In particular, a Plan Fiduciary should determine whether a plan asset exception or prohibited transaction class exemption is applicable in the Plan's particular circumstances and whether the exception or exemption covers all potential prohibited transactions.

         Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in Securities are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that would not make the foregoing statements incorrect or incomplete.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR THE ISSUER, THE TRUSTEE, THE SERVICER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of such Series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each Class of Notes and Certificates, as the case may be, of the related Series set forth therein and in the related Prospectus Supplement.

         In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates, as the case may be, described therein that are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

         Each Prospectus Supplement will either (i) set forth the price at which each Class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

         Each Underwriting Agreement will provide that the related Seller will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any Class of Securities will be conditioned on the closing of the sale of all other such Classes under such Underwriting Agreement.

         The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

         If and to the extent required by applicable law or regulation, this Prospectus and the applicable Prospectus Supplements will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities of any Series will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York or such other counsel set forth in the Prospectus Supplement. Certain federal income tax and other matters will be passed upon for each Trust by Stroock & Stroock & Lavan LLP, New York, New York or such other counsel set forth in the Prospectus Supplement.

         ----     INDEX OF DEFINED TERMS
Accounts.......................................................................
Accumulation Period............................................................
Additional Accounts............................................................
Additional Base Assets.........................................................
Agreement......................................................................
Ancillary Arrangements.........................................................
Base Assets....................................................................
Cash Collateral Account........................................................
Cash Collateral Guaranty.......................................................
Cede    .......................................................................
CEDEL   .......................................................................
CEDEL Participants.............................................................
Certificates...................................................................
Certificate Interest Rate......................................................
Certificateholders.............................................................
Certificates...................................................................
Class   .......................................................................
Closing Date...................................................................
CODE    .......................................................................
Collateral Indebtedness Interests..............................................
Collection Account.............................................................
Collection Period..............................................................
Commission.....................................................................
Controlled Accumulation Amount.................................................
Controlled Amortization Amount.................................................
Controlled Amortization Period.................................................
Controlled Deposit Amount......................................................
Controlled Distribution Amount.................................................
CRB Backed Certificate.........................................................
CRB Backed Notes...............................................................
CRB Backed Securities..........................................................
CRB Issuer.....................................................................
CRB Servicer...................................................................
CRB Trust......................................................................
CRB Trustee....................................................................
Credit Card Accounts...........................................................
Credit Card Receivables........................................................
Credit Enhancement.............................................................
Credit Enhancer................................................................
Date of Processing.............................................................
Defaulted Amount...............................................................
Deficit Controlled Accumulation Amount.........................................
Deficit Controlled Amortization Amount.........................................
Definitive Certificates........................................................
Definitive Notes...............................................................
Definitive Securities..........................................................
Depositaries...................................................................

Depositor......................................................................
Depositor's Certificate........................................................
Depositor's Interest...........................................................
Distribution Date..............................................................
DTC ...........................................................................
Eligible Institution...........................................................
Eligible Investments...........................................................
Eligible Servicer..............................................................
Enhancement Invested Amount....................................................
ERISA .........................................................................
Euroclear......................................................................
Euroclear Operator.............................................................
Euroclear Participants.........................................................
Exchange Act...................................................................
Expected Final Payment Date....................................................
FDIC ..........................................................................
Federal Tax Counsel............................................................
Final Scheduled Payment Date...................................................
Finance Charge Receivables.....................................................
FIRREA ........................................................................
Floating Allocation Percentage.................................................
Foreign Investor...............................................................
Funding Account................................................................
GAO ...........................................................................
Government Securities..........................................................
Grantor Trust..................................................................
Holders .......................................................................
Indenture......................................................................
Indenture Trustee..............................................................
Indirect Participants..........................................................
Initial Accounts...............................................................
Insolvency Event...............................................................
Interchange....................................................................
Interest Funding Account.......................................................
Invested Amount................................................................
Investment Earnings............................................................
IRS ...........................................................................
Moody's .......................................................................
Net Portfolio Yield............................................................
Non-United States Holder.......................................................
Non-United States Owner........................................................
Note Interest Rate.............................................................
Noteholders....................................................................
Notes .........................................................................
OID Regulations................................................................
Owner Trust....................................................................
Paired Series..................................................................
Participations.................................................................
Pay Out Events.................................................................

Paying Agent...................................................................
Payment Account................................................................
Payment Date...................................................................
Plan ..........................................................................
Pooling and Servicing Agreement................................................
Portfolio Yield................................................................
Prepayment Assumption..........................................................
Pre-Funded Amount..............................................................
Pre-Funding Account............................................................
Principal Allocation Percentage................................................
Principal Commencement Date....................................................
Principal Funding Account......................................................
Principal Receivables..........................................................
Prior Series...................................................................
Private Label Custody Receipt Security ........................................
Prospectus.....................................................................
Prospectus Supplement..........................................................
Rapid Amortization Period......................................................
Rating Agency..................................................................
Receivables....................................................................
Receivables Pooling Certificates...............................................
Registrar......................................................................
Related Documents..............................................................
Removed Accounts...............................................................
Repurchase Amount..............................................................
Reserve Account................................................................
Revolving Period...............................................................
S&P ...........................................................................
Securities.....................................................................
Securityholders................................................................
Seller.........................................................................
Series.........................................................................
Series Cut-Off Date............................................................
Series Enhancement.............................................................
Series Termination Date........................................................
Servicer.......................................................................
Servicer Default...............................................................
Servicing Fee..................................................................
Shortfall Amount...............................................................
Special Payment Date...........................................................
Spread Account.................................................................
Strip Certificates.............................................................
Subordinate Certificates.......................................................
Subordinate Class Percentage...................................................
Supplement.....................................................................
TIN ...........................................................................
Transfer Agent.................................................................
Trust Accounts.................................................................
Trust Agreement................................................................

Trust Stripped Bond............................................................
Trust Stripped Coupon..........................................................
Trustee .......................................................................
UCC ...........................................................................
Underwriting Agreements........................................................
Yield Calculation..............................................................
Yield Factor...................................................................


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
                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book entry form. Unless otherwise specified in a Prospectus Supplement for a Series, investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets.
Initial settlement and all secondary trades will settle in same day funds.

         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

         Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will he held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desire value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) in the calendar year in which the payment is made or collected or in either of the preceding two calendar years.

         Exemption for non-U.S. persons with effectively connected income (Form4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) annually.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) every three years. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

         Exemption for U.S. persons (Form W-9). U.S. persons should file a FormW-9 (Request for Taxpayer Identification Number and Certification) in order to avoid backup withholding (see "Material Federal Income Tax Consequences -- Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting", above).

         U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one taxable year.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the documentation required from non-U.S. persons holding Global Securities. The 1997 Withholding Regulations are generally proposed to be effective for payments after December 31, 1998, regardless of the issue date of the Global Security with respect to which such payments are made, subject to certain transition rules. The 1997 Withholding Regulations will replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed above) with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. Prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

         This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR CREDIT SUISSE FIRST BOSTON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT


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THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR
RESPECTIVE DATES.

Table of Contents
Prospectus Supplement

         PROSPECTUS

                                                              PAGE

Prospectus Supplement..........................................................
Reports to Securityholders.....................................................
Available Information..........................................................
Incorporation of Certain Documents by Reference................................
Summary of Terms...............................................................
Rick Factors...................................................................
The Trusts.....................................................................
The Receivables Pools..........................................................
The Collateral Certificates....................................................
The Government Securities......................................................
Private Table Custody Receipt Securities
Weighted Average Life of the Securities........................................
Pool Factors and Trading Information...........................................
The Seller and the Servicer....................................................
Use of Proceeds................................................................
Description of the Notes.......................................................
Description of the Certificates................................................
Certain Information Regarding the Securities...................................
Description of the Transfer and Servicing Agreements...........................
Certain Legal Aspects of the Receivables.......................................
Certain Federal Income Tax Consequences........................................
State and Local Tax Considerations.............................................
ERISA Considerations...........................................................
Plan of Distribution...........................................................
Legal Matters..................................................................

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their to their unsold allotments of subscriptions.


         $

PROSPECTUS

             CREDIT SUISSE FIRST BOSTON FLOORPLAN RECEIVABLES TRUSTS

                               Asset Backed Notes
                            Asset Backed Certificates

                              (Issuable in Series)

                 ASSET BACKED SECURITIES CORPORATION, DEPOSITOR

                               ------------------

         The Asset Backed Notes (the "Notes") and the Asset Backed Certificates(the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust or master trust (a "Trust") to be formed pursuant to one or more Trust Agreements or one Master Trust Agreement (as supplemented from time to time from time to time by one or more Trust Supplements) (a "Trust Agreement") or one or more Pooling and Servicing Agreements, one Master Pooling and Servicing Agreement (as supplemented from time to time by one or more Pooling and Servicing Supplements) or similar agreement (a "Pooling and Servicing Agreement") (such Trust Agreements and Pooling and Servicing Agreements, collectively, the "Agreements") as described herein. Each such Series may include one or more classes (each, a "Class") of Notes and/or one or more Classes of Certificates.

         The property of each Trust will include (a) certain Base Assets (as defined herein), which may consist of (i) wholesale automobile and light truck receivables or Participations (each as defined herein), (ii) certain "wholesale automobile and light truck receivables backed securities" ("WALTR Securities", as defined herein), (iii) Government Securities (as defined herein) (iv) and/or Private Label Custody Receipt Securities (as defined herein) and (b) may also include certain Series Enhancements (as defined herein) or other assets as described herein or in the related Prospectus Supplement. Any Receivables included in the Base Assets for a Series will consist of one or more pools of receivables arising from time to time in the ordinary course of business in wholesale receivables generated from time to time in a portfolio of revolving financing arrangements (collectively, "Accounts") with automobile dealers. Any Participations included in the Base Assets for a Series will consist of undivided interests in one or more pools of Receivables. Any WALTR Securities included in the Base Assets for a Series will consist of asset backed securities representing interests in, or notes or loans secured by, one or more underlying pools of Receivables.

         The property of a Trust, the Base Assets of which include Receivables or Participations, will include the right to receive all monies due in respect of such Receivables and/or Participations, net (to the extent provided in the related Prospectus Supplement) of certain amounts payable to the servicer of such Receivables specified in such Prospectus

                                               (Continued on the following page)


 THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED

OR INSURED BY, CREDIT SUISSE FIRST BOSTON CORPORATION, THE DEPOSITOR, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY UNITED STATES GOVERNMENTAL AGENCY.

         PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

         PROSPECTIVE INVESTORS SHOULD CONSIDER LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS SUPPLEMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                               __________________

                         Underwriters of the Securities

                           CREDIT SUISSE FIRST BOSTON

                 This date of this Prospectus is _________, 199_

(Continued from the previous page)

Supplement (the "Servicer"), which servicer may also be the Seller. The Base Assets for a Series will be sold to the Trust by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor") or such other depositor or transferor as shall be specified in the related Prospectus Supplement, and any Receivables included in the Base Assets for a Series will have been purchased by the Depositor from the seller or sellers designated in the related Prospectus Supplement (collectively, the "Seller"). Series Enhancement with respect to a Series may include Credit Enhancement (as defined herein) and/or certain types of Ancillary Arrangements (as defined herein).

         To the extent specified in the related Prospectus Supplement, each Class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Base Assets, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any Class of Securities may be senior or subordinate to distributions on one or more other Classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate and authorized denominations of each Class of such Securities; (ii) certain information concerning the Base Assets and the related Seller and Servicer, as applicable; (iii) the terms of any Series Enhancement applicable to any Class or Classes of such Securities; (iv) information concerning any other assets in the related Trust; (v) the expected date or dates on which the principal amount of each Class of such Securities will be paid to holders of such Securities; (vi) the Distribution Date for each Class of such Securities; (vii) the extent to which any Class within such Series is subordinated to any other Class of such Series; (viii) the identity of each Class of such Securities; and (ix) additional information with respect to the plan of distribution of such Securities.

                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Securities (as defined herein) are issued, unaudited reports containing information concerning the related Trust will be sent by the Trustee on behalf of such Trust or by the related Indenture Trustee annually and on each Distribution Date specified in the related Prospectus Supplement only to Cede & Co. ("Cede"), as nominee for the Depository Trust Company ("DTC") and registered holder of the Securities (the "Securityholder"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "ADDITIONAL INFORMATION REGARDING THE SECURITIES - Book Entry Registration" and "DESCRIPTION OF THE TRUST OR POOLING AND SERVICING AGREEMENT - Reports to Holders" . The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder but may at any time cease to file any reports that are no longer so required.

                              AVAILABLE INFORMATION

         The Depositor, as originator of the Trusts, has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to the Secretary of Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010. Telephone requests may be directed to the Secretary of Asset Backed Securities Corporation at (212) 325-2000.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of Certificates and/or Notes of such Series.



Issuer......................        With respect to any Series of Securities, a
                                    Trust formed pursuant to either (i) one or more trust agreements or one master trust agreement (as supplemented from time to time by one or more trust supplements)
                                    (each, a "Trust Agreement") between the
                                    Depositor and the Trustee of such Trust or
                                    (ii) one or more a pooling and servicing agreements, or one master pooling and servicing agreement (as supplemented from time to time by one or more pooling and servicing supplements) or similar agreement
                                    (a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee of such Trust (such Trust Agreements and
                                    Pooling and Servicing Agreements being
                                    sometimes referred to herein collectively, as the "Agreements"). A Trust formed pursuant to a Trust Agreement may be an owner trust (an "Owner Trust"), a master trust (a "Master Trust") or a grantor trust
                                    (a "Grantor Trust") and a Trust formed
                                    pursuant to a Pooling and Servicing
                                    Agreement will be a Grantor Trust.





Depositor...................       The Depositor is a special-purpose Delaware
                                   corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the
                                   Registration Statement backed by
                                   receivables or underlying securities of
                                   various types and acting as settlor or
                                   depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Credit Suisse First Boston, Inc. Neither
                                   Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities. The Depositor's principal executive office is located at 11 Madison
                                   Avenue, New York, New York 10010, and its telephone number is (212) 325- 2000.



Trustee.....................       With respect to each Trust, the trustee
                                   specified in the related Prospectus
                                   Supplement (the "Trustee").


Servicer....................       With respect to each Trust for which the
                                   Base Assets include Receivables or
                                   Participations, the servicer specified in the related Prospectus Supplement (the
                                   "Servicer").

Indenture Trustee...........       With respect to any Series of Securities
                                   that includes one or more classes of Notes, the indenture trustee specified in the related Prospectus Supplement (the
                                   "Indenture Trustee").



Risk Factors................       For a discussion of risk factors that
                                   should be considered with respect to an
                                   investment in the Securities, see "RISK
                                   FACTORS" herein and in the related
                                   Prospectus Supplement.





Securities Offered..........       Each Series of Securities issued by a Trust
                                   may include one or more classes (each a
                                   "Class") of Certificates and may also
                                   include one or more Classes of Notes. Each
                                   Class of Certificates will be issued
                                   pursuant to the related Trust Agreement or Pooling and Servicing Agreement. Any Series of Securities issued pursuant to a Pooling and Servicing Agreement will only include
                                   Certificates and the Base Assets of such Certificates will consist primarily of (i)
                                   Receivables or Participations and (ii) to the extent set forth in the related
                                   Prospectus Supplement, Government
                                   Securities (as defined herein) and/or
                                   Private Label Custody Receipt Securities
                                   (as defined herein) (such Certificates
                                   being sometimes referred to herein as
                                   "Receivables Pooling Certificates"). Any
                                   Series of Securities issued pursuant to a Trust Agreement may include Certificates and Notes, and the Base Assets of such Certificates and such Notes will consist primarily of (i) WALTR Securities and (ii) to the extent set forth in the related
                                   Prospectus Supplement, Government
                                   Securities and/or Private Label Custody
                                   Receipt Securities (as defined herein)
                                   (such Certificates being sometimes referred to herein as "WALTR Backed Certificates", such Notes being sometimes referred to herein as "WALTR Backed Notes" and such WALTR Backed Certificates and WALTR Backed
                                   Notes being referred to collectively as
                                   "WALTR Backed Securities"). Each Class of
                                   Notes will be issued pursuant to an
                                   indenture (each, an "Indenture") between the related Trust and the Indenture Trustee specified in the related Prospectus
                                   Supplement. The related Prospectus
                                   Supplement will specify which Class or
                                   Classes of Notes and/or Certificates of the related Series are being offered thereby. A
                                   Trust may issue one or more classes of
                                   additional Certificates or Notes that are not being offered by this Prospectus or any related Prospectus Supplement.



The Notes...................       As specified in the related Prospectus
                                   Supplement, each Class of Notes will have a stated principal amount, notional principal amount or no principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Note
                                   Interest Rate") or will not bear interest.



                                   Each Class of Notes may have a different
                                   Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Note Interest Rate, or the method for determining the Note Interest Rate, for each Class of Notes.

                                    A Series of Securities may include two or more Classes of Notes that differ as to timing and priority of payments, seniority,
                                    Note Interest Rates or amount of payments of principal or interest.

                                    Additionally, payments of principal or
                                    interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. See "DESCRIPTION OF THE NOTES -- Payments of Interest and Principal".

                                    Notes will be available for purchase in
                                    denominations of $100,000, or such other minimum denomination as shall be specified in the related Prospectus Supplement, and integral multiples of $1,000 in excess thereof and will be available in book-entry form, or if specified in the related Prospectus Supplement, as Definitive Notes. If the related Prospectus Supplement provides that the Notes shall be available in book-entry form only, Noteholders will be able to receive Definitive Notes (as defined herein under "RISK FACTORS -- Book-Entry Registration") only in the limited circumstances described herein or in the related Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES-- Definitive Securities" .

                                    If a Servicer, Seller or Depositor with an option to purchase the Base Assets of a Trust exercises such option (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Base Assets are received), in the manner and on the respective terms and conditions described under "DESCRIPTION OF THE TRUST AGREEMENT OR POOLING AND SERVICING AGREEMENTS --Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates............        As specified in the related Prospectus
                                    Supplement, each Class of Certificates will have an original principal amount, no principal amount or a notional principal amount and will accrue interest on such original principal or notional principal amount at a specified rate (with respect to each Class of Certificates, the
                                    "Certificate Interest Rate") or will not bear interest. Each Class of Certificates may have a different Certificate Interest
                                    Rate, which may be a fixed, variable or
                                    adjustable Certificate Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Interest Rate, or the method for determining the applicable
                                    Certificate Interest Rate, for each Class of Certificates.



                                    A Series of Securities may include two or more Classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. See "DESCRIPTION OF THE CERTIFICATES --Payments of Principal" and "-- Payments of Interest". If a Series of Securities includes Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.


                                    Certificates will be available for purchase in a minimum denomination of $100,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement, and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or, if specified in the related Prospectus Supplement, as Definitive Certificates. If the related Prospectus Supplement specifies that the Certificates will be available in book-entry form only, Certificateholders will be able to receive Definitive Certificates (as defined under "RISK FACTORS -- Book Entry Registration") only in the limited circumstances described herein or in the related Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Definitive Securities".

                                    If a Servicer, Seller or Depositor with an option to purchase the Base Assets of a Trust exercises such option (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Base Assets are received), in the manner and on the respective terms and conditions described under "DESCRIPTION OF THE TRUST OR POOLING AND SERVICING AGREEMENT -- Termination", the Certificates will be prepaid as set forth in the related Prospectus Supplement.

Receivables Pooling Certificates

A. Certificateholders'
   Interest; Depositor's
   Interest.................        In the case of a Series of Receivables
                                    Pooling Certificates, a portion of the
                                    assets of the related Trust will be
                                    allocated among the Certificateholders of such Series (the "Investor
                                    Certificateholders' Interest") and the
                                    remainder will be allocated to the interest of the Depositor therein (the "Depositor's
                                    Interest") and as provided in the related
                                    Prospectus Supplement. The Depositor's
                                    Interest represents the right to the assets of the Trust not allocated to the Investor
                                    Certificateholders' Interest of any Series or any interests in the Trust issued as Series Enhancement.

                                    In the case of a Master Trust, the Depositor may cause the issuance of additional Series from time to time and any such issuance will have the effect of decreasing the Depositor's Interest. The Depositor's Interest may be evidenced by an exchangeable certificate that is subject to certain transfer restrictions. The aggregate principal amount of the Investor Certificateholders' Interest will, except as provided herein or in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series and the principal amount of the Depositor's Interest will fluctuate as the amount of the Principal Receivables and the principal balance of the Government Securities, if any, and the Private Label Custody Receipt Securities (as defined herein), if any, held by the Trust changes from time to time. If so provided in the related Prospectus Supplement, in certain circumstances, interests in the assets of a Trust may be allocated to a Credit Enhancer, and in the case of a Master Trust interests in the assets of the Trust may be allocated to the Investor Certificateholders of more than one Series.

B.  Issuance of Additional
    Series..................        The related Prospectus Supplement may
                                    provide, in the case of a Master Trust,
                                    that the related Pooling and Servicing
                                    Agreement will provide that pursuant to one or more supplements to such Pooling and Servicing Agreement (each, a "Supplement"), the Depositor may cause the related Trustee to issue one or more new Series and accordingly cause a reduction in the Depositor's Interest represented by the
                                    Depositor's Certificate. Under each such
                                    Pooling and Servicing Agreement, the
                                    Depositor may define, with respect to any Series, the principal terms of such Series.
                                    A new Series will only be issued upon
                                    satisfaction of the conditions described herein or in the related Prospectus
                                    Supplement.



C.  Collections.............        All collections of Receivables with respect
                                    to a given Trust will be allocated by the related Servicer or the Trustee as amounts collected on Principal Receivables or as amounts collected on Finance Charge
                                    Receivables. The Servicer or the Trustee will allocate between the Investor
                                    Certificateholders' Interest of each Series
                                    (if more than one) of such Trust and the Depositor's Interest all amounts collected with respect to (i) Finance Charge
                                    Receivables and Principal Receivables and the Defaulted Amount (as defined under "DESCRIPTION OF THE CERTIFICATES --
                                    Receivables Pooling Certificates
                                    --Collections") and (ii) the Government
                                    Securities and/or Private Label Custody
                                    Receipt Securities. Collections of (i)
                                    Finance Charge Receivables and the
                                    Defaulted Amount and (ii) interest on the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, will be allocated to each such Series at all times based upon its Floating
                                    Allocation Percentage.



                                    Collections of Principal Receivables and collections of principal of the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, will be allocated to each such Series at all times based upon its Principal Allocation Percentage. The Floating Allocation

                                    Percentage and the Principal Allocation
                                    Percentage with respect to each such Series will be determined as set forth in the related Supplement and, with respect to each such Series offered hereby, in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Receivables Pooling Certificates". Collections will be deposited in the related Collection Account and invested in the manner described under "SERVICING OF RECEIVABLES--Deposits to the Collection Account".


D.  Interest................        Interest will accrue on the invested amount
                                    of the Receivables Pooling Certificates of a Series or Class (the "Invested Amount" of such Series or Class) at the per annum rate of interest either specified in or determined in the manner specified in the related Prospectus Supplement (the
                                    "Certificate Interest Rate"). If the
                                    Prospectus Supplement for a Series of
                                    Receivables Pooling Certificates so
                                    provides, the Certificate Interest Rate and interest payment dates applicable to each Certificate of that Series may be subject to adjustment from time to time. Any such Certificate Interest Rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus
                                    Supplement for such Series. Subject to
                                    certain limitations which are specified
                                    herein or which will be specified in the related Prospectus Supplement, collections of Finance Charge Receivables, collections of interest on the Government Securities, if any, collections of interest on the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders'
                                    Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if a Rapid Amortization
                                    Period commences with respect to such
                                    Series, thereafter interest will be
                                    distributed to such Certificateholders
                                    monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, collections of Finance Charge Receivables, collections of interest on the Government
                                    Securities, if any, collections of interest on the Private Label Custody Receipt
                                    Securities, if any, or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (in the case of the deposit of such interest, an "Interest Funding
                                    Account") and used to make interest
                                    payments to Certificateholders of such
                                    Series or Class on the following Interest
                                    Payment Date with respect thereto. If a
                                    Series has more than one Class of
                                    Receivables Pooling Certificates, each such
                                    Class may have a separate Interest Funding
                                    Account.



E. Principal................        The principal of any Receivables Pooling
                                    Certificates will be scheduled to be paid either in full on an expected date specified in the related Prospectus
                                    Supplement (the "Expected Final Payment
                                    Date"), in which case such Series will have a Controlled Accumulation Period as described below under "Controlled
                                    Accumulation Period", or under certain
                                    limited circumstances, a Rapid Accumulation
                                    Period as described below under "Rapid
                                    Accumulation Period" (each an "Accumulation

                                    Period") or in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Certificates will have a Controlled Amortization Period as described below under "Controlled Amortization Period". If such a Series has more than one Class of Certificates, a different method of paying principal, a different Expected Final Payment Date and/or a different Principal Commencement Date may be assigned to each Class. The payment of principal with respect to the Certificates of such a Series or Class may be made or commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, as the case may be, and the final principal payment with respect to the Certificates of such Series or Class may be made earlier or later than the applicable Expected Final Payment Date or Principal Commencement Date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement.



F.  Revolving Period........        Receivables Pooling Certificates will have
                                    a revolving period (a "Revolving Period"), which will commence on the date specified in the related Prospectus Supplement as the Closing Date and continue until the earliest to occur of (a) if a Pay Out Event occurs, the commencement of a Rapid
                                    Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the day on which the Accumulation Period or Controlled
                                    Amortization Period, as the case may be, commences. During the Revolving Period with respect to a Series, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and certain other amounts otherwise allocable to the Investor
                                    Certificateholders' Interest of such Series may be distributed to or for the benefit of the Certificateholders of other Series (if so provided in the related Prospectus
                                    Supplement) or the holder of the
                                    Depositor's Certificate in respect of the Seller's Interest, or allocated and paid to the Depositor to purchase additional
                                    Receivables, additional Government
                                    Securities and additional Private Label
                                    Custody Receipt Securities.



G.  Controlled Accumulation
    Period.....                     If so specified by the related Prospectus
                                    Supplement, unless a Rapid Amortization
                                    Period commences or, it so specified in the related Prospectus Supplement, a Rapid
                                    Accumulation Period commences, a Series of Receivables Pooling Certificates will have a controlled accumulation period (the
                                    "Controlled Accumulation Period"). The
                                    Controlled Accumulation Period will
                                    commence on the close of business on the date specified or determined in the manner specified in the related Prospectus
                                    Supplement and continue until the earliest to occur of (a) the commencement of a Rapid
                                    Amortization Period with respect to such Series, (b) payment in full of the Invested
                                    Amount of the Certificates of such Series or (c) the Series Termination Date with respect to such Series.

                                    During the Controlled Accumulation Period of a Series of Receivables Pooling Certificates, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders.

                                    Interest of such Series will be deposited on each Distribution Date (which date during each calendar month will be specified in the related Prospectus Supplement) in a trust account established for the benefit of the Investor Certificateholders of such Series (a "Principal Funding Account") and used to make principal distributions to such Investor Certificateholders when due. The amount to be deposited in the Principal Funding Account on any such Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to the amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any existing deficit with respect to the Controlled Accumulation Amount arising from prior Distribution Dates (the "Deficit Controlled Accumulation Amount"). If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Principal Funding Account, Controlled Accumulation Amount and Deficit Controlled Accumulation Amount.

                                    In addition, the related Prospectus
                                    Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. In general, on the Expected Final Payment Date for a particular Series or Class, all amounts accumulated in the Principal Funding Account with respect to such Series or Class during the Controlled Accumulation Period will be distributed as a single repayment of principal with respect to such Series or Class unless a Pay Out Event shall have occurred prior to such Expected Final Payment Date.

H. Rapid Accumulation
   Period...................        If so specified and under the conditions
                                    set forth in the Prospectus Supplement
                                    relating to a Series having a Controlled
                                    Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization
                                    Period, (b) payment in full of the Investor
                                    Interest of the Certificates of such Series and, if so specified in the related
                                    Prospectus Supplement, of the Collateral
                                    Interest, if any, with respect to such
                                    Series and (c) the related Series
                                    Termination Date (the "Rapid Accumulation
                                    Period"), collections of Principal
                                    Receivables allocable to the Investor
                                    Interest of such Series (and certain other amounts if so specified in the related
                                    Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding
                                    Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment
                                    Date. The amount to be deposited in the
                                    Principal Funding Account during the Rapid
                                    Accumulation Period will not be limited to the Controlled Deposit Amount. The term
                                    "Pay Out Event" with respect to a Series of Certificates means any of the events identified as such in the related Prospectus
                                    Supplement and any of the following: (a) certain events of insolvency or receivership relating to the Seller, (b) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement or (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the
                                    Certificates -- Accumulation Period" and
                                    "--Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Accumulation Period.




                                    During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificate, such Series may be subject to a principal guaranty or other similar agreement.

I. Controlled Amortization
   Period...................        If the related Prospectus Supplement so
                                    specifies, unless a Rapid Amortization
                                    Period commences with respect to such
                                    Series, a Series of Receivables Pooling
                                    Certificates will have an amortization
                                    period during which collections of
                                    Principal Receivables, collections of
                                    principal of the Government Securities, if any, and collections of principal of the Private Label Custody Receipt Securities, if any, allocable to Certificates within one or more Classes of such Series will be used to make periodic installment payments of principal with respect to such Certificates (the "Controlled Amortization
                                    Period").



                                    The Controlled Amortization Period will
                                    commence at the close of business on the date specified or determined in the manner specified in the related Prospectus Supplement and continue until the earliest to occur of (a) the commencement of a Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or
                                    (c) the Series Termination Date with respect to such Series. During the Controlled Amortization Period of a Series, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders' Interest in such Series will be used on each Distribution Date to make principal distributions to Investor Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Investor Certificateholders of any Series on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus

                                    Supplement plus any existing deficit with respect to the Controlled Amortization Amount arising from prior Distribution Dates (the "Deficit Controlled Amortization Amount"). If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

J. Rapid Amortization
   Period...................        During the period beginning at the close of
                                    business on the Business Day immediately preceding the day on which a Pay Out Event is deemed to have occurred with respect to a Series of Receivables Pooling
                                    Certificates or, it so specified in the
                                    Prospectus Supplement relating to a Series with a Controlled Accumulation Period, from such time specified in the related
                                    Prospectus Supplement after a Pay Out Event has occurred and the Rapid Accumulation
                                    Period has commenced, and ending upon the earliest to occur of (i) the payment in full of the Invested Amount of the Certificates of such Series and any amount required to be paid to a provider of Series
                                    Enhancement with respect thereto or (ii) the Series Termination Date (the "Rapid
                                    Amortization Period"), collections of
                                    Principal Receivables, collections of
                                    principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders'
                                    Interest of such Series will be distributed as principal payments to the Investor
                                    Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Rapid
                                    Amortization Period with respect to a
                                    Series, distributions of principal to
                                    Investor Certificateholders will not be
                                    subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal
                                    Funding Account with respect to such Series will be paid to the Investor
                                    Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "Pay Out
                                    Events" below for a discussion of the
                                    events which might lead to the commencement of the Rapid Amortization Period with respect to a Series.



K.  Pay Out Events..........        A "Pay Out Event" with respect to a Series
                                    refers to any of certain events specified as such in the related Prospectus
                                    Supplement, which events may include:



                                            (a) the occurrence of an Insolvency
                                    Event (as defined under "DESCRIPTION OF THE
                                    CERTIFICATES -- Receivables Pooling
                                    Certificates -- Pay Out Events") relating to the Seller or the Depositor, or

                                            (b) the Trust becoming an investment
                                    company within the meaning of the Investment
                                    Company Act of 1940, as amended (the
                                    "Investment Company Act").

                                    In the case of any event described above, a Pay Out Event with respect to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders of such Series immediately upon the occurrence of such event. The Rapid Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the Certificateholders of such Series will begin on the Distribution Date next following the month during which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date").

                                    Any amounts on deposit in a Principal
                                    Funding Account or an Interest Funding
                                    Account with respect to such Series at such time will be distributed on the first such Special Payment Date to the
                                    Certificateholders of such Series. If a
                                    Series has more than one Class of
                                    Certificates, each Class may have different
                                    Pay Out Events which, in the case of any Series of Receivables Pooling Certificates offered hereby, will be described in the related Prospectus Supplement.

                                    Pursuant to the Pooling and Servicing
                                    Agreement, in addition to the consequences of a Pay Out Event discussed above, if any Insolvency Event occurs with respect to the Seller or the Depositor, on the day of such Insolvency Event, the Seller or the Depositor, respectively, will immediately cease to transfer Principal Receivables directly or indirectly to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing Agreement applicable to such Series, within 15 days of such Insolvency Event the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published the holders of Certificates of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series (or if a Series includes more than one Class, the holders of Certificates evidencing more than 50% of each Class of such Certificates of such Series) and certain other interested parties specified in the related Prospectus Supplement instruct the Trustee not to dispose of or liquidate the Receivables, the Government Securities, if any, or the Private Label Custody Receipt Securities, if any, and to continue transferring Principal Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as before such Insolvency Event.

                                    The proceeds from any such sale, disposition or liquidation of the Receivables, the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, will be deposited in the Collection Account and allocated as described in the applicable Pooling and Servicing Agreement and the related Prospectus Supplement. If the sum of (a) the portion of such proceeds allocated to the Investor
                                    Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Investor
                                    Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

L. Paired Series...........         If so specified in the related Prospectus
                                    Supplement, a Series of Certificates may be issued (a "Paired Series") that is paired with one or more other Series or a portion of one or more other Series previously issued by a Trust (a "Prior Series"). A
                                    Paired Series may be issued at or after the commencement of a Controlled Accumulation
                                    Period or Controlled Amortization Period for a Prior Series. As the Invested Amount of the Prior Series having a Paired Series is reduced, the Invested Amount of the Paired Series will increase by an equal amount. If a Pay Out Event occurs (a) with respect to the Prior Series having a Paired
                                    Series or (b) with respect to the Paired
                                    Series when such Prior Series is in a
                                    Controlled Amortization Period or
                                    Controlled Accumulation Period, the
                                    percentage specified in the applicable
                                    Prospectus Supplement for the allocation of collections to such Prior Series and the allocation percentage for the allocation of collections to such Paired Series will be reset as specified in the related
                                    Prospectus Supplement and the Controlled
                                    Amortization Period or Rapid Amortization
                                    Period for such Prior Series could be
                                    lengthened, which, in turn, may result in the holders of the Certificates of such Prior Series receiving the final payment of principal on such Certificates after the Expected Final Payment Date. It shall be a condition to the issuance of a Paired
                                    Series that such issuance shall not result in the reduction by any Rating Agency of the rating of the Prior Series.



Final Scheduled Payment
Date.......................         The Final Scheduled Payment Date for each
                                    Class of Certificates of a Series is the date after which no Certificates of such Class are expected to remain outstanding, calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final
                                    Scheduled Payment Date of a Class may be the maturity date of the Base Asset in the related Trust which has the latest stated maturity, or will be determined as described herein and in the related
                                    Prospectus Supplement.



                                    The actual final Payment Date of the
                                    Certificates of any Class will depend
                                    principally upon (i) in the case of
                                    Receivables Pooling Certificates, the rate of payment (including early amortization, prepayments and repurchases) of the Receivables and the terms and rate of payment of the Government Securities and/or Private Label Custody Receipt Securities comprising the Base Assets in the related Trust and (ii) in the case of WALTR Backed Certificates, the rate of payment (including early amortization, prepayments and repurchases) of the Receivables underlying the WALTR Securities, the terms of such WALTR Securities and the rate of payment and terms of the

                                    Government Securities, if any, and the
                                    Private Label Custody Receipt Securities, if any, comprising the Base Assets in the related Trust. The actual final Payment Date of Securities of a given Class may occur earlier (and may occur substantially earlier) than the Final Scheduled Payment Date of such Class as a result of the application of prepayments of Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, to the reduction of the principal balance of such Certificates, or if any early amortization period occurs with respect to the Receivables comprising or underlying the Base Assets (comprised of Receivables or WALTR Securities) underlying such Class, but may also occur later than the applicable Final Scheduled Payment Date. See "RISK FACTORS" and "DESCRIPTION OF THE CERTIFICATES" herein for a more detailed description of factors that may affect the timing of principal payments on the Certificates.

The Trust Property
General....................         On or prior to the date of issuance of a
                                    Series of Securities specified in the
                                    related Prospectus Supplement (the "Closing
                                    Date"), the Depositor will transfer Base
                                    Assets to the related Trust (after
                                    acquiring such Base Assets, in certain
                                    cases, from the seller or sellers specified in the related Prospectus Supplement
                                    (collectively, the "Seller")) having the aggregate principal balance specified in such Prospectus Supplement as of the date specified therein (the "Series Cutoff
                                    Date"). Alternatively, if so specified in the related Prospectus Supplement, in certain circumstances the Depositor may transfer cash to the Trust and the Trust will use such cash to acquire such Base
                                    Assets.



                                    The assets of the Trust may also include one or more types of Series Enhancement (as described below), certain Ancillary Arrangements (as described below) and certain trust accounts, including the related Collection Account, Distribution Account and Reserve Account and any other account or asset identified in the applicable Prospectus Supplement. See "DESCRIPTION OF THE TRUST AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- Trust Accounts".

A.  Base Assets............         The Base Assets for a Series may consist of
                                    any combination of the following assets, to the extent and as specified in the related
                                    Prospectus Supplement: (1) Receivables and
                                    Participations in Receivables, (2) WALTR
                                    Securities, (3) Government Securities and
                                    (4) Private Label Custody Receipt
                                    Securities. To the extent set forth in the related Prospectus Supplement, the Base
                                    Assets for a Series (x) may be purchased by the Depositor from the related Seller and transferred to the related Trust, (y) may be purchased by the Depositor in the open market or in privately negotiated transactions (including transactions with entities affiliated with the Depositor) and transferred to the Trust or (z) may be purchased by the related Trust in the open market or in privately negotiated transactions.



(1) Receivables and

    Participations

                                    The assets of the Trust created with respect to a Series may include a pool of receivables ("Receivables") arising from time to time in the ordinary course of business in wholesale receivables generated from time to time in a portfolio of revolving financing arrangements
                                    ("Accounts") with automobile dealers (the
                                    "Dealers"), together with any monies due under such Receivables net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer. The Dealers use the related advances to purchase new or used automobiles, light duty trucks and certain other vehicles (the "Vehicles).

                                    Any designated Accounts will meet the
                                    criteria provided in the applicable
                                    Agreement applied as of the applicable
                                    Series Cut-Off Date specified therein. The
                                    Accounts will consist of certain initial
                                    Accounts described in the related Prospectus
                                    Supplement ("Initial Accounts") and any
                                    Additional Accounts (as described below), but will not include any Removed Accounts (as described below). Pursuant to the applicable Agreement: (a) the Seller of the Initial Accounts may (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional Accounts ("Additional Accounts"), the Receivables arising in which will be added to the Trust or, in lieu thereof or in addition thereto, transfer eligible Participations to the Trust and (b) such Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ("Removed Accounts").

                                    All new Receivables arising during the term of a Trust in any designated Accounts (including in any Additional Accounts) will be the property of the Trust. Accordingly, the amount of Receivables in the Trust will fluctuate as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted. Receivables may be payable in U.S. dollars or in any foreign currency.

                                    "Participations" are undivided interests in a pool of assets primarily consisting of Receivables owned by a Seller or an affiliate of the Seller, together with any collections thereon.

(2) WALTR Securities........        Base Assets for a Series may consist, in
                                    whole or in part, of asset backed
                                    securities ("WALTR Securities") consisting of certificates representing undivided interests in, or notes or loans secured by, Receivables arising in Accounts (as described above). Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement registered under the Securities Act or will be so registered, offered and distributed concurrently with the offering of a Series of Securities. See "TRUST ASSETS - WALTR
                                    Securities".



                                    Payments on the WALTR Securities will be distributed directly to the Trustee as registered owner of such WALTR Securities or, if applicable, to the Indenture Trustee as pledgee thereof, or in such other manner as shall be specified in the related Prospectus Supplement. The related Prospectus Supplement for a Series which includes WALTR Securities as Base Assets will specify (such disclosure may be on an approximate basis), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the approximate aggregate principal amount and type of the WALTR Securities; (ii) certain characteristics of the Receivables which comprise the underlying assets for the WALTR Securities; (iii) the expected maturity and the final maturity of the WALTR Securities; (iv) the certificate rate for the WALTR Securities; (v) the issuer or issuers of the WALTR Securities (collectively, the "WALTR Issuer"), the servicer or servicers of the WALTR Securities (collectively, the "WALTR Servicer") and the trustee or trustees of the Securities (collectively, the "WALTR Trustee"); (vi) certain characteristics of enhancement, if any, relating to the WALTR Securities, such as reserve funds, insurance policies, letters of credit or guarantees; (vii) any pay out events or rapid or early amortization events applicable to the WALTR Securities; (viii) the terms on which the WALTR Securities or the underlying Receivables may, or are required to, be repurchased prior to the stated maturity of such WALTR Securities; and (ix) the terms on which substitute Receivables may be delivered to replace those initially deposited with the WALTR Trustee. See "TRUST ASSETS - WALTR Securities".

(3) Government Securities.          Base Assets for a Series may include
                                    Government Securities which will consist of any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of
                                    Registered Interest and Principal of
                                    Securities, or STRIPS, program ("Treasury
                                    Strips"), which interest and/or principal
                                    Strips evidence ownership of specific
                                    interest and/or principal payments to be made on certain United States Treasury
                                    Bonds ("Treasury Bonds"), (ii) Treasury
                                    Bonds and (iii) certain other debt
                                    securities ("GSE Bonds") of United States government sponsored enterprises ("GSEs")
                                    ("GSE Bonds"; and, together with Treasury
                                    Strips, and Treasury Bonds, collectively,
                                    "Government Securities"). The specific
                                    terms of the Government Securities, if any, included in a Trust Fund will be set forth in the applicable Prospectus Supplement.
                                    See "TRUST ASSETS -- Government
                                    Securities".



Private Label Custody
Receipt Securities. . . .           Base Assets for a Series may include
                                    Private Label Custody Receipt Securities which will consist of any combination of
                                    (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury
                                    Bonds held by a custodian ("Private Label
                                    Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding
                                    Corporation ("REFCO") bonds ("REFCO
                                    Strips"; and, together with Private Label
                                    Custody Strips, "Private Label Custody
                                    Receipt Securities"). The specific terms of the Private Label Custody Receipt

                                    Securities, if any, included in a Trust
                                    will be set forth in the applicable
                                    Prospectus Supplement.



B. Collection, Distribution,
   Pre-Funding and other
   Trust Accounts.........          All payments on or with respect to the Base
                                    Assets for a Series will be remitted
                                    directly to an account (the "Collection
                                    Account") to be established for such Series with the related Trustee (or the related
                                    Indenture Trustee), or with the related
                                    Servicer in the name of such Trustee (or
                                    Indenture Trustee) or in such other manner as shall be specified in the related
                                    Prospectus Supplement.



                                    To the extent provided in the related
                                    Prospectus Supplement, the Trustee (or the
                                    Indenture Trustee) shall be required to
                                    apply a portion of the amount in the
                                    Collection Account, together with
                                    reinvestment earnings thereon at the rate or rates specified in the related Prospectus Supplement, to the payment, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Servicer under the related Agreement and any other person specified in the related Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into one or more separate accounts (each a "Payment Account" or "Funding Account", as the case may be) to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. Amounts deposited in any such Payment Account will be available, to the extent specified in the related Prospectus Supplement, for (i) application to the payment of principal of and/or interest on certain Classes of the Securities of such Series on the next Payment Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and/or (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

                                    A Prospectus Supplement may also provide that the assets of a Trust will include a Pre-Funding Account (the "Pre-Funding Account"). In such event, to the extent provided in the related Prospectus Supplement, the Depositor and/or the Seller will be obligated (subject only to the availability thereof) to deposit, and the related Trust will be obligated to accept (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Base Assets (the "Additional Base Assets") from time to time during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the related Closing Date. From time to time, various additional accounts may be created under the terms of the documents related to a specific Series.

Series Enhancement........          If stated in the Prospectus Supplement
                                    relating to a Series, enhancement may be provided with respect to one or more
                                    Classes of the Securities of such Series in the form of one of more types of Credit
                                    Enhancement (as described below) or
                                    Ancillary Arrangements (as described
                                    below), or both ("Series Enhancement"). The
                                    Series Enhancement will support the
                                    payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such related
                                    Prospectus Supplement. See "SERIES
                                    ENHANCEMENT".



                                    Credit Enhancement with respect to a Trust or any Class or Classes of Securities may include any one or more of the following: the subordination of one or more Classes of such Securities to other Classes of such Securities, a letter of credit, the establishment of a cash collateral guaranty or account, a reserve fund, a surety bond or insurance, a spread account or the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement. Ancillary
                                    Arrangements may take the form of guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate caps, floor or collar agreements, interest rate or currency swap agreements or other similar arrangements that are incidental or related to the Base Assets included in a Trust. If so specified in the related Prospectus Supplement, any such Credit Enhancement or Ancillary Arrangements may be provided by the Depositor or an affiliate thereof.

Servicing.................          For Series for which the Base Assets
                                    include Receivables or Participations, the
                                    Servicer designated in the related
                                    Prospectus Supplement will be responsible for servicing, managing and making collections on such Receivables or
                                    Participations. The Servicer may perform such functions alone, through subservicers or in conjunction with a master servicer, as described in such Prospectus Supplement.
                                    In performing these functions, the Servicer will be required to exercise the same degree of skill and care that it customarily exercises with respect to similar receivables owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third party Servicer will act as Servicer. The
                                    Servicer will receive a periodic fee as
                                    servicing compensation and may, as
                                    specified herein and in the related
                                    Prospectus Supplement, receive certain
                                    additional compensation. See "SERVICING OF
                                    RECEIVABLES".



Tax Consequences..........          In the case of an Owner Trust, Stroock &
                                    Stroock & Lavan LLP or such other counsel specified in the related Prospectus
                                    Supplement ("Federal Tax Counsel") will
                                    deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Owner
                                    Trust will agree, and the beneficial owners of the Notes (each a "Note Owner") will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes.
                                    Federal Tax Counsel will advise the Owner
                                    Trust that the Notes will be classified as debt for federal income tax purposes, or that the Notes will be classified in such other manner as shall be specified in the related

                                    Prospectus Supplement. The Owner Trust will also agree, and the related beneficial owners of the Certificates (each a "Certificate Owner") will agree by their purchase of Certificates, to treat the Owner Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller or Depositor in its capacity as recipient of distributions from any reserve fund), and the Notes being debt of the partnership. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- Owner Trusts" herein for additional information concerning the application of federal income tax laws to each Owner Trust and the related Securities.



                                    In the case of a Grantor Trust, Federal Tax
                                    Counsel will deliver its opinion that the Grantor Trust will be classified as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. In general, each owner of a beneficial interest in the Certificates must include in income its pro rata share of interest and other income from the Receivables, Participations, WALTR Securities, Government Securities, Private Label Custody Receipt Securities and other assets of the Trust and, subject to certain limitations, may deduct its pro rata share of fees and other deductible expenses paid by the Grantor Trust. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- Grantor Trusts" herein for additional information concerning the application of federal income tax laws to each Grantor Trust and the related Certificates.

                                    In the case of a Master Trust, Federal Tax
                                    Counsel will deliver its opinion that,
                                    although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Seller will be properly treated as the owner of the Base Assets and the other assets of the Trust for federal income tax purposes and accordingly, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness of the Seller that is secured by the Base Assets. The Seller, by entering into the Agreement, each Certificateholder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness of the Seller secured by the assets of the Trust for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- Master Trust" herein for additional information concerning the application of federal income tax laws to a Master Trust and the related Certificates.

Certain ERISA

Considerations............          Subject to the considerations and
                                    qualifications discussed under "ERISA
                                    CONSIDERATIONS" herein and the
                                    considerations and qualifications set forth in the related Prospectus Supplement, the Notes of any Series issued by a Trust may be eligible for purchase by employee benefit plans. Persons investing assets of employee benefit plans subject to the Employee Retirement Income Security Act of
                                    1974, as amended ("ERISA") or of plans as defined in Section 4975 of the Code should read "ERISA Considerations" herein and consult their own legal advisors to determine whether and to what extent the Certificates constitute permissible investments for such employee benefit plans and whether the purchase or holding of Certificates could give rise to transactions prohibited under ERISA or
                                    Section 4975 of the Code.



Legal Investment..........          Investors whose investment authority is
                                    subject to legal restrictions should
                                    consult their own legal advisors to
                                    determine whether and to what extent the Certificates or Notes constitute legal investments for them.



Use of Proceeds...........          The Depositor will use the net proceeds
                                    from the sale of each Series of Securities for one or more of the following purposes:
                                    (i) to purchase the related Base Assets
                                    and/or Series Enhancement, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Base Assets and/or Series Enhancement, (iii) to fund the purchase of such Base Assets and/or
                                    Series Enhancement by the related Trust on the Closing Date or to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Account or Cash
                                    Collateral Accounts described in the
                                    related Prospectus Supplement or (v) to pay costs of structuring and issuing such Securities. If so specified in the related
                                    Prospectus Supplement, the purchase of the Base Assets for a Series may be effected in whole or in part by an exchange of Certificates with the Seller of such Base
                                    Assets. See "USE OF PROCEEDS" .



Ratings...................          It will be a requirement for the issuance
                                    of any Class of Securities of a Series
                                    offered by this Prospectus and the related
                                    Prospectus Supplement that such Securities be rated by at least one Rating Agency in one of its four highest applicable rating categories.



                                    The rating or ratings applicable to such Securities will be as set forth in the related Prospectus Supplement. For more detailed information regarding the ratings assigned to any Class of a particular Series of Securities, see "SUMMARY OF TERMS -- Rating of the Securities" and "RISK FACTORS -- Ratings of the Securities" in the related Prospectus Supplement.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Securities of any such Series.

         Limited Liquidity. There can be no assurance that a secondary market for any Class of Securities of any Series will develop or, if it does develop, that such market will provide holders of such Securities with liquidity of investment or that it will continue for the life of such Securities.

         Risk of Delayed Principal Payments due to Dependence on Dealer Repayments; Maturity and Repayment Considerations. In the case of any Series of Securities offered hereunder, the Base Assets of which consist wholly or partly of Receivables or WALTR Securities, the Receivables comprising or underlying such Base Assets may be paid at any time, and there is no assurance that there will be new Receivables created in the related Accounts, or that Receivables will be added to the related Trust or any underlying WALTR Trust (as defined herein, under "TRUST ASSETS -- WALTR Securities"). The actual rate of accumulation of principal in a Principal Funding Account with respect to a Series of Receivables Pooling Certificates during an Accumulation Period and the rate of distributions of principal with respect to any such Series during a Controlled Amortization or Rapid Amortization Period will depend on, among other factors, the rate of repayments, the timing of the receipt of repayments and the rate of default. As a result, no assurance can be given that the Invested Amount of a Class of Receivables Pooling Certificates will be paid on the Expected Final Payment Date, if any, with respect to such Class or that payment of the principal during the Controlled Amortization Period, if any, with respect to such Class will equal the Controlled Amortization Amount, if any, with respect to such Class or will follow any expected pattern.

         The rate of payment of principal of Securities of a Series for which the Base Assets consist of WALTR Securities, and the aggregate amount of each distribution on and the yield to maturity of such Securities, will depend on a number of factors, including the performance of such WALTR Securities and the rate of payment of principal (including prepayments) thereof, which will in turn depend in large part on the rate of repayment of the underlying Receivables and the possible occurrence of any related Pay Out Events. The rate of payment of principal of such Securities may also be affected by the repurchase of the Receivables underlying the WALTR Securities, and the corresponding retirement of such WALTR Securities. See "RISK FACTORS -- Maturity Assumptions" in the related Prospectus Supplement.

         Certain Legal Aspects--Lack of Security Interests in Vehicles. Security interests in the Vehicles securing Receivables will be assigned to the related Trust. The applicable Seller will represent and warrant that the Receivables are at the time of creation secured by a first priority perfected security interest in the related Vehicles. Generally, under applicable state laws, a security interest in an automobile or light duty truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. The Seller will take all actions necessary under applicable state laws to perfect the Seller's security interest in the Vehicles. However, at the time a Vehicle is sold, the Seller's security interest in the Vehicle will terminate. Therefore, if a Dealer fails to remit to the Seller amounts owed with respect to Vehicles that have been sold, the related Receivables will no longer be secured by Vehicles.

     To the extent provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which a perfected security interest in the name of the Seller in the Vehicle securing such Receivable does not exist as of the date such Receivable is transferred to such Trust, if such breach materially adversely affects the interest of the Trust in such Receivable and if such failure or breach is not timely cured following discovery by or notice thereof to the Seller.

     Certain Legal Aspects--Insolvency Considerations and the Characterization of the Transfer of Receivables. Each Seller and the Depositor intend that the transfer of the Receivables by it constitute a sale. Notwithstanding the foregoing, if such Seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Depositor or the Trust, as applicable, should be treated as a pledge of such Receivables to secure a borrowing by such Seller or the Depositor, as applicable. If the transfer to the Depositor or the Trust were to be characterized as a secured loan, to the extent that the Seller or the Depositor, as applicable, would be deemed to have granted a security interest in the Receivables to the Trust, and that interest had been validly perfected before the Seller's or Depositor's insolvency, as applicable, and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to be with respect to the Receivables should not be subject to recovery by a receiver of the Seller or the Depositor, as applicable. However, in such a case, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

     If certain events relating to the bankruptcy of the Seller or the Depositor were to occur, then a Pay Out Event or Rapid Amortization Event would occur with respect to each Series and, pursuant to the terms of the Pooling and Servicing Agreement, additional Receivables would not be transferred to the Trust.

     Legal Developments Regarding the Sale of Accounts Receivables. The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. The Seller will warrant that the sale of Receivables to the related Trust is a valid sale of such Receivables to such Trust. For a discussion of certain consequences of characterization of a transaction as a sale or a pledge, see "--Certain Legal Aspects--Insolvency Considerations and the Characterization of the Transfer of Receivables" above.

         Risk of Prepayment due to Dependence on Generation of Additional Receivables. The continuation of the Revolving Period for any Series of Receivables Pooling Certificates will depend on the continued generation of new Receivables for the related Trust. A decline in the amount of Receivables in the Accounts for any reason could result in the occurrence of a Pay Out Event with respect to a Series and commencement of a Rapid Amortization Period with respect to such Series. Receivables are generally prepaid upon the retail sale of the underlying Vehicle. In such events, Certificateholders would bear the risk of reinvestment of the principal amounts of their Certificates. The Pooling and Servicing Agreement for such a Series will provide that if the Depositor's Interest is not maintained at a minimum level equal to an amount specified in the Pooling and Servicing Agreement and the related Prospectus Supplement (the "Required Depositor's Interest"), then the Depositor will be required to transfer Additional Accounts to the Trust. In addition, subject to certain exceptions (which if applicable, will be set forth in the related Prospectus Supplement) if the Depositor fails to transfer such Additional Accounts to the Trust pursuant to the Pooling and Servicing Agreement, a Pay Out Event will occur.

         Risk of Economic Factors. Payment of the Receivables is largely dependent upon the retail sale of the related Vehicles. The level of retail sales of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The use of incentive programs (e.g., manufacturers' rebate programs) may affect retail sales. However, the Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of Vehicle sales.

         Limited Nature of Rating. Any rating assigned to any Class of Securities of a Series by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), or such other nationally recognized rating agency specified in the related Prospectus Supplement (each, a "Rating Agency"), will reflect such Rating Agency's assessment solely of the likelihood that Securityholders will receive the payments of interest and principal required to be made under the applicable Agreement or Indenture and will be based primarily on the value of the Base Assets in the Trust and the availability of any Series Enhancement with respect to such Class or Series. The rating will not be a recommendation to purchase, hold or sell Securities of such Class or Series, and such rating will not comment as to the marketability of such Securities, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

         Limitations on Exercise of Rights due to Book-Entry Registration. The related Prospectus Supplement may provide that each Class of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be issued in fully registered, certified form to the holders of the Securities of such Series or their nominees ("Definitive Certificates", in the case of Certificates so issued in fully registered, certified form, "Definitive Notes", in the case of Notes so issued in fully registered, certified form, and collectively, "Definitive Securities"). Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Agreement or the related Indenture, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" and "-- Definitive Securities" .

         Risk of Subordination of Trust's Interest in the Receivables due to Certain Legal Aspects -- Transfers of Receivables. For Series of Receivables Pooling Certificates which involve a transfer of Receivables to the related Trust, the related Seller (and to a certain extent the Depositor) will warrant in the related Pooling and Servicing Agreement and in the related Receivables Purchase Agreement, respectively, that such transfer of the Receivables from the Seller to the Depositor and from the Depositor to the Trust is and will be either a valid transfer and assignment of all right, title and interest of the Seller in the Receivables and all proceeds thereof to the Depositor, and a valid transfer of all right, title and interest of the Depositor in the Receivables and all proceeds thereof to the Trust or will be the grant to the Trust of a security interest in such Receivables. The Seller (and to a certain extent the Depositor) will take certain actions required to perfect the Trust's interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. If any such transfer of the Receivables and the proceeds thereof to the Trust is deemed to create a security interest therein, a


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
tax or government lien on property of the Seller (or of the Depositor) arising before such Receivables come into existence (or are transferred to the Depositor) may have priority over the Trust's interest in such Receivables. See "CERTAIN LEGAL ASPECTS OF RECEIVABLES -- Transfer of Receivables".

         Risk of Nontransferability of Servicer Duties in the Event of Servicer Default due to Certain Legal Aspects -- Receivership of a Servicer. In the event of a Servicer Default with respect to a Series of Receivables Pooling Certificates, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the Securityholders from effecting a transfer of servicing to a successor Servicer.

         Risk of Delayed Payment of Principal and Interest on Securities due to Subordination and Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or to interest and principal due on one or more Classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the Base Assets and, to the extent provided in the related Prospectus Supplement, a Reserve Account or other form of Series Enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any such Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Depositor or the related Seller, Servicer, Trustee or Indenture Trustee, or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Base Assets and, if and to the extent available, amounts available under any available form of Series Enhancement, as specified in the related Prospectus Supplement.

         Risk of Commingling. With respect to each Trust for which a Servicer has been appointed, such Servicer will deposit all payments on the related Base Assets (from whatever source) and all proceeds of such Base Assets collected during the period specified in the related Prospectus Supplement (a "Collection Period") into the related Collection Account within two business days of receipt thereof. However, in the event that a Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies affirm their initial rating of the related Securities, then for so long as such servicer is the Servicer and provided that (i) no Servicer Default exists and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until the business day preceding each Distribution Date. The Servicer will deposit the aggregate amount (the "Repurchase Amount") paid for the purchase of Receivables by the Servicer during the related Collection Period into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Base Assets or payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

         Limited Rights of Certificateholders in the Event of Servicer Default. With respect to a Series of Securities that includes Notes, upon the occurrence of a Servicer Default the related Indenture Trustee or


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
Noteholders (subject to certain limitations, which if applicable, will be specified in the related Prospectus Supplement) will have the right to remove the Servicer without the consent of the related Trustee or any Certificateholders, and the Trustee or the Certificateholder with respect to such Series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such Series would have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such Series.

         Effect of the Issuance of New Series. In the case of a Trust that is a master trust, such Trust may issue new Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any new Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to other Series or subordinating other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class and (b) the Depositor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Depositor, such issuance will not (i) result in the occurrence of a Pay Out Event or (ii) materially adversely affect the timing or amount of payments to Certificateholders of any Series or Class. There can be no assurance, however, that the issuance of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder.

                                   THE TRUSTS

         The Depositor will establish each Trust pursuant to an Agreement. The Trustee of each such Trust will be a commercial bank, savings and loan association or trust company identified as such Trustee in the related Prospectus Supplement. The property of the Trust will include certain Base Assets and may also include certain Series Enhancements and other assets specified in the related Prospectus Supplement.

         Each Trust will issue one or more Series of Securities that will include one or more Classes of Certificates and may also include one or more Classes of Notes. Any Notes included in a Series will be issued pursuant to an Indenture entered into between the related Trust and an indenture trustee (the "Indenture Trustee"). The Indenture Trustee will also be a commercial bank, savings and loan association or trust company identified as such Indenture Trustee in the related Prospectus Supplement.

         A form of Pooling and Servicing Agreement and a form of Series Supplement to the Pooling and Servicing Agreement have each been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. If applicable, the Trust Agreement, the Pooling and Servicing Agreement, the Series Supplement and the Indenture, relating to a particular Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Securities.

                                  TRUST ASSETS
General


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
         The assets of the Trust for a Series of Certificates will include certain Base Assets described below and may include Certain Series Enhancements with respect to such Series and certain other assets described in the related Prospectus Supplement.

         The Base Assets for a Series will consist of one or more of the following types of assets: (a) Receivables and/or Participations in Receivables,
(b) WALTR Securities, (c) Government Securities and (d) Private Label Custody Receipt Securities. The Base Assets for a Series may be purchased by the Depositor from the Seller identified in the related Prospectus Supplement or, with respect to WALTR Securities, may be purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates of the Depositor), and then, in each such case, will be transferred by the Depositor to the Trust in exchange for Securities issued by the Trust. Alternatively, the Trust may purchase some or all of the Base Assets in the open market or in privately negotiated transactions with cash obtained by the Trust in exchange for the issuance of Securities of the Trust to the Depositor.

         If so specified in the related Prospectus Supplement, the assets of the Trust for a Series may include monies or government securities on deposit in a Pre-Funding Account established with the Trustee (or the Indenture Trustee), which monies or government securities are to be used for the purchase of additional Base Assets during a Funding Period specified in such Prospectus Supplement.

         The following is a brief description of the Base Assets expected to be included in Trusts. Specific information regarding the Base Assets with respect to a Series of Securities will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities.

Receivables and Participations

         General. The Base Assets for a Series may consist, in whole or in part, of Receivables arising from time to time in the ordinary course of business in wholesale receivables, generated from time to time in a portfolio of revolving financing arrangements (collectively, the "Accounts") with automobile Dealers. The Dealers use the related advances to purchase new or used automobiles, light duty trucks and other vehicles (the "Vehicles). The Receivables may be payable in U.S. dollars or in any other foreign currency. The Accounts will consist of the Initial Accounts described below, as well as any Additional Accounts added to the Trust from time to time as provided below, but will not include any Removed Accounts removed from the Trust as provided below.

         A Seller will initially convey to the related Trust (or will convey to the Depositor, which will promptly reconvey to such Trust) all Receivables existing on the Series Cut-Off Date in the Initial Accounts, together with all Receivables arising in such Initial Accounts from time to time after the Series Cut-Off Date until the termination of such Trust. After the Series Cut-Off Date, a Seller may convey to the related Trust (which conveyance may be through the Depositor) Receivables arising in certain Additional Accounts, in each case in accordance with the provisions of the applicable Pooling and Servicing Agreement. In addition, pursuant to the related Pooling and Servicing Agreement, a Seller in some circumstances will be obligated to designate Additional Accounts, which together with the Receivables arising in such Additional Accounts, which will be conveyed to the related Trust. The Seller will convey to the Trust all Receivables arising in any such Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to a Trust of Receivables arising in Additional Accounts or Participations will be subject to certain conditions set forth in the applicable



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
Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement and Series Supplement, the Depositor will also have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in any Account that becomes a Removed Account. The amount of Receivables in a Trust will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible, removed or otherwise adjusted. If so specified in the related Prospectus Supplement, a Seller will be able to include Participations in the related Trust in lieu of or in addition to Receivables.

Additional Information relating to Receivables

         The related Prospectus Supplement for each Series will provide information with respect to any Receivables that constitute Base Assets as of the Series Cut-off Date, including, among other things, the aggregate principal balance of the Receivables.

         The eligibility criteria which shall apply with respect to the inclusion of Receivables in the Base Assets for a Series will be specified in the related Prospectus Supplement. The information provided in the related Prospectus Supplement with respect to such Receivables will include, among other things: (a) underwriting criteria; (b) the loss and delinquency experience for the portfolio of Receivables; (c) the composition of the portfolio by Account balance; and (d) the geographic distribution of Accounts and Receivables. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Receivables included in the Base Assets for a Series.

         If information of the nature described above respecting the Receivables included in the Base Assets of a Series is not known to the Seller at the time the Securities of the Series are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Securities and to be filed with the Commission within 15 days after the initial issuance of such Securities.

WALTR Securities

         General. Base Assets for a Series may consist, in whole or in part, of receivables backed securities ("WALTR Securities") consisting of certificates evidencing an undivided interest in, or notes or loans secured by, Receivables generated in Accounts. Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement registered under the Securities Act or will be so registered, offered and distributed concurrently with the offering of the related Series of Securities. WALTR Securities will have been issued pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, indenture or similar agreement (a "WALTR Agreement"). The WALTR Securities represent an undivided interest in or obligation of a trust formed pursuant to a WALTR Agreement (a "WALTR Trust"). The seller/servicer of the underlying Receivables will have entered into the WALTR Agreement with the trustee under such WALTR Agreement (the "WALTR Trustee"). Receivables underlying a WALTR Security will be serviced by a servicer (the "WALTR Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the WALTR Servicer.

         The issuer of the WALTR Securities (the "WALTR Issuer") will be a financial institution, corporation or other entity engaged generally in the business of the financing of wholesale automobile receivables, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the WALTR Issuer may be an affiliate of the Depositor. The obligations of the WALTR Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The WALTR Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the WALTR Securities issued under the WALTR Agreement.

         Distributions of principal and interest will be made on the WALTR Securities on the dates specified in the related Prospectus Supplement. The WALTR Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the WALTR Securities by the WALTR Trustee or the WALTR Servicer. The WALTR Issuer or the WALTR Servicer may have the right to repurchase assets underlying the WALTR Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Underlying Receivables. The receivables underlying the WALTR Securities will consist of Receivables.

         Credit Enhancement Relating to WALTR Securities. Credit Enhancement in the form of reserve funds, subordination of other WALTR Securities, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Credit Enhancement may be provided with respect to the Receivables underlying the WALTR Securities or with respect to the WALTR Securities themselves. The type, characteristics and amount of Credit Enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the WALTR Securities on the basis of requirements of the applicable Rating Agencies.

         Additional Information. The related Prospectus Supplement for a Series for which the Base Assets include WALTR Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable,
(i) the aggregate approximate principal amount and type of the WALTR Securities to be included in the Base Assets; (ii) certain characteristics of the Receivables which comprise the underlying assets for the WALTR Securities, including the servicing fee or range of servicing fees with respect to such Receivables; (iii) the expected and final maturity of the WALTR Securities; (iv) the interest rate of the WALTR Securities; (v) the WALTR Issuer, the WALTR Servicer (if other than the WALTR Issuer) and the WALTR Trustee for such WALTR Securities; (vi) certain characteristics of the credit enhancement, if any, relating to the Receivables underlying the WALTR Securities or to such WALTR Securities themselves; (vii) the terms on which the underlying Receivables for such WALTR Securities may be, or are required to be, purchased prior to their stated maturity or the stated maturity of the WALTR Securities; and (viii) the terms on which Receivables may be substituted for those originally underlying the WALTR Securities.

         If information of the nature described above representing the WALTR Securities is not known to the Depositor at the time the related Series of Securities are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, to the extent available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series of Securities and to be filed with the Commission within 15 days of the initial issuance of such Securities.

         As a general rule, each WALTR Issuer will be subject to the information requirements of the Exchange Act and in accordance therewith, will file reports and other information with the Commission.



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
Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov). In the event that any WALTR Issuer is not subject to the information requirements of the Exchange Act on the date of issuance of the Certificates of the related Series or ceases to be subject to such requirements after such date, the Depositor or the Trustee will provide, or cause to be provided (or make available, or cause to be made available) to holders of the Securities upon request, the information contained in all periodic trustee reports (or similar reports) that are received by the Trustee with respect to the related WALTR Securities where such WALTR Securities represent 20% or more of the aggregate principal balance of the related Base Assets.

Government Securities

         General. If so specified in the applicable Prospectus Supplement, the Base Assets for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSE Bonds") of United States government sponsored enterprises ("GSEs"; together with Treasury Strips and Treasury Bonds, collectively, "Government Securities"). The Government Securities, if any, included in a Trust Fund are intended to assure investors that funds will be available to make certain suggested payments of principal and/or interest due on the related Securities. As such, the Government Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to the related Securities and
(ii) perform a function similar to that described herein under "Series Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below. The specific terms of the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, included in a Base Assets will be set forth in the applicable Prospectus Supplement.

         The Prospectus Supplement for each Series of Securities, the Base Assets of which include Government Securities will contain information as to:
(i) the title and series of each such Government Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Government Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Government Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Government Security will be payable; the date or dates from which such interest will accrue, and the dates on which such interest will be payable; (v) whether such Government Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Government Security; (vii) the rating thereof, if any; and (viii) the issuer of each Government Security; (ix) the material risks, if any, posed by any such Government Securities and the issuers thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplements; and (x) any other material terms of such Government Security. With respect to Base Assets which include a pool of Government Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Government Securities' pool, certain material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv), and (v) of the preceding sentence and any other material terms regarding such pool.

         The Government Securities included in a Trust will be senior unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in the Base Assets of a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of Securities.

         Treasury Bonds. Treasury Bonds are issued by and are the obligations of The United States of America. As such, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples thereof.

         Treasury Strips. In general, Treasury Strips are created by separating, or "stripping", the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments (generally semiannual) due on the Treasury Bond to which such Treasury Strip relates.

         In 1985 the Department of the Treasury, announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under - "Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

         Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on such Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount thereof. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Such Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of such Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received thereon. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders thereof in accordance with procedures applicable to the particular issue of such Treasury Strips.

         GSE Bonds. As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Base
Assets: The Federal National Mortgage Association ("Fannie Mae"), The Federal Home Loan Mortgage Association ("Freddie Mac"), The

Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), The Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), and The Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Base Assets only to the extent that (i) its obligations are supported by the full faith and credit of the United States government or (ii) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (a "GSE Issuer"). Unless otherwise specified in the related Prospectus Supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

         Unless otherwise specified in the related Prospectus Supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

         GSE Bonds may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

         The Federal National Mortgage Association. Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.

         Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

         Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016; telephone (202)752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

         The Federal Home Loan Mortgage Corporation. Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in such mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

         Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703)759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

         The Student Loan Marketing Association. Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

         Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street,

N.W., Washington, D.C. 20007; telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

         The Resolution Funding Corporation. REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

         The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

         Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

         The Federal Home Loan Banks. The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

         The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable Prospectus Supplement, questions regarding such financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable Prospectus Supplement, copies of such reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

         Tennessee Valley Authority. TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

         TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer; telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

         Federal Farm Credit Banks. The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to certain related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

         The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

         Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable Prospectus Supplement, such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

         General. If so specified in the applicable Prospectus Supplement, the Trust for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and, together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust Fund are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Securities. As such, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to such Securities, and (ii) perform a function similar to that described herein under "Series Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

         The Prospectus Supplement for each Series of Securities the Trust Fund with respect to which contains Private Label Custody Receipt Securities will contain information as to: (i) the title and series of each such Private Label Custody Receipt Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Private Label Custody Receipt Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Private Label Custody Receipt Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Private Label Custody Receipt Security will bear interest, if any, the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (v) whether such Private Label Custody Receipt Security was issued at a price lower than the principal amount thereof, (vi) material events of default or restrictive covenants provided for with respect to such Private Label Custody Receipt Security; (vii) the rating thereof, if any: (viii) the issuer of such Private Label Custody Receipt Security; (ix) the material risks, if any, posed by such Private Label Custody Receipt Security and the issuer thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Private Label Custody Receipt Security. With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, certain material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

         The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Each Trust which includes Private Label Custody Securities will be provided with an opinion of Stroock & Stroock & Lavan LLP or such other counsel specified in the related Prospectus Supplement to the effect that the Private Label Custody Receipt Securities included in such Trust are exempt from the registration requirements of the Securities Act. A copy of such opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

         Private Label Custody Strips. The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of such strips to accrue a portion of the discount toward par annually and report such accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

         The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would thereupon issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for such receipts was segmented.

         In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

         Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

         A holder of a Private Label Custody Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury; instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. In the event any Private Label Custody Strips are included in a Trust with respect to any Series of Securities, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Private Label Custody Strips. In the event the Company knows that the depositor of the Treasury Bonds underlying such Private Label Custody Strips is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

         REFCO Strips. A REFCO Bond may be divided into its separate components, consisting of: (i) each future semi-annual interest distribution (an "Interest Component"); and (ii) the principal payment (the "Principal Component") (each component individually hereinafter referred to as a "REFCO Strip"). REFCO Strips are not created by REFCO; instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

         For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semi-annual interest payment of $1,000 or an integral multiple thereof. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

         A holder of a REFCO Strip cannot enforce payment on such REFCO Strip against REFCO; instead, such holder must look to the custodian for payment . Such custodian (and such holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond) can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related Prospectus Supplement. In the event the Company knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

Collection and Payment Accounts

         A separate Collection Account will be established by the Trustee (or, in the case of a Series that includes Notes, the Indenture Trustee), or by the Servicer in the name of the Trustee (or the Indenture Trustee), for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Base Assets and, to the extent specified in the related Prospectus Supplement, any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Series Enhancement, as provided in the related Prospectus Supplement, will be deposited in one or more related Payment Accounts, which will also be established by the Trustee (or the Indenture Trustee) for such Series of Securities, for payment to the related holders of such Securities. The Trustee (or Indenture Trustee) will invest the funds in the Collection and Payment Accounts in Eligible Investments maturing, with certain exceptions, in the case of funds in the Collection Account, not later than the day preceding the date such funds are due to be deposited in the applicable Payment Account or otherwise paid, and in the case of funds in a Payment Account, not later than the day preceding the next Payment Date for the related Class or Classes of Securities. Eligible Investments include among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposits, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the applicable Rating Agencies.

         From time to time, various other accounts, which may include a Pre-Funding Account may be created under the terms of the documents related to a specific Series.

                               SERIES ENHANCEMENT

General

         For any Series or Securities, Series Enhancement may be provided with respect to one or more Classes thereof. Series Enhancement may consist of Credit Enhancement (as described below), Ancillary Arrangements (as described below), or both.

Credit Enhancement in General

         "Credit Enhancement" with respect to a Series of Securities or one or more specific Classes of such Series may take the form of the subordination of one or more Classes of such Securities to other Classes of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class of Securities of a Series to the extent described therein.

         Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, holders of Securities will bear their allocable share of deficiencies.

         If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the issuer of such third party Credit Enhancement may have a subordinated interest in the Trust, the Receivables or certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

Subordination

         If so specified in the related Prospectus Supplement, one or more Series of Securities or one or more Classes of Securities of a Series or one or more classes of other certificated or uncertificated interests in the assets of the related Trust ("Collateral Indebtedness Interests") may be subordinated to one or more other Series or one or more Classes of such Series. If so specified in the related Prospectus Supplement, the rights of holders of the subordinate Securities or Collateral Indebtedness Interests to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Securities which are senior to such subordinate Securities or Collateral Indebtedness Interests to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Series or Class of subordinate Securities or Collateral Indebtedness Interests, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinate Securities or Collateral Indebtedness Interests will be distributed to holders of Securities which are senior to such subordinate Securities or Collateral Indebtedness Interests. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinate Securities or Collateral Indebtedness Interests are paid to the holders of the Securities which are senior to such subordinated Securities or Collateral Indebtedness Interests. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement.

Letter of Credit

         If so specified in the related Prospectus Supplement, support for a Series of Securities or one or more Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of another form of Credit Enhancement. The issuer of the letter of credit named in the related Prospectus Supplement (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

         The maximum liability of a L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial principal amount of a Series of Securities or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Cash Collateral Guaranty or Cash Collateral Account

         If so specified in the related Prospectus Supplement, support for a Series of Securities or one or more Classes of a Series may be provided by a guaranty (a "Cash Collateral Guaranty") secured by the deposit of cash, government securities or certain other permitted investments in an account (a "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty, or by a Cash Collateral Account alone. Any such Cash Collateral Account will generally take the form of a cash collateral trust formed pursuant to a trust agreement involving a cash collateral depositor and a cash collateral trustee. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the Cash Collateral Account), or the related Trustee, Indenture Trustee, Seller, Servicer or the Depositor. The amount available pursuant to a Cash Collateral Guaranty or a Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments will be made to beneficiaries of a Cash Collateral Guaranty from the related Cash Collateral Account or from the Cash Collateral Account directly.

Reserve Account

         If so specified in the related Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, government securities or other instruments acceptable to the applicable Rating Agency or Rating Agencies in one or more reserve accounts (each, a "Reserve Account") to be established in the name of the Trustee (or the Indenture Trustee). Any such Reserve Account will be used, as specified in such Prospectus Supplement, by the Trustee (or the Indenture Trustee) to make required payments of principal of or interest on the Securities of the related Series or one or more Classes thereof, to make adequate provision for future payments on one or more Classes of such Securities or for any other purpose specified in the Agreement with respect to such Series, to the extent that funds are not otherwise available for such purpose. In the alternative or in addition to such deposit, a Reserve Account for a Series may be funded through application of all or a portion of the excess cash flow from the Base Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Account and the Reserve Account maintenance requirements for a Series will be described in the related Prospectus Supplement. Amounts deposited in a Reserve Account will be invested by the Trustee (or the Indenture Trustee) in Eligible Investments meeting certain specified maturity criteria.

Surety Bond or Insurance Policy

         If so specified in the related Prospectus Supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may be provided by the issuance of insurance by one or more insurance companies. Such insurance will guarantee distributions of interest or principal on the affected Securities in the manner and amount specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may take the form of a surety bond purchased for the benefit of the holders of such Securities to assure distributions of interest or principal with respect to such Securities in the manner and amount specified in the related Prospectus Supplement.

Spread Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of Securities of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on such Securities in the manner specified in the related Prospectus Supplement.

Ancillary Arrangements

         If so specified in the related Prospectus Supplement, the Trust may enter into one or more derivative arrangements that are related to or incidental to one or more of the Base Assets for a Series ("Ancillary Arrangements"). Such Ancillary Arrangements may take the form of guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate caps, floor or collar agreements, interest rate or currency swap agreements or other similar arrangements. If so specified in the related Prospectus Supplement, such Ancillary Arrangements may be entered into with the Depositor or an affiliate thereof. The related Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to any such Ancillary Arrangements as is set forth herein or in such Prospectus Supplement with respect to the Base Assets.

                            SERVICING OF RECEIVABLES

General

         Customary servicing functions with respect to any Receivables included in the Base Assets for a Series or underlying any Participations included therein will be provided by the Servicer named in the related Prospectus Supplement pursuant to the related Pooling and Servicing Agreement. In general, comparable servicing functions will be performed by the WALTR Servicer with respect to the Receivables underlying any WALTR Securities included in the Base Assets.

Collection Procedures

         The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Pooling and Servicing Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio.

Deposits to the Collection Account

         The Servicer will deposit (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) any collections on the Receivables in a Monthly Period (which period will be defined for each Servicer in the related Prospectus Supplement) into the Collection Account within two business days of the Date of Processing (or, in the case of Interchange, on each Distribution Date) to the extent such collections are allocable to the Investor Certificateholders' Interest of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Investor Certificateholders of any Series or the issuer of any Series Enhancement. In certain limited circumstances, the Servicer will not be required to segregate, and will be permitted to use for its own benefit collections on the Receivables received by it during each Monthly Period until the related Distribution Date. The "Distribution Date" for each calendar month will be specified in the Prospectus Supplement. To the extent and in the manner specified in the related Prospectus Supplement and subject to certain exceptions that will be described therein, on the earlier of (i) the second business day following the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the holder of the Depositor Certificate its allocable portion of any collections then held by the Servicer. The "Date of Processing" will generally be the business day on which a record of any transaction is first recorded on the Servicer's computer file of consumer revolving accounts (without regard to the effective date of such recordation).

         To the extent and in the manner specified in the related Prospectus Supplement, the Servicer will establish the Collection Account in the name of the Trustee (or, for a Series that includes Notes, the Indenture Trustee). To the extent and in the manner indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated as described in the related Prospectus Supplement and as specified by the Rating Agencies rating the Securities of such Series or
(ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by such Rating Agencies.

         To the extent and in the manner specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee (or the Indenture Trustee), in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. The related Prospectus Supplement will describe the obligations of the Servicer (if different from those described above), the Seller, the Trustee, the Indenture Trustee and/or the Depositor to deposit certain payments and/or collections received by them in respect of the Trust assets into the Collection Account. In addition, to the extent so provided in the related Prospectus Supplement, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Servicing Compensation and Payment of Expenses

         The related Prospectus Supplement may provide that the Servicer will be entitled to receive a servicing fee in an amount to be determined as specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement.

         As specified in the related Prospectus Supplement, the Servicer may be required to pay certain expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee (and Indenture Trustee) and independent accountants, payment of the cost of any Series Enhancement and payment of expenses incurred in preparation of reports to holders of Securities. To the extent specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinated to the rights of holders of the Securities of such Series.

Evidence as to Compliance

         The Pooling and Servicing Agreement for a Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. The Pooling and Servicing Agreement for a Series will provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year. Comparable statements and reports may be required to be delivered to the Indenture Trustee pursuant to any Indenture relating to such Series.

                     CERTAIN MATTERS REGARDING THE SERVICER

         Any Servicer for a Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Seller or the Depositor and may have other business relationships with the Seller, the Depositor or their respective affiliates.

         If certain events (each a "Servicer Default") occur with respect to the Servicer under an Agreement, the related Trustee (or a specified percentage of the holders of Securities or of each Class of Securities as set forth in the related Prospectus Supplement) may terminate the Servicer, in which case the Trustee will appoint a successor Servicer. Servicer Defaults and the rights of the Trustee and the holders of Securities upon the occurrence of a Servicer Default under the Agreement for a Series will be substantially similar to those described under "DESCRIPTION OF THE TRUST AGREEMENT S OR POOLING AND SERVICING AGREEMENTS-- Servicer Defaults" and "-- Rights upon Servicer Defaults" or will be as described in the related Prospectus Supplement.

         The Servicer generally may not resign from its obligations and duties under the Agreement, except (a) upon determination that (i) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the Agreement or (c) upon the satisfaction of the following conditions: (i) the acceptance and assumption, by an agreement supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer thereunder by a proposed successor Servicer, (ii) the Servicer having given written notice to each applicable Rating Agency of such transfer and each such Rating Agency having notified the Servicer in writing to the effect that its then current rating of the Securities of any Series will not be reduced or withdrawn as a result of such transfer, (iii) the provider of Credit Enhancement, if any, having consented in writing to such transfer (such consent not to be unreasonably withheld) and (iv) the proposed successor Servicer being an Eligible Servicer (as defined below). Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any such determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

         "Eligible Servicer" means the Trustee (or the Indenture Trustee) or an entity which, at the time of its appointment as Servicer (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of, unless otherwise specified in the related Prospectus Supplement, wholesale automobile receivables, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Pooling and Servicing Agreement.

Indemnification

         Except to the extent otherwise provided therein, each Pooling and Servicing Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the holders of all Securities of a Series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to the Pooling and Servicing Agreement, including those arising from acts or omissions of the Servicer pursuant to the Pooling and Servicing Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify: (i) the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Trustee; (ii) the Trust, the Trustee or the holders of such Securities for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of such holders in accordance with the Pooling and Servicing Agreement or with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or such holders to any taxing authority; or (iii) the Trust or such holders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless such write-off is caused by a breach of the Pooling and Servicing Agreement by the Servicer. Subject to certain exceptions in the Pooling and Servicing Agreement, any indemnification pursuant to the Pooling and Servicing Agreement will be only from the assets of the Servicer.

                            DESCRIPTION OF THE NOTES

General

         The following summaries describe the material provisions of the Indentures which are anticipated to be common to any Notes included in a Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Notes and the Indenture. Where particular provisions or terms used in such Notes or Indentures are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         The Notes included in any Series will be issued in one or more Classes. The Notes will only be issued in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Notes of a Series, as described in the related Prospectus Supplement, the transfer of the Notes may be registered, and the instruments evidencing such Notes may be exchanged, at the office of the registrar (which may be the Indenture Trustee) appointed from time to time pursuant to the Indenture (the "Registrar") without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may be available in book-entry form only.

         Payments of principal of and interest, if any, on the Notes of a Series will be made on the dates specified in the related Prospectus Supplement (the "Payment Dates") by check mailed to holders of such Notes, registered as such at the close of business on the record date applicable to such Payment Dates at their addresses appearing on the register of Notes for such Series or in such other manner specified in the related Prospectus Supplement, except that (a) payments may be made by wire transfer (at the expense of the Noteholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of any Note will be made only upon presentation and surrender of such Note at the office of the Indenture Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Note will be mailed to the holder of such Note before the Payment Date on which the final principal payment on any
Note is expected to be made to the holder of such Note.

         Payments of principal of and interest on the Notes will be made by the Indenture Trustee, or a paying agent provided for under the Indenture, as specified in the related Prospectus Supplement.

Payments of Interest and Principal

         Each Class of Notes of a Series will have a stated principal amount, notional amount or no principal amount and will bear interest at a specified
Note Interest Rate or will not bear interest. Each Class of Notes may have a different Note Interest Rate, which may be fixed, variable or an adjustable Note Interest Rate, or any combination of the foregoing. The Notes included in any Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. The related Prospectus Supplement will specify the Note Interest Rate for each Class of Notes or the method for determining such Note Interest Rate. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other Class or Classes of Notes of such Series, as described in the related Prospectus Supplement. The Prospectus Supplement may specify that payments of interest, if any, on Notes will be made prior to payments of principal thereon or in such other order or priority as shall be specified in such Prospectus Supplement.

         One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as the result of the exercise by the Servicer, the Seller or the Depositor of any option that it may have to purchase the Base Assets of the related Trust. To the extent specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may have fixed principal payment schedules as set forth therein. Holders of Notes will have the right to receive payments of principal on any given Payment Date in the applicable amount set forth in such schedule with respect to such Notes. Notes may also be subject to prepayment of principal to the extent set forth in the related Prospectus Supplement.

         With respect to a Series that includes two or more Classes of Notes, each Class may differ as to the timing and priority of payments, seniority, allocations of losses, Note Interest Rates or amount of payments of principal or interest, and payments of principal or interest in respect of any such Class or Classes may be subject to the occurrence of specified events or may be made on the basis of collections from designated portions of the Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

Certain Provisions of the Indenture

         Events of Default; Rights upon Event of Default. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of certain events specified in the Related Prospectus Supplement, which events will include: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default by the related Trust in the observance or performance in any material respect of any covenant or agreement made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, if such breach is not cured with 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust; or (vi) such other events as shall be specified in the related Prospectus Supplement. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Payment Date generally will be limited to amounts available to be deposited in the applicable Payment Account; therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Payment Date for such Class of Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Base Assets or elect to have the applicable Trust maintain possession of such Base Assets and continue to apply collections on such Base Assets as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Base Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless one of certain conditions specified in the related Prospectus Supplement are met, which conditions generally will include (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued and unpaid interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Base Assets would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

         No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless certain conditions specified in such Indenture have been satisfied, which conditions generally will include (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to so institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

         With respect to any Series of Securities that includes Notes, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in such Trust or any other holder of an interest in such Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the related Indenture.

         No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. Except as and to the extent provided in the related Prospectus Supplement, no Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless certain conditions, which shall be specified in such Indenture shall be satisfied, which conditions generally will include (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state of the United States or the District of Columbia; (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of the Notes or Certificates of such Series; and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder, (vi) any action that is necessary to maintain the lien and security interest created by this Indenture will have been taken; and (vii) the Trust will have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental indenture comply with the covenants of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

         No Trust relating to a Series of Securities that includes Notes will
(i) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement or Pooling and Servicing Agreement or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust; (ii) claim any credit on or make any deduction from principal and interest payments in respect of the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of such Trust.

         Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Modification of Indenture. The Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders, provided that (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Base Assets in the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

         The Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

         Annual Compliance Statement. Each Trust for a Series of Securities that includes Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee for each Trust for a Series of Securities that includes Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

         Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

         The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Trust will be obligated to appoint a successor indenture trustee for such Series. The Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Trust will be obligated to appoint a successor indenture trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for such Series.

                         DESCRIPTION OF THE CERTIFICATES

General

         The following summaries describe the material provisions in the Agreements which generally are anticipated to be common to the Trust Agreements and to the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Prospectus Supplement and Agreement relating to each Series of Certificates. Where particular provisions or terms used in such Certificates or Agreements are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         The related Prospectus Supplement will provide that each Class of Certificates will have an original principal amount, no principal amount or notional amount and will accrue interest on such original principal amount or notional at a specified Certificate Interest Rate or will not bear interest. Each Class of Certificates may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Certificate Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Interest Rate, or the method for determining the applicable Certificate Interest Rate, for each Class of Certificates.

         A Series of Securities may include two or more Classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Certificates may be Strip Certificates. If a Series of Securities includes Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

         Certificates will be available for purchase in a minimum denomination of $100,000 or such other minimum denominations as the Prospectus Supplement shall provide and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or if provided in the related Prospectus Supplement, as Definitive Certificates. If the Certificates will be available in book-entry form only, the related Prospectus Supplement will provide that Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in such related Prospectus Supplement. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Certificates of a Series, as described in the related Prospectus Supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange.

         Payments of principal of and interest, if any, on the Certificates of a Series will be made on the dates specified in the related Prospectus Supplement (the "Payment Dates") by check mailed to Certificateholders of such Series, registered as such at the close of business on the record date applicable to each Payment Date at their addresses appearing on the register of Certificates for such Series or in such other manner as shall be specified in the related Prospectus Supplement, except that (a) payments may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of any Certificate will be made only upon presentation and surrender of such

Certificate at the office of the Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Certificate will be mailed to the holder of such Certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of such Certificate.

         Payments of principal of and interest, if any, on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. All payments with respect to the Base Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Account and amounts available pursuant to any other Series Enhancement generally will be deposited directly into the Collection Account net (if and as provided in the related Prospectus Supplement) of certain amounts payable to the Servicer under the related Agreement and specified in the related Prospectus Supplement, and will thereafter be deposited into the applicable Payment Accounts and be available to make payments on Certificates of such Series on the next Payment Date, as the case may be. See "THE TRUST ASSETS --Collection and Payment Accounts" .

Payments of Interest

         The Certificates of each Class which by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year of twelve 30-day months or such other basis as is specified in the related Prospectus Supplement) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Certificates of a Series will be payable on the Payment Dates specified in the related Prospectus Supplement. The rate of interest on one or more Classes of Certificates of a Series may be fixed, floating, variable or adjustable. A Class of Certificates may by its terms be "Principal Only Certificates", which may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. A Class of Certificate may by its terms be "Zero Coupon Certificates", the interest on which is not paid on the related Payment Date, but will accrue and be added to the principal thereof on such Payment Date.

         Interest payable on the Certificates on a Payment Date will include all interest accrued during the related period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Payment Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding such Payment Date.

Payments of Principal

         On each Payment Date for Certificates of a Series, principal payments will be made to the holders of such Certificates on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

         With respect to each Class of Certificates not issued pursuant to a Pooling and Servicing Agreement, a "Final Scheduled Payment Date" will be specified in the related Prospectus Supplement, which will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class is expected to be reduced to zero. Because payments received on the Base Assets will generally be used to make distributions in reduction of the outstanding principal amounts of such Certificates, it is likely that the final principal payment with respect to a Class of Certificates will occur earlier, and may occur substantially earlier than its Final Scheduled Payment Date.

Receivables Pooling Certificates

         Investor Certificateholders' Interest; Depositor's Interest. In the case of a Series of Receivables Pooling Certificates, a portion of the assets of the related Trust will be allocated among the Investor Certificateholders' Interest and the remainder will be allocated to the Depositor's Interest and as provided in the related Prospectus Supplement. The Depositor's Interest represents the rights to the assets of the Trust not allocated to the Investor Certificateholders' Interest of any Series or any interests in the Trust issued as Series Enhancement. In the case of a Master Trust, the related Seller may cause the issuance of additional Series of Certificates from time to time and any such issuance will have the effect of decreasing the Depositor's Interest. The Depositor's Interest may be evidenced by an exchangeable certificate that is subject to certain transfer restrictions. The aggregate principal amount of the Investor Certificateholders' Interest will, except as provided herein or in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series and the principal amount of the Depositor's Interest will fluctuate as the amount of the Principal Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, held by the Trust changes from time to time. If so provided in the related Prospectus Supplement, in certain circumstances, interests in the assets of a Trust may be allocated to a Credit Enhancer, and in the case of a Master Trust, interests in the assets of the Trust may be allocated to the Investor Certificateholders of more than one Series.

         Effect of Issuance of Additional Series. In the case of a Master Trust, the Pooling and Servicing Agreement may provide that, pursuant to any one or more supplements to such Pooling and Servicing Agreement (each, a "Supplement"), the Depositor may direct the Trustee to authenticate from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Depositor's Interest to the extent of the Initial Invested Amount of such new Series. Under the Pooling and Servicing Agreement, the Depositor may designate, with respect to any newly issued Series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust which is generally based on the aggregate amount of Principal Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Trust allocated to such Series, and its Series Invested Amount; (c) its certificate rate (or formula for the determination thereof); (d) the interest payment date or dates and the dates from which interest shall accrue; (e) the method for allocating collections to Certificateholders of such Series; (f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate the Monthly Servicing Fee; (h) the provider and terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (j) the Series Termination Date; (k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate or certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on such global certificate or certificates will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon;
(n) the priority of such Series with respect to any other Series; and (o) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Depositor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series.

         The Pooling and Servicing Agreement may provide that the Depositor may designate Principal Terms such that each Series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Controlled Accumulation Period or Controlled Amortization Period while other Series are not. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Certificateholders of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Depositor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Depositor or remarketed to other investors. There is no limit to the number of New Issuances the Depositor may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

         Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth day immediately preceding the date upon which the New Issuance is to occur, the Depositor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement, written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Depositor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee; (c) the Depositor shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Depositor shall have received notice from each Rating Agency that the New Issuance shall not cause the Rating Agency to reduce or withdraw the then current rating of the Certificates of any outstanding Series or Class;
(e) the Depositor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative, dated the date upon which the New Issuance is to occur, to the effect that the Depositor reasonably believes that such issuance will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event; and (f) the Depositor shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance,
(iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders, and (iv) except as is otherwise provided in a Supplement with respect to any Series, the Certificates of such Series will be properly characterized as debt. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Depositor the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

         Allocation Percentage. Pursuant to the Pooling and Servicing Agreement, all amounts collected with respect to (i) Finance Charge Receivables and Principal Receivables and the Defaulted Amount, (ii)



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
the Government Securities, if any, and (iii) the Private Label Custody Receipt Securities, if any, with respect to any Monthly Period will be allocated among the Investor Certificateholders' Interest of each Series, the Depositor's Interest and in certain circumstances to the provider of Series Enhancement, and all Adjustment Payments and Deposit Amounts deposited in the Collection Account (collectively, "Miscellaneous Payments") with respect to any Monthly Period will be allocate among the Investor Certificateholders' Interest of each Series, as follows:

         (a)  collections of

                  (i) Finance Charge Receivables and the Defaulted Amount,

                  (ii) interest on the Government Securities, if any, and

                  (iii) interest on the Private Label Custody Receipt Securities, if any, will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series;

         (b)  collections of

                  (i) Principal Receivables;

                  (ii) principal of the Government Securities, if any, and

                  (iii) principal of the Private Label Custody Receipt Securities, if any, will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Principal Allocation Percentage of such Series; and

         (c) miscellaneous Payments will at all times be allocated among the Investor Certificateholder's Interest of each Series based on their respective Invested Amounts.

The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Investor Certificateholders' Interest of any Series as described above will be allocated to the Depositor's Interest.

         Collections. All collections in respect of Receivables and Participations with respect to a given Trust will be allocated by the related Servicer or Trustee as amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate between the Investor Certificateholders' Interest of each Series (if more than one) of such Trust and the Depositor's Interest all amounts collected with respect to (i) Finance Charge Receivables and Principal Receivables and the Defaulted Amount, (ii) the Government Securities, if any and (iii) Private Label Custody Receipt Securities, if any. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of Principal Receivables which were charged off as uncollectible in such Monthly Period in accordance with the Servicer's customary and usual servicing procedures ("Defaulted Receivables") for such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables of which either the Depositor or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event shall have occurred with respect to the Depositor, the Seller or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries (net of collection expenses) received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) for such Monthly Period over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period. Collections of (i) Finance Charge Receivables and the Defaulted Amount, (ii) interest on the Government Securities, if any, and (iii) interest on the Private Label Custody Receipt Securities, if any, will be allocated to each such Series at all times based upon its Floating Allocation Percentage. Collections of (i) Principal Receivables, (ii) principal of the Government Securities, if any, and (iii) principal of the Private Label Custody Receipt Securities, if any, will be allocated to each such Series at all times based upon its Principal Allocation Percentage. The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each such Series will be determined as set forth in the related Supplement and, with respect to each such Series offered hereby, in the related Prospectus Supplement. Collections will be deposited in the related Collection Account and invested in the manner described under "SERVICING OF RECEIVABLES -- Deposits in the Collection Account".

         Interest. Interest will accrue on the Invested Amount of the Receivables Pooling Certificates of a Series or Class offered hereby at the per annum rate either specified, or determined in the manner specified, in the related Prospectus Supplement. If the Prospectus Supplement for a Series of Receivables Pooling Certificates so provides, the interest rate and interest payment dates applicable to each Class of Certificates of that Series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus Supplement for such Series. To the extent provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if a Rapid Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Receivables Pooling Certificates, each such Class may have a separate Interest Funding Account.

         Principal. The principal of any Receivables Pooling Certificates will be scheduled to be paid either in full on the related Expected Final Payment Date, in which case such Series will have an Accumulation Period as described below under " -- Accumulation Period", or in installments commencing on the related Principal Commencement Date, in which case such Certificates will have a Controlled Amortization Period as described below under " -- Controlled Amortization Period". If such a Series has more than one Class of Certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be assigned to each Class. The principal with respect to the Certificates of such a Series or Class may be made or commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, as the case may be, and the final principal payment with respect to the Certificates of such Series or Class may be made earlier or later than the applicable Expected Final Payment Date or Principal Commencement Date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement.

         Revolving Period. Receivables Pooling Certificates will have a Revolving Period, which will commence on the date specified in the related Prospectus Supplement as the Series Cut-Off Date and continue until the earliest to occur of (a) the commencement of the Rapid Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the last day of the Revolving Period with respect to such Series. During the Revolving Period with respect to such Series, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and certain other amounts otherwise allocable to the Investor Certificateholders' Interest of such Series will be distributed to or for the benefit of the Certificateholders of other Series (if so provided in the related Prospectus Supplement) or the Seller or the Depositor in respect of the Depositor's Interest.

         Controlled Accumulation Period. If so specified by the related Prospectus Supplement in the case of a Series of Receivables Pooling Certificates, and unless a Rapid Amortization Period commences with respect to such Series, one or more Classes of Certificates of such Series will have a Controlled Accumulation Period. The Controlled Accumulation Period will commence on the close of business on the date specified, or determined in the manner specified, in the related Prospectus Supplement and will continue until the earliest to occur of (a) the commencement of a Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or (c) the Series Termination Date with respect to such Series.

         During the Controlled Accumulation Period with respect to a Series of Receivables Pooling Certificates, collections of Principal Receivables, principal of the Government Securities, if any, principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be deposited on each Distribution Date in a Principal Funding Account established for the benefit of the Investor Certificateholders of such Series and used to make principal distributions to such Certificateholders when due. The amount to be deposited in the Principal Funding Account on any such Distribution Date may, but will not necessarily, be limited to the Controlled Deposit Amount equal to the Controlled Accumulation Amount specified in the related Prospectus Supplement plus any existing Deficit Controlled Accumulation Amount. If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. In general, unless a Pay Out Event shall have occurred prior thereto, on the Expected Final Payment Date for a particular Series or Class, all amounts accumulated in the Principal Funding Account with respect to such Series or Class during the Accumulation Period will be distributed as a single repayment of principal with respect to such Series or Class.

         Rapid Accumulation Period. If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the related Series Termination Date, the Rapid Accumulation Period, collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount.

         During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificate, such Series may be subject to a principal guaranty or other similar agreement.

         Controlled Amortization Period. If the related Prospectus Supplement so specifies with respect to a Series of Receivables Pooling Certificates, unless a Rapid Amortization Period commences with respect to such Series, one or more Classes of Certificates of such Series will have a Controlled Amortization Period. The Controlled Amortization Period will commence at the close of business on the date specified or determined in the manner specified in the related Prospectus Supplement and will continue until the earliest to occur of
(a) the commencement of the Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or (c) the Series Termination Date with respect to such Series. During the Controlled Amortization Period with respect to a Series, collections of Principal Receivables, principal of the Government Securities, if any, principal of the Private Label Custody Receipt Securities, if any, and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be used on each Distribution Date to make principal distributions to Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series on any Distribution Date may, but will not necessarily, be limited to a Controlled Distribution Amount which will be equal to the Controlled Amortization Amount specified in the related Prospectus Supplement plus any existing Deficit Controlled Amortization Amount. If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

         Rapid Amortization Period. During the Rapid Amortization Period, collections of Principal Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be distributed as principal payments to the Investor Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Rapid Amortization Period with respect to a Series, distributions of principal to Investor Certificateholders will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "DESCRIPTION OF THE CERTIFICATES -- Pay Out Events" below for a discussion of the events which might lead to the commencement of the Rapid Amortization Period with respect to a Series.

         Pay Out Events. As described above, the Revolving Period with respect to a Series of Receivables Pooling Certificates will commence on the Series Cut-Off Date and continue until the commencement of the Accumulation Period or the Controlled Amortization Period, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. A "Pay Out Event" with respect to such Series refers to any of certain events specified as such in the related Prospectus Supplement, which events may include:

         (a) the occurrence of an "Insolvency Event" (which shall mean the appointment of the FDIC as receiver of the Depositor or the Seller or another person specified in related Prospectus Supplement) or certain other events relating to the bankruptcy, insolvency or receivership of the Depositor or the Seller (or such other person specified in the related Prospectus Supplement); or

         (b) the Trust becoming an investment company within the meaning of the Investment Company Act.

         In the case of any event described above, a Pay Out Event with respect to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders of such Series immediately upon of the occurrence of such event. The Rapid Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the Investor Certificateholders of such Series will begin on the Distribution Date next following the month during which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on the first such Special Payment Date to the Investor Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

         In addition to the consequences of a Pay Out Event discussed above, if any Insolvency Event occurs with respect to the Depositor or the Seller, pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, on the day of such Insolvency Event, the Depositor or the Seller will immediately cease to transfer Principal Receivables directly or indirectly to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement applicable to such Series, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and certain other interested parties specified in the related Prospectus Supplement instruct the Trustee not to dispose of or liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, will be deposited in the Collection Account and allocated as described in the applicable Pooling and Servicing Agreement and the related Prospectus Supplement. If the sum of (a) the portion of such proceeds allocated to the Investor Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Collection Account allocated to the Investor Certificateholders' Interest of such Series, together with any related rights under any applicable Series Enhancement, is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Investor Certificateholders will incur a loss.

         Paired Series. If so provided in the related Prospectus Supplement, a Prior Series may be paired with a Paired Series issued by the Trust. As the Invested Amount of the Prior Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Certificateholders of such Prior Series. If a Pay Out Event occurs with respect to the Prior Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation



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Percentage for the Prior Series and the Series Allocation Percentage and the
Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement and the Early Amortization Period or Early Accumulation Period for such Series could be lengthened. It shall be a condition to the issuance of a Paired Series that such issuance shall not result in the reduction by any Rating Agency of the rating of the Prior Series.

         Optional Termination; Final Payment of Principal. If specified in the Prospectus Supplement, subject to any conditions described therein, on any day occurring on or after the day that the principal amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to a percentage of the initial outstanding aggregate principal amount of the Certificates of such Series set forth in such Prospectus Supplement, the Depositor will have the option to repurchase the Investor Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the principal amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (including the Collateral Indebtedness Interests, if any) and (if applicable) on the Enhancement Invested Amount (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable Certificate Interest Rate. Following any such repurchase and the deposit of the aggregate purchase price into the Collection Account, the Investor Certificateholders of such Series will have no further rights with respect to the Receivables. In the event that the Depositor shall fail for any reason to deposit the aggregate purchase price for the Investor Certificateholders' Interest of a Series, payments would continue to be made to the Investor Certificateholders of such Series as described herein and in the related Prospectus Supplement.

         In any event, the last payment of principal and interest on the Securities of a Series will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the principal amount of the Securities of any such Series or the Enhancement Invested Amount is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, of the related Trust, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of the principal amount of the outstanding Securities and the Enhancement Invested Amount, if any, with respect to such Series at the close of business on the Series Termination Date. The net proceeds of such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series or the holder of the Enhancement Invested Amount after such Certificateholders are paid in full, as provided in the Pooling and Servicing Agreement with respect to such Series.

         The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in such Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such



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purchase or termination must be given by the Depositor, the Servicer or the
Trustee prior to the related date. The purchase or repurchase price will be set forth in the related Prospectus Supplement.

         In addition, the related Prospectus Supplement may provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of a Rapid Amortization Event.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

         If so specified in the related Prospectus Supplement, holders of Securities may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         Cede, as nominee for DTC, will hold one or more global Securities. Unless and until Definitive Securities are issued under the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by holders of Securities shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to holders of Securities shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Securities, as the case may be, for distribution to the beneficial owners of such Securities in accordance with DTC procedures.

         CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

         Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers among CEDEL Participants or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of CEDEL and Euroclear.

         Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any



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transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Securities, see Annex I hereto and for information with respect to tax documentation procedures relating to the Securities, see Annex I hereto and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Foreign Investors" .

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC System also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

         Holders of Securities that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, holders of Securities will receive all distributions of principal of and interest on the Securities from the Trustee (or the Indenture Trustee), as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or holders of Securities. It is anticipated that the only "Certificateholder", "Noteholder" and/or "Securityholder" for a Series will be Cede, as nominee of DTC. Holders of Securities would not then be recognized by the Trustee as "Certificateholders", "Noteholders" or "Securityholders", as such terms are used in the Agreement, and holders of Securities would only be permitted to exercise the rights of a "Certificateholder", "Noteholder" or "Securityholder" indirectly through the Participant who in turn will exercise such rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which holders of Securities have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Securities. Accordingly, although holders of Securities will not possess Securities, holders of Securities will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a holder of Securities to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate or instrument for such Securities.

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
         DTC will take any action permitted to be taken by a "Certificateholder", "Noteholder" or "Securityholder" under the applicable Agreement or Indenture only at the direction of one or more Participants to whose account with DTC the relevant Securities are credited. Additionally, DTC will take such actions with respect to specified percentages of the Certificateholders', Noteholders' or Securityholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL, in any of 28 currencies including United States dollars. CEDEL provides to the CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

         The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants counterparties both in CEDEL and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

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
         Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder, Noteholder or Securityholder under the applicable Agreement or Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities

         If the Securities of any Series will be available in book entry form, such Securities will be issued as Definitive Securities, rather than to DTC or its nominee, only under circumstances specified in the related Prospectus Supplement, which circumstances may include that, (i) the Depositor advises the Trustee (and any Indenture Trustee) in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities, and the Trustee (or the Indenture Trustee) or the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, holders of Securities of the related Series evidencing not less than 50% of the aggregate unpaid principal amount of such Securities advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the holders of such Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the physical certificates or notes held by Cede that represent the Securities, and instructions for registration, the Trustee (or the Indenture Trustee) will issue such Securities in the form of Definitive Securities, and thereafter the Trustee (or the Indenture Trustee) will recognize the holders of such Definitive Securities as holders of Securities, under the applicable Agreement or Indenture and the related Prospectus Supplement ("Holders").

         If Definitive Securities are issued, distribution of principal and interest on the Definitive Securities will be made by the Paying Agent or the Trustee (or the Indenture Trustee) directly to the Holders in whose names the Definitive Securities were registered on the related Record Date in accordance with the procedures set forth herein and in the related Agreement, Indenture and Prospectus



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
Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee (or the Indenture Trustee), except that the final payment on any Definitive Security will be made only upon presentation and surrender of such Definitive Security on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee (or the Indenture Trustee) will provide such notice to Holders not later than the date specified in the related Prospectus Supplement.

         Definitive Securities will be transferable and exchangeable at the offices of the Transfer agent specified pursuant to the applicable Agreement or Indenture (the "Transfer Agent") and the Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                 DESCRIPTION OF THE TRUST AGREEMENTS OR POOLING
                            AND SERVICING AGREEMENTS

         The following summaries describe the material provisions of the Trust Agreements and Pooling and Servicing Agreements which are anticipated to be common to any Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement. Where particular provisions or terms used in an Agreement are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

Assignment of Base Assets to the Trust

         Assignment of Receivables; Pre-Funding Account. For any Series of Receivables Pooling Certificates, pursuant to the related Pooling and Servicing Agreement and Receivables Purchase Agreement, the Seller will sell and assign to the related Trust on the Closing Date specified in the related Prospectus Supplement (the "Closing Date"), either directly or by assignment to the Depositor and reassignment by the Depositor to the Trust, without recourse to the Seller (or the Depositor), all Receivables in the Initial Accounts outstanding as of the Series Cut-Off Date, and will similarly sell and assign to the Trust all Receivables in the Additional Accounts as of the applicable additional cut-off dates and all Receivables thereafter created under the Initial Accounts or the Additional Accounts (other than the Removed Accounts) any Participations added to the Trust and the proceeds of all of the foregoing. To the extent specified in the related Prospectus Supplement, a portion of the proceeds from the sale of the Securities of a Series may be applied by the Depositor to the deposit of a Pre-Funded Amount into a Pre-Funding Account. If a Pre-Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional Receivables will be purchased by the Trust from time to time during the Funding Period provided for therein.

          In connection with any transfer of any such Receivables, the Seller will annotate and indicate in its computer files that such Receivables have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the initial Series Cut-Off Date, or additional Cut-Off Date. The Seller will not deliver to the Trustee any other records or agreements relating to such Accounts or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to



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other accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "RISK FACTORS -- Certain Legal Aspects -- Transfer of Receivables" and "RISK FACTORS-- Risk of Commingling" and "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES".

         Assignment of WALTR Securities; Pre-Funding Account. All or a portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist entirely or in part of WALTR Securities, will be applied to the purchase of the related WALTR Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related Prospectus Supplement. If a Pre-Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional WALTR Securities will be purchased by the Trust from time to time during the Funding Period provided for therein. The Trustee will cause any WALTR Securities purchased by the Trust to be registered in the name of the Trustee (or its nominee or correspondent) or, where applicable, the Indenture Trustee, and the Trustee (or its agent or correspondent) or such Indenture Trustee will have possession of any certificated WALTR Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a WALTR Security. See "THE TRUST ASSETS -- WALTR Securities".

         Each WALTR Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "WALTR Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date (or subsequent cut-off date), annual Certificate Interest Rate or interest rate and maturity date for each such WALTR Security. In the Trust Agreement, to the extent that any WALTR Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the WALTR Securities: (i) that the information contained in the WALTR Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the WALTR Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such WALTR Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such WALTR Securities.

         Assignment of Government Securities; Pre-Funding Account. A portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist in part of Government Securities, will be applied to the purchase of the related Government Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related Prospectus Supplement. If a Pre- Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional Government Securities will be purchased by the Trust from time to time during the Funding Period provided for therein. The Trustee will cause any Government Securities purchased by the Trust to be registered in the name of the Trustee (or its nominee or correspondent) or, where applicable, the Indenture Trustee, and the Trustee (or its agent or correspondent) or such Indenture Trustee will have possession of any certificated Government Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Government Security. See "THE TRUST ASSETS -- Government Securities".

         Each Government Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Government Security Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date (or subsequent



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
cut-off date), annual interest rate and maturity date for each such Government Security. In the Trust Agreement, to the extent that any Government Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the Government Securities: (i) that the information contained in the Government Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Government Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such Government Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such Government Securities.

         Assignment of Private Label Custody Receipt Securities; Pre-Funding Account. A portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist in part of Private Label Custody Receipt Securities, will be applied to the purchase of the related Private Label Custody Receipt Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related Prospectus Supplement. If a Pre-Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional Private Label Custody Receipt Securities will be purchased by the Trust from time to time during the Funding Period provided for therein. The Trustee will cause any Private Label Custody Receipt Securities purchased by the Trust to be registered in the name of the Trustee (or its nominee or correspondent) or, where applicable, the Indenture Trustee, and the Trustee (or its agent or correspondent) or such Indenture Trustee will have possession of any certificated Private Label Custody Receipt Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Label Custody Receipt Security. See "THE TRUST ASSETS -- Government Securities".

         Each Private Label Custody Receipt Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Private Label Custody Receipt Security Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date (or subsequent cut-off date), annual interest rate and maturity date for each such Private Label Custody Receipt Security. In the Trust Agreement, to the extent that any Private Label Custody Receipt Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the Private Label Custody Receipt Securities: (i) that the information contained in the Private Label Custody Receipt Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Label Custody Receipt Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such Private Label Custody Receipt Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such Private Label Custody Receipt Securities.

Repurchase and Substitution of Non-Conforming Base Assets

         In general, the Depositor and/or the Seller or another entity will make certain representations and warranties to the Trust regarding the Base Assets to be purchased by the Trust. To the extent described in the related Prospectus Supplement, the Agreement will provide that if the Depositor, the Seller or such other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in such Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Base Asset, then the Depositor, the Seller or such other entity will be required to repurchase the affected Base Assets on the terms and conditions and in the manner described in such Prospectus Supplement. If provided in the related Prospectus Supplement, the Depositor, the Seller or such other entity may, rather than repurchase a Base Asset as described above, remove such Base Asset from the Trust (the "Removed

Base Asset") and substitute in its place one or more other Base Assets meeting the qualifications described in such Prospectus Supplement (each, a "Qualifying Substitute Base Asset"). The above-described cure, repurchase or substitution obligations (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) shall constitute the sole remedies available to holders of Securities or the Trustee (or Indenture Trustee) for a breach of a representation or warranty in respect of a Base Asset. Where Base Assets are purchased by a Depositor from a Seller and reconveyed to the Trustee, the Depositor's only source of funds to effect any cure, repurchase or substitution generally will be through the enforcement of the corresponding obligations of such Seller to the Depositor.

Trust Accounts

         With respect to any Series of Securities that includes Notes, the Owner Trustee will establish and maintain with the related Indenture Trustee (a) one or more accounts, in the name of the Indenture Trustee on behalf of the related Securityholders, into which all payments made on or in respect of the related Base Assets will be deposited (the "Collection Account") and (b) one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for payment to such Noteholders will be deposited and from which all payments to such Noteholders will be made (the "Note Payment Account"). With respect to each Trust, the Trustee will establish and maintain one or more accounts with the related Trustee, in the name of such Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Payment Account"). With respect to any Series that does not include Notes, the Trustee will also establish and maintain the Collection Account and any other account in the name of the related Trustee on behalf of the related Certificateholders.

         For each Series of Securities, funds in the Collection Account, Note Payment Account and Certificate Payment Account and any Reserve Account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Agreement or Indenture in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Except as described hereafter or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to such Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections with respect to the related Base Assets (as provided in the related Prospectus Supplement) exceeds the amount of available funds on deposit in such Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. The related Prospectus Supplement may provide that investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be treated as collections of interest on the related Base Assets.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the FDIC.

Reports to Certificateholders

         The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, the information specified in the related Prospectus Supplement for such Series. In addition, within a reasonable period of time after the end of each calendar year, the Trustee will be required to furnish to each holder of record at any time during such calendar year a statement setting forth the information specified in such Prospectus Supplement, which will include information intended to enable holders of Certificates to prepare their tax returns. Information in the Distribution Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, any Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables.
See "SERVICING OF RECEIVABLES -- Evidence as to Compliance".

Servicer Defaults

         With respect to a Series of Receivables Pooling Certificates, "Servicer Defaults" under the Pooling and Servicing Agreement for such Series generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and any Payment Account to enable the Trustee to distribute to Certificateholders of such Series any required payment, which failure continues unremedied for five days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of such Series specified in the related Prospectus Supplement, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of such Series, (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations and (iv) certain other events that shall be specified in the related Prospectus Supplement.

Rights Upon Servicer Defaults

         With respect to a Series of Receivables Pooling Certificates, so long as a Servicer Default remains unremedied under the Pooling and Servicing Agreement for a Series (and subject to any right of


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
any Indenture Trustee), the Trustee for such Series or holders of the required percentage of any Class of Securities specified in the related Prospectus Supplement may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or as otherwise provided in the Pooling and Servicing Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a financial institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of such Pooling and Servicing Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

         During the continuance of any Servicer Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of the required percentages of the Certificates specified in the related Prospectus Supplement may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. The Trustee, however, will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

         No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of the required percentages of the outstanding Securities specified in the related Prospectus Supplement have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor, the Seller or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Securities or of any Base Asset, Series Enhancement or related documents. If no Servicer Default (as defined in the related Pooling and Servicing Agreement, if applicable) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Securityholders to the Servicer under the Agreement.

         The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders upon a Servicer Default. See "-- Rights Upon Servicer Defaults" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under an Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Replacement of the Trustee

         The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if the Trustee becomes insolvent or (iii) by the holders of the required percentages of the outstanding Securities specified in the related Prospectus Supplement upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of the Agreement

         The Agreement for each Series of Securities may be amended by the Depositor and the related Trustee, and where applicable the Seller and the Servicer, without notice to or consent of the Securityholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor, Seller or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Series Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of any Class of the Securities, (vi) to comply with any requirements imposed by the Code or (vii) to make



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
such other amendments as are specified in the related Prospectus Supplement; provided that any such amendment pursuant to clause (iv) or (vii) above will not adversely affect in any material respect the interests of any Securityholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Securityholder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Depositor and the Trustee, and where applicable the Seller and the Servicer, with the consent of the holders of the required percentages of the outstanding Securities of each Series affected thereby specified in the related Prospectus Supplement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Securityholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the holder of such Security; or
(b) reduce the aforesaid percentage of aggregate outstanding principal amount of Securities of each Class, the holders of which are required to consent to any such amendment.

List of Certificateholders

         Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

Termination

         The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Agreement after the earliest to occur of (i) the final payment or other liquidation of the last Base Asset remaining in the Trust for such Series or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Base Assets and other property at that time subject to the Agreement. The Agreement for each Series will permit, but will not require, the Servicer, the Seller and/or the Depositor to repurchase from the Trust for such Series all remaining Base Assets at a price equal to 100% of the aggregate principal amount of such Base Assets plus, with respect to any property acquired in respect of a Base Asset, if any, the outstanding principal amount of the related Base Asset, and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement), plus accrued interest thereon at the weighted average rate on the related Base Assets through the last day of the Monthly Period in which such repurchase occurs. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the aggregate Principal Balance of the Base Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date aggregate Principal Balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See



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
"DESCRIPTION OF THE CERTIFICATES-- Receivables Pooling Certificates -- Optional Termination; Final Payment of Principal".

Payment in Full of the Notes

         With respect to any Series of Securities that includes Notes, the Trust Agreement will provide that upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series under such Trust Agreement, to the extent and in the matter provided therein.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         The following discussion contains summaries of certain legal aspects of wholesale automobile receivables which are general in nature. As a consequence, investors should consider the issues raised by the following discussion as relevant in connection with both the Receivables and the Receivables underlying the WALTR Securities. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor purport to reflect the laws of any particular state, nor purport to encompass the laws of all states in which Receivables (or the Receivables underlying the WALTR Securities) originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables (and the Receivables underlying the WALTR Securities).

Transfer of Receivables

         With respect to each transfer of Receivables to a Trust, the Seller and/or the Depositor will warrant in the applicable Agreement that such transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller (and/or the Depositor) in and to the Receivables free and clear from liens arising from or through the Seller (or the Depositor), except, to the extent specified in the related Prospectus Supplement, for certain potential tax liens, any interest of the Seller or the Depositor as holder of the Depositor's Interest and the Servicer's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account, or a valid grant to the Trust of a security interest in the Receivables. The Seller and/or the Depositor will also warrant in the Agreement that, in the event that the transfer of the Receivables to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC") as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in the relevant Accounts in favor of the Trust upon their creation except for certain liens as described in the Agreement.

         The Receivables are generally considered to be "chattel paper" for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor and the Trust.

         There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the

Trust could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Seller and/or the Depositor will warrant that the Receivables have been transferred to the Trust free and clear of the lien of any third party, except for certain tax and other governmental liens. In addition, the Seller and the Depositor will each covenant that, except as permitted by the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivables (or any interest therein) other than to the Trust. A tax or other government lien on property of the Seller or the Depositor arising prior to the time a Receivables comes into existence may also have priority over the interest of the Trust in such Receivables. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivables.

         A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Securityholders could experience a delay or reduction in distributions.


                                  THE DEPOSITOR

General

         The Depositor is a special purpose Delaware corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston, Inc., nor any of its affiliates, has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities. The Depositor's principal executive office is located at 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

                                 USE OF PROCEEDS

         The Depositor will use the net proceeds from the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Base Assets and/or Series Enhancement, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Base Assets and/or Series Enhancement, (iii) to fund the purchase of such Base Assets and/or Series Enhancement by the related Trust on the Closing Date or to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Account or Cash Collateral Accounts described in the related Prospectus Supplement or (v) to pay costs of structuring and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Base Assets for a Series may be effected in whole or in part by an exchange of Securities with the Seller of such Base Assets.



                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

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
         The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. Stroock & Stroock & Lavan LLP, New York, New York or such other counsel specified in the related Prospectus Supplement ("Federal Tax Counsel"), will deliver its opinion regarding certain federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth Federal Tax Counsel's advice with respect to material federal income tax issues. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners", together with Note Owners, "Security Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

OWNER TRUSTS

TAX CHARACTERIZATION OF THE OWNER TRUSTS

         In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that the nature of the income of the Trust, or the restrictions (if any) on transfers of the Certificates, will exempt the Trust from the rule that certain publicly traded partnerships are taxable as corporations.

         If an Owner Trust were taxable as a corporation for federal income tax purposes, the Owner Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Base Assets, which might be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners (and possibly Note Owners) could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO NOTE OWNERS

         Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in such other manner as shall be provided in the related Prospectus Supplement. As noted above, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates and, as a result, the IRS might disagree with such conclusion. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met certain qualifying income tests (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to certain holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to U.S. federal income tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

         Interest Income on the Notes. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a Note Owner's income as ordinary interest income when actually or constructively received, if such Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if such Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount", regardless of such Note Owner's method of accounting, or, in certain circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term Notes".

         In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to certain exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate" (each as described below). If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below), all or a portion of the stated interest might be treated as "qualified stated interest". See "--Original Issue Discount", below. Under Treasury Regulations under Sections 1271-1275 of the Code (the "OID Regulations"), interest is considered unconditionally payable only if late payment or nonpayment is remote or reasonable remedies exist to compel payment. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest", and it is unclear whether such payments must be treated as part of a Note's "stated redemption price at maturity" (as described below) and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest under (or under rules similar to) the 1996 Contingent Debt Regulations, or in some other manner.

         Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below.

         Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer or that is unique to the circumstances of the issuer or a related party or a related party. The IRS may designate other objective rates. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding certain caps, floors, governors or similar restrictions).

         All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances: (i) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Note determined without such floor or ceiling; (ii) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note; (iii) the "issue price" of the Note (as described below) exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and 15 percent of the total noncontingent principal, (iv) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the
Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or (v) if interest is not unconditionally payable. In these situations, as well as others, it is unclear whether such interest payments must be treated either as part of a Note's "stated redemption price at maturity" (as described below) resulting in original issue discount, or represent contingent payments subject to taxation under (or under rules similar to) the 1996 Contingent Debt Regulations, or some other manner.

         Original Issue Discount. Notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the OID Regulations. The discussion herein is based in part on the OID Regulations. Note Owners also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Notes.

         In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

         The original issue discount with respect to a Note will be considered to be zero if it is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note (as specially defined for tax purposes). Because of the possibility of prepayments, it is not clear how the de minimis rules will apply to the Notes. It is likely that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Depositor presently expects to apply the de minimis rule by using the Prepayment Assumption. Generally, a Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Note. Any de minimis amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

         The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest" (as described above).

         In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

         If a Note is determined to be issued with original issue discount, the Note Owner must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest.

         The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of (A) the sum of
(i) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Note over (B) the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to such Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code and certain related legislative history require, pending the issuance of Treasury Regulations, the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period and (c) the assumption that the remaining payments will be made in accordance with the original

Prepayment Assumption. Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

         In general, a subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

         If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate or qualified inverse floating rate, equals the value of such qualified floating rate as or qualified inverse floating rate as of the issue date of the Note, or, in the case of an objective rate other than a qualified floating rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of such a Note would then recognize original issue discount during each accrual period which is calculated based upon such Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

         The Depositor believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Notes.

         Market Discount. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as such terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Note is to be reduced by the amount previously treated as ordinary income under the market discount rule.

         The Code provides that the market discount in respect of a Note will be considered to be zero if the market discount is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by its weighted average remaining life as computed for tax purposes. If market discount is treated as de minimis under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of such Note, and the portion of the discount allocable to each such payment would be reported as income when such payment is made.

         The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, that are subject to repayment. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

         In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes such an election, the holder will be exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

         Amortizable Premium. A Note Owner who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect under Code Section 171 to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. Although there are Treasury regulations dealing with amortizable bond premiums, they specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6), such as the Notes. However, by analogy to such regulations, any premium in excess of interest income may be deductible to the extent of prior accruals of interest. Note Owners who pay a premium for a Note should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit an election to accrue all interest, discount (including de minimis market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Note Owner acquires during the year of the election or thereafter. See "--Market Discount" above. Similarly, a Note Owner that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Note Owner owns at the beginning of the first taxable year to which the election applies or acquires thereafter. See "-- Amortizable Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.

         Gain or Loss on Disposition. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in such Note. The adjusted basis generally will equal the cost of such Note to the seller, increased by any original issue discount and market discount on such Note included in the seller's income, and reduced (but not below zero) by any payments on the Note other than qualified stated interest and reduced further by any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain or loss if the Note is held as a capital asset and as long-term capital gain or loss if the Note Owner's holding period exceeded one year. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general, under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusions.

         Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and certain other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

         Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount on a Short- Term Note in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. Such a Note Owner may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in such Owner's income on such a Note.

         Taxation of Certain Foreign Note Owners. As used herein, the term "Non-United States Person" means any Person other than a "United States Person" A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which (i) a court within of the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" means a Non-United States Person that is a Note Owner.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

         In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes (including original issue discount), provided that certain conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount) with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Holder does not actually or constructively own 10% or more of the equity of the Trust, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the Non-United States Holder certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Holder is a Non- United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made by the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. The forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

         The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations will add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent will be allowed to rely on an IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

         The 1997 Withholding Regulations will also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms (including IRS Form W-8 IRS, Form 1001, and IRS Form 4224, discussed below) with restated forms and standardize the period of time for which withholding agents can rely on such certifications.

         Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Notes the interest on which the Trust believes is described in
Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Notes will be described in the applicable Prospectus Supplement.

         If a Non-United States Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note will be included in the earnings and profits of such Holder if such interest (including original issue discount) is effectively connected with the conduct by such Holder of a trade or business in the United States.

         Generally, any gain or income (other than that attributable to accrued interest, market discount or original issue discount in certain circumstances) realized upon the sale, exchange, retirement or other disposition of a Note by a Non-United States Holder will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

         Backup Withholding and Information Reporting. Under current United States federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain Note Owners that are United States Persons.

         In addition, a 31% backup withholding tax will apply if such Note Owner
(i) fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations.

         In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

         Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the holder otherwise establishes an exemption.

         In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States Person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and certain conditions are met or the Note Owner otherwise establishes an exemption.

         Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the Note Owner is not a United States person and certain other conditions are met or the Note Owner otherwise establishes an exemption.

         The 1997 Withholding Regulations alter the forgoing rules in certain respects. In particular, the 1997 Withholding Regulations will provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

         Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against such owner's United States federal income tax, provided that the required information is furnished to the IRS.

         Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

TAX CONSEQUENCES TO CERTIFICATE OWNERS

         Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller or the Depositor in its capacity as recipient of distributions from any reserve fund), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Depositor and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. A variety of alternative characterizations are possible. For example, to the extent the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller, the Depositor or the Trust. As long as such characterization did not result in the Trust being subject to tax as a corporation, any such characterization is not expected to result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below.

         On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, such as the Trust, to elect whether to be taxed as corporations or partnerships. Under the Check- the-Box Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable Prospectus Supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box-Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

         The following discussion assumes that the Certificates represent equity interests in a partnership, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately such Owner's allocable share of income, gains, losses, deductions and credits of the Trust (whether or not there is a corresponding cash distribution). Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Base Assets (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of such Base Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Notes to the extent the Notes are properly characterized as debt, as discussed above under "--Tax Consequences to Note Owners", servicing and other fees, and losses or deductions upon collection or disposition of Base Assets.

         Any Collateral Certificates held by the Owner Trustee will be subject to the federal income tax treatment described herein depending on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement is expected to provide, in general, that the Certificate Owners will be allocated taxable



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income of the Trust for each month equal to the sum of: (i) the interest or other income that accrues on the Certificates in accordance with their terms for such month including, as applicable, interest accruing at the related Certificate Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Base Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Base Assets that corresponds to any excess of the issue price of Certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

         Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Interest Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will generally constitute "unrelated business taxable income" taxable to such holder under the Code.

         A non-corporate Certificate Owner's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would generally be "miscellaneous itemized deductions" and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of such Certificate Owner's adjusted gross income. A non-corporate Certificate Owner will be allowed no deduction for its share of the expenses of the Trust in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of all "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Accordingly, such deductions might be disallowed to such individual in whole or in part and might result in such Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. For taxable years beginning after December 31, 1997 in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

         The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that such calculations be made separately for each Base Asset, such calculations may result in certain timing and character differences under certain circumstances.




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
         Discount and Premium. The purchase price paid by the Trust for the related Base Assets may be greater or less than the remaining principal balance of the Base Assets at the time of purchase. If so, the Base Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Base Asset-by-Base Asset basis.)

         If the Trust acquires the Base Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Base Assets or to offset any such premium against interest income on the Base Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new Trust, which will be treated as a new partnership for tax purposes, in exchange for Certificates in the new Trust. The original Trust will then be deemed to distribute the Certificates in the new Trust to each of the Owners of Certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with those requirements due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal the Certificate's cost, increased by the share of Trust income allocable to such Certificate Owner with respect to such Certificates and decreased by any distributions received or losses allocated with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share (determined under Treasury Regulations) of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon a sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners based on the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect the purchaser's tax liability and tax basis) attributable to periods before the actual transaction.

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
         The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees.

         Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificate Owners must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         Except as provided otherwise in the relevant Prospective Supplement, the Depositor will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extension). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of



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the returns of the Certificate Owners, and, under certain circumstances, a
Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

         The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

         Taxation of Certain Foreign Certificate Owners. As used herein, the term "Non-United States Owner" means a Certificate Owner that is not a United States Person, as defined under "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting", above.

         It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

         Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income, including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Assuming that the Trust is determined not to be engaged in a U.S. trade or business, a Non-United States Owner might be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, such Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

         Such interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust (in the later case, such interest being properly characterized as a guaranteed payment under Section 707(c) of the Code). If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income (without any deductions or other allowances for costs and expenses incurred in producing such income), unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to such interest.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner



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fails to comply with certain identification procedures, unless the certificate owner is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE GRANTOR TRUSTS

         Characterization. In the case of a Grantor Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

         Taxation of Grantor Trust Certificateholders--General. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates", each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Base Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Base Assets (including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the Base Assets), and, subject to certain limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to Base Assets because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. A non-corporate Grantor Trust Certificateholder's share of expenses of the Trust would generally be "miscellaneous itemized deductions" and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of such Grantor Trust Certificateholder's adjusted gross income. A non-corporate Grantor Trust Certificateholder will be allowed no deduction for its share of the expenses of the Trust (other than interest) in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990 will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

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         The servicing compensation to be received by the Servicer might be questioned by the IRS with respect to certain Certificates or Base Assets as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Base Assets. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and therefore be subject to the original issue discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates", this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

         A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Base Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Base Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to a Base Assets is less than or greater than the portion of the stated redemption price at maturity of the Base Assets, the interest in the Base Assets will have been acquired at a discount or premium. See "--Market Discount" and "--Premium", below.

         The treatment of any discount on a Base Asset will depend on whether the discount represents original issue discount or market discount. It is not expected that any Base Assets will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above. However, in the case of Base Assets that constitute short-term Government Securities or short-term Private Label Custody Receipt Securities the rules set out above dealing with short-term obligations (see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if such obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.

         The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Base Asset is acquired.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Base Assets may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Base Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trust -- Tax Consequences to Note Owners -- Market Discount" above.

         Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Base Asset for an amount that is greater than the stated redemption price at maturity of such interest, such Grantor Trust Certificateholder will be considered to have purchased the interest in the Base Asset at a "premium" equal in amount to such excess. For a discussion of the rules applicable to premium, see "Owner Trusts -- Tax Consequences to Note Owners -- Amortizable Premium" above.

         Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates". In general, a Stripped Certificate will be subject to the stripped bond rules where there has



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been a separation of ownership of the right to receive some or all of the principal payments on a Base Asset from ownership of the right to receive some or all of the related interest payments. In general, where such separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the Base Asset is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for such right and the principal or interest payment to be received with respect to such right.

         Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount (see "--Taxation of Grantor Trust Certificateholders--General", above); (ii) if the Company or any other party retains a retained yield with respect to the Base Assets held by the Trust; (iii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Base Assets; or (iv) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

         The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

         Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinated class (with a relatively higher Certificate Interest Rate) and the other is a senior class (with a relatively lower Certificate Interest Rate), (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Certificateholders would deemed to have acquired the following assets: (i) the principal portion of each Base Asset plus a portion of the interest due on each Base Asset (the "Trust Stripped Bond"), and (ii) a portion of the interest due on each Base Asset equal to the difference between the Certificate Interest Rate on the Subordinate Certificates and the Certificate Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

         The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The



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Subordinate Certificateholders in the aggregate own both the Subordinate Class
Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

         Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Certificate Interest Rate and the portion of the Servicing Fee that does not constitute excess servicing may be treated as qualified stated interest.

         Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income. It is unclear whether a Subordinated Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons should be treated separately, or aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules. However, the Trustee intends to treat each Subordinate Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.

         If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Base Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

         Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount on the Base Assets that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that the amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate



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Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to an interest in a Base Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. See "--Market Discount" above. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Base Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium (including other Base Assets) that such Grantor Trust Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. See "-- Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments, the yield on which may be affected by reason of prepayments to be calculated taking into account the Prepayment Assumption and requiring such discount to be taken into income on the basis of a constant yield to maturity taking account of actual prepayments. The legislative history of the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on such debt instruments.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will be treated as a sale or exchange of the Grantor Trust Certificateholder's interest in the assets of the Grantor Trust and will result in gain or loss equal to the difference, if any, between the amount realized (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) and the owner's adjusted basis in those assets. Such adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced (but not below zero) by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which the interests in the assets of the Grantor Trust represented by the Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Depositor's Interest in accrued market discount not previously taken into income on underlying Base Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Non-United States Grantor Trust Certificate Owners. Amounts paid to Non-United States Persons (as defined above under "Owner Trusts--Tax Consequences to Certificate Owners--Taxation of Certain Foreign Certificate Owners) who are owners of Grantor Trust Certificates ("Non-United States Owners") will be treated as interest for purposes of United States withholding tax. Such interest attributable to the underlying Receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that such Owner (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Section 957 of the Code) related to, any of the issuers of the Base

Assets and (ii) fulfills certain certification and other requirements. Under these requirements, such Owner must certify, under penalty of perjury, that it is not a "United States person" (as defined above under "Owner Trusts-- Tax Consequences to Note Owners--Backup Withholding and Information Reporting") and must provide its name and address. If interest or gain is effectively connected to the conduct of a trade or business within the United States by such Owner, such owner will be subject to United States federal income tax thereon at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Base Assets with respect to which such payments are made, subject to certain transition rules. For further discussion, see "Owner Trusts - Tax Consequences to Note Owners - Taxation of Certain Foreign Note Owners" above.

         Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with certain identification procedures, unless such Owner is an exempt recipient under applicable provisions of the Code. See "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting," above.

MASTER TRUST

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

         In the case of a Master Trust, Federal Tax Counsel will deliver its opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Depositor (or the Seller) will be properly treated as the owner of the Base Assets for federal income tax purposes and, accordingly, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness of the Depositor (or the Seller) that is secured by the Base Assets.

         The Depositor (or the Seller) and Certificate Owners will express in the Agreement the intent that, for federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Certificates will be indebtedness of the Depositor (or the Seller) secured by the Base Assets. The Depositor (or the Seller), by entering into the Agreement, each Certificate holder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness of the Depositor (or the Seller) secured by the Base Assets for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. However, because different criteria are used in determining the non-tax accounting treatment of a transaction, the Seller is expected to treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Base Assets and not as creating a debt obligation of the Depositor (or the Seller).

         The economic substance of a transaction generally determines its federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Based on the advice of Federal Tax Counsel, the Depositor and the Seller believe that the rationale of those cases will not apply to this transaction.

         The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and, in the case of accounts receivable such as the Base Assets, whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Federal Tax Counsel will consider such factors in rendering its opinion that the Certificates will be properly characterized for federal income tax purposes as indebtedness of the Depositor (or the Seller) secured by the Base Assets. Contrary characterizations that could be asserted by the IRS are described under "Possible Characterization of the Arrangement as a Partnership or Association Taxable as a Corporation" below. Except as otherwise expressly indicated, the following discussion assumes that the Certificates are properly treated as debt obligations of the Depositor (or the Seller) for federal income tax purposes.

         Interest Income to Certificate Owners. It is anticipated that the Certificates will be issued at par value (or at an insubstantial discount from par value) and therefore, except as discussed below or in the applicable Prospectus Supplement, will not be issued with original issue discount.

         As discussed above under "Owner Trusts--Tax Consequences to Note Owners--Interest Income on the Notes" and "--Original Issue Discount", interest that constitutes "qualified stated interest" is includible in a Certificate Owner's income as ordinary interest income when it is received or accrued in accordance with the Certificate Owner's method of tax accounting. Interest that does not constitute "qualified stated interest" may be treated either as part of a Certificate's stated redemption price at maturity" (as described above under "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount") resulting in original issue discount, or be treated as contingent interest under the 1996 Contingent Debt Regulations.

         One requirement for treatment as "qualified stated interest" is that the interest be "unconditionally payable". Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. See "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount" above.

         Market Discount and Premium. A Certificate Owner who purchases a Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. See "Owner Trusts--Tax Consequences to Note Owners--Market Discount".

         If a Certificate is purchased by a Certificate Owner at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Certificate if an election under Section 171 of the Code is made or is previously in effect. See "Owner Trusts--Tax Consequences to Note Owners-- Amortizable Premium".

         Disposition of Certificates. If a Certificate is sold, exchanged or otherwise disposed of, a Certificate Owner generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Certificate Owner's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate generally will equal the cost of the Certificate to the Certificate Owner, increased by any original issue discount or market discount previously includible in the Certificate Owner's gross income, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificate Owner and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of a Certificate will generally be capital gain or loss if the Certificate is held by the Certificate Owner as a capital asset. Capital gain or loss will be long-term if the Certificate is held by the Certificate Owner for more than one year and otherwise will be short-term.

POSSIBLE CHARACTERIZATION OF THE ARRANGEMENT AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         Although, as described above, Federal Tax Counsel will deliver an opinion that the Certificates are properly characterized as debt of the Depositor (or the Seller) for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Certificates were not debt obligations of the Seller for federal income tax purposes, the arrangement among the Seller and the Certificate Owners might be classified for federal income tax purposes as either a partnership or as a publicly traded partnership taxable as a corporation.

         If the Certificates were treated as interests in a partnership, the partnership would probably be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, "interest" that is not "derived in the conduct of a financial or insurance business." If a deemed partnership between the Depositor (or the Seller) and the Certificate Owners were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax but each item of income, gain, loss, and deduction generated as a result of the ownership of the Base Assets by the partnership would be passed through to the Depositor (or the Seller) and the Certificate Owners as partners in such a partnership according to their respective interests therein.

         The income reportable by the Certificate Owners as partners could differ from the income reportable by the Certificate Owners as holders of debt obligations of the Depositor (or the Seller). For example, a cash basis Certificate Owner might be required to report income when it accrued to the partnership rather than when it is received by the Certificate Owner. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they, together with other miscellaneous itemized deductions, exceed two percent of the individual's adjusted gross income, and an individual Certificate Owner's deduction for such holder's share of expenses of the partnership would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates.

         If, alternatively, the arrangement created by the Agreement were treated as a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income from the Base Assets. Because neither the Seller nor the Depositor will provide any indemnity for income taxes, such a tax might result in reduced distributions to Certificate Owners and Certificate Owners might be liable for a share of such a tax. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of the distributions to Certificate Owners would generally be treated as dividend income to the Certificate Owners.

         Since the Seller will treat the Certificates as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

FOREIGN INVESTORS

         Taxation of Certain Foreign Note Owners. As used herein, the term "Non-United States Person" means any Person other than a "United States Person." A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such created or organized in or under the laws of the United States or any political subdivision thereof, an estate of income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which (i) a court within of de United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" means a Non-United States Person that is a Note Owner.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally proposed to be effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to be a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

         Subject to the discussion of backup withholding below, and assuming the Certificates represent debt obligations of the Depositor (or the Seller) for federal income tax purposes, Foreign Investors generally will not be subject to United States federal withholding tax with respect to payments of principal and interest on Certificates, provided that certain conditions are met. Under United States federal income tax law now in effect, payments of principal and interest (including original issue discount) with respect to a Certificate to any Foreign Investor will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Investor does not actually or constructively own 10% or more of the total combined voting power of all classes of equity of the Depositor (or the Seller),
(ii) such Investor is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Depositor (or the Seller) through equity ownership, (iii) such Investor is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the Foreign Investor certifies, under penalties of perjury, to the Depositor (or the Seller) or paying agent, as the case may be, that such Investor is a Foreign Investor and provides such Investor's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying Foreign Investor after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

         The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent will be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

         The 1997 Withholding Regulations also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with restated forms and standardize the period of time for which withholding agents can rely on such certifications.

         Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Certificates the interest on which is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Certificates will be described in the applicable Prospectus Supplement.

         If a Foreign Investor is engaged in a trade or business in the United States and interest (including original issue discount) on the Certificate is effectively connected with the conduct of such trade or business, the Foreign Investor, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Investor will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Certificate will be included in the earnings and profits of such Investor if such interest (including original issue discount) is effectively connected with the conduct by such Investor of a trade or business in the United States.

         Generally, any gain or income (other than that attributable to accrued interest or original issue discount) realized upon the sale, exchange, retirement or other disposition of a Certificate will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Foreign Investor or (ii) in the case of a Foreign Investor who is a nonresident alien individual, the Foreign Investor is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

         If the IRS were to contend successfully that the Certificates represent interests in a partnership (not taxable as a corporation), a Certificate Owner that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a corporation, and would be subject to withholding tax on its share of partnership income. If the Certificates were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% (or lower rate as provided by an applicable treaty), unless dividends are effectively connected with the holder's United States trade or business (in which case such dividends would be taxed at graduated rates applicable to U.S. persons). In either case, and assuming the Certificates are recharacterized as partnership interests, a Certificate Owner that is a nonresident alien, foreign corporation, foreign partnership or foreign estate or trust might be subject to federal income tax on any gain from the sale of the Certificates.

BACKUP WITHHOLDING

         Distributions made on the Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owners fails to comply with certain identification procedures, unless such Owner is an exempt recipient under applicable provisions of the Code.

         The 1997 Withholding Regulations alter the forgoing rules in certain respects. In particular, the 1997 Withholding Regulations provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

                   CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

         An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. Such consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the Securities as equity or debt or as an undivided interest in the underlying Base Assets under the laws of a jurisdiction.

         Generally the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In such case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to such tax solely because of their ownership of the Securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of such holder's ownership or disposition of Securities.

         Interest income (including original issue discount) earned on obligations of the United States Treasury Department and of certain government sponsored enterprises is generally exempt from state and local income taxation. Therefore, where a Grantor Trust holds Government Securities or Private Label Custody Receipt Securities as part of the Trust Property, interest income attributable to Government Security or Private Label Custody Receipt Security earned on Certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, certain states or localities may take a contrary position. Investors should consult their own tax advisors concerning exemptions from state and local income taxes.

         If some or all of the Securities are treated as equity interests in a partnership (not treated as a publicly traded partnership taxable as a corporation) for federal income tax purposes, such Securities generally should be treated as partnership interests for state and local income tax purposes. In such case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in such jurisdiction. However, if the state or local jurisdiction viewed such partnership as doing business in such jurisdiction, Security Owners would normally be subject to taxation in such jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with such jurisdiction. Furthermore, depending on the allocation and apportionment formula, if any, used by such jurisdiction, it is possible that Security Owners in such case may be subject to tax in such jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

         The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict the tax consequences to Note Owners and Certificate Owners in all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

         THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS
GENERAL

         Set forth below are certain consequences under ERISA and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of certain relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

         In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

         Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities, including the role that an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

         Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

Exempt Plans

         ERISA and Section 4975 of the Code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under such federal, state or other laws.


Ineligible Purchasers

         Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or
(ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause
(i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

Plan Assets

         It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related Base Assets to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. Those rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest therein if such interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides, with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply including the following: (i) the investment by all "benefit plan investors" is not "significant"; or (ii) the security issued by the entity is a "publicly offered security". The Prospectus Supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

         With respect to clause (i) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above under "General" as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in such entities by any of such plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee with respect to such assets and of "affiliates" of such persons (within the meaning of the DOL Regulation). Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exception.

         With respect to clause (ii) of the second preceding paragraph, a publicly offered security is one which is (a) "freely transferable", (b) part of a class of securities that is "widely held" and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

         The Prospectus Supplement will indicate if either of the exceptions set forth in the DOL Regulation (discussed above) apply. If neither exception is applicable, Securities which are Certificates will not be eligible to be purchased directly or indirectly for, or on behalf of, or with the assets of a Plan.

         Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Base Assets were deemed to be assets of a Plan. Under the DOL Regulation, the Base Assets would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the Trust fund and none of the exceptions contained in the DOL Regulation is applicable. The Prospectus Supplement will indicate whether the Notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulation.

         Without regard to whether the Notes are characterized as equity interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the Trustee, the Indentive Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Before purchasing any Securities, a Plan Fiduciary should consult with its counsel and determine whether there exists any prohibition to the acquisition and holding of such Securities. In particular, a Plan Fiduciary should determine whether a plan asset exception or prohibited transaction class exemption is applicable in the Plan's particular circumstances and whether the exception or exemption covers all potential prohibited transactions.

         Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in Securities are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that would not make the foregoing statements incorrect or incomplete.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR THE ISSUER, THE TRUSTEE, THE SERVICER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.


                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of such Series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each Class of Notes and Certificates, as the case may be, of the related Series set forth therein and in the related Prospectus Supplement.

         In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates, as the case may be, described therein that are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

         Each Prospectus Supplement will either (i) set forth the price at which each Class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

         Each Underwriting Agreement will provide that the related Seller will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any Class of Securities will be conditioned on the closing of the sale of all other such Classes under such Underwriting Agreement.

         The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

         If and to the extent required by applicable law or regulation, this Prospectus and the applicable Prospectus Supplements will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities of any Series will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York or such other counsel set forth in the Prospectus Supplement. Certain federal income tax and other matters will be passed upon for each Trust by Stroock & Stroock & Lavan LLP, New York, New York or such other counsel set forth in the Prospectus Supplement.

                 INDEX OF DEFINED TERMS
Accounts..................................................................
Accumulation Period.......................................................
Additional Accounts.......................................................
Additional Base Assets....................................................
Agreement.................................................................
Ancillary Arrangements....................................................
Base Assets...............................................................
Cash Collateral Account...................................................
Cash Collateral Guaranty..................................................
Cede    ..................................................................
CEDEL   ..................................................................
CEDEL Participants........................................................
Certificates..............................................................
Certificate Interest Rate.................................................
Certificateholders........................................................
Certificates..............................................................
Class   ..................................................................
Closing Date..............................................................
CODE    ..................................................................
Collateral Indebtedness Interests.........................................
Collection Account........................................................
Collection Period.........................................................
Commission................................................................
Controlled Accumulation Amount............................................
Controlled Amortization Amount............................................
Controlled Amortization Period............................................
Controlled Deposit Amount.................................................
Controlled Distribution Amount............................................
Credit Enhancement........................................................
Credit Enhancer...........................................................
Date of Processing........................................................
Defaulted Amount..........................................................
Deficit Controlled Accumulation Amount....................................
Deficit Controlled Amortization Amount....................................
Definitive Certificates...................................................
Definitive Notes..........................................................
Definitive Securities.....................................................
Depositaries..............................................................
Depositor.................................................................
Depositor's Certificate...................................................
Depositor's Interest......................................................
Distribution Date.........................................................
DTC      .................................................................
Eligible Institution......................................................
Eligible Investments......................................................
Eligible Servicer.........................................................
Enhancement Invested Amount...............................................

ERISA   ..................................................................
Euroclear.................................................................
Euroclear Operator........................................................
Euroclear Participants....................................................
Exchange Act..............................................................
Expected Final Payment Date...............................................
FDIC    ..................................................................
Federal Tax Counsel.......................................................
Final Scheduled Payment Date..............................................
Finance Charge Receivables................................................
FIRREA  ..................................................................
Floating Allocation Percentage............................................
Foreign Investor..........................................................
Funding Account...........................................................
GAO      .................................................................
Government Securities.....................................................
Grantor Trust.............................................................
Holders ..................................................................
Indenture.................................................................
Indenture Trustee.........................................................
Indirect Participants.....................................................
Initial Accounts..........................................................
Insolvency Event..........................................................
Interchange...............................................................
Interest Funding Account..................................................
Invested Amount...........................................................
Investment Earnings.......................................................
IRS      .................................................................
Moody's ..................................................................
Net Portfolio Yield.......................................................
Non-United States Holder..................................................
Non-United States Owner...................................................
Note Interest Rate........................................................
Noteholders...............................................................
Notes   ..................................................................
OID Regulations...........................................................
Owner Trust...............................................................
Paired Series.............................................................
Participations............................................................
Pay Out Events............................................................
Paying Agent..............................................................
Payment Account...........................................................
Payment Date..............................................................
Plan    ..................................................................
Pooling and Servicing Agreement...........................................
Portfolio Yield...........................................................
Prepayment Assumption.....................................................
Pre-Funded Amount.........................................................
Pre-Funding Account.......................................................

Principal Allocation Percentage...........................................
Principal Commencement Date...............................................
Principal Funding Account.................................................
Principal Receivables.....................................................
Prior Series..............................................................
Private Label Custody Receipt Security ...................................
Prospectus................................................................
Prospectus Supplement.....................................................
Rapid Amortization Period.................................................
Rating Agency.............................................................
Receivables...............................................................
Receivables Pooling Certificates..........................................
Registrar.................................................................
Related Documents.........................................................
Removed Accounts..........................................................
Repurchase Amount.........................................................
Reserve Account...........................................................
Revolving Period..........................................................
S&P      .................................................................
Securities................................................................
Securityholders...........................................................
Seller....................................................................
Series....................................................................
Series Cut-Off Date.......................................................
Series Enhancement........................................................
Series Termination Date...................................................
Servicer..................................................................
Servicer Default..........................................................
Servicing Fee.............................................................
Shortfall Amount..........................................................
Special Payment Date......................................................
Spread Account............................................................
Strip Certificates........................................................
Subordinate Certificates..................................................
Subordinate Class Percentage..............................................
Supplement................................................................
TIN      .................................................................
Transfer Agent............................................................
Trust Accounts............................................................
Trust Agreement...........................................................
Trust Stripped Bond.......................................................
Trust Stripped Coupon.....................................................
Trustee ..................................................................
UCC      .................................................................
Underwriting Agreements...................................................
WALTR Backed Certificate..................................................
WALTR Backed Notes........................................................
WALTR Backed Securities...................................................
WALTR Issuer..............................................................

WALTR Servicer............................................................
WALTR Trust...............................................................
WALTR Trustee.............................................................
Yield Calculation.........................................................
Yield Factor..............................................................

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book entry form. Unless otherwise specified in a Prospectus Supplement for a Series, investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets.
Initial settlement and all secondary trades will settle in same day funds.

         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

         Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will he held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desire value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) in the calendar year in which the payment is made or collected or in either of the preceding two calendar years.

         Exemption for non-U.S. persons with effectively connected income (Form4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) annually.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) every three years. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

         Exemption for U.S. persons (Form W-9). U.S. persons should file a FormW-9 (Request for Taxpayer Identification Number and Certification) in order to avoid backup withholding (see "Material Federal Income Tax Consequences -- Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting", above).

         U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one taxable year.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the documentation required from non-U.S. persons holding Global Securities. The 1997 Withholding Regulations are generally proposed to be effective for payments after December 31, 1998, regardless of the issue date of the Global Security with respect to which such payments are made, subject to certain transition rules. The 1997 Withholding Regulations will replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed above) with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. Prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

         This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR CREDIT SUISSE FIRST BOSTON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT

THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

Table of Contents
Prospectus Supplement

         PROSPECTUS

                                                              PAGE

Prospectus Supplement....................................................
Reports to Securityholders...............................................
Available Information....................................................
Incorporation of Certain Documents by Reference..........................
Summary of Terms.........................................................
Risk Factors.............................................................
The Trusts...............................................................
The Receivables Pools....................................................
The Collateral Certificates..............................................
The Government Securities................................................
Private Table Custody Receipt Securities
Weighted Average Life of the Securities..................................
Pool Factors and Trading Information.....................................
The Seller and the Servicer..............................................
Use of Proceeds..........................................................
Description of the Notes.................................................
Description of the Certificates..........................................
Certain Information Regarding the Securities.............................
Description of the Transfer and Servicing Agreements.....................
Certain Legal Aspects of the Receivables.................................
Certain Federal Income Tax Consequences..................................
State and Local Tax Considerations.......................................
ERISA Considerations.....................................................
Plan of Distribution.....................................................
Legal Matters............................................................

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their to their unsold allotments of subscriptions.

                                     PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:



         Registration Fee                         $1,112,017
         Printing and Engraving Expenses             960,000
         Trustee's Fees and Expenses                 320,000
         Legal Fees and Expenses                   1,200,000
         Accountant's Fees and Expenses              640,000
         Rating Agency Fees                        1,280,000
         Miscellaneous                               187,983

         Total                                     5,700,000



* A registration fee previously was paid in connection with the registration of securities in the amount of $1,081,510,000 that were previously registered by registration statement Nos. 33-10125, 33-17232 and 333-365. Such Securities are being carried forward in connection with this Registration Statement.


Item 16.  Exhibits
         --------
1.1      Form of Underwriting Agreement.*

3.1      Restated Certificate of Incorporation of Asset Backed Securities
         Corporation*

4.1.1    Form of Indenture.  (Owner Trust, Fixed Rate Notes, Auto Receivables)*

4.1.2    Form of Indenture.  (Owner Trust, Fixed Rate Notes, Auto Securities)*

4.1.3 Form of Indenture. (Owner Trust, Fixed/Floating Rate Notes, Credit Card Securities)*

4.2.1 Form of Pooling and Servicing Agreement. (Grantor Trust, Fixed Rate Certificates, Auto Receivables)*

4.2.2 Form of Master Pooling and Servicing Agreement. (Master Trust, Credit Card Receivables)*

4.2.3    Form of Standard Terms and Conditions of Pooling and Servicing.

         (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*

4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.6 Form of Pooling and Servicing Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*


4.2.7    Form of Master Pooling and Servicing Agreement (Dealer Floorplan)***


4.3.1 Form of Series Supplement to Pooling and Servicing Agreement. (Master Trust, Credit Card Receivables)*

4.3.2 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*

4.3.3 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*

4.3.4 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*

4.3.5 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)*

4.3.6 Form of Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*


4.3.7 Form of Series Supplement to Pooling and Servicing Agreement (Dealer Floorplan)***


4.4.1    Form of Trust Agreement.  (Owner Trust, Auto Receivables)*

4.4.2    Form of Trust Agreement.  (Owner Trust, Auto Securities)*

4.4.3    Form of Trust Agreement.  (Grantor Trust, Auto Securities)*

4.4.4    Form of Trust Agreement.  (Owner Trust, Credit Card Securities)*

4.4.5    Form of Trust Agreement.  (Grantor Trust, Credit Card Securities)*

4.4.6 Form of Deposit Trust Agreement. (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*


5.1      Opinion of Stroock & Stroock & Lavan LLP as to securities offered***

8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters. (included in Exhibit 5.1)***


10.1.1   Form of Receivables Purchase Agreement.  (Auto Loan Receivables)*

10.1.2   Form of Receivables Purchase Agreement.  (Credit Card Receivables)*

10.1.3   Form of Master Seller's Warranty and Servicing Agreement.  (Mortgage
         Loans)*

10.2.1   Form of Sale and Servicing Agreement.  (Owner Trust, Auto Loan
         Receivables)*


23.1     Consent of Stroock & Stroock & Lavan LLP. (included in Exhibits
         5.1 and 8.1)***



24.1 Powers of Attorney of directors and officers of Asset Backed Securities Corporation. (included in the signature pages to this Registration Statement)***


25.1     Statement of Eligibility and Qualification of Indenture Trustee**


99.1 Form of Prospectus Supplement. (Owner Trust, Fixed Rate Notes and Certificates, Auto Receivables)***



99.2 Form of Prospectus Supplement. (Grantor Trust, Fixed Rate Certificates, Auto Receivables)***



99.3 Form of Prospectus Supplement. (Grantor Trust, Fixed Rate Certificates, Auto Securities)***



99.4 Form of Prospectus Supplement. (Owner Trust, Fixed Rate Notes and Certificates, Auto Securities)***



99.5     Form of Prospectus Supplement. (Grantor Trust/REMIC, Mortgage Loans)***



99.6 Form of Prospectus Supplement. (REMIC, Fixed Rate Certificates, Mortgage Loans)***



99.7 Form of Prospectus Supplement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)***



99.8 Form of Prospectus Supplement. (Grantor Trust, Principal Only/Interest Only Certificates, Mortgage Loans)***



99.9 Form of Prospectus Supplement. (Grantor Trust/REMIC, Fixed Rate Certificates, Manufactured Housing Contracts)***



99.10 Form of Prospectus Supplement. (REMIC, Variable Rate Certificates, Adjustable Rate Mortgage Loans)***

99.11 Form of Prospectus Supplement. (Grantor Trust/REMIC, Floating Rate Certificates, Mortgage Certificates)***



99.12 Form of Prospectus Supplement. (Master Trust, Fixed/Floating Rate Certificates, Credit Card Receivables)***



99.13 Form of Prospectus Supplement. (Owner Trust, Fixed/Floating Rate Notes and Certificates, Credit Card Securities)***



99.14 Form of Prospectus Supplement. (Grantor Trust, Fixed/Floating Rate Certificates, Credit Card Securities) ***



99.15    Form of Prospectus Supplement. (Dealer
         Floorplan)***


*    Incorporated by reference to Registration Statement No. 333-365.

**   To be filed following the effectiveness of the Registration Statement.


***  Previously filed


Item 17.  Undertakings


         (a) As to the Qualification of Trust Indentures under the Trust Indenture Act of 1939: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of October 1998.

                                          Asset Backed Securities Corporation


                                          By: /s/ Erik A. Falk
                                              ----------------------------
                                              Name: Erik A. Falk
                                              Title: Vice President

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated

Signature                 Title                               Date


      *                   Director                            October 20, 1998
----------------
Gina Hubbell


      *                   Director                            October 20, 1998
----------------
Lee Olesky


      *                   President, Chief Executive          October 20, 1998
----------------          Officer and Director
Scott Ulm                 (Principal Executive Officer)


      *                   Vice President and Controller       October 20, 1998
-------------------       (Principal Accounting Officer)
Thomas Zingalli


By: /s/ Erik A. Falk
   ----------------
   Erik A. Falk
   Attorney-in-Fact

                                  EXHIBIT INDEX
                                                                     Page Number
Item 16.  Exhibits

1.1      Form of Underwriting Agreement.*

3.1      Restated Certificate of Incorporation of Asset Backed Securities
         Corporation*

4.1.1    Form of Indenture.  (Owner Trust, Fixed Rate Notes, Auto Receivables)*

4.1.2    Form of Indenture.  (Owner Trust, Fixed Rate Notes, Auto Securities)*

4.1.3 Form of Indenture. (Owner Trust, Fixed/Floating Rate Notes, Credit Card Securities)*

4.2.1 Form of Pooling and Servicing Agreement. (Grantor Trust, Fixed Rate Certificates, Auto Receivables)*

4.2.2 Form of Master Pooling and Servicing Agreement. (Master Trust, Credit Card Receivables)*

4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing. (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*

4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.6 Form of Pooling and Servicing Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*


4.2.7    Form of Master Pooling and Servicing Agreement.  (Dealer Floorplan)***


4.3.1 Form of Series Supplement to Pooling and Servicing Agreement. (Master Trust, Credit Card Receivables)*

4.3.2 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*

4.3.3 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*

4.3.4 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*

4.3.5 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)*

4.3.6 Form of Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*


4.3.7 Form of Series Supplement to Pooling and Servicing Agreement. (Dealer Floorplan)***


4.4.1    Form of Trust Agreement.  (Owner Trust, Auto Receivables)*

4.4.2    Form of Trust Agreement.  (Owner Trust, Auto Securities)*

4.4.3    Form of Trust Agreement.  (Grantor Trust, Auto Securities)*

4.4.4    Form of Trust Agreement.  (Owner Trust, Credit Card Securities)*

4.4.5    Form of Trust Agreement.  (Grantor Trust, Credit Card Securities)*

4.4.6 Form of Deposit Trust Agreement. (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*


5.1      Opinion of Stroock & Stroock & Lavan LLP as to securities offered***



8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters. (included in Exhibit 5.1)***


10.1.1   Form of Receivables Purchase Agreement.  (Auto Loan Receivables)*

10.1.2   Form of Receivables Purchase Agreement.  (Credit Card Receivables)*

10.1.3   Form of Master Seller's Warranty and Servicing Agreement.  (Mortgage
         Loans)*

10.2.1   Form of Sale and Servicing Agreement.  (Owner Trust, Auto Loan
         Receivables)*


23.1 Consent of Stroock & Stroock & Lavan LLP. (included in Exhibits 5.1 and 8.1)***



24.1 Powers of Attorney of directors and officers of Asset Backed Securities Corporation. (included in the signature pages to this Registration Statement)***


25.1     Statement of Eligibility and Qualification of Indenture Trustee**


99.1 Form of Prospectus Supplement. (Owner Trust, Fixed Rate Notes and Certificates, Auto Receivables)***



99.2 Form of Prospectus Supplement. (Grantor Trust, Fixed Rate Certificates, Auto Receivables)***

99.3 Form of Prospectus Supplement. (Grantor Trust, Fixed Rate Certificates, Auto Securities)***



99.4 Form of Prospectus Supplement. (Owner Trust, Fixed Rate Notes and Certificates, Auto Securities)***



99.5     Form of Prospectus Supplement.  (Grantor Trust/REMIC, Mortgage
         Loans)***



99.6 Form of Prospectus Supplement. (REMIC, Fixed Rate Certificates, Mortgage Loans)***



99.7 Form of Prospectus Supplement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)***



99.8 Form of Prospectus Supplement. (Grantor Trust, Principal Only/Interest Only Certificates, Mortgage Loans)***



99.9 Form of Prospectus Supplement. (Grantor Trust/REMIC, Fixed Rate Certificates, Manufactured Housing Contracts)***



99.10 Form of Prospectus Supplement. (REMIC, Variable Rate Certificates, Adjustable Rate Mortgage Loans)***



99.11 Form of Prospectus Supplement. (Grantor Trust/REMIC, Floating Rate Certificates, Mortgage Certificates)***



99.12 Form of Prospectus Supplement. (Master Trust, Fixed/Floating Rate Certificates, Credit Card Receivables)***



99.13 Form of Prospectus Supplement. (Owner Trust, Fixed/Floating Rate Notes and Certificates, Credit Card Securities)***



99.14 Form of Prospectus Supplement. (Grantor Trust, Fixed/Floating Rate Certificates, Credit Card Securities)***



99.15    Form of Prospectus Supplement.  (Dealer Floorplan)***



*    Incorporated by reference to Registration Statement No. 333-365.

**   To be filed following the effectiveness of the Registration Statement.

***  Previously filed